Exhibit 10.1

Loan Number: 1001642-1

Execution Version

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of April 16, 2024

by and among

NNN REIT, INC.,

as Borrower,

The financial institutions party hereto

and their assignees under Section 12.6.,

as Lenders,

WELLS FARGO Bank, National Association,

as Administrative Agent,

BANK OF AMERICA, N.A.,

as Syndication Agent,

Each of

WELLS FARGO SECURITIES, LLC

and

BOFA SECURITIES, INC.,

as Joint Lead Arrangers and Joint Bookrunners,

Each of

TRUIST SECURITIES, INC.

PNC CAPITAL MARKETS LLC

U.S. BANK NATIONAL ASSOCIATION

ROYAL BANK OF CANADA

and

TD BANK, N.A.,

as Joint Lead Arrangers

and

Each of

TRUIST BANK

PNC BANK, NATIONAL ASSOCIATION

U.S. BANK NATIONAL ASSOCIATION

ROYAL BANK OF CANADA

and

TD BANK, N.A.,

as Documentation Agents

- ii -

- iii -

SCHEDULE I	Commitments
SCHEDULE 1.1(A)	Existing Letters of Credit
SCHEDULE 1.1.(B)	List of Loan Parties
SCHEDULE 6.1.(b)	Ownership Structure
SCHEDULE 6.1.(f)	Properties
SCHEDULE 6.1.(g)	Indebtedness and Guaranties; Total Liabilities
SCHEDULE 6.1.(h)	Litigation
SCHEDULE 6.1(r)	Affiliate Transactions
SCHEDULE 6.1(x)	Unencumbered Assets

EXHIBIT A	Form of Assignment and Assumption Agreement
EXHIBIT B	Form of Guaranty
EXHIBIT C	Form of Notice of Borrowing
EXHIBIT D	Form of Notice of Continuation
EXHIBIT E	Form of Notice of Conversion
EXHIBIT G	Form of Disbursement Instruction Agreement
EXHIBIT H	Form of Revolving Note
EXHIBIT K	Form of Compliance Certificate
EXHIBIT N	Forms of U.S. Tax Compliance Certificates

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THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of April 16, 2024, by and among NNN REIT, INC. (formerly known as National Retail Properties, Inc.), a corporation formed under the laws of the State of Maryland (the “Borrower”), each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.6. (the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION (“Administrative Agent”), WELLS FARGO SECURITIES, LLC and BOFA SECURITIES, INC., as Joint Lead Arrangers and Joint Bookrunners, BANK OF AMERICA, N.A., as the Syndication Agent (the “Syndication Agent”), each of TRUIST SECURITIES, INC., PNC CAPITAL MARKETS LLC, U.S. BANK NATIONAL ASSOCIATION, ROYAL BANK OF CANADA and TD BANK, N.A., as Joint Lead Arrangers, each of TRUIST BANK, PNC BANK, NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION, ROYAL BANK OF CANADA and TD BANK, N.A., as Documentation Agents and WELLS FARGO SECURITIES, LLC, as Sustainability Structuring Agent.

WHEREAS, certain of the Lenders and other financial institutions (who were “Lenders” under the Existing Credit Agreement) have made available to Borrower a revolving credit facility in the amount of $1,100,000,000, including a $60,000,000 letter of credit subfacility on the terms and conditions contained in that certain Second Amended and Restated Credit Agreement dated as of June 23, 2021 (as amended and in effect immediately prior to the date hereof, the “Existing Credit Agreement”) by and among the Borrower, such Lenders, certain other financial institutions (who were “Lenders” under the Existing Credit Agreement), the Administrative Agent and the other parties thereto; and

WHEREAS, the Administrative Agent and the Lenders desire to amend and restate the terms of the Existing Credit Agreement to extend the maturity date, increase the revolving credit facility to $1,200,000,000, reduce the letter of credit subfacility to $10,000,000 and otherwise make such modifications to the terms contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree that the Existing Credit Agreement is amended and restated in its entirety as follows:

Article I. Definitions

Section 1.1. Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Additional Costs” has the meaning given that term in Section 4.1.(b).

“Adjusted Daily Simple SOFR” means, for any day (a “Simple SOFR Rate Day”), a rate per annum equal to the greater of (a) the sum of (i) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (A) if such Simple SOFR Rate Day is a U.S. Government Securities Business Day, such Simple SOFR Rate Day or (B) if such Simple SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such Simple SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Adjusted Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple SOFR for no more than three (3) consecutive Simple SOFR Rate Days and (ii) the SOFR Adjustment and (b) the Floor. Any change in Adjusted Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means Wells Fargo Bank, National Association, as contractual representative for the Issuing Bank and the Lenders under the terms of this Agreement, or any successor Administrative Agent appointed pursuant to Section 11.8.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified; provided, however, in no event shall the Administrative Agent, the Issuing Bank or any Lender or any of their respective Affiliates be an Affiliate of the Borrower. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement Date” means the date as of which this Agreement is dated.

“Announcements” has the meaning assigned thereto in Section 1.4.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower and its Subsidiaries from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to the Borrower and its Subsidiaries related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the USA Patriot Act (Title III of Pub. L. 107-56) and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of any Governmental Authority, including all orders and decrees of all courts, tribunals and arbitrators.

“Applicable Margin” means the percentage per annum determined, at any time, based on the range into which the Borrower’s Credit Rating then falls, in accordance with the levels in the table set forth below (each a “Level”). As of the Effective Date, the Applicable Margin is determined based on Level 2. Any change in the Borrower’s Credit Rating which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with Section 8.4.(m) that the Borrower’s Credit Rating has changed; provided, however, if the Borrower has not delivered the notice required by Section 8.4.(m) but the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed, then the Administrative Agent may, in its sole discretion, adjust the Level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed. The Borrower shall have not less than two Credit Ratings at all times, one of which shall be from S&P or Moody's. In the event that the Borrower receives only two Credit Ratings, and such Credit Ratings are not equivalent, the Applicable Margin shall be the higher of the two Credit Ratings. In the event that Borrower receives more than two Credit Ratings, and such Credit Ratings are not all equivalent, the Applicable Margin shall be (A) if the difference between the highest and the lowest such Credit Ratings is one ratings category (e.g. Baa2 by Moody's and BBB- by S&P or Fitch), the Applicable Margin shall be the rate per annum that would be applicable if the highest of the Credit Ratings were used; and (B) if the difference between the highest and the lowest such Credit Ratings is two ratings categories (e.g. Baal by Moody's and BBB- by S&P or Fitch) or more, the Applicable Margin shall be the rate per annum that would be applicable if the average of the two highest Credit Ratings were used, provided that if such average is not a recognized rating category (i.e., the difference between the Credit Ratings is an even number of ratings categories), then the Applicable Margin shall be based on the lower of the two highest Credit Ratings. During any period in which the Borrower does not have at least two Credit Ratings or at least one Credit Rating is not from S&P or Moody’s, the Applicable Margin shall be determined based on Level 5.

Level	Borrower's Credit Rating (S&P/Moody's or equivalent)	Applicable Margin for SOFR Loans	Applicable Margin for Base Rate Loans
1	A-/A3 (or equivalent) or better	0.725%	0.00%
2	BBB+/Baa1 (or equivalent)	0.775%	0.00%
3	BBB/Baa2 (or equivalent)	0.850%	0.00%
4	BBB-/Baa3 (or equivalent)	1.05%	0.05%
5	Lower than BBB-/Baa3 (or equivalent)	1.40%	0.40%

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Assignee” has the meaning given that term in Section 12.6.(c).

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement among a Lender, an Assignee and the Administrative Agent, substantially in the form of Exhibit A.

“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.2.(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.

“Bankruptcy Proceeding” means a case, proceeding or condition of any of the types described in Section 10.1.(f) or (g).

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) Adjusted Daily Simple SOFR on such day plus 1.00%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Adjusted Daily Simple SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Adjusted Daily Simple SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Base Rate be less than 1.00%.

“Base Rate Loan” means a Revolving Loan bearing interest at a rate based on the Base Rate.

“Benchmark” means, initially, Adjusted Daily Simple SOFR or Adjusted Term SOFR, as applicable; provided that if a Benchmark Transition Event has occurred with respect to Adjusted Daily Simple SOFR or Adjusted Term SOFR, as applicable, or the applicable then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.2.(b)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to such then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such

Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor (if applicable), the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor (if applicable) of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if the applicable then-current Benchmark has any Available Tenors, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors (if applicable)of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors (if applicable) of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if the applicable then-current Benchmark has any Available Tenors, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.2.(b) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.2.(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and permitted assigns.

“Business Day” means any day that (a) is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed and (b) is not a day on which commercial banks in Charlotte, North Carolina are closed.

“Capitalization Rate” means 7.00%.

“Capitalized Lease Obligation” means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Bank or the Lenders, as collateral for Letter of Credit Liabilities or obligations of Lenders to fund participations in respect of Letter of Credit Liabilities, cash or deposit account balances or, if the Administrative Agent and the Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000.00 and which bank or its holding company has a short‑term commercial paper rating of at least A‑2 or the equivalent by S&P or at least P‑2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than 7 days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A‑2 or the equivalent thereof by S&P or at least P‑2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000.00 and at least 85.0% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Collateral Account” means a special deposit account maintained by the Administrative Agent and under its sole dominion and control.

“Commitment” means, as to each Lender, such Lender’s obligation (a) to make Revolving Loans pursuant to Section 2.1. and (b) to issue (in the case of the Lender then acting as Issuing Bank) or participate in (in the case of the other Lenders) Letters of Credit pursuant to Section 2.3.(a) and 2.3.(i), respectively (but in the case of the Lender acting as the Issuing Bank excluding the aggregate amount of participations in the Letters of Credit held by the other Lenders), collectively, in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule I hereto as such Lender’s “Commitment Amount” or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be reduced from time to time pursuant to Section 2.13. or increased or reduced as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 12.6.

“Commitment Percentage” means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Commitment Percentage” of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” has the meaning given that term in Section 8.3.

“Conforming Changes” means, with respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 4.4. and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Construction Budget” means the fully budgeted costs associated with the acquisition and construction of real property (including, but not limited to, the cost of acquiring such real property) as reasonably determined by the Borrower in good faith.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a Term SOFR Loan from one Interest Period to another Interest Period pursuant to Section 2.8.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.9.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the Conversion of a Loan, (c) the Continuation of a Term SOFR Loan and (d) the issuance of a Letter of Credit.

“Credit Rating” means the rating assigned by a Rating Agency to the senior unsecured long term indebtedness of a Person.

“Daily Simple SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Daily Simple SOFR (other than pursuant to the Adjusted Daily Simple SOFR component of the definition of “Base Rate”).

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 10.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” means, subject to Section 3.10.(f), any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within 2 Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.10.(f)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank and each Lender.

“Derivatives Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such

Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Administrative Agent or any Lender).

“Disbursement Instruction Agreement” means an agreement substantially in the form of Exhibit G to be executed and delivered by the Borrower, as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.

“Dollars” or “$” means the lawful currency of the United States of America.

“EBITDA” means, with respect to a Person for any period (without duplication): (a) net income (loss) (prior to Preferred Dividends and minority interests) of such Person for such period determined on a consolidated basis, in accordance with GAAP, exclusive of the following (but only to the extent included in determination of such net income (loss)): (i) depreciation and amortization expense and other non-cash charges; (ii) Interest Expense (without giving effect to clause (c) of the definition thereof); (iii) income tax expense or benefit; (iv) asset impairment and restructuring charges; (v) gains and losses from the extinguishment of debt and interest rate hedges, and (vi) extraordinary or non-recurring gains and losses (but excluding lost revenues), including without limitation, gains and losses from the sale of Properties; plus (b) such Person’s pro rata share of EBITDA of its Unconsolidated Affiliates. EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to Statement of the Financial Accounting Standards No. 141 and include any principal component of payments received under Finance Leases.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

“Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled or waived in writing by the Requisite Lenders.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) approved by (i) the Administrative Agent and (ii) unless a Default or Event of Default exists, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries or a Defaulting Lender.

“Eligible Mortgage Note Receivable” means a promissory note which satisfies all of the following requirements: (a) such promissory note is owned solely by the Borrower or a Wholly Owned Subsidiary;

(b) such promissory note is secured by a first priority Mortgage; (c) neither such promissory note, nor any interest of the Borrower or such Subsidiary therein, is subject to (i) any Lien other than Permitted Liens of the types described in clauses (a) through (c) of the definition thereof or (ii) any Negative Pledge; (d) the real property subject to such Mortgage is not subject to any other Lien other than Permitted Liens of the types described in clauses (a) through (c) of the definition thereof; (e) the real property subject to such Mortgage is free of all structural defects, environmental conditions or other adverse matters except for defects, conditions or matters individually or collectively which are not material to the profitable operation of such real property; (f) such real property is occupied and is in operation (or will be in operation after the completion of construction (which is otherwise permitted hereunder) with respect to such real property); (g) any required principal, interest or other payment due under such promissory note is not more than 60 days past due; and (h) there exists no default or event of default under such promissory note.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean‑up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency, any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means any issuance or sale by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice or the receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), in reorganization (within the meaning of Section 4241 of ERISA), or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of any Lien in favor of the PBGC under Title IV of ERISA; or (j) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).

“ERISA Group” means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Erroneous Payment” has the meaning assigned thereto in Section 11.10(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 11.10(d).

“Erroneous Payment Impacted Class” has the meaning assigned thereto in Section 11.10(d).

“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 11.10(d).

“ESG” has the meaning assigned to it in Section 12.7(f).

“ESG Applicable Rate Adjustments” has the meaning assigned to it in Section 12.7(f).

“ESG Pricing Provisions” has the meaning assigned to it in Section 12.7(f).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means any of the events specified in Section 10.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Excluded Asset” means either a lease by the Borrower or any Subsidiary, as lessor, of a real property asset, or a promissory note held by the Borrower or any Subsidiary which is secured by a Mortgage on real property, in either case where (a) any required base rental payment, or principal or interest payment, as the case may be, is more than 60 days past due or (b) in the case of a lease wherein the tenant is the subject of a Bankruptcy Proceeding, such lease has been rejected in bankruptcy; provided that assets with respect to real property subject to a lease rejected in bankruptcy shall cease to be considered Excluded Assets once such real property has been re-leased to a third-party which is not otherwise subject to clause (a) or (b) above.

“Excluded Subsidiary” means any Subsidiary (a) either (i) holding title to assets which are or are to become collateral for any Secured Indebtedness of such Subsidiary which is prohibited from Guarantying the Indebtedness of any other Person pursuant to (x) any document, instrument or agreement evidencing such Secured Indebtedness or (y) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness or (ii) that is not a Wholly Owned Subsidiary and cannot become a party to the Guaranty without violating terms of its articles of incorporation, operating agreement, partnership agreement, declaration of trust, shareholders agreement, member agreement or other similar organizational document, which terms expressly prohibit such Subsidiary from providing Guarantees of Indebtedness of any other Person and (b) for which none of the Borrower, any Subsidiary (other than another Excluded Subsidiary) or any other Loan Party has Guaranteed any of the Indebtedness of such Subsidiary (except for guarantees of customary exceptions for fraud, misapplication of funds, environmental indemnities and other similar exceptions to non-recourse liability (but not exceptions relating to bankruptcy, insolvency, receivership or other similar events)) or has any direct obligation to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve any specified levels of operating results. A Subsidiary shall remain an Excluded Subsidiary for so long as (A) the above requirements are satisfied and (B) such Subsidiary does not Guarantee any Indebtedness of any Person (other than another Excluded Subsidiary).

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Loan Party for or the Guarantee of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the Guarantee of such Loan Party or the grant of such Lien becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Loan Party, including under Section 31 of the Guaranty). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or Lien is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 4.5.) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.10., amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10. (g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning given in the recitals hereto.

“Existing Letters of Credit” means each of the letters of credit issued by the Issuing Banks under the Existing Credit Agreement and described on Schedule 1.1(A).

“Facility Fee” means the percentage set forth in the table below corresponding to the Level at which the “Applicable Margin” is determined in accordance with the definition thereof:

Level	Facility Fee
1	0.125%
2	0.150%
3	0.200%
4	0.250%
5	0.300%

Any change in the applicable Level at which the Applicable Margin is determined shall result in a corresponding and simultaneous change in the Facility Fee.

“Fair Market Value” means, with respect to (a) a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FCA” has the meaning assigned thereto in Section 1.4.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. If the Federal Funds Rate determined as provided above would be less than zero, the Federal Funds Rate shall be deemed to be zero.

“Fee Letter” means, collectively, (a) that certain fee letter dated as of February 28, 2024, by and among the Borrower, the Administrative Agent and the other parties thereto, and (b) those certain other fee letters between the Borrower and the other Joint Lead Arrangers executed and delivered in connection herewith.

“Fees” means the fees and commissions provided for or referred to in Section 3.6. and any other fees payable by the Borrower hereunder, under any other Loan Document or under the Fee Letter.

“Finance Lease” means a lease of a real property asset which would be categorized as a capital lease under GAAP.

“Fitch” means Fitch, Inc. and its successors.

“Fixed Charges” means, for any period, the sum of (a) Interest Expense for such period, (b) all regularly scheduled principal payments made with respect to Indebtedness of the Borrower and its Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full, and (c) all Preferred Dividends paid during such period. The Borrower’s pro rata share of the Fixed Charges of Unconsolidated Affiliates of the Borrower shall be included in determinations of Fixed Charges.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Issuing Bank, such Defaulting Lender’s Commitment Percentage of the outstanding Letter of Credit Liabilities other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof,.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi‑governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Gross Lease Revenues” means, for a given period, the aggregate gross revenue and tenant reimbursements of the Borrower and its Subsidiaries from leases of real property assets, (a) excluding with respect to such leases that are not Finance Leases, straight line rent adjustments (reported in the consolidated financial statements of the Borrower and its Subsidiaries for purposes of GAAP) in respect of such leases for such period, and (b) including the principal component of all payments actually received in respect of Finance Leases during such period. The Borrower’s pro rata share of the aggregate gross revenue from leases of real property assets of any Unconsolidated Affiliate of the Borrower shall be included.

“Guaranteed Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Loan Party under any Specified Derivatives Contract (other than any Excluded Swap Obligation).

“Guarantor” means any Person that is a party to the Guaranty as a “Guarantor”.

“Guaranty”, “Guaranteed”, “Guarantying” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit (including Letters of Credit), or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the Guaranty to which the Guarantors are parties substantially in the form of Exhibit B.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“IBA” has the meaning assigned thereto in Section 1.4.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed; (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (f) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily

Redeemable Stock)); (g) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (h) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities and other similar exceptions to non-recourse liability (but not exceptions relating to bankruptcy, insolvency, receivership or other similar events)); (i) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (j) such Person’s pro rata share of the Indebtedness of any Unconsolidated Affiliate of such Person. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person’s pro rata share of the ownership of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person’s pro rata portion of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person). All Loans and Letter of Credit Liabilities shall constitute Indebtedness of the Borrower.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Intellectual Property” has the meaning given that term in Section 6.1.(s).

“Interest Expense” means, for any period, without duplication, (a) total interest expense of the Borrower and its Subsidiaries, including capitalized interest not funded under a construction loan interest reserve account, determined on a consolidated basis in accordance with GAAP for such period, plus (b) the Borrower’s pro rata share of Interest Expense of Unconsolidated Affiliates for such period less (c) non-cash interest expense from convertible debt pursuant to Financial Accounting Standards Board Staff Position No. APB 14-1.

“Interest Period” means, as to any Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or Converted to or Continued as a Term SOFR Loan and ending on the date one (1), three (3) or six (6) months thereafter, in each case as selected by the Borrower in its Notice of Borrowing, Notice of Conversion or Notice of Continuation and subject to availability; provided that:

(a) the Interest Period shall commence on the date of advance of or Conversion to any Term SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(d) no Interest Period shall extend beyond the Termination Date; and

(e) no tenor that has been removed from this definition pursuant to Section 4.2.(b)(iv) shall be available for specification in any Notice of Borrowing, Notice of Conversion or Notice of Continuation.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Issuing Bank” means each of (a) Wells Fargo and Bank of America, N.A. and (b) any other Lender that becomes an Issuing Bank in accordance with Section 2.3.(l) following the Effective Date, in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder and, in the case of this clause (b), subject to such Lender’s acceptance of such appointment. Any reference to “Issuing Bank” herein shall be to the applicable Issuing Bank or all Issuing Banks, as the context may require.

“Issuing Bank Commitment” means, with respect to an Issuing Bank, the aggregate Stated Amount of Letters of Credit that such Issuing Bank has agreed, in writing, to provide subject to the terms and conditions set forth in this Agreement. As of the Effective Date the amount of the Issuing Bank Commitment of each of Wells Fargo and Bank of America, N.A. is $5,000,000.

“KPI Metrics” has the meaning assigned to it in Section 12.7(f).

“L/C Commitment Amount” equals $10,000,000.

“Lender” means each financial institution from time to time party hereto as a “Lender”, together with its respective successors and permitted assigns; provided, however, that the term “Lender” shall not include any Lender (or its Affiliates) in its capacity as a Specified Derivatives Provider.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption Agreement, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

“Letter of Credit” has the meaning given that term in Section 2.3.(a).

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Lender then acting as Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest under Section 2.3. in the related Letter of Credit, and the Lender then acting as the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders (other than the Lender then acting as the Issuing Bank) of their participation interests under such Section.

“Level” has the meaning given that term in the definition of the term “Applicable Margin.”

“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases or rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Loan” means a Revolving Loan.

“Loan Document” means this Agreement, each Note, each Letter of Credit Document, the Guaranty and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than the Fee Letter and any Specified Derivatives Contract).

“Loan Party” means each of the Borrower, any Guarantor and each other Person who guarantees all or a portion of the Obligations and/or who pledges any collateral security to secure all or a portion of the Obligations. Schedule 1.1.(B) sets forth the Loan Parties in addition to the Borrower as of the Agreement Date.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in each case on or prior to the date on which all Loans are scheduled to be due and payable in full.

“Material Acquisition” means any acquisition (whether by direct purchase, merger or otherwise and whether in one or more related transactions) by the Borrower or any Subsidiary in which the purchase price of the assets acquired exceeds 10.0% of Total Asset Value as of the last day of the most recently ending fiscal quarter of the Borrower for which financial statements are publicly available.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders, the Issuing Bank and the Administrative Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or the timely payment of all Reimbursement Obligations.

“Material Debt” has the meaning given that term in Section 10.1.(e)(i).

“Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

“Material Subsidiary” means any Subsidiary to which $25,000,000 or more of Real Property Value is attributable on an individual basis.

“Mezzanine Investment” means (a) a promissory note secured by a second Mortgage of which the Borrower, a Guarantor or one of their respective Subsidiaries is the holder and retains the rights of collection of all payments thereunder or (b) a promissory note of which the Borrower, a Guarantor or one of their respective Subsidiaries is the holder and retains the rights of collection of all payments thereunder which promissory note is secured by a pledge of Equity Interests in a Person that owns a parcel (or group of related parcels) of real property subject to a Mortgage.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real property granting a Lien on such interest in real property as security for the payment of Indebtedness of such Person or another Person.

“Mortgage Receivable” means a promissory note secured by a first Mortgage of which the Borrower, a Guarantor or one of their respective Subsidiaries is the holder and retains the rights of collection of all payments thereunder.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document or Specified Derivatives Contract) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge for purposes of this Agreement.

“Net Operating Income” or “NOI” means, for any Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods): (a) Gross Lease Revenues and other revenues received in the ordinary course from such Property (including proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid (excluding interest but including an appropriate accrual for taxes and insurance) related to the ownership, operation or maintenance of such Property, including but not limited to taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Borrower or any Subsidiary and any property management fees) minus (c) the greater of (i) the actual property management fee paid during such period and (ii) an imputed management fee in the amount of one percent (1.0%) of the gross revenues for such Property for such period.

“Net Proceeds” means with respect to any Equity Issuance by a Person, the aggregate amount of all cash and the Fair Market Value of all other property (other than securities of such Person being converted or exchanged in connection with such Equity Issuance) received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other similar customary exceptions to nonrecourse liability (but not exceptions relating to bankruptcy, insolvency, receivership or other similar events)) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Note” means a Revolving Note.

“Notice of Borrowing” means a notice substantially in the form of Exhibit C (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.1.(b) evidencing the Borrower’s request for a borrowing of Revolving Loans.

“Notice of Continuation” means a notice substantially in the form of Exhibit D (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.8. evidencing the Borrower’s request for the Continuation of a Term SOFR Loan.

“Notice of Conversion” means a notice substantially in the form of Exhibit E (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.9. evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower or any of the other Loan Parties owing to the Administrative Agent, the Issuing Bank or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note. For the avoidance of doubt, “Obligations” shall not include Specified Derivatives Obligations.

“OFAC” means U.S. Department of the Treasury’s Office of Foreign Assets Control and any successor Governmental Authority.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.5.).

“Participant” has the meaning given that term in Section 12.6.(b).

“Payment Recipient” has the meaning given that term in Section 11.10.

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Liens” means, as to any Person, (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under the applicable provisions of Section 7.5.; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens, if any, in favor of the Administrative Agent for its benefit and the benefit of the Lenders; (f) Liens in favor of the Borrower or a Wholly Owned Subsidiary securing obligations owing by a Subsidiary to the Borrower or a Wholly Owned Subsidiary; and (g) Liens in existence as of the Agreement Date and disclosed on Part II of Schedule 6.1.(f).

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding six years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Post-Default Rate” means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin plus four percent (4.0%).

“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the Borrower or a Subsidiary. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests, (b) paid or payable to the Borrower or a Subsidiary, or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Equity Interests” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in, such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Lender then acting as the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Lender acting as Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Principal Office” means the office of the Administrative Agent located at 600 South 4th St., 10th Floor, Minneapolis, Minnesota 55415, or such other office of the Administrative Agent as the Administrative Agent may designate from time to time.

“Property” means any parcel of real property (together with all improvements thereon) owned or leased (in whole or in part) or operated by the Borrower, any Subsidiary or any Unconsolidated Affiliate of the Borrower and which is located in a state of the United States of America, the District of Columbia, Puerto Rico or Canada.

“Qualified Plan” shall mean a Benefit Arrangement that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Rating Agency” means S&P, Moody’s or Fitch.

“Real Property Value” means (i) with respect to Properties owned by the Borrower or any of its Subsidiaries for the entire four consecutive fiscal quarter period most recently ended, Net Operating Income for all such Properties for such period divided by the applicable Capitalization Rate and (ii) with respect to Properties (other than Properties that are developed but that are unleased and vacant, and undeveloped land) acquired during the four fiscal quarter period most recently ended, the purchase price paid by the Borrower or any Subsidiary (less any amounts paid to the Borrower or such Subsidiary as a purchase price adjustment, held in escrow, retained as a contingency reserve, or in connection with other similar arrangements) for such Property.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Register” has the meaning given that term in Section 12.6.(d).

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the Issuing Bank for any drawing honored by the Issuing Bank under a Letter of Credit.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Requisite Lenders” means, as of any date, Lenders having more than 50% of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding more than 50% of the aggregate principal amount of the outstanding Revolving Loans and Letter of Credit Liabilities; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (ii) at all times when two or more Lenders are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders unless only two Lenders are party to this Agreement and one of such Lenders is a Defaulting Lender. For purposes of this definition, a Lender shall be deemed to hold a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Borrower or any Subsidiary now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Borrower or any Subsidiary now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Borrower or any Subsidiary now or hereafter outstanding.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in Letter of Credit Liabilities at such time.

“Revolving Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1.(a).

“Revolving Note” has the meaning given that term in Section 2.10.(a).

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and its successors.

“Sanctioned Country” means at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (including, as of the Effective Date, Cuba, Iran, North Korea, Syria, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine and the so-called Donetsk People’s Republic or Luhansk People’s Republic regions of Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction in which (a) the Borrower or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Loans will be used, or (c) from which repayment of the Loans will be derived.

“Secured Indebtedness” means, with respect to any Person, as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding at such date that is secured in any manner by any Lien on any property and in the case of the Borrower, shall include (without duplication) the Borrower’s pro rata share of the Secured Indebtedness of its Unconsolidated Affiliates.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Securitization Investment” means an investment in residual interests in securitized pools of promissory notes, mortgage loans, chattel paper, leases or similar financial assets owned by the Borrower, its Subsidiaries, or any other Loan Party as of June 30, 2014.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Adjustment” means a percentage equal to 0.10% per annum.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means any Daily Simple SOFR Loan or Term SOFR Loan.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the fact and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“Specified Derivatives Contract” means any Derivatives Contract that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between the Borrower or any Subsidiary of the Borrower and an Specified Derivatives Provider.

“Specified Derivatives Obligations” means all indebtedness, liabilities, obligations, covenants and duties of the Borrower or its Subsidiaries under or in respect of any Specified Derivatives Contract, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and whether or not evidenced by any written confirmation.

“Specified Derivatives Provider” means any Lender, or any Affiliate of a Lender that is a party to a Derivatives Contract at the time the Derivatives Contract is entered into.

“SPTs” has the meaning assigned to it in Section 12.7(f).

“Stated Amount” means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Sustainability Adjustment Limitations” has the meaning assigned to it in Section 12.7(f).

“Sustainability Linked Loan Principles”: the Sustainability Linked Loan Principles (as published in February, 2023 by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association) or such other principles and metrics mutually agreed to by the Borrower and the Sustainability Structuring Agent (each acting reasonably).

“Sustainability Structuring Agent” means Wells Fargo Securities, LLC as sustainability structuring agent under this agreement, or any successor Sustainability Structuring Agent.

“Swap Obligation” means, with respect to the Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for any calculation, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Term SOFR.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means April 16, 2028, or such later date to which the Termination Date may be extended pursuant to Section 2.11

“Titled Agents” means each of the Joint Lead Arrangers, Joint Bookrunners, the Syndication Agent, each of the Documentation Agents and the Sustainability Structuring Agent and their respective successors and permitted assigns.

“Total Asset Value” means (without duplication): (a) Real Property Value plus (b) 50.0% of the undepreciated cost of Properties that are developed but that are unleased and vacant plus (c) the book value of construction and undeveloped land plus (d) unrestricted cash and cash equivalents plus (e) book value of Mortgage Receivables plus (f) book value of notes and accounts receivables. Borrower’s pro rata share of assets held by Unconsolidated Affiliates will be included in Total Asset Value calculations consistent with the above described treatment for wholly owned assets. Notwithstanding the foregoing, for purposes of determining Total Asset Value (i) to the extent that the amount of Total Asset Value attributable to Unconsolidated Affiliates would exceed 15.0% of the Total Asset Value, such excess shall be excluded, (ii) to the extent that the amount of Total Asset Value attributable to (A) Mezzanine Investments, Securitization Investments and Mortgage Receivables (including without limitation, Eligible Mortgage Notes Receivable) would exceed 10.0% of the Total Asset Value and/or (B) Mezzanine Investments and Securitization Investments would exceed 5.0% of the Total Asset Value, such excess shall be excluded, (iii) to the extent that the amount of Total Asset Value attributable to the book value of (A) Unimproved Land and the aggregate Construction Budget for all Real Property would exceed 10.0% of the Total Asset Value and/or (B) Unimproved Land would exceed 5.0% of the Total Asset Value, such excess shall be excluded, (iv) to the extent that the amount of Total Asset Value attributable to Investments in Equity Interest of any Person (other than their respective Subsidiaries and Unconsolidated Affiliates) exceeds 5.0% of the Total Asset Value, such excess shall be excluded and (v) to the extent that the amount of Total Asset Value attributable to Investments of the type described in clauses (ii), (iii) and (iv) would collectively exceed 20.0% of Total Asset Value, such excess will be excluded.

“Total Liabilities” means, all GAAP liabilities including recourse and non-recourse mortgage Indebtedness, letters of credit, purchase obligations, repurchase obligations, forward commitments (including, but not limited to, forward equity commitments and commitments to purchase properties), unsecured Indebtedness, accounts payable, accrued expenses, Capitalized Lease Obligations (including ground leases to the extent required under GAAP to be reported as a liability), Guarantees of Indebtedness, subordinated debt, and unfunded obligations. Total Liabilities will include (without redundancy): (a) 100% of the recourse liability of the Borrower and its Subsidiaries under (i) Guarantees of Indebtedness or (ii) loans where the Borrower or a Subsidiary is liable for Indebtedness as a general partner or otherwise and (b) the pro rata share of the Borrower or any of its Subsidiaries of Nonrecourse Indebtedness in Unconsolidated Affiliates or Indebtedness that is not recourse to the Borrower and its other Subsidiaries. The calculation of Total Liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under Financial Accounting Standards Board ASC 825-10-25 (formerly known as Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other Financial Accounting Standards Board standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities that is included in the calculation of Total Liabilities shall be the historical cost basis.

“Type” with respect to any Revolving Loan, refers to whether such Loan is a Term SOFR Loan, a Daily Simple SOFR Loan or a Base Rate Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unencumbered Asset Value” means the sum (without duplication) of (a) the Real Property Value attributable to Unencumbered Assets which are not Excluded Assets; plus (b) aggregate book value of all Eligible Mortgage Notes Receivable; plus (c) all of the cash and cash equivalents (excluding tenant deposits and other cash and cash equivalents the disposition of which is restricted in any way) of the Borrower and its Wholly Owned Subsidiaries; provided, however, that if the aggregate value of such cash and cash equivalents would exceed 10.0% of Unencumbered Asset Value, the value of such cash and cash equivalents in excess of 10.0% of Unencumbered Asset Value shall be excluded in the determination of Unencumbered Asset Value hereunder; plus (d) 50.0% of the book value of all Unencumbered Assets which are vacant but which have not been vacant for more than 12 months; all as determined in accordance with GAAP. If the aggregate value of the items described in the preceding clauses (b), (c) and (d) above exceeds 10.0% of Unencumbered Asset Value, the value in excess of 10.0% of Unencumbered Asset Value shall be excluded in the determination of Unencumbered Asset Value.

“Unencumbered Assets” means, collectively, each Property of the Borrower or any Wholly Owned Subsidiary that meets the following criteria: (a) such Property is fully developed as a retail property; (b) the Property is domestic and owned entirely by the Borrower and/or a Wholly Owned Subsidiary; (c) neither such Property, nor any interest of the Borrower or any Subsidiary therein, is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (d) and clause (f) of the definition thereof) or a Negative Pledge; (d) if such Property is owned by a Wholly Owned Subsidiary (i) none of the Borrower’s direct or indirect ownership interest in such Subsidiary is subject to any Lien (other than Permitted Liens described in clauses (a) through (c) of the definition thereof) or to a Negative Pledge; and (ii) the Borrower directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (x) to sell, transfer or otherwise dispose of such Property and (y) to create a Lien on such Property as security for Indebtedness of the Borrower or such Subsidiary, as applicable; and (e) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property.

“Unencumbered NOI” means the NOI attributable to Unencumbered Assets.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“Unimproved Land” means raw land on which no development (other than improvements that are not material and are temporary in nature) has occurred and for which no development is scheduled in the following 12 months.

“Unsecured Indebtedness” means Indebtedness that is not Secured Indebtedness; provided, however, that any Indebtedness that is secured by a pledge of only Equity Interests shall be deemed to be Unsecured Indebtedness.

“Unsecured Interest Expense” means, for a given period, all Interest Expense of the Borrower and its Subsidiaries attributable to Unsecured Indebtedness of the Borrower and its Subsidiaries for such period.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.1.(b), 2.7.(a), 2.8. and 2.9., in each case, such day is also a Business Day.

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and assigns.

“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

“Withdrawal Liability” shall mean any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means (a) the Borrower, (b) any other Loan Party and (c) the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2. General; References to Pacific Time.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect on the Agreement Date and consistently applied; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the preceding sentence, (i) the calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities and (ii) all accounting terms, ratios and calculations shall be determined without giving effect to Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to the extent any lease (or similar arrangement conveying the right to use) would be required to be treated as a capital lease thereunder where such lease (or similar arrangement) would have been treated as an operating lease under GAAP as in effect immediately prior to the effectiveness of the Accounting Standards Codification 842, provided that the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents reasonably requested by the Administrative Agent and the Lenders setting forth a reconciliation between calculations of such ratio or requirement made in accordance with GAAP and made without giving effect to Account Standards Codification 842. Accordingly, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. references in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified as of the date of this Agreement and from time to time thereafter to the extent not prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Pacific time. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.3. Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.4. Rates.

The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 4.2.(b), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, or Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article II. Credit Facility

Section 2.1. Revolving Loans.

(a) Making of Revolving Loans. Subject to the terms and conditions set forth in this Agreement, including without limitation, Section 2.15. below, during the period from the Effective Date to but excluding the Termination Date, each Lender severally and not jointly agrees to make Revolving Loans to the Borrower in U.S. Dollars, in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender’s Commitment. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Termination Date, the Borrower may borrow, repay and reborrow Revolving Loans hereunder.

(b) Requests for Revolving Loans. Not later than (i) 9:00 a.m. at least 1 Business Day prior to a borrowing of Base Rate Loans (ii) 9:00 a.m. at least 3 U.S. Government Securities Business Days prior to a borrowing of Term SOFR Loans and (iii) 9:00 a.m. on the date (which date shall be a U.S. Government Securities Business Day) of any borrowing of Revolving Loans that are to be Daily Simple SOFR Loans, the Borrower shall deliver to the Administrative Agent a Notice of Borrowing. Each Notice of Borrowing shall specify the aggregate principal amount of the Revolving Loans to be borrowed, the date such Revolving Loans are to be borrowed (which must be a Business Day), the use of the proceeds of such Revolving Loans, the Type of the requested Revolving Loans, and if such Revolving Loans are to be Term SOFR Loans, the initial Interest Period for such Revolving Loans. Each Notice of Borrowing shall be irrevocable once given and binding on the Borrower. Prior to delivering a Notice of Borrowing, the Borrower may (without specifying whether a Revolving Loan will be a Base Rate Loan, a Term SOFR Loan or a Daily Simple SOFR Loan) request that the Administrative Agent provide the Borrower with the most recent Adjusted Term SOFR or Adjusted Daily Simple SOFR available to the Administrative Agent. The Administrative Agent shall provide such quoted rate to the Borrower on the date of such request or as soon as possible thereafter. If the Borrower requests a borrowing of a Term SOFR Loan in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(c) Funding of Revolving Loans. Promptly after receipt of a Notice of Borrowing under the immediately preceding subsection (b), the Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall deposit an amount equal to the Revolving Loan to be made by such Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds not later than (i) in the case of a Daily Simple SOFR Loan, 1:00 p.m. on the date of such proposed Revolving Loans; and (ii) in the case of a Term SOFR Loan or a Base Rate Loan, 9:00 a.m. on the date of such proposed Revolving Loans. Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower at the Principal Office, not later than (i) in the case of a Daily Simple SOFR Loan, 3:00 p.m. on the date of the requested borrowing of Revolving Loans and (ii) in the case of a Term SOFR Loan or a Base Rate Loan, 12:00 noon on the date of the requested borrowing of Revolving Loans, the proceeds of such amounts received by the Administrative Agent. No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

(d) Assumptions Regarding Funding by Lenders. With respect to Revolving Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Lender prior to the specified date of the borrowing that such Lender does not intend to make available to the Administrative Agent the Revolving Loan to be made by such Lender on such date, the Administrative Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender. In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Revolving Loan, then such Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Revolving Loan with interest thereon, for each day from and including the date such Revolving Loan is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to such Revolving Loan under Section 2.4.(a). If the Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays to the Administrative Agent the amount of such Revolving Loan, the amount so paid shall constitute such Lender’s Revolving Loan included in the borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make available the proceeds of a Revolving Loan to be made by such Lender.

(e) Reallocation on the Effective Date. Simultaneously with the effectiveness of this Agreement, the Revolving Commitments of each of the Revolving Lenders as existing immediately prior to the Effective Date, shall be reallocated among the Revolving Lenders so that the Revolving Commitments are held by the Revolving Lenders as set forth on Schedule I attached hereto. To effect such reallocations each Revolving Lender who either had no Revolving Commitment prior to the effectiveness of this Agreement or whose Revolving Commitment upon the effectiveness of this Agreement exceeds its Revolving Commitment immediately prior to the effectiveness of this Agreement (each an “Assignee Revolving Lender”) shall be deemed to have purchased all right, title and interest in, and all obligations in respect of, the Revolving Commitments from the Revolving Lenders whose Revolving Commitments upon the effectiveness of this Agreement are less than their respective Revolving Commitment immediately prior to the effectiveness of this Agreement (each an “Assignor Revolving Lender”), so that the Revolving Commitments of the Revolving Lenders will be held by the Revolving Lenders as set forth on Schedule I. Such purchases shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignment and Assumptions without the payment of any related assignment fee, and, except for Notes to be provided to the Assignor Lenders and Assignee Lenders in the principal amount of their respective Revolving Commitments, no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived). The Assignor Lenders, the Assignee Lenders and the other Lenders shall make such cash settlements among themselves, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to the making of any Loans to be made on the Effective Date and any netting transactions effected by the Administrative Agent) with respect to such reallocations and assignments so that the aggregate outstanding principal amount of Revolving Loans shall be held by the Revolving Lenders pro rata in accordance with the amount of the Revolving Commitments as set forth on Schedule I.

Section 2.2. [Reserved].

Section 2.3. Letters of Credit.

(a) Letters of Credit. Subject to the terms and conditions of this Agreement, including without limitation, Section 2.15., the Issuing Banks, on behalf of the Lenders, agree to issue for the account of the Borrower (or the Borrower and any other Loan Party) during the period from and including the Effective

Date to, but excluding, the date 30 days prior to the Termination Date, one or more standby letters of credit (each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding not to exceed the L/C Commitment Amount; provided, however, that no Issuing Bank shall be obligated to issue any Letter of Credit if, after giving effect to such issuance, the aggregate face amount of Letters of Credit issued by such Issuing Bank would exceed (i) 50.0% of the L/C Commitment Amount or (ii) such Issuing Bank’s Issuing Bank Commitment. The parties hereto agree that the Existing Letters of Credit shall be deemed to be Letters of Credit hereunder. Notwithstanding anything herein to the contrary, an Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which, to the knowledge of such Issuing Bank, would be made available to any Person (x) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country or (y) in any manner that would result in a violation of any Sanctions by any party to this Agreement.

(b) Terms of Letters of Credit. At the time of issuance, the amount, form, terms and conditions of a Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the relevant Issuing Bank and the Borrower. Notwithstanding the foregoing, in no event may (i) the expiration date of any Letter of Credit extend beyond the date that is 5 days prior to the Termination Date, or (ii) any Letter of Credit have an initial duration in excess of one year; provided, however, a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the relevant Issuing Bank but in no event shall any such provision permit the extension of the expiration date of such Letter of Credit beyond the date that is 5 days prior to the Termination Date; provided, further, that a Letter of Credit may, as a result of its express terms or as the result of the effect of an automatic extension provision, have an expiration date of not more than one year beyond the Termination Date so long as the Borrower delivers to the Administrative Agent for the benefit of the relevant Issuing Bank and the Lenders no later than 30 days prior to the Termination Date cash collateral for such Letter of Credit for deposit into the Letter of Credit Collateral Account in an amount equal to the Stated Amount of such Letter of Credit.

(c) Requests for Issuance of Letters of Credit. The Borrower shall give an Issuing Bank and the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) at least 5 Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) initial Stated Amount, (ii) beneficiary, and (iii) expiration date. The Borrower shall also execute and deliver such customary applications and agreements for standby letters of credit, and other forms as requested from time to time by the relevant Issuing Bank. Provided the Borrower has given the notice prescribed by the first sentence of this subsection and delivered such application and agreements referred to in the preceding sentence, subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article V., the relevant Issuing Bank shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary but in no event prior to the date 5 Business Days following the date after which such Issuing Bank has received all of the items required to be delivered to it under this subsection. Upon the written request of the Borrower, the relevant Issuing Bank shall deliver to the Borrower a copy of (i) any Letter of Credit proposed to be issued by it hereunder prior to the issuance thereof and (ii) each issued Letter of Credit issued by it within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.

(d) Reimbursement Obligations. Upon receipt by an Issuing Bank from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, such Issuing Bank shall promptly notify the Borrower and the Administrative Agent of the amount to be paid by such Issuing Bank as a result of such demand and the date on which payment is to be made by such Issuing Bank to such beneficiary in respect of such demand; provided, however, that an Issuing Bank’s failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable Reimbursement Obligation. The Borrower hereby absolutely, unconditionally and irrevocably agrees to pay and reimburse each Issuing Bank for the amount of each demand for payment under each Letter of Credit issued by such Issuing Bank on or prior to the date on which payment is to be made by such Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind (other than notice as provided in this subsection). Upon receipt by an Issuing Bank of any payment in respect of any Reimbursement Obligation, such Issuing Bank shall promptly pay to the Administrative Agent for the account of each Lender that has acquired a participation therein under the second sentence of Section 2.3.(i) such Lender’s Commitment Percentage of such payment.

(e) Manner of Reimbursement. Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Administrative Agent and the relevant Issuing Bank whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse such Issuing Bank for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely request for such borrowing as provided in the applicable provisions of this Agreement. If the Borrower fails to so advise the Administrative Agent and the relevant Issuing Bank, or if the Borrower has failed to reimburse the relevant Issuing Bank for a demand for payment under a Letter of Credit by the date of such payment, after which the relevant Issuing Bank has notified the Administrative Agent, then (i) if the applicable conditions contained in Article V. would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Administrative Agent shall give each Lender prompt notice of the amount of the Revolving Loan to be made available to the Administrative Agent not later than 1:00 p.m., and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply. The minimum amount limitations of Section 3.5.(a) shall not apply to any borrowing of Base Rate Loans under this subsection.

(f) Effect of Letters of Credit on Commitments. Upon the issuance by an Issuing Bank of a Letter of Credit and until such Letter of Credit shall have expired or been cancelled, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender’s Commitment Percentage and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

(g) Issuing Banks’ Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations. In examining documents presented in connection with drawings under Letters of Credit and making payments under Letters of Credit issued by an Issuing Bank against such documents, such Issuing Bank shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, none of the Issuing Banks, the Administrative Agent or any of the Lenders shall be responsible for, and the Borrower’s obligations in respect of the Letters of Credit shall not be affected in any manner by (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, electronic mail, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit, or of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Banks, the Administrative Agent or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Issuing Banks’, Administrative Agent’s or any Lender’s rights or powers hereunder. Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Letter of Credit issued by such Issuing Bank, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment), shall not create against such Issuing Bank any liability to the Borrower, the Administrative Agent or any Lender. In this connection, the obligation of the Borrower to reimburse an Issuing Bank for any drawing made under any Letter of Credit issued by such Issuing Bank shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement or any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against such Issuing Bank, any other Issuing Bank, the Administrative Agent, any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, such Issuing Bank, any other Issuing Bank, the Administrative Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non‑application or misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit; (G) payment by such Issuing Bank under the Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of the applicable Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower’s Reimbursement Obligations.

(h) Amendments, Etc. The issuance by an Issuing Bank of any amendment, supplement or other modification to any Letter of Credit issued by such Issuing Bank shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the relevant Issuing Bank and the Administrative Agent), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Administrative Agent and the Lenders, if any, required by Section 12.7. shall have consented thereto. In connection with any such amendment, supplement or other modification, the Borrower shall pay the Fees, if any, payable under the last sentence of Section 3.6.(c).

(i) Lenders’ Participation in Letters of Credit. Immediately upon the issuance by an Issuing Bank of any Letter of Credit each Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Commitment Percentage of the liability of such Issuing Bank with respect to such Letter of Credit and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to such Issuing Bank to pay and discharge when due, such Lender’s Commitment Percentage of such Issuing Bank’s liability under such Letter of Credit, whether before the Termination Date or after. In addition, upon the making of each payment by a Lender to the Administrative Agent for the account of an

Issuing Bank in respect of any Letter of Credit issued by it pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of such Issuing Bank, the Administrative Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to such Issuing Bank by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to such Issuing Bank pursuant to the second and the last sentences of Section 3.6.(c)).

(j) Payment Obligation of Lenders. Each Lender severally agrees to pay to the Administrative Agent, for the account of each Issuing Bank, on demand in immediately available funds in Dollars the amount of such Lender’s Commitment Percentage of each drawing paid by such Issuing Bank under each Letter of Credit issued by it to the extent such amount is not reimbursed by the Borrower pursuant to the immediately preceding subsection (d); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Lender’s Commitment Percentage of such drawing except as otherwise provided in Section 3.10(d). Each Lender’s obligation to make such payments to the Administrative Agent under this subsection, and the Administrative Agent’s right to receive the same for the account of the relevant Issuing Bank, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 10.1.(f) or (g) or (iv) the termination of the Commitments. Each such payment to the Administrative Agent for the account of the relevant Issuing Bank shall be made without any offset, abatement, withholding or deduction whatsoever.

(k) Information to Lenders. Promptly following any change in Letters of Credit outstanding, the relevant Issuing Bank shall deliver to the Administrative Agent who shall provide the same to each Lender and the Borrower a notice describing the aggregate amount of all Letters of Credit issued by such Issuing Bank outstanding at such time. Upon the request of the Administrative Agent from time to time, an Issuing Bank shall deliver any other information reasonably requested by the Administrative Agent with respect to such Letter of Credit that is the subject of the request. Other than as set forth in this subsection, the Issuing Banks and the Administrative Agent shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of any Issuing Bank or the Administrative Agent to perform its requirements under this subsection shall not relieve any Lender from its obligations under Section 2.3.(j).

(l) Addition of an Issuing Bank. A Lender may become an additional Issuing Bank hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Lender and such agreement shall specify such additional Issuing Bank’s Issuing Bank Commitment. The Administrative Agent shall notify the Lenders of any such additional Issuing Bank.

Section 2.4. Rates and Payment of Interest on Loans.

(a) Rates. The Borrower promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i) during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Base Rate Loans;

(ii) during such periods as such Loan is a Daily Simple SOFR Loan, at Adjusted Daily Simple SOFR plus the Applicable Margin for SOFR Loans; and

(iii) during such periods as such Loan is a Term SOFR Loan, at Adjusted Term SOFR for such Loan for the Interest Period therefor, plus the Applicable Margin for SOFR Loans.

Notwithstanding the foregoing, while an Event of Default exists, the Borrower shall pay to the Administrative Agent for the account of each Lender and the Issuing Bank, as the case may be, interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b) Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each calendar month, commencing with the first full calendar month occurring after the Effective Date and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

(c) Borrower Information Used to Determine Applicable Interest Rates.

The parties understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by the Borrower (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Administrative Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within 5 Business Days of receipt of such written notice. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s, any Issuing Bank’s, or any Lender’s other rights under this Agreement.

Section 2.5. Number of Interest Periods.

There may be no more than 6 different Interest Periods for Term SOFR Loans outstanding at the same time.

Section 2.6. Repayment of Loans.

The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Loans on the Termination Date.

Section 2.7. Prepayments.

(a) Optional. Subject to Section 4.4., the Borrower may prepay any Loan in whole or in part at any time without premium or penalty. The Borrower shall give the Administrative Agent at least 3 U.S. Government Securities Business Days’ prior written notice of the prepayment of any SOFR Loan and 1 Business Day’s prior written notice of prepayment of any Base Rate Loan.

(b) Mandatory. If at any time the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate principal amount of all outstanding Letter of Credit Liabilities, exceeds the aggregate amount of the Commitments in effect at such time, the Borrower shall immediately pay to the Administrative Agent for the accounts of the Lenders then holding Commitments (or if the Commitments have been terminated, then holding outstanding Revolving Loans and/or Letter of Credit Liabilities), the amount of such excess. Such payment shall be applied to pay all amounts of principal outstanding on the Loans and any Reimbursement Obligations in accordance with the last sentence of Section 3.2., and if any Letters of Credit are outstanding at such time, the remainder, if any, shall be deposited into the Collateral Account for application to any Reimbursement Obligations. If the Borrower is required to pay any outstanding SOFR Loans by reason of this Section prior to the end of the applicable Interest Period, the Borrower shall pay all amounts due under Section 4.4.

Section 2.8. Continuation.

So long as no Default or Event of Default exists, the Borrower may on any Business Day, with respect to any Term SOFR Loan, elect to maintain such Term SOFR Loan or any portion thereof as a Term SOFR Loan by selecting a new Interest Period for such Term SOFR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 9:00 a.m. on the third U.S. Government Securities Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the Term SOFR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any Term SOFR Loan in accordance with this Section, or if a Default or Event of Default exists, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.9. or the Borrower’s failure to comply with any of the terms of such Section.

Section 2.9. Conversion.

So long as no Default or Event of Default exists, the Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Administrative Agent by telecopy, electronic mail or other similar form of communication, Convert all or a portion of a Loan of one Type into a Loan of another Type. Any Conversion of a Term SOFR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such Term SOFR Loan and, upon Conversion of a Base Rate Loan into a Term SOFR Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted in accordance with Section 2.4. Each such Notice of Conversion shall be given not later than 9:00 a.m. (i) one Business Day prior to the date of any proposed Conversion into Base Rate Loans, (ii) on the date (which shall be a U.S. Government Securities Business Day) of any proposed Conversion into Daily Simple SOFR Loans and (iii) 3 U.S. Government Securities Business Days prior to the date of any proposed Conversion into SOFR Loans. Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a Term SOFR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.10. Notes.

(a) Notes. Except in the case of a Lender that has requested not to receive a Revolving Note, the Revolving Loans made by each Lender shall be evidenced by this Agreement and, if requested by a Lender, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit H (each a “Revolving Note”), payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

(b) Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the Administrative Agent pursuant to Section 3.9., in the absence of manifest error, the statements of account maintained by the Administrative Agent pursuant to Section 3.9. shall be controlling.

(c) Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.11. Extension of Termination Date.

Subject to the terms of this Section, the Borrower shall have the right, exercisable up to two times, to request that the Administrative Agent and the Lenders extend the Termination Date by six-months in the case of each such extension. The Borrower may exercise such right only by executing and delivering to the Administrative Agent at least 30 days but not more than 90 days prior to the current Termination Date, a written request for such extension (an “Extension Request”). The Administrative Agent shall forward to each Lender a copy of the Extension Request delivered to the Administrative Agent promptly upon receipt thereof. Subject to satisfaction of the following conditions, the Termination Date shall be extended for six-months effective upon receipt by the Administrative Agent of the Extension Request and payment of the fee referred to in the following clause (c): (a) immediately prior to such extension and immediately after giving effect thereto, no Default or Event of Default shall exist, (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party would be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty will be true and correct in all respects) immediately after giving effect to the requested extension of the Termination Date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and accurate in all respects) on and as of such earlier date) and (c) the Borrower shall have paid the Fees payable under Section 3.6.(d). At any time prior to the effectiveness of any such extension, upon the Administrative Agent’s request, the Borrower shall deliver to the Administrative Agent a certificate from a Responsible Officer of the Borrower certifying the matters referred to in the immediately preceding clauses (a) and (b).

Section 2.12. Expiration or Maturity Date of Letters of Credit Past Termination Date.

If on the date the Commitments are terminated (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), there are any Letters of Credit outstanding hereunder, the Borrower shall, on such date, pay to the Administrative Agent, for its benefit and the benefit of the Lenders and the Issuing Bank, an amount of money equal to the Stated Amount of such Letter(s) of Credit for deposit into the Collateral Account. If a drawing pursuant to any such Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower authorizes the Administrative Agent to use the monies deposited in the Collateral Account to reimburse the Issuing Bank for the payment made by the Issuing Bank to the beneficiary with respect to such drawing or the payee with respect to such presentment. If no drawing occurs on or prior to the expiration date of such Letter of Credit, the Administrative Agent shall pay to the Borrower (or to whomever else may be legally entitled thereto) the monies deposited in the Collateral Account with respect to such outstanding Letter of Credit on or before the date 30 days after the expiration date of such Letter of Credit.

Section 2.13. Voluntary Reductions of the Commitment.

The Borrower may terminate or reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities) at any time and from time to time without penalty or premium upon not less than 5 Business Days prior written notice to the Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction and shall be irrevocable once given and effective only upon receipt by the Administrative Agent (“Commitment Reduction Notice”); provided, however, that if the Borrower seeks to reduce the aggregate amount of the Commitments below $100,000,000, then the Commitments shall be reduced to zero and except as otherwise provided herein, the provisions of this Agreement shall terminate. Promptly after receipt of a Commitment Reduction Notice the Administrative Agent shall notify each Lender of the proposed termination or Commitment reduction. The Commitments, once terminated or reduced pursuant to this Section, may not be increased or reinstated. The Borrower shall pay all interest and fees on the Loans accrued to the date of such reduction or termination of the Commitments to the Administrative Agent for the account of the Lenders, including but not limited to any applicable compensation due to each Lender in accordance with Section 4.4. of this Agreement.

Section 2.14. Increase of Commitments.

The Borrower shall have the right at any time and from time to time during the period beginning on the Effective Date through and including the date 180 days prior to the Termination Date to request increases in the aggregate amount of the Commitments (provided that after giving effect to any increases in the Commitments pursuant to this Section, the aggregate amount of the Commitments shall not exceed $2,000,000,000) by providing written notice to the Administrative Agent, which notice shall be irrevocable once given. Each such increase in the Commitments must be an aggregate minimum amount of $50,000,000 and integral multiples of $15,000,000 in excess thereof. The Administrative Agent, in consultation with the Borrower, shall manage all aspects of the syndication of such increase in the Commitments, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such increase and the allocations of the increase in the Commitments among such existing Lenders and/or other banks, financial institutions and other institutional lenders. No Lender shall be obligated in any way whatsoever to increase its Commitment, and any new Lender becoming a party to this Agreement in connection with any such requested increase must be an Eligible Assignee. If a new Lender becomes a party to this Agreement, or if any existing Lender agrees to increase its Commitment, such Lender shall on the date it becomes a Lender hereunder (or increases its Commitment, in the case of an existing Lender) (and as a condition thereto) purchase from the other Lenders its Commitment Percentage (determined with respect to the Lenders’ relative Commitments and after giving effect to the increase of Commitments) of any outstanding Revolving Loans, by making available to the Administrative Agent for the account of such other Lenders, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Lender plus (B) the aggregate amount of payments previously made by the other Lenders under Section 2.3.(j) which have not been repaid plus (C) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans. The Borrower shall pay to the Lenders amounts payable, if any, to such Lenders under Section 4.4. as a result of the prepayment of any such Revolving Loans. Effecting the increase of the Commitments under this Section is subject to the following conditions precedent: (x) no Default or Event of Default shall be in existence on the effective date of such increase, (y) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true or correct on the effective date of such increase except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (z) the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate, partnership, member or other necessary action taken by the Borrower to authorize such increase and (B) all corporate, partnership, member or other necessary action taken by each existing Guarantor authorizing the guaranty of such increase; and (ii) an opinion of counsel to the Borrower and such Guarantors, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent, and (iii) new Notes executed by the Borrower, payable to any new Lenders and replacement Notes executed by the Borrower, payable to any existing Lenders increasing their Commitments, in the amount of such Lender’s Commitment at the time of the effectiveness of the applicable increase in the aggregate amount of the Commitments. In connection with any increase in the aggregate amount of the Commitments pursuant to this Section 2.14. any Lender becoming a party hereto shall execute such documents and agreements as the Administrative Agent may reasonably request.

Section 2.15. Amount Limitations.

Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall be required to make a Loan, and the Issuing Bank shall not be required to issue a Letter of Credit, if immediately after the making of such Loan or the issuance of such Letter of Credit the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the aggregate amount of the Commitments at such time.

Section 2.16. Funds Transfer Disbursements.

The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement.

Section 2.17. Initial Benchmark Conforming Changes.

In connection with the use or administration of any Benchmark, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.

Article III. Payments, Fees and Other General Provisions

Section 3.1. Payments.

(a) Payments by Borrower. Except to the extent otherwise provided herein, all payments of principal, interest, Fees and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at the Principal Office, not later than 11:00 a.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 10.5., the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. Each payment received by the Administrative Agent for the account of the Issuing Bank under this Agreement shall be paid to the Issuing Bank by wire transfer of immediately available funds in accordance with the wiring instructions provided by the Issuing Bank to the Administrative Agent from time to time, for the account of the Issuing Bank. In the event the Administrative Agent fails to pay such amounts to such Lender or the Issuing Bank, as the case may be, within one Business Day of receipt of such amounts, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

(b) Presumptions Regarding Payments by Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender or the Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 3.2. Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Sections 2.1.(a) and 2.3.(e) shall be made from the Lenders, each payment of the Fees under Sections 3.6.(b), the first sentence of Sections 3.6.(c) and Section 3.6.(d) shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.13. shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that, subject to Section 3.10., if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Revolving Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Commitments; (c) each payment of interest on Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Revolving Loans then due and payable to the respective Lenders; (d) the Conversion and Continuation of Revolving Loans of a particular Type (other than Conversions provided for by Section 4.6.) shall be made pro rata among the Lenders according to the amounts of their respective Loans and the then current Interest Period for each Lender’s portion of each Loan of such Type shall be coterminous; and (e) the Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.3., shall be in accordance with their respective Commitment Percentage. Any payment or prepayment of principal or interest made (i) during the existence of a Default or Event of Default shall be made for the account of the Lenders in accordance with the order set forth in Section 10.5. and (ii) pursuant to Section 2.7.(b), shall be made for the account of the Lenders holding Commitments (or, if the Commitments have been terminated, holding Revolving Loans and Letter of Credit Liabilities) in accordance with the order set forth in Section 10.5.

Section 3.3. Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan under this Agreement or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower or any other Loan Party to a Lender (other than any payment in respect of Specified Derivatives Obligations) not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders in accordance with Section 3.2. or Section 10.5., as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2. or Section 10.5., as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4. Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5. Minimum Amounts.

(a) Borrowings and Conversions. Each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess thereof. Each borrowing and each Conversion of SOFR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

(b) Prepayments. Each voluntary prepayment of Revolving Loans shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess thereof (or, if less, the aggregate principal amount of Revolving Loans then outstanding).

(c) Reductions of Commitments. Each reduction of the Commitments under Section 2.13. shall be in an aggregate minimum amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof.

(d) Letters of Credit. The initial Stated Amount of each Letter of Credit shall be at least $50,000.

Section 3.6. Fees.

(a) Closing Fee. On the Effective Date, the Borrower agrees to pay to the Administrative Agent and each Lender all loan fees as have been agreed to in writing by the Borrower and the Administrative Agent.

(b) Facility Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee equal to the average daily amount of the Commitment of such Lender (whether or not utilized) times the Facility Fee for the period from and including the Agreement Date to but excluding the date such Commitment is terminated or reduced to zero or the Termination Date, such fee to be paid quarterly in arrears on (i) the last day of each March, June, September and December in each year, (ii) the date of each reduction in the Commitments (but only on the amount of the reduction) and (iii) on the Termination Date. The Borrower acknowledges that the fee payable hereunder is a bona fide commitment fee and is intended as reasonable compensation to the Lenders for committing to make funds available to the Borrower as described herein and for no other purposes.

(c) Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a letter of credit fee at a rate per annum equal to the Applicable Margin for SOFR Loans times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) to and including the date such Letter of Credit expires or is terminated or (y) to but excluding the date such Letter of Credit is drawn in full. The fees provided for in the immediately preceding sentence shall be nonrefundable and payable in arrears (i) quarterly on the last day of March, June, September and December in each year, (ii) on the Termination Date, (iii) on the date the Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Administrative Agent. In addition to such fees, the Borrower shall pay to the Issuing Bank solely for its own account and not the account of any Lender, a fronting fee in respect of each Letter of Credit at the rate equal to one‑eighth of one percent (0.125%) per annum on the daily average Stated Amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (A) through and including the date such Letter of Credit expires or is terminated or (B) to but excluding the date such Letter of Credit is drawn in full. The fee provided for in the immediately preceding sentence shall be nonrefundable and payable upon issuance of the applicable Letter of Credit. The Borrower shall pay directly to the Issuing Bank from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings, amendments, extensions, renewals and other transactions relating thereto.

(d) Extension Fee. If the Borrower exercises its right to extend the Termination Date in accordance with Section 2.11., the Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee equal to 0.0625% of the amount of such Lender’s Commitment (whether or not utilized) payable in connection with each such extension. Such fee shall be due and payable in full on or before the date that is 30 days prior to the current Termination Date.

(e) Administrative and Other Fees. The Borrower agrees to pay (i) the administrative and other fees of the Administrative Agent as provided in the applicable Fee Letter, (ii) the fees of the Joint Lead Arrangers as provided in the applicable Fee Letter and (iii) the Administrative Agent and the Sustainability Structuring Agent such other fees as may be otherwise agreed to in writing by the Borrower and the Administrative Agent and/or Sustainability Structuring Agent from time to time.

Section 3.7. Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.8. Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.4.(a)(i) and (a)(ii). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, extension fees, closing fees, letter of credit fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, in each case, in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.9. Statements of Account.

The Administrative Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error. The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.10. Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders.

(b) Defaulting Lender Waterfall. Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X. or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 3.3. shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder; third, to Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with subsection (e) below; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with subsection (e) below; sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or amounts owing by such Defaulting Lender under Section 2.3.(j) in respect of Letters of Credit (such amounts “L/C Disbursements”), in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article V. were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Liabilities are held by the Lenders pro rata in accordance with their respective Commitment Percentages (determined without giving effect to the immediately following subsection (d)). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c) Certain Fees.

(i) Each Defaulting Lender shall be entitled to receive the Fee payable under Section 3.6.(b) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Revolving Loans funded by it, and (2) its Commitment Percentage of the Stated Amount of Letters of Credit for which it has provided Cash Collateral pursuant to the immediately following subsection (e).

(ii) Each Defaulting Lender shall be entitled to receive the fees payable under Section 3.6.(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to the immediately following subsection (e).

(iii) With respect to any Fee not required to be paid to any Defaulting Lender pursuant to the immediately preceding clauses (i) or (ii), the Borrower shall (x) pay to each Non‑Defaulting Lender that portion of any such Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities that has been reallocated to such Non‑Defaulting Lender pursuant to the immediately following subsection (d), (y) pay to each Issuing Bank the amount of any such Fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such Fee.

(d) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Liabilities shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (determined without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Article V. are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e) Cash Collateral.

(i) If the reallocation described in the immediately preceding subsection (d) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in this subsection.

(ii) At any time that there shall exist a Defaulting Lender, within 1 Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to the immediately preceding subsection (d) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the aggregate Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time.

(iii) The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Issuing Bank, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Liabilities, to be applied pursuant to the immediately following clause (iv). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the aggregate Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(iv) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Liabilities (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(v) Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this subsection following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (y) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral.

(f) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with their respective Commitment Percentages (determined without giving effect to the immediately preceding subsection (d)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(g) New Letters of Credit. So long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 3.11. Taxes.

(a) Issuing Banks. For purposes of this Section, the term “Lender” includes the Issuing Banks and the Administrative Agent, the term “Applicable Law” includes FATCA and the term “IRS Form W‑8BEN” includes both IRS Form W-8BEN and IRS Form W-8BEN-E, as applicable.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. Without duplication of any obligation under the preceding subsections (b) or (c), the Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.6. relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection. The provisions of this subsection shall continue to inure to the benefit of an Administrative Agent following its resignation as Administrative Agent.

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit N‑1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of IRS Form W-8BEN; or

(IV) to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit N‑2 or Exhibit N‑3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit N‑4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) If an Administrative Agent is a United States person (as defined in Section 7701(a)(30) of the Code), upon the request of the Borrower, it shall deliver to the Borrower on or prior to the date on which it becomes an Administrative Agent under this Agreement with two duly completed copies of Form W-9. If the Administrative Agent is not a United States person (as defined in Section 7701(a)(30) of the Code), upon the request of the Borrower, it shall provide to the Borrower on or prior to the date on which it becomes an Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower): (A) two executed copies of Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own account, and (B) two executed copies of Form W-8IMY with respect to any amounts payable to the Administrative Agent for the account of others, certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business within the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a United States person with respect to such payments (and the Borrower and the Administrative Agent agree to so treat the Administrative Agent as a United States person with respect to such payments as contemplated by Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations).

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Article IV. Yield Protection, Etc.

Section 4.1. Additional Costs; Capital Adequacy.

(a) Capital Adequacy. If any Lender in the Loans determines that compliance with any law or regulation or Regulatory Change or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender, or any corporation controlling such Lender, as a consequence of, or with reference to, such Lender’s Commitments or its making or maintaining Loans below the rate which such Lender or such corporation controlling such Lender could have achieved but for such compliance (taking into account the policies of such Lender or such corporation with regard to capital), then the Borrower shall, from time to time, within 30 calendar days after written demand by such Lender, pay to such Lender additional amounts sufficient to compensate such Lender or such corporation controlling such Lender to the extent that such Lender determines such increase in capital is allocable to such Lender’s obligations hereunder.

(b) Additional Costs. In addition to, and not in limitation of the immediately preceding clause (a), the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any SOFR Loans or its obligation to make any SOFR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such SOFR Loans or such obligation or the maintenance by such Lender of capital in respect of its SOFR Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such SOFR Loans or its Commitments (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such SOFR Loans by the jurisdiction in which such Lender has its principal office or such Lending Office), or (ii) imposes or modifies any reserve, special deposit or similar requirements (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on SOFR Loans is determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).

(c) Lender’s Suspension of SOFR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on SOFR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes SOFR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, SOFR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.6. shall apply).

(d) Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Issuing Bank of issuing (or any Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Issuing Bank or any Lender hereunder in respect of any Letter of Credit, then, upon demand by the Issuing Bank or such Lender, the Borrower shall pay promptly, and in any event within 3 Business Days of demand, to the Issuing Bank or, in the case of such Lender, to the Administrative Agent for the account of such Lender, from time to time as specified by the Issuing Bank or such Lender, such additional amounts as shall be sufficient to compensate the Issuing Bank or such Lender for such increased costs or reductions in amount.

(e) Notification and Determination of Additional Costs. Each of the Administrative Agent, Issuing Bank, each Lender, and each Participant, as the case may be, agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Administrative Agent, the Issuing Bank, such Lender or such Participant to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent, the Issuing Bank, any Lender or any Participant to give such notice shall not release the Borrower from any of its obligations hereunder. The Administrative Agent, the Issuing Bank, each Lender and each Participant, as the case may be, agrees to furnish to the Borrower (and in the case of the Issuing Bank, a Lender or a Participant to the Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section. Absent manifest error, determinations by the Administrative Agent, the Issuing Bank, such Lender, or such Participant, as the case may be, of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.2. Suspension of SOFR Loans.

(a) Circumstances Affecting SOFR Availability. Subject to clause (b) below, in connection with any request for a SOFR Loan or a Conversion to or Continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Adjusted Daily Simple SOFR pursuant to the definition thereof or Adjusted Term SOFR on or prior to the first day of the applicable Interest Period or (ii) the Requisite Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Adjusted Daily Simple SOFR or Adjusted Term SOFR, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining any such Loan during, with respect to Adjusted Term SOFR, such Interest Period and, in the case of clause (ii), the Requisite Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to Convert any Loan to or Continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Requisite Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, Conversion to or Continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have Converted any such request into a request for a borrowing of or Conversion to Base Rate Loans in the amount specified therein, (B) the Borrower may repay in full (or cause to be repaid in full) the then outstanding principal amount of each such SOFR Loan together with accrued interest thereon (subject to Section 3.8.) (I) with respect to any Daily Simple SOFR Loans, immediately and (II) with respect to any Term SOFR Loans, at the end of the applicable Interest Period, and (C) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans (I) with respect to any Daily Simple SOFR Loans, immediately and (II) with respect to any Term SOFR Loans, at the end of the applicable Interest Period. Upon any such repayment or Conversion, the Borrower shall also pay accrued interest on the amount so repaid or Converted, together with any additional amounts required pursuant to Section 4.4.

(b) Benchmark Replacement Setting.

(i) Benchmark Replacement.

(A) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Requisite Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 4.2(b)(i)(A) will occur prior to the applicable Benchmark Transition Start Date.

(B) No Derivatives Contract shall be deemed to be a “Loan Document” for purposes of this Section 4.2(b).

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.2.(b)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.2.(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.2.(b).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including Adjusted Term SOFR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative

Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A) the Borrower may revoke any pending request for a borrowing of, Conversion to or Continuation of any affected SOFR Loans to be made, Converted or Continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have Converted any such request into a request for a borrowing of or Conversion to Base Rate Loans and (B) any outstanding affected SOFR Loans will be deemed to have been Converted to Base Rate Loans (I) with respect to any Daily Simple SOFR Loans, immediately and (II) with respect to any Term SOFR Loans, at the end of the applicable Interest Period. During any Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

Section 4.3. Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain SOFR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, SOFR Loans shall be suspended until such time as such Lender may again make and maintain SOFR Loans (in which case the provisions of Section 4.6. shall be applicable).

Section 4.4. Compensation.

The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of the Administrative Agent, such amount or amounts as the Administrative Agent shall determine in its reasonable discretion shall be sufficient to compensate such Lender for any loss, cost or expense attributable to:

(a) any payment or prepayment (whether mandatory or optional) of a Term SOFR Loan, or Conversion of a Term SOFR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V. to be satisfied) to borrow a SOFR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a SOFR Loan or Continue a Term SOFR Loan on the requested date of such Conversion or Continuation.

Not in limitation of the foregoing, such compensation shall include, without limitation; in the case of a Term SOFR Loan, an amount equal to the then present value of (i) the amount of interest that would have accrued on such Term SOFR Loan for the remainder of the Interest Period at the rate applicable to such SOFR Loan, less (ii) the amount of interest that would accrue on the same Term SOFR Loan for the same period if Adjusted Term SOFR were set on the date on which such Term SOFR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such Term SOFR

Loan, as applicable, calculating present value by using as a discount rate Adjusted Term SOFR quoted on such date. Upon the Borrower’s request, the Administrative Agent shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Absent manifest error, any such statement shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.5. Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.11. or 4.1., and the Requisite Lenders are not requesting compensation under such Sections, or (b) the obligation of any Lender to make SOFR Loans or to Continue, or to Convert Base Rate Loans into, SOFR Loans shall be suspended pursuant to Sections 4.1.(c) or 4.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 12.6.(c) for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender. Each of the Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Administrative Agent, such Affected Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section 3.11. or 4.1.

Section 4.6. Treatment of Affected Loans.

If the obligation of any Lender to make SOFR Loans or to Continue, or to Convert Base Rate Loans into, SOFR Loans shall be suspended pursuant to Section 4.1.(c) or Section 4.3. then such Lender’s SOFR Loans shall be automatically Converted into Base Rate Loans on (I) with respect to any Daily Simple SOFR Loans, immediately and (II) with respect to any Term SOFR Loans, the last day(s) of the then current Interest Period(s) for such Term SOFR Loans (or, in the case of a Conversion required by Section 4.1.(c) or Section 4.3. on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, in each case unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1.(c) or Section 4.3. that gave rise to such Conversion no longer exist:

(i) to the extent that such Lender’s SOFR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s SOFR Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or Continued by such Lender as SOFR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into SOFR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 4.1.(c) or 4.3. that gave rise to the Conversion of such Lender’s SOFR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when SOFR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, (I) with respect to any Daily Simple

SOFR Loans, immediately and (II) with respect to any Term SOFR Loans, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term SOFR Loans, in each case to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding SOFR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

Section 4.7. Change of Lending Office.

Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.11., 4.1. or 4.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

Section 4.8. Assumptions Concerning Funding of SOFR Loans.

Calculation of all amounts payable to a Lender under this Article IV. shall be made as though such Lender had actually funded SOFR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such SOFR Loans in an amount equal to the amount of the SOFR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its SOFR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

Article V. Conditions Precedent

Section 5.1. Initial Conditions Precedent.

The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i) Counterparts of this Agreement executed by each of the parties hereto;

(ii) Revolving Notes executed by the Borrower, payable to each Lender and complying with the terms of Section 2.10.(a) executed by the Borrower;

(iii) The articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party;

(iv) A certificate of good standing or certificate of similar meaning with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(v) A certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party;

(vi) Copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (i) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(vii) An opinion of counsel to the Loan Parties addressed to the Administrative Agent and the Lenders;

(viii) The Fees then due and payable under Section 3.6., and any other Fees payable to the Administrative Agent, the Titled Agents and the Lenders on or prior to the Effective Date, including without limitation, the fees and expenses of counsel to the Administrative Agent;

(ix) A Compliance Certificate calculated as of December 31, 2023 (giving pro forma effect to the financing contemplated by this Agreement and the use of the proceeds of the Loans to be funded on the Effective Date);

(x) A completed Disbursement Instruction Agreement effective as of the Agreement Date;

(xi) Evidence that all indebtedness, liabilities or obligations (other than obligations in respect of Existing Letters of Credit) owing by the Loan Parties under the Existing Credit Agreement shall have been paid in full and all Liens, if any, securing such indebtedness, liabilities or other obligations have been released;

(xii) At least five (5) Business Days prior to the Agreement Date, all documentation and other information requested by the Administrative Agent or any Lender or required by regulatory authorities in order for the Administrative Agent and the Lenders to comply with requirements of any Anti-Money Laundering Laws, including the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and any applicable “know your customer” rules and regulations;

(xiii) A Beneficial Ownership Certification in relation to the Borrower (or a certification that the Borrower qualifies for an express exclusion from the “legal entity customer” definition under the Beneficial Ownership Regulations), in each case at least five (5) Business Days prior to the Agreement Date; and

(xiv) such other documents and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request; and

(b) In the good faith judgment of the Administrative Agent:

(i) There shall not have occurred or become known to the Administrative Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Administrative Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii) No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(iii) The Borrower and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which the Borrower or any other Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party; and

(iv) There shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

Section 5.2. Conditions Precedent to All Loans and Letters of Credit.

The obligations of the Lenders to make any Loans and of the Issuing Banks to issue Letters of Credit, are all subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto, and no violation of the limits described in Section 2.15. would occur after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder; and (c) in the case of the borrowing of Revolving Loans, the Administrative Agent shall have received a timely Notice of Borrowing and in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a timely request for the issuance of such Letter of Credit. Each Credit Event shall constitute a certification by the Borrower to the effect set forth clauses (a) and (b) of the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, the Borrower shall be deemed to have represented to the Administrative Agent and the Lenders at the time such Loan is made or such Letter of Credit is issued that all conditions to the making of such Loan or issuing of such Letter of Credit contained in this Article V. have been satisfied.

Section 5.3. Conditions as Covenants.

If the Lenders permit the making of any Loans, or the Issuing Bank issues a Letter of Credit, prior to the satisfaction of all conditions precedent set forth in Sections 5.1. and 5.2., the Borrower shall nevertheless cause such condition or conditions to be satisfied within 5 Business Days after the date of the making of such Loans or the issuance of such Letter of Credit. Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a confirmation by such Lender to the Administrative Agent and the other Lenders that insofar as such Lender is concerned the Borrower has satisfied the conditions precedent for initial Loans set forth in Sections 5.1. and 5.2.

Article VI. Representations and Warranties

Section 6.1. Representations and Warranties.

In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans and, in the case of the Issuing Bank, to issue Letters of Credit, the Borrower represents and warrants to the Administrative Agent, the Issuing Bank and each Lender as follows:

(a) Organization; Power; Qualification. Each of the Borrower, each other Loan Party and each other Subsidiary is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b) Ownership Structure. As of the Agreement Date, Part I of Schedule 6.1.(b) is a complete and correct list of all Subsidiaries of the Borrower setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) the type of legal entity of such Subsidiary, (iii) each Person holding any Equity Interests in such Subsidiary, (iv) the nature of the Equity Interests held by each such Person, (v) the percentage of ownership of such Subsidiary represented by such Equity Interests, and (vi) whether such Subsidiary is a Material Subsidiary and/or an Excluded Subsidiary. Except as disclosed in such Schedule, as of the Agreement Date (A), each of the Borrower and its Subsidiaries owns, free and clear of all Liens, and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (B) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (C) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. As of the Agreement Date, Part II of Schedule 6.1.(b) correctly sets forth all Unconsolidated Affiliates of the Borrower, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Borrower.

(c) Authorization of Agreement, Etc. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. The Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents and the Fee Letter to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents and the Fee Letter to which the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(d) Compliance of Loan Documents and Fee Letter with Laws, Etc. The execution, delivery and performance of this Agreement, Notes and the other Loan Documents to which the Borrower or any other Loan Party is a party and of the Fee Letter in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower or any other Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Loan Party.

(e) Compliance with Law; Governmental Approvals. The Borrower, each Subsidiary and each other Loan Party is in compliance with each Governmental Approval applicable to it and all other Applicable Laws (including without limitation, all Environmental Laws) relating to the Borrower, each Subsidiary or such other Loan Party except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.

(f) Title to Properties; Liens. As of the Agreement Date, Part I of Schedule 6.1.(f) sets forth all of the real property owned or leased by the Borrower, each other Loan Party and each other Subsidiary. Each such Person has good, marketable and legal title to, or a valid leasehold interest in, its respective assets. As of the Agreement Date, there are no Liens against any of the assets of the Borrower, any Subsidiary or any other Loan party except for the Liens existing as of the Agreement Date set forth on Part II of Schedule 6.1.(f) and the other Permitted Liens.

(g) Existing Indebtedness; Total Liabilities. Part I of Schedule 6.1.(g) is, as of the Agreement Date, a complete and correct listing of all Indebtedness (including without limitation all Guarantees) of the Borrower and its Subsidiaries, and if such Indebtedness is secured by any Lien, a description of all of the property subject to such Lien. As of the Agreement Date, the Loan Parties and the other Subsidiaries have performed and are in material compliance with all of the terms of such Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute a default or event of default, exists with respect to any such Indebtedness. Part II of Schedule 6.1.(g) is, as of the Agreement Date, a complete and correct listing of all Total Liabilities of the Loan Parties and the other Subsidiaries (excluding any Indebtedness set forth on Part I of such Schedule).

(h) Litigation. Except as set forth on Schedule 6.1.(h), there are no actions, suits, investigations or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, nor to the knowledge of the Borrower is there any basis therefor) against or in any other way relating adversely to or affecting, the Borrower, any Subsidiary or any other Loan Party or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which, (i) if adversely determined, could reasonably be expected to have a

Material Adverse Effect or (ii) in any manner draws into question the validity or enforceability of any Loan Documents or the Fee Letter. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Borrower, any Subsidiary or any other Loan party which could reasonably be expected to have a Material Adverse Effect.

(i) Taxes. All federal, state and other tax returns of the Borrower, any Subsidiary or any other Loan Party required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, any Subsidiary and each other Loan Party and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment or non-filing which is at the time permitted under Section 7.5. As of the Agreement Date, none of the United States income tax returns of the Borrower, its Subsidiaries or any other Loan Party is under audit. All charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries and each other Loan Party in respect of any taxes or other governmental charges are in accordance with GAAP.

(j) Financial Statements. The Borrower has furnished to each Lender copies of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal years ended December 31, 2022 and December 31, 2023, and the related audited consolidated statements of operations, shareholders’ equity and cash flow for the fiscal years ended on such dates, with the opinion thereon of Ernst & Young LLP. Such balance sheets and statements (including in each case related schedules and notes) are complete and correct in all material respects and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Borrower and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). Neither the Borrower nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements.

(k) No Material Adverse Change; Solvency. Since December 31, 2023, there has been no event, change, circumstance or occurrence that could reasonably be expected to have a Material Adverse Effect. The Borrower is Solvent and the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

(l) ERISA.

(i) Each Benefit Arrangement is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws in all material respects. Except with respect to Multiemployer Plans, each Qualified Plan (A) has received a favorable determination from the Internal Revenue Service applicable to such Qualified Plan’s current remedial amendment cycle (as defined in Revenue Procedure 2007-44 or “2007-44” for short), (B) has timely filed for a favorable determination letter from the Internal Revenue Service during its staggered remedial amendment cycle (as defined in 2007-44) and such application is currently being processed by the Internal Revenue Service, (C) had filed for a determination letter prior to its “GUST remedial amendment period” (as defined in 2007-44) and received such determination letter and the staggered remedial amendment cycle first following the GUST remedial amendment period for such Qualified Plan has not yet expired, or (D) is maintained under a prototype plan and may rely upon a favorable opinion letter issued by the Internal Revenue Service with respect to such prototype plan. To the best knowledge of the Borrower, nothing has occurred which would cause the loss of its reliance on each Qualified Plan’s favorable determination letter or opinion letter.

(ii) With respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group’s financial statements in accordance with FASB ASC 715. The “benefit obligation” of all Plans does not exceed the “fair market value of plan assets” for such Plans by more than $10,000,000 all as determined by and with such terms defined in accordance with FASB ASC 715.

(iii) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred or is expected to occur; (ii) there are no pending, or to the best knowledge of the Borrower, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a Benefit Arrangement; (iii) there are no violations of the fiduciary responsibility rules with respect to any Benefit Arrangement; and (iv) no member of the ERISA Group has engaged in a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Plan, that would subject any member of the ERISA Group to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.

(m) Not Plan Assets; No Prohibited Transactions. None of the assets of the Borrower, any other Loan Party or any other Subsidiary constitute “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. Assuming that no Lender funds any amount payable by it hereunder with “plan assets,” as that term is defined in 29 C.F.R. 2510.3-101, the execution, delivery and performance of this Agreement and the other Loan Documents, and the borrowing and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(n) Absence of Default. Neither the Borrower, any Subsidiary nor any other Loan Party is in default under its certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, or any combination of the foregoing, would constitute a default or event of default by the Borrower, any Subsidiary or any other Loan Party under any agreement (other than this Agreement) or judgment, decree or order to which the Borrower or any Subsidiary or other Loan Party is a party or by which the Borrower or any Subsidiary or other Loan Party or any of their respective properties may be bound where such default or event of default could, individually or in the aggregate, have a Material Adverse Effect.

(o) Environmental Laws. In the ordinary course of business and from time to time each of the Borrower, its Subsidiaries and the other Loan Parties conducts reviews of the effect of Environmental Laws on its respective business, operations and properties, including without limitation, their respective Properties, in the course of which the Borrower, each Subsidiary and each other Loan Party identifies and evaluates associated actual and potential liabilities and costs (including, without limitation, determining whether any capital or operating expenditures are required for clean-up or closure of properties presently or previously owned, determining whether any capital or operating expenditures are required to achieve or maintain compliance in all material respects with Environmental Laws or required as a condition of any Governmental Approval, any contract, or any related constraints on operating activities, determining whether any costs or liabilities exist in connection with on-site or off-site treatment, storage, handling and disposal of wastes or Hazardous Materials, and determining whether any actual or potential liabilities to third parties, including employees, and any related costs and expenses exist). Each of the Borrower, its Subsidiaries and the other Loan Parties: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Properties, (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (i) through (iii) the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not reasonably be expected to have a Material Adverse Effect, the Borrower has no knowledge of, nor has received notice of, any past, present, or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to the Borrower, its Subsidiaries and each other Loan Party, their respective businesses, operations or with respect to the Properties, may: (i) cause or contribute to an actual or alleged violation of or noncompliance with Environmental Laws, (ii) cause or contribute to any other potential common‑law or legal claim or other liability, or (iii) cause any of the Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (i) through (iii) is based on or related to the on-site or off-site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any wastes or Hazardous Material, or any other requirement under Environmental Law. There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, mandate, order, lien, request, investigation, or proceeding pending or, to the Borrower’s knowledge after due inquiry, threatened, against the Borrower, its Subsidiaries or any other Loan Party relating in any way to Environmental Laws which could reasonably be expected to have a Material Adverse Effect. None of the Properties is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law. To Borrower’s knowledge, no Hazardous Materials generated at or transported from the Properties is or has been transported to, or disposed of at, any location that is listed or proposed for listing on the National Priority List or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to the extent that such transportation or disposal could not reasonably be expected to result in a Material Adverse Effect.

(p) Investment Company. None of the Borrower, any Subsidiary or any other Loan Party is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(q) Margin Stock. None of the Borrower, any Subsidiary or any other Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(r) Affiliate Transactions. Except as permitted by Section 9.10. or as otherwise set forth on Schedule 6.1.(r), neither the Borrower, any Subsidiary nor any other Loan Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower, any Subsidiary or any other Loan Party is a party.

(s) Intellectual Property. Each of the Borrower, each other Loan Party and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person. The Borrower, each other Loan Party and each other Subsidiary have taken all such steps as they reasonably deem necessary to protect their respective rights under and with respect to such Intellectual Property. No material claim has been asserted by any Person with respect to the use of any Intellectual Property by the Borrower, any other Loan Party or any other Subsidiary, or challenging or questioning the validity or effectiveness of any Intellectual Property. The use of such Intellectual Property by the Borrower, its Subsidiaries and the other Loan Parties, does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower, any other Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(t) Business. As of the Agreement Date, the Borrower and its Subsidiaries are engaged in the business of acquiring, owning, financing, leasing, managing, developing and selling retail, office and industrial real property generally leased to credit-worthy tenants under net leases, together with other business activities incidental thereto.

(u) Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Borrower or any of its Subsidiaries ancillary to the transactions contemplated hereby.

(v) Accuracy and Completeness of Information. No written information, report or other papers or data (excluding financial projections and other forward looking statements) furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any Subsidiary or any other Loan Party in connection with or relating in any way to this Agreement, contained any untrue statement of a fact material to the creditworthiness of the Borrower, any Subsidiary or any other Loan Party or omitted to state a material fact necessary in order to make such statements contained therein, in light of the circumstances under which they were made, not misleading. All financial statements furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any Subsidiary or any other Loan Party in connection with or relating in any way to this Agreement, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. All financial projections and other forward looking statements prepared by or on behalf of the Borrower, any Subsidiary or any other Loan Party that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on reasonable assumptions. As of the Effective Date, no fact is known to the Borrower which has had, or may in the future have (so far as the Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1.(j) or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders.

(w) REIT Status. The Borrower qualifies as a REIT and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow the Borrower to maintain its status as a REIT.

(x) Unencumbered Assets. As of the Agreement Date, Schedule 6.1.(x) is a correct and complete list of all Unencumbered Assets. Each of the assets included by the Borrower in calculations of Unencumbered Asset Value satisfies all of the requirements contained in the definition of “Unencumbered Asset”.

(y) Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(a) None of (i) the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers, employees or Affiliates, or (ii) any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the facilities set forth in this Agreement, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (D) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.

(b) Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(c) Each of the Borrower and its Subsidiaries, and to the knowledge of the Borrower, director, officer, employee, agent and Affiliate of Borrower and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all material respects and applicable Sanctions.

(d) No proceeds of any Credit Event have been used, directly or indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 7.7.

(z) Affected Financial Institution. None of the Borrower, any other Loan Party or any other Subsidiary is an Affected Financial Institution.

(aa) Beneficial Ownership Certification. As of the Effective Date, all of the information included in the Beneficial Ownership Certification is true and correct.

Section 6.2. Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower, any Subsidiary or any other Loan Party to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower prior to the Agreement Date and delivered to the Administrative Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower in favor of the Administrative Agent or any of the Lenders under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, the date on which any extension of the Termination Date is effectuated pursuant to Section 2.11. and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.

Article VII. Affirmative Covenants

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.7., all of the Lenders) shall otherwise consent in the manner provided for in Section 12.7., the Borrower shall comply with the following covenants:

Section 7.1. Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 9.7., the Borrower shall, and shall cause each Subsidiary and each other Loan Party to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 7.2. Compliance with Applicable Law.

The Borrower shall, and shall cause each Subsidiary and each other Loan Party to, comply with all Applicable Laws, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect.

Section 7.3. Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each Subsidiary and other Loan Party to (a) protect and preserve all of its material properties, including, but not limited to, all Intellectual Property, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b) make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

Section 7.4. Insurance.

In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each Subsidiary and other Loan Party to, maintain insurance (on a full replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law, and from time to time deliver to the Administrative Agent upon its request a detailed list, together with copies of all policies of the insurance then in effect if requested, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. Subject to the requirements of any applicable lease, the Borrower shall, and shall cause its Subsidiaries to, apply any proceeds from such insurance coverage with respect to any Unencumbered Asset to either (i) repair or rebuild the property for which such proceeds are being received, (ii) acquire a substantially equivalent property or (iii) repay Obligations.

Section 7.5. Payment of Taxes and Claims.

The Borrower shall, and shall cause each Subsidiary and other Loan Party to, pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Borrower, such Subsidiary or such other Loan Party, as applicable, in accordance with GAAP.

Section 7.6. Inspections.

The Borrower shall, and shall cause each Subsidiary and other Loan Party to, permit representatives of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in the Borrower’s presence if an Event of Default does not then exist), all at such reasonable times during business hours and as often as may reasonably be requested and so long as no Event of Default exists, with reasonable prior notice, and at all times subject to the rights of tenants under their respective leases. The Borrower shall be obligated to reimburse the Administrative Agent and the Lenders for their costs and expenses incurred in connection with the exercise of their rights under this Section only if such exercise occurs while a Default or Event of Default exists.

Section 7.7. Use of Proceeds; Letters of Credit.

The Borrower shall use the proceeds of Loans and the Letters of Credit only (a) to refinance all of the Indebtedness outstanding under the Existing Credit Agreement and (b) for general corporate purposes of the Borrower and its Subsidiaries. The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, use any part of such proceeds (i) to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock; provided, however, the Borrower may use proceeds of the Loans and Letters of Credit to purchase the Borrower’s common stock so long as such use will not result in any of the Loans, Letters of Credit or other Obligations being considered to be “purpose credit” directly or indirectly secured by margin stock within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System, (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (iii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iv) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 7.8. Environmental Matters.

The Borrower shall, and shall cause all of its Subsidiaries and the other Loan Parties to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Borrower shall comply, and shall cause each other Loan Party and each other Subsidiary to comply, and the Borrower shall use, and shall cause each other Loan Party and each other Subsidiary to use, commercially reasonable efforts to cause all other Persons occupying, using or present on the Properties to comply, with all Environmental Laws in all material respects. The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions and pay or arrange to pay all costs necessary for it and for the Properties to comply in all material respects with all Environmental Laws and all Governmental Approvals, including actions to remove and dispose of all Hazardous Materials and to clean up the Properties as required under Environmental Laws. The Borrower shall, and shall cause the Loan Parties and the other Subsidiaries to, promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any

Environmental Laws. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 7.9. Books and Records.

The Borrower shall, and shall cause each of its Subsidiaries and the other Loan Parties to, maintain books and records pertaining to its respective business operations in such detail, form and scope as is consistent with good business practice and in accordance with GAAP.

Section 7.10. Further Assurances.

At the Borrower’s cost and expense and upon request of the Administrative Agent, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 7.11. New Subsidiaries /Guarantors.

(a) Requirement to Become Guarantor. A Subsidiary shall be required to become a Guarantor within 15 calendar days of the satisfaction of all of the following: (i) either (x) such Subsidiary owns an Unencumbered Asset or other asset the value of which is included in the determination of Unencumbered Asset Value or (y) such Subsidiary directly or indirectly owns any Equity Interest in a Subsidiary described in the preceding clause (x), and (ii) such Subsidiary incurs or suffers to exist any Indebtedness that is not Nonrecourse Indebtedness; provided that the preceding clause (ii) shall not apply to (A) a Guarantee by NNN REIT, LP (“NNNLP”) of customary exceptions to Nonrecourse Indebtedness of a Subsidiary of NNNLP for fraud, misapplication of funds, environmental indemnities, and other similar customary exceptions to nonrecourse liability (but not exceptions relating to bankruptcy, insolvency, receivership or other similar events) so long as the obligations of NNNLP in respect of such Guarantee are contingent and (B) Guarantees by NNNLP of Indebtedness of its Subsidiaries so long as the aggregate outstanding principal amount of such Indebtedness does not exceed $30,000,000 at any time. Within 15 calendar days thereof, the Borrower shall deliver to the Administrative Agent each of the following items, each in form and substance satisfactory to the Administrative Agent: (i) an Accession Agreement (or if the Guaranty is not in effect, a Guaranty) executed by the Subsidiary described in clause (i) and, (ii) the items that would have been delivered under Sections 5.1.(a)(iii) through (vii), and (xii) through (xiv) as if such Subsidiary had been a Guarantor on the Effective Date.

(b) [Reserved.]

(c) Release of a Guarantor. The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, a Guarantor from the Guaranty so long as: (i) such Guarantor is not otherwise required to be a party to the Guaranty under the immediately preceding subsection (a); (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.; (iii) the Administrative Agent shall have received such written request at least 10 Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release; and (iv) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are true and correct in all material respects on and as of the date of such request with the same force and effect as if made on and as the date of such request except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or the other Loan Documents. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

Section 7.12. REIT Status.

The Borrower shall at all times maintain its status as a REIT.

Section 7.13. Exchange Listing.

The Borrower shall maintain at least one class of common shares of the Borrower having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is the subject of price quotations in the over‑the‑counter market as reported by the National Association of Securities Dealers Automated Quotation System.

Section 7.14. Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions.

The Borrower shall, and shall cause each Subsidiary and each other Loan Party to, (a) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

Article VIII. Information

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.7., all of the Lenders) shall otherwise consent in the manner set forth in Section 12.7., the Borrower shall furnish to the Administrative Agent for distribution to each of the Lenders:

Section 8.1. Quarterly Financial Statements.

As soon as available and in any event within 5 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 45 days after the end of each of the first, second and third fiscal quarters of the Borrower commencing with the fiscal quarter ending March 31, 2024), the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of earnings, and cash flows of the Borrower and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief executive officer or chief financial officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year‑end audit adjustments).

Section 8.2. Year‑End Statements.

As soon as available and in any event within 5 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2024), the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of earnings, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by (a) the chief executive officer or chief financial officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period and (b) independent certified public accountants of recognized national standing acceptable to the Administrative Agent, whose certificate shall be unqualified and in scope and substance satisfactory to the Requisite Lenders and who shall have authorized the Borrower to deliver such financial statements and certification thereof to the Administrative Agent and the Lenders pursuant to this Agreement.

Section 8.3. Compliance Certificate; Additional Information.

At the time financial statements are furnished pursuant to Sections 8.1. and 8.2., a certificate substantially in the form of Exhibit K (a “Compliance Certificate”) executed by the chief financial officer of the Borrower: (a) setting forth in reasonable detail as at the end of such quarterly accounting period, fiscal year, or other fiscal period, as the case may be, the calculations required to establish whether or not the Borrower was in compliance with the covenants contained in Sections 9.1., 9.2. and 9.4. and (b) stating that, to the best of his or her knowledge, information and belief after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure. Together with any Compliance Certificate delivered with financial statements furnished pursuant to Sections 8.1. and 8.2., the Borrower shall deliver reports, in form and detail satisfactory to the Administrative Agent, setting forth and all Unencumbered Assets at the end of such fiscal quarter.

Section 8.4. Other Information.

(a) Management Reports. Promptly upon receipt thereof, copies of all management reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants;

(b) Securities Filings. Promptly upon, and in any event within 5 Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless requested by the Administrative Agent) and any registration statements on Form S‑8 or its equivalent), reports on Forms 10‑K, 10‑Q and 8‑K (or their equivalents) and all other periodic reports which the Borrower, any Subsidiary or any other Loan Party shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

(c) Shareholder Information; Press Releases. Promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Borrower, any Subsidiary or any other Loan Party;

(d) Projections. No later than December 31 of each fiscal year of the Borrower ending prior to the Termination Date (or by the end of each fiscal quarter of the Borrower ending prior to the Termination Date upon the Administrative Agent’s request), projected balance sheets, operating statements, profit and loss projections and cash flow budgets (including sources and uses of cash in form and content reasonably satisfactory to the Administrative Agent) of the Borrower and its Subsidiaries on a consolidated basis for the period of four consecutive fiscal quarters immediately following such fiscal year end or fiscal quarter end, as applicable, prepared on a quarterly basis and all itemized in reasonable detail. The foregoing shall be accompanied by pro forma calculations, together with detailed assumptions, required to establish whether or not the Borrower, and when appropriate its consolidated Subsidiaries, is projected to be in compliance with the covenants contained in Sections 9.1. at the end of each fiscal quarter of the next succeeding fiscal year. Such projected consolidated financial statements shall represent the reasonable best estimate by the Borrower of the future financial performance of the Borrower and its Subsidiaries for the periods set forth therein and shall be prepared on the basis of assumptions set forth therein, which the Borrower believes are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions (it being understood that actual results may differ from those set forth in such projected financial statements).

(e) ERISA. If any ERISA Event shall occur that individually, or together with any other ERISA Event that has occurred, could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

(f) Litigation. To the extent the Borrower, any other Loan Party or any other Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower, any other Loan Party or any other Subsidiary or any of their respective properties, assets or businesses which, if determined or resolved adversely to such Person, could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of any Loan Party or any other Subsidiary are being audited;

(g) Modification of Organizational Documents. A copy of any material amendment to the certificate or articles of incorporation, bylaws, partnership agreement or other similar organizational documents of the Borrower or any other Loan Party promptly upon, and in any event within 15 Business Days after, the effectiveness thereof;

(h) Change of Management or Financial Condition. Prompt notice of any material change in the executive management of the Borrower, any Subsidiary or any other Loan Party and any change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower, any Subsidiary or any other Loan Party which has had or could reasonably be expected to have a Material Adverse Effect;

(i) Default. Notice of the occurrence of any Default or Event of Default promptly upon a Responsible Officer of the Borrower, any other Loan Party or any other Subsidiary obtaining knowledge thereof;

(j) Judgments. Prompt notice of any order, judgment or decree in excess of $25,000,000 having been entered against the Borrower, any Subsidiary or any other Loan Party or any of their respective properties or assets;

(k) Notice of Violations of Law. Prompt notice if the Borrower, any Subsidiary or any other Loan Party shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law, or any inquiry with respect to any matters, in either case which could reasonably be expected to have a Material Adverse Effect;

(l) Material Asset Sales. Prompt notice of the sale, transfer or other disposition of any assets having a book value or fair market value in excess of $100,000,000 in the aggregate of the Borrower, any Subsidiary or any other Loan Party to any Person other than the Borrower, any Subsidiary or any other Loan Party;

(m) Ratings Change. Promptly, and in any event within 2 Business Days of any change in the Borrower’s Credit Rating, a certificate stating that the Borrower’s Credit Rating has changed and providing the new Credit Rating that is in effect;

(n) USA Patriot Act, Anti-Money Laundering Laws, and Anti-Corruption Laws Information. Promptly upon the request thereof, such other information and documentation required under applicable “know your customer” rules and regulations, the USA Patriot Act (Title III of Pub. L. 107-56) or any applicable Anti-Money Laundering Laws or Anti-Corruption Laws, in each case as from time to time reasonably requested by the Administrative Agent or any Lender;

(o) Notice of Violation of Environmental Laws. Promptly, and in any event within 3 Business Days after the Borrower receives any of the following notices, the Borrower shall provide the Administrative Agent with a copy of such notice if the matters referenced in such notice either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect: (i) the Borrower, any Loan Party or any other Subsidiary shall receive notice that any violation of or noncompliance with any Environmental Law has or may have been committed or is threatened; (ii) the Borrower, any Loan Party or any other Subsidiary shall receive notice that any administrative or judicial complaint, order or petition has been filed or other proceeding has been initiated, or is about to be filed or initiated against any such Person alleging any violation of or noncompliance with any Environmental Law or requiring any such Person to take any action in connection with the release or threatened release of Hazardous Materials; (iii) the Borrower, any Loan Party or any other Subsidiary shall receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for any costs associated with a response to, or remediation or cleanup of, a release or threatened release of Hazardous Materials or any damages caused thereby; or (iv) the Borrower, any Loan Party or any other Subsidiary shall receive notice of any other fact, circumstance or condition that could reasonably be expected to form the basis of an environmental claim;

(p) Derivatives Termination Value. Promptly upon the request of the Administrative Agent, the Derivatives Termination Value in respect of any Specified Derivatives Contract from time to time outstanding; and

(q) Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, any of its Subsidiaries, or any other Loan Party as the Administrative Agent or any Lender may reasonably request.

Section 8.5. Electronic Delivery of Certain Information.

(a) Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that the foregoing shall not apply to (A) notices to any Lender (or the Issuing Bank) pursuant to Article II. and (B) any Lender that has notified the Administrative Agent or Borrower that it cannot or does not want to receive electronic communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered 24 hours after the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or the Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificate required by Section 8.3. to the Administrative Agent and shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Except for the certificates required by Section 8.3., the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(b) Documents required to be delivered pursuant to Article II. may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.

Section 8.6. Public/Private Information.

The Borrower shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrower to the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and shall designate Information Materials (a) that are either available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”. Notwithstanding anything to the contrary in this Section, any Information Materials provided without any designation shall be deemed to be “Private Information” for all purposes hereunder.

Section 8.7. USA Patriot Act; Anti-Money Laundering Laws.

The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56) or any other Anti-Money Laundering Laws, each of them is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the USA Patriot Act (Title III of Pub. L. 107-56) or such Anti-Money Laundering Laws.

Article IX. Negative Covenants

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.7., all of the Lenders) shall otherwise consent in the manner set forth in Section 12.7., the Borrower shall comply with the following covenants:

Section 9.1. Financial Covenants.

The Borrower shall not permit:

(a) Maximum Leverage Ratio. The ratio of (i) Total Liabilities to (ii) Total Asset Value, to exceed 0.60 to 1.00 at any time; provided, however, that if such ratio is greater than 0.60 to 1.00 but is not greater than 0.65 to 1.00, then the Borrower shall be deemed to be in compliance with this subsection (a) so long as (i) the Borrower completed a Material Acquisition which resulted in such ratio (after giving effect to such Material Acquisition) exceeding 0.60 to 1.00 during the fiscal quarter in which such ratio first exceeded 0.60 to 1.00, (ii) such ratio does not exceed 0.60 to 1.00 for a period of more than three consecutive fiscal quarters immediately following the fiscal quarter in which such Material Acquisition was completed, (iii) the Borrower has not maintained compliance with this subsection (a) in reliance on this proviso more than two times during the term of this Agreement and (iv) such ratio is not greater than 0.65 to 1.00 at any time. For purposes of calculating the ratio contained in this subsection (a) only, as of any date of determination “Total Liabilities” shall be adjusted by deducting therefrom the lesser of (x) the amount of unrestricted cash and cash equivalents in excess of $30,000,000 and (y) the amount of Total Liabilities that matures within 24 months of such date of determination (such lesser amount is referred to as the “Total Liabilities Adjustment”). If, as of any date of determination, Total Liabilities is adjusted as set forth in the preceding sentence, then, as of such date of determination, “Total Asset Value” shall be reduced by an amount equal to the Total Liabilities Adjustment.

(b) Minimum Fixed Charge Ratio. The ratio of (i) EBITDA of the Borrower and its Subsidiaries for the period of four consecutive fiscal quarters of the Borrower most recently ended to (ii) Fixed Charges for such period, to be less than 1.50 to 1.00 at any time.

(c) Unencumbered Asset Ratio. The ratio of (i) Unencumbered Asset Value to (ii) Unsecured Indebtedness of the Borrower and its Subsidiaries, to be less than 1.67 to 1.00 at any time; provided, however, that if such ratio is less than 1.67 to 1.00 but is not less than 1.54 to 1.00, then the Borrower shall be deemed to be in compliance with this subsection (c) so long as (i) the Borrower completed a Material Acquisition which resulted in such ratio (after giving effect to such Material Acquisition) being less than 1.67 to 1.00 during the fiscal quarter in which such ratio first was less than 1.67 to 1.00, (ii) such ratio is not less than 1.67 to 1.00 for a period of more than three consecutive fiscal quarters immediately following the fiscal quarter in which such Material Acquisition was completed, (iii) the Borrower has not maintained compliance with this subsection (c) in reliance on this proviso more than two times during the term of this Agreement and (iv) such ratio is not less than 1.54 to 1.00 at any time. For purposes of this subsection (c), during any period that the ratio of Total Liabilities to Total Asset Value is greater than 0.50 to 1.00, the amount of Secured Indebtedness of the Borrower and its Subsidiaries that is not Nonrecourse Indebtedness in excess of 5.00% of Total Asset Value shall be deemed to be Unsecured Indebtedness.

(d) Unencumbered Interest Ratio. The ratio of (i) Unencumbered NOI for the period of four consecutive fiscal quarters of the Borrower most recently ended to (ii) Interest Expense in respect of Unsecured Indebtedness of the Borrower and its Subsidiaries for such period, to be less than 1.75 to 1.00 at any time.

(e) [Reserved].

(f) Maximum Secured Indebtedness Ratio. The ratio of (i) Secured Indebtedness of the Borrower and its Subsidiaries to (ii) Total Asset Value, to exceed 0.40 to 1.00 at any time. For purposes of calculating the ratio contained in this subsection (f) only, as of any date of determination, “Secured Indebtedness” shall be adjusted by deducting therefrom the lesser of (x) the amount of unrestricted cash and cash equivalents in excess of $30,000,000 and (y) the amount of Secured Indebtedness that matures within 24 months of such date of determination (such lesser amount is referred to as the “Secured Indebtedness Adjustment”). If, as of any date of determination, Secured Indebtedness is adjusted as set forth in the preceding sentence, then, as of such date of determination, Total Asset Value shall be reduced by an amount equal to the Secured Indebtedness Adjustment.

(g) Revenues from Ground Leases. The ratio (expressed as a percentage) of (i) the aggregate income of the Borrower and its Subsidiaries from properties leased by the Borrower and its Subsidiaries (as lessees) under ground leases for any fiscal quarter ending during the term of this Agreement to (ii) Gross Lease Revenues for such fiscal quarter, to exceed 7.50%.

Section 9.2. Restricted Payments.

If any Event of Default exists, the Borrower shall not, and shall not permit any Subsidiary to, declare or make any Restricted Payment other than cash distributions to its shareholders during any fiscal year in an aggregate amount not to exceed the minimum amount necessary for the Borrower to remain in compliance with Section 7.12. If an Event of Default specified in Section 10.1.(a), Section 10.1.(b), Section 10.1.(f) or Section 10.1.(g) exists or, if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 10.2.(a), the Borrower shall not, and shall not permit any Subsidiary to, make any Restricted Payments to any Person whatsoever other than to the Borrower or any Wholly Owned Subsidiary.

Section 9.3. Indebtedness.

The Borrower shall not, and shall not permit any Subsidiary or any other Loan Party to, incur, assume, or otherwise become obligated in respect of any Indebtedness after the Agreement Date if immediately prior to the assumption, incurring or becoming obligated in respect thereof, or immediately thereafter and after giving effect thereto, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

Section 9.4. [Reserved].

Section 9.5. Conduct of Business.

The Borrower shall not, and shall not permit any Subsidiary or any other Loan Party to, engage in any type of business except as described in Section 6.1.(t).

Section 9.6. Liens; Negative Pledges; Other Matters.

(a) The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

(b) The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement (x) evidencing Indebtedness which the Borrower or such Subsidiary may create, incur, assume, or permit or suffer to exist under Section 9.3., (y) which Indebtedness is secured by a Lien permitted to exist under the Loan Documents, and (z) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; or (ii) an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale.

(c) The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than an Excluded Subsidiary) to: (i) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower or any Subsidiary; (ii) pay any Indebtedness owed to the Borrower or any Subsidiary; (iii) make loans or advances to the Borrower or any Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any other Subsidiary.

Section 9.7. Merger, Consolidation, Sales of Assets and Other Arrangements.

The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to: (i) enter into any transaction of merger or consolidation; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, whether now owned or hereafter acquired; provided, however, that:

(a) any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Subsidiary or any other Loan Party (other than the Borrower) so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;

(b) the Borrower, each Subsidiary and each other Loan Party may sell, transfer or dispose of assets among themselves;

(c) the Borrower, its Subsidiaries and the other Loan Parties may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business; and

(d) a Person may merge with and into the Borrower, any Subsidiary or any Loan Party so long as (i) the Borrower, such Subsidiary or such Loan Party, as applicable, is the survivor of such merger, (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, and (iii) the Borrower shall have given the Administrative Agent and the Lenders at least 10 Business Days’ prior written notice of such merger (except that such prior notice shall not be required in the case of the merger of a Subsidiary with and into the Borrower).

If, as a result of the consummation of any transaction described in the immediately preceding clause (a) or (b), a Person would become a Subsidiary that has assets having a book value or fair market value in excess of $75,000,000 in the aggregate and that is not an Excluded Subsidiary, the Borrower shall not permit the consummation of such transaction unless the items described in Section 7.11. (a) are delivered to the Administrative Agent at the time of the consummation of such transaction.

Section 9.8. Fiscal Year.

The Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, change its fiscal year from that in effect as of the Agreement Date.

Section 9.9. Modifications of Organizational Documents.

The Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, amend, supplement, restate or otherwise modify its articles or certificate of incorporation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document without the prior written consent of the Administrative Agent and the Requisite Lenders if such amendment, supplement, restatement or other modification could reasonably be expected to have a Material Adverse Effect.

Section 9.10. Transactions with Affiliates.

The Borrower shall not permit to exist or enter into, and shall not permit any of its Subsidiaries or any other Loan Party to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower, such Subsidiary or such Loan Party, except (a) as set forth on Schedule 6.1.(r), (b) transactions between and among the Borrower and its Wholly Owned Subsidiaries or (c) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower, such Subsidiary, or such Loan Party and upon fair and reasonable terms which are no less favorable to the Borrower, such Subsidiary, or such Loan Party than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate. Notwithstanding the forgoing, no payments may be made with respect to any items set forth on such Schedule 6.1.(r) if a Default or Event of Default exists or would result therefrom.

Section 9.11. ERISA Exemptions.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The Borrower shall not cause or permit to occur, and shall not permit any other member of the ERISA Group to cause or permit to occur, any ERISA Event if such ERISA Event could reasonably be expected to have a Material Adverse Effect.

Section 9.12. Environmental Matters.

The Borrower shall not, and shall not permit its Subsidiaries or any other Loan Party or any other Person to, use, generate, discharge, emit, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Materials on, under or from the Properties in violation of any Environmental Law the violation of which could reasonably be expected to have a Material Adverse Effect. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 9.13. Derivatives Contracts.

The Borrower shall not, and shall not permit any Subsidiary or any other Loan Party, to enter into or become obligated in respect of, Derivatives Contracts, other than Derivatives Contracts entered into by the Borrower, Loan Party or such Subsidiary in the ordinary course of business and which establish a hedge in respect of liabilities, commitments or assets held or reasonably anticipated by the Borrower, a Loan Party or other Subsidiary.

Article X. Default

Section 10.1. Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a) Default in Payment of Principal. The Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans, or any Reimbursement Obligation.

(b) Default in Payment of Interest and Other Obligations. The Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document, or any other Loan Party shall fail to pay when due any payment Obligation owing by such other Loan Party under any Loan Document to which it is a party, and such failure shall continue for a period of 5 Business Days.

(c) Default in Performance.

(i) The Borrower shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Section 8.4.(i) or in Article IX.; or

(ii) The Borrower or any other Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and, in the case of this clause (ii) only, such failure shall continue for a period of 30 calendar days after the earlier of (x) the date upon which a Responsible Officer of the Borrower or any other Loan Party obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Administrative Agent.

(d) Material Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Borrower or any other Loan Party to the Administrative Agent, the Issuing Bank or any Lender, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.

(e) Indebtedness Cross‑ Default.

(i) The Borrower, any Subsidiary or any other Loan Party shall fail to pay when due and payable, after the expiration of any applicable notice and cure period, the principal of, or interest on, any Indebtedness (other than the Loans) having an aggregate outstanding principal amount of (or, in the case of any Derivatives Contract, having, without regard to the effect of any close-out netting provision, a Derivatives Termination Value) of $100,000,000 or more (“Material Debt”); or

(ii) (x) The maturity of any Material Debt shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Debt or (y) any Material Debt shall have been required to be prepaid or repurchased prior to the stated maturity thereof; or

(iii) Any other event exists, with or without the passage of time, the giving of notice, or otherwise, would permit any holder or holders of any Material Debt, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Debt or require any such Material Debt to be prepaid or repurchased prior to its stated maturity; or

(iv) As a result of any Loan Party’s failure to perform or observe any term, covenant, condition or agreement contained in any Derivatives Contract, such Derivatives Contract is terminated and the Derivatives Termination Value owed by such Loan Party as a result thereof is $50,000,000 or more.

(f) Voluntary Bankruptcy Proceeding. The Borrower, any other Loan Party or any Subsidiary to which more than five percent (5%) of Total Asset Value is attributable in the aggregate shall: (i) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding‑up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(g) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower, any other Loan Party or any Subsidiary to which more than five percent (5%) of Total Asset Value is attributable in the aggregate in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding‑up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against the Borrower, such Subsidiary or such other Loan Party(including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(h) Litigation; Enforceability. The Borrower or any other Loan Party shall (or shall attempt to) disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or the Fee Letter or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or the Fee Letter or any Loan Document or the Fee Letter shall cease to be in full force and effect (except as a result of the express terms thereof).

(i) Judgment. A judgment or order for the payment of money or for an injunction shall be entered against the Borrower, any Subsidiary or any other Loan Party, by any court or other tribunal and (i) such judgment or order shall continue for a period of 30 days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such outstanding judgments or orders entered against the Borrower, such Subsidiaries and such other Loan Parties, $50,000,000 or (B) in the case of an injunction or other non-monetary judgment, such judgment could reasonably be expected to have a Material Adverse Effect.

(j) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower, any Subsidiary or any other Loan Party which exceeds, individually or together with all other such warrants, writs, executions and processes, $100,000,000 in amount and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Loan Party.

(k) ERISA.

(i) Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $25,000,000; or

(ii) The “benefit obligation” of all Plans exceeds the “fair market value of plan assets” for such Plans by more than $25,000,000, all as determined, and with such terms defined, in accordance with FASB ASC 715.

(l) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents;

(m) Change of Control.

(i) Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35.0% of the total voting power of the then outstanding voting stock of the Borrower; or

(ii) During any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12‑month period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

Section 10.2. Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a) Acceleration; Termination of Facilities.

(i) Automatic. Upon the occurrence of an Event of Default specified in Sections 10.1.(f) or 10.1.(g), (1)(A) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Collateral Account pursuant to Section 10.6. and (C) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders, the Issuing Bank and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower, and (2) all of the Commitments, the obligation of the Lenders to make Revolving Loans hereunder and the obligation of the Issuing Bank to issue Letters of Credit hereunder, shall all immediately and automatically terminate.

(ii) Optional. If any other Event of Default shall exist, the Administrative Agent may, and at the direction of the Requisite Lenders shall: (1) declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such other Event of Default for deposit into the Collateral Account pursuant to Section 10.6. and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders, the Issuing Bank and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, and (2) terminate the Commitments and the obligation of the Lenders to make Loans hereunder and the obligation of the Issuing Bank to issue Letters of Credit hereunder.

(b) Loan Documents. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c) Applicable Law. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d) Appointment of Receiver. To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

(e) Specified Derivatives Contract Remedies. Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider shall have the right, with the prompt notice to the Administrative Agent, but without the approval or consent of or other action by the Administrative Agent or the Lenders, and without limitation of other remedies available to such Specified Derivatives Provider under contract or Applicable Law, to undertake any of the following: (a) to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof, (b) to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and to set off amounts among such contracts, (c) to set off or proceed against deposit account balances, securities account balances and other property and amounts held by such Specified Derivatives Provider pursuant to any Derivatives Support Document, including any “Posted Collateral” (as defined in any credit support annex including in any such Derivatives Support Document to which such Specified Derivatives Provider may be a party), and (d) to prosecute any legal action against the Borrower, any Loan Party or other Subsidiary to enforce or collect net amounts owing to such Specified Derivatives Provider pursuant to any Specified Derivatives Contract.

Section 10.3. Remedies Upon Default.

Upon the occurrence of a Default specified in Section 10.1.(g), the Commitments shall immediately and automatically terminate.

Section 10.4. Marshaling; Payments Set Aside.

None of the Administrative Agent, the Issuing Bank, any Lender or any Specified Derivatives Provider shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Guaranteed Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent and/or the Issuing Bank and/or any Lender and/or any Specified Derivatives Provider, or the Administrative Agent and/or the Issuing Bank and/or any Lender and/or any Specified Derivatives Provider enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or Specified Derivatives Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 10.5. Allocation of Proceeds.

If an Event of Default exists and maturity of any of the Obligations has been accelerated or the Termination Date has occurred, all payments received by the Administrative Agent under any of the Loan Documents, in respect of the Guaranteed Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

(a) to payment of that portion of the Guaranteed Obligations due to the Administrative Agent, the Issuing Bank and the Lenders in respect of expenses due under Section 12.2. until paid in full, and then Fees;

(b) to payment of that portion of the Guaranteed Obligations constituting interest on all Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders and Issuing Banks in proportion to the respective amounts described in this clause (b) payable to them;

(c) payments of that portion of the Guaranteed Obligations constituting unpaid principal of all Loans, Reimbursement Obligations and Letter of Credit Liabilities, and payment obligations then owing under Specified Derivatives Contracts, to be applied for the ratable benefit of the Lenders, the Issuing Banks and Specified Derivatives Providers, as the case may be, in proportion to the respective amounts described in this clause (c) payable to them;

(d) amounts to be deposited into the Collateral Account in respect of Letters of Credit;

(e) amounts due to the Administrative Agent, the Lenders, the Issuing Banks and any Specified Derivatives Provider pursuant to Sections 10.7. and 12.10.;

(h) payments of all other Guaranteed Obligations and all other amounts due and owing by the Borrower and the other Loan Parties under any of the Loan Documents, if any, to be applied for the ratable benefit of the Administrative Agent, the Issuing Banks, the Lenders and the Specified Derivatives Providers; and

(i) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

Notwithstanding the foregoing, Guaranteed Obligations arising under Specified Derivatives Contracts shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Derivatives Provider. Each Specified Derivatives Provider not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XI. for itself and its Affiliates as if a “Lender” party hereto. Excluded Swap Obligations with respect to the Guarantor shall not be paid with amounts received from the Guarantor or the Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocations otherwise set forth above in this Section.

Section 10.6. Collateral Account.

(a) As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities, the Borrower hereby pledges and grants to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account established pursuant to the requirements of Section 2.12. and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Administrative Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section and in Section 2.12.

(b) Amounts on deposit in the Collateral Account shall be invested and reinvested by the Administrative Agent in such Cash Equivalents as the Administrative Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Administrative Agent, provided, that all earnings on such investments will be credited to and retained in the Collateral Account. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.

(c) If an Event of Default exists, the Administrative Agent may (and, if instructed by the Requisite Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and credit the proceeds thereof to the Collateral Account and apply or cause to be applied such proceeds and any other balances in the Collateral Account to the payment of any of the Letter of Credit Liabilities due and payable.

(d) So long as no Default or Event of Default exists, the Administrative Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within 10 Business Days after the Administrative Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Collateral Account as exceed the aggregate amount of Letter of Credit Liabilities at such time. When all of the Obligations shall have been indefeasibly paid in full and no Letters of Credit remain outstanding, the Administrative Agent shall deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Collateral Account.

(e) The Borrower shall pay to the Administrative Agent from time to time such fees as the Administrative Agent normally charges for similar services in connection with the Administrative Agent’s administration of the Collateral Account and investments and reinvestments of funds therein.

Section 10.7. Performance by Administrative Agent.

If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 10.8. Rights Cumulative.

The rights and remedies of the Administrative Agent, the Issuing Bank, the Lenders and the Specified Derivatives Providers under this Agreement, each of the other Loan Documents, the Fee Letter and Specified Derivatives Contracts shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Administrative Agent, the Issuing Bank, the Lenders and the Specified Derivatives Providers may be selective and no failure or delay by the Administrative Agent, the Issuing Bank, any of the Lenders or any of the Specified Derivatives Providers in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

Article XI. The Administrative Agent

Section 11.1. Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Article VIII. that the Borrower is not otherwise required to deliver directly to the Lenders. The Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, any Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 11.2. Administrative Agent’s Reliance.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein. Without limiting the generality of the foregoing, the Administrative Agent: may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender, the Issuing Bank or any other Person and shall be responsible to any Lender, the Issuing Bank or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender or the Issuing Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders, the Issuing Bank and the Specified Derivatives Providers in any such Collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 11.3. Notice of Events of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”. Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 11.4. Wells Fargo as Lender.

Wells Fargo, as a Lender or as a Specified Derivatives Provider, as the case may be, shall have the same rights and powers under this Agreement and any other Loan Document and under any Specified Derivatives Contract, as the case may be, as any other Lender or Specified Derivatives Provider and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the Issuing Bank, other Lenders, or any other Specified Derivatives Providers. Further, the Administrative Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement or any Specified Derivatives Contract, or otherwise without having to account for the same to the Issuing Bank, the other Lenders or any other Specified Derivatives Providers. The Issuing Bank and the Lenders acknowledge that, pursuant to such activities, Wells Fargo or its affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

Section 11.5. Approvals of Lenders.

All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent’s recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the recommendation or determination of the Administrative Agent within 10 Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

Section 11.6. Lender Credit Decision, Etc.

Each of the Lenders and the Issuing Bank expressly acknowledges and agrees that neither the Administrative Agent, the Sustainability Structuring Agent nor any of its officers, directors, employees, agents, counsel, attorneys‑in‑fact or other affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower, any other Loan Party, any Subsidiary or any other Person to the Issuing Bank or such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to the Issuing Bank or any Lender. Each of the Lenders and the Issuing Bank acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Administrative Agent, the Sustainability Structuring Agent, any other Lender or counsel to the Administrative Agent, the Sustainability Structuring Agent or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Borrower, the other Loan Parties, the other Subsidiaries and any other Affiliates thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each of the Lenders and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Neither the Administrative Agent nor the Sustainability Structuring Agent shall be required to keep itself informed as to the performance or observance by the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Loan Party or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders and the Issuing Bank by the Administrative Agent or the Sustainability Structuring Agent under this Agreement or any of the other Loan Documents, neither the Administrative Agent nor the Sustainability Structuring Agent shall have a duty or responsibility to provide any Lender or the Issuing Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the

Administrative Agent, the Sustainability Structuring Agent or any of their respective officers, directors, employees, agents, attorneys‑in‑fact or other Affiliates. Each of the Lenders and the Issuing Bank acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to any Lender or the Issuing Bank.

Section 11.7. Indemnification of Administrative Agent.

Regardless of whether the transactions contemplated by this Agreement and the other Loan Documents are consummated, each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out‑of‑pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws. Such out‑of‑pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 11.8. Successor Administrative Agent.

The Administrative Agent may (i) resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower or (ii) be removed as Administrative Agent under the Loan Documents, if the Administrative Agent is a Defaulting Lender, by all of the Lenders (other than the Lender then acting as the Administrative Agent), provided that no Default or Event of Default exists, with the written consent of the Borrower (not to be unreasonably withheld or delayed), in each case, upon not less than 30 days’ prior written notice to the Administrative Agent. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its affiliates as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the current Administrative Agent’s giving of notice of resignation, then the current Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. Such successor Administrative Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Administrative Agent, in either case, to assume effectively the obligations of the current Administrative Agent with respect to such Letters of Credit. After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XI. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its affiliates by giving the Borrower and each Lender prior written notice.

Section 11.9. Titled Agents.

Each of the “Joint Lead Arrangers”, the “Joint Bookrunners”, the “Syndication Agent”, “Documentation Agent” and the “Sustainability Structuring Agent” (each a “Titled Agent”) in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, any Lender, the Borrower or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

Section 11.10. Erroneous Payments.

(a) Each Lender, each Issuing Bank and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Bank or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender or Issuing Bank (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii)

of this Section 11.10(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such revocation all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.6. and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 11.10. or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f) Each party’s obligations under this Section 11.10. shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g) Nothing in this Section 11.10. will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

Section 11.11. Specified Derivatives Contracts.

No Specified Derivatives Provider that obtains the benefits of Section 10.5. by virtue of the provisions hereof or of any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of any Loan Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Specified Derivatives Contracts unless the Administrative Agent has received written notice of such Specified Derivatives Contracts, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Derivatives Provider.

Article XII. Miscellaneous

Section 12.1. Notices.

Unless otherwise provided herein (including without limitation as provided in Section 8.5.), communications provided for hereunder shall be in writing and shall be mailed, telecopied, or delivered as follows:

If to the Borrower:

NNN REIT, Inc.

450 South Orange Avenue, Suite 900

Orlando, Florida 32801

Attention: Chief Financial Officer

Telecopy Number: (407) 650-3650

Telephone Number: (407) 650-1230

With a copy to:

NNN REIT, Inc.

450 South Orange Avenue, Suite 900

Orlando, Florida 32801

Attention: General Counsel

Telecopy Number: (321) 206-2138

Telephone Number: (407) 650-1115

If to the Administrative Agent:

Wells Fargo Bank, National Association

550 South Tryon Street, 22nd Floor

Charlotte, NC 28202

Attn: Michael D. Pfaff

Telephone: (248) 224-1158

Email: Michael.D.Pfaff@wellsfargo.com

If to the Administrative Agent under Article II.:

Wells Fargo Bank, National Association

600 South 4th St., 8th Floor

Minneapolis, Minnesota 55415

Attention: Megan Thompson

Telephone: 612-478-3771

Email: megan.thompson2@wellsfargo.com

If to Wells Fargo Securities, LLC, as the Sustainability Structuring Agent:

Wells Fargo Bank, National Association

30 Hudson Yards, 64th Floor

New York, New York 10001

Attention: Paul Stanley

Telephone: 646-531-6291

Email: paul.stanley@wellsfargo.com

If to Wells Fargo, as an Issuing Bank:

Wells Fargo Bank, National Association

600 South 4th St., 8th Floor

Minneapolis, Minnesota 55415

Attention: Megan Thompson

Telephone: 612-478-3771

Email: megan.thompson2@wellsfargo.com

If to Bank of America, as an Issuing Bank:

Bank of America, N.A.

One Fleet Way

PA6-580-02-30

Scranton, PA 18507-1999

Attention: Standby Letter Of Credit Unit

Telephone: 800-370-7519

Email: scranton_standby_lc@bofa.com

If to any other Lender:

To such Lender’s address or telecopy number as set forth in the Administrative Questionnaire.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender or the Issuing Bank shall only be required to give notice of any such other address to the Administrative Agent and the Borrower. All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of 3 days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the Borrower or the Administrative Agent, the Issuing Bank and Lenders at the addresses specified; (ii) if telecopied, when transmitted; (iii) if hand delivered, when delivered; or (iv) if delivered in accordance with Section 8.5. to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent, the Issuing Bank or any Lender under Articles II. shall be effective only when actually received. None of the Administrative Agent, the Issuing Bank or any Lender shall incur any liability to the Borrower (nor shall the Administrative Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent, the Issuing Bank or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder.

Section 12.2. Expenses.

The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Sustainability Structuring Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and the Sustainability Structuring Agent and costs and expenses in connection with the use of IntraLinks, Inc., SyndTrak or other similar information transmission systems in connection with the Loan Documents, (b) to pay or reimburse the Issuing Bank all out-of-pocket costs and expenses incurred by the Issuing Bank in connection with any demand for payment thereunder, (c) to pay or reimburse the Administrative Agent, the Sustainability Structuring Agent, the Issuing Bank and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents and the Fee Letter, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents, (d) to pay, and indemnify and hold harmless the Administrative Agent, the Sustainability Structuring Agent, the Issuing Bank and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (e) to the extent not already covered by any of the preceding subsections, to pay the fees and disbursements of counsel to the Administrative Agent, the Sustainability Structuring Agent, the Issuing Bank and any Lender incurred in connection with the representation of the Administrative Agent, the Sustainability Structuring Agent, the Issuing Bank or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 10.1.(f) or 10.1.(g), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor‑in‑possession financing or any plan of reorganization of the Borrower or any other Loan Party, whether proposed by the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

Section 12.3. Stamp, Intangible and Recording Taxes.

The Borrower shall pay any and all stamp, excise, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify the Administrative Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents, the amendment, supplement, modification or waiver of or consent under this Agreement, the Notes or any of the other Loan Documents or the perfection of any rights or Liens under this Agreement, the Notes or any of the other Loan Documents.

Section 12.4. Setoff.

Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Administrative Agent, each Lender, the Issuing Bank and each Participant is hereby authorized by the Borrower, at any time or from time to time while an Event of Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender, the Issuing Bank or a Participant subject to receipt of the prior written consent of the Administrative Agent and the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, the Issuing Bank, such Lender, such Participant or any affiliate of the Administrative Agent, the Issuing Bank or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2., and although such obligations shall be contingent or unmatured.

Section 12.5. Litigation; Jurisdiction; Other Matters; Waivers.

(a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT,

THE ISSUING BANK OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR THE FEE LETTER OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b) EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN OF NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS AND LETTERS OF CREDIT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR THE FEE LETTER OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWER, THE ISSUING BANK AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.

Section 12.6. Successors and Assigns.

(a) Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Borrower may not assign or otherwise transfer any of is rights or obligations under this Agreement without the prior written consent of all Lenders (and any such assignment or transfer to which all of the Lenders have not consented shall be null and void).

(b) Participations. Any Lender may at any time grant to an affiliate of such Lender, or one or more banks, financial institutions or other Persons (other than the Borrower or any of the Borrower’s Affiliates, a Defaulting Lender, or a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) (each a “Participant”) participating interests in its Commitment or the Obligations owing to such Lender. Except as otherwise provided in Section 12.4. or as otherwise expressly stated herein, no Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase such Lender’s Commitment, (ii) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, (iii) reduce the rate at which interest is payable thereon, or (iv) release any Guarantor from its obligations under the Guaranty except as contemplated by Section 7.11.(c). An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b). The Borrower agrees that each Participant shall be entitled to the benefits of Section 3.11., 4.1. and 4.4 (subject to the requirements and limitations therein, including the requirements under Section 3.11.(g) (it being understood that the documentation required under Section 3.11.(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Sections 3.11., 4.1. and 4.4., with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 12.4. as though it were a Lender; provided that such Participant agrees to be subject to Section 3.3. as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c) Assignments. Any Lender may with the prior written consent of the Administrative Agent and, so long as no Default or Event of Default exists, the Borrower (which consent, in each case, shall not be unreasonably withheld or delayed; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof) at any time assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its Commitment and its other rights and obligations under this Agreement and the Notes; provided, however, that (i) no such consent of the Borrower or the Administrative Agent shall be required in the case of any assignment to another Lender or to any affiliate of a Lender, (ii) any partial assignment shall be in an amount at least equal to $5,000,000 and integral multiples of $1,000,000 in excess thereof and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds Notes having an aggregate outstanding principal balance, of at least $5,000,000 and integral multiples of $1,000,000 in excess thereof, (iii) if the assigning Lender (or its Affiliate) is a Specified Derivatives Provider and if after giving effect to such assignment such Lender will hold no further Loans or Commitments under this Agreement, such Lender shall undertake such assignment only contemporaneously with an assignment by such Lender (or its Affiliate, as the case may be) of all of its Specified Derivatives Contracts to the Assignee or another Lender (or Affiliate thereof) and (iv) each such assignment shall be effected by means of an Assignment and Assumption Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment and/or Loans, as the case may be, as set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so the new Notes are issued to the Assignee and such transferor Lender, as appropriate, and shall update Schedule I attached hereto. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $4,500.00. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, or any of its respective affiliates or Subsidiaries.

(d) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Federal Reserve Bank Assignments. In addition to the assignments and participations permitted under the foregoing provisions of the Section, and without the need to comply with any of the formal or procedural requirements of this Section, any Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge of assignment shall release such Lender from its obligations thereunder. No such pledge or assignment shall release the assigning Lender from its obligations hereunder.

(f) Information to Assignee, Etc. A Lender may furnish any information concerning the Borrower, any Subsidiary or any other Loan Party in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants).

Section 12.7. Amendments and Waivers.

(a) Generally. Except as otherwise expressly provided in this Agreement (including Section 4.2.(b)), (i) any consent or approval required or permitted by this Agreement or in any other Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document may be waived, and (iv) the existence of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative

Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto.

(b) Certain Requisite Lender Consents. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by the Requisite Lenders (which must include Wells Fargo at all times during which Wells Fargo is acting as Administrative Agent and the Commitment Percentage of Wells Fargo is not less than ten percent (10.0%)) amend the financial covenants set forth in Section 9.1. or any of the definitions related thereto or waive any Default or Event of Default resulting from a breach of any of the financial covenants set forth in Section 9.1.

(c) Consent of Affected Lenders. Notwithstanding the foregoing but subject to Section 3.10.(a), no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders directly affected thereby (or the Administrative Agent at the written direction of such Lenders), do any of the following:

(i) increase or extend the Commitments of the Lenders (excluding any increase as a result of an assignment of Commitments permitted under Section 12.6.) or subject the Lenders to any additional obligations except for any increases contemplated under Section 2.14.

(ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or other Obligations;

(iii) reduce the amount of any Fees payable to the Lenders hereunder;

(iv) postpone any date fixed for any payment of principal of, or interest on, any Loans or for the payment of Fees or any other Obligations, or extend the expiration date of any Letter of Credit beyond the Termination Date except in accordance with Section 2.11.;

(v) amend or otherwise modify the provisions of Section 3.2., Section 3.3. or Section 10.5.;

(vi) change the definitions of Commitment Percentage;

(vii) amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;

(viii) modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

(vix) release any Guarantor from its obligations under the Guaranty except as contemplated by Section 7.11.(c);

(x) waive a Default or Event of Default under Section 10.1.(a) or (b);

(xi) amend, or waive the Borrower’s compliance with, Section 2.15.; or

(xii) amend, or waive a Default or Event of Default under Section 10.1.(m).

(d) Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. No amendment, waiver or consent unless in writing and signed by the Sustainability Structuring Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Sustainability Structuring Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent relating to Section 2.3. or the obligations of the Issuing Bank under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Issuing Bank. Any amendment, waiver or consent with respect to any Loan Document that (i) diminishes the rights of a Specified Derivatives Provider in a manner or to an extent dissimilar to that affecting the Lenders or (ii) increases the liabilities or obligations of a Specified Derivatives Provider shall, in addition to the Lenders required hereinabove to take such action, require the consent of the Lender that is (or having an Affiliate that is) such Specified Derivatives Provider. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

(e) Conforming Changes. Notwithstanding anything to the contrary in this Section 12.7., the Administrative Agent may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents in order to implement any Benchmark Replacement or any Conforming Changes or otherwise effectuate the terms of Section 4.2.(b) in accordance with the terms of Section 4.2.(b).

(f) ESG Adjustments.

(i) Prior to the 12 month anniversary of the Effective Date (or, upon the request of the Borrower and with the consent of the Administrative Agent and the Requisite Lenders prior to such date, such later date not to exceed the 24 month anniversary of the Effective Date), the Borrower, in consultation with the Sustainability Structuring Agent, may in its sole discretion seek to establish specified key performance indicators with respect to certain environmental, social and governance (“ESG”) goals of the Borrower and its Subsidiaries (such indicators, “ESG KPI Metrics”) and thresholds or targets with respect thereto (in either case, such thresholds or targets, “SPTs”). The Administrative Agent and the Borrower (each acting reasonably and in consultation with the Sustainability Structuring Agent) may propose an amendment to this Agreement (such amendment, an “ESG Amendment”) solely for the purpose of incorporating the KPI Metrics, the SPTs and other related provisions (the “ESG Pricing Provisions”) into this Agreement. Any such ESG Amendment shall become effective upon (i) receipt by the Lenders of a lender presentation in regard to the KPI Metrics and SPTs from the Borrower no later than five (5) Business Days before the proposed effective date of such proposed ESG Amendment, (ii) the posting of such proposed ESG Amendment to all Lenders and the Borrower, (iii) the identification, and engagement at the Borrower’s cost and expense, of a sustainability assurance provider, which shall be a qualified external reviewer of nationally recognized standing, independent of the Borrower and its Affiliates and (iv) the receipt by the Administrative Agent of executed signature pages and consents to such ESG Amendment from the Borrowers, the Administrative Agent and Lenders comprising at least the Requisite Lenders. Upon the effectiveness of any such ESG Amendment, based on the Borrower’s performance against the KPI Metrics and SPTs, certain adjustments (increase, decrease or no adjustment) (such adjustments, the “ESG Applicable Rate Adjustments”) to the otherwise applicable Applicable Margin may be made; provided that (x) the amount of any such adjustments made pursuant to an ESG Amendment shall not result in a decrease or an increase of more than 0.020% in the Applicable Margin during any fiscal year, which pricing adjustments shall be applied in accordance with the terms as further described in the ESG Pricing Provisions and (y) in no event shall any Applicable Margin be less than zero (the provisions of this proviso, the “Sustainability Adjustment Limitations”). For the avoidance of doubt, the ESG Applicable Rate Adjustments shall not be cumulative year-over-year and shall only apply until the date on which the next adjustment is due to take place. The KPI Metrics, the Borrower’s performance against the KPI Metrics, and any related ESG Applicable Rate Adjustments resulting therefrom, will be determined based on certain Borrower certificates, reports and other documents, in each case, setting forth the KPI Metrics in a manner that is aligned with the Sustainability Linked Loan Principles, including with respect to the selection, setting, calculation, certification and measurement thereof. Following the effectiveness of an ESG Amendment, any modification to the ESG Pricing Provisions shall be subject only to the consent of the Borrower, the Administrative Agent and the Requisite Lenders so long as such modification does not have the effect of (1) increasing or decreasing the Sustainability Adjustment Limitations set forth in the ESG Amendment or (2) reducing any Applicable Margin to less than zero.

(ii) The Borrower, the Sustainability Structuring Agent, the Administrative Agent and the Lenders agree that neither the Loans nor the Commitments are, nor shall be, a deemed sustainability-linked loan unless and until the effectiveness of any ESG Amendment. Prior to the effectiveness of an ESG Amendment, the Borrower will not publish any materials or statements (including on any website of the Borrower, in the financial statements or annual reports of the Borrower or in any press release or public announcement issued by the Borrower) which refer to this Agreement being a sustainability-linked loan.

(iii) Other than (i) increasing or decreasing the Sustainability Adjustment Limitations or (ii) reducing any Applicable Margin to less than zero (which, for the avoidance of doubt, shall be subject to the written consent of “each Lender affected thereby”, in accordance with Section 12.7(c)), this Section 12.7(f) shall supersede any other clause or provision in Section 12.7 to the contrary, including any provision of Section 12.7(c) requiring the consent of “each Lender affected thereby”, for reductions in interest rates or fees payable thereunder.

Section 12.8. Nonliability of Administrative Agent and Lenders.

The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other hand, shall be solely that of borrower and lender. Neither the Administrative Agent, the Sustainability Structuring Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent, the Sustainability Structuring Agent or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party. None of the Administrative Agent, the Sustainability Structuring Agent, nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

Section 12.9. Confidentiality.

Except as otherwise provided by Applicable Law, the Administrative Agent, the Issuing Bank and each Lender shall utilize all information obtained pursuant to the requirements of this Agreement that has been designated, or deemed to be, “Private Information” in accordance with Section 8.6. in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of their employees, any of their respective affiliates, and any of their affiliates’ respective employees (provided any such Person shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably requested by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section or on substantially similar terms); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings; (d) to the Administrative Agent’s, Issuing Bank’s or such Lender’s respective independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information and are either subject to customary confidentiality obligations of professional practice or who agree to keep such information confidential in accordance with the terms of this Section or on substantially similar terms); (e) if an Event of Default exists, to any other Person, in connection with the exercise by the Administrative Agent, the Issuing Bank or the Lenders of rights hereunder or under any of the other Loan Documents (or any Specified Derivatives Contract); (f) upon the Borrower’s prior consent (which consent shall not be unreasonably withheld), to any contractual counterparties to any swap or similar hedging agreement or any rating agency; (g) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate; (h) to bank trade publications, such information to consist of deal terms and other information customarily found in such publications. Notwithstanding the foregoing, the Administrative Agent and each Lender may disclose any such confidential information, without notice to the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Administrative Agent or such Lender or in accordance with the regulatory compliance policy of the Administrative Agent or such Lender. Further, notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties hereto acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated by the Loan Documents (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions contemplated by the Loan Documents as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated by the Loan Documents; provided, further, however, to the extent not inconsistent with the immediately preceding clause (ii), the parties hereto do not intend anything contained in this sentence to be a waiver of the privilege each has to maintain, in its sole discretion, the confidentiality of a communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code relating to the transactions contemplated by the Loan Documents.

Section 12.10. Indemnification.

(a) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Administrative Agent, the Sustainability Structuring Agent, each of the Lenders and the Issuing Bank, any affiliate of the Administrative Agent, each of the Lenders and the Issuing Bank, and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”): losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.11. or 4.1. or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans or issuance of Letters of Credit hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or Letters of Credit; (iv) the Administrative Agent’s, the Sustainability Structuring Agent’s, the Issuing Bank’s or any Lender’s entering into this Agreement; (v) the fact that the Administrative Agent, the Issuing Bank and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Administrative Agent, the Sustainability Structuring Agent, the Issuing Bank and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries; (vii) the fact that the Administrative Agent, the Sustainability Structuring Agent, the Issuing Bank and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Administrative Agent, the Sustainability Structuring Agent, the Issuing Bank or the Lenders may have under this Agreement or the other Loan Documents; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this clause (viii) that constitute gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment; (ix) any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with the defense thereof by, the Administrative Agent, the Sustainability Structuring Agent, the Issuing Bank or any Lender as a result of conduct of the Borrower, any other Loan Party or any Subsidiary that violate a sanction enforced by OFAC; (x) any violation or non‑compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Administrative Agent and/or the Lenders and/or the Issuing Bank as successors to the Borrower) to be in compliance with such Environmental Laws.

(b) The Borrower’s indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority. If indemnification is to be sought hereunder by an Indemnified Party, then such Indemnified Party shall notify the Borrower of the commencement of any Indemnity Proceeding; provided, however, that the failure to so notify the Borrower shall not relieve the Borrower from any liability that it may have to such Indemnified Party pursuant to this Section 12.10.

(c) This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary.

(d) All out‑of‑pocket fees and expenses of, and all amounts paid to third‑persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

(e) An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that (i) if the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).

(f) If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g) The Borrower’s obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.

References in this Section 12.10. to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Specified Derivatives Providers.

Section 12.11. Termination; Survival.

At such time as (a) all of the Commitments have been terminated, (b) all Letters of Credit have terminated (c) none of the Lenders is obligated any longer under this Agreement to make any Loans and (d) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. The indemnities to which the Administrative Agent, the Issuing Bank and the Lenders are entitled under the provisions of Sections 3.11., 4.1., 4.4., 11.7., 12.2. and 12.10. and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 12.5., shall continue in full force and effect and shall protect the Administrative Agent, the Issuing Bank and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 12.12. Severability of Provisions.

If any provision under this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as thought the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 12.13. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 12.14. Counterparts.

To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of , each of the parties hereto.

Section 12.15. Obligations with Respect to Loan Parties.

The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties.

Section 12.16. Independence of Covenants.

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 12.17. Limitation of Liability.

None of the Administrative Agent, the Issuing Bank or any Lender, or any affiliate, officer, director, employee, attorney, or agent of the Administrative Agent, the Issuing Bank or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or the Fee Letter, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Administrative Agent, the Issuing Bank or any Lender or any of the Administrative Agent’s, the Issuing Bank’s or any Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents, the Fee Letter, or any of the transactions contemplated by this Agreement or financed hereby.

Section 12.18. Entire Agreement.

This Agreement, the Notes, the other Loan Documents and the Fee Letter embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

Section 12.19. Construction.

The Administrative Agent, the Issuing Bank, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent, the Issuing Bank, the Borrower and each Lender.

Section 12.20. Headings.

The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.

Section 12.21. No Novation; Effect of Amendment and Restatement.

THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND AND RESTATE THE TERMS OF THE EXISTING CREDIT AGREEMENT. THE PARTIES DO NOT INTEND THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE EXISTING CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE EXISTING CREDIT AGREEMENT). The amendment and restatement of the Existing Credit Agreement effected by this Agreement shall be effective as of the Effective Date and shall have prospective effect only.

Section 12.22. Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 12.23. Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Derivatives Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

As used in this Section 12.23., the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amended and Restated Credit Agreement to be executed as of the date first above written.

BORROWER:

NNN REIT, INC.

By: /s/ Kevin B. Habicht
Name: Kevin B. Habicht
Title: Executive Vice President and Chief Financial Officer

[Signatures Continued on Next Page]

[Signature Page to Third Amended and Restated Credit Agreement

for NNN REIT, Inc.]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as

Administrative Agent and as a Lender

By: /s/ Michael Pfaff
Name: Michael Pfaff
Title: Executive Director

[Signatures Continued on Next Page]

[Signature Page to Third Amended and Restated Credit Agreement

for NNN REIT, Inc.]

BANK OF AMERICA, N.A., as a Lender

By: /s/ Helen Chan
Name: Helen Chan
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to Third Amended and Restated Credit Agreement

for NNN REIT, Inc.]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Andrew T. White
Name: Andrew T. White
Title: Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Third Amended and Restated Credit Agreement

for NNN REIT, Inc.]

ROYAL BANK OF CANADA, as a Lender

By: /s/ Brian Gross
Name: Brian Gross
Title: Authorized Signatory

[Signatures Continued on Next Page]

[Signature Page to Third Amended and Restated Credit Agreement

for NNN REIT, Inc.]

TRUIST BANK, as a Lender

By: /s/ Trudy Wilson
Name: Trudy Wilson
Title: Director

[Signatures Continued on Next Page]

[Signature Page to Third Amended and Restated Credit Agreement

for NNN REIT, Inc.]

TD BANK, N.A., as a Lender

By: /s/ George Skoufis
Name: George Skoufis
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to Third Amended and Restated Credit Agreement

for NNN REIT, Inc.]

U.S. BANK NATIONAL ASSOCIATION, as a

Lender

By: /s/ Germaine R. Korhone
Name: Germaine R. Korhone
Title: Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Third Amended and Restated Credit Agreement

for NNN REIT, Inc.]

MIZUHO BANK, LTD., as a Lender

By: /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Executive Director

[Signatures Continued on Next Page]

[Signature Page to Third Amended and Restated Credit Agreement

for NNN REIT, Inc.]

MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signatures Continued on Next Page]

[Signature Page to Third Amended and Restated Credit Agreement

for NNN REIT, Inc.]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By: /s/ Khrystyna Manko
Name: Khrystyna Manko
Title: Director

[Signatures Continued on Next Page]

[Signature Page to Third Amended and Restated Credit Agreement

for NNN REIT, Inc.]

RAYMOND JAMES BANK, as a Lender

By: /s/ Alexander Sierra
Name: Alexander Sierra
Title: Senior Vice President

SCHEDULE I

Commitments

Lender	Commitment Amount
Wells Fargo Bank, National Association	$137,500,000
Bank of America, N.A.	$137,500,000
PNC Bank, National Association	$118,000,000
Royal Bank of Canada	$118,000,000
Truist Bank	$118,000,000
TD Bank, N.A.	$118,000,000
U.S. Bank National Association	$118,000,000
Mizuho Bank, Ltd.	$95,000,000
Morgan Stanley Bank, N.A.	$95,000,000
Sumitomo Mitsui Banking Corporation	$95,000,000
Raymond James Bank	$50,000,000
TOTAL	$1,200,000,000

SCHEDULE 1.1.(A)

Existing Letters of Credit

None.

SCHEDULE 1.1.(B)

List of Loan Parties

1. NNN REIT, INC., a corporation formed under the laws of the State of Maryland

SCHEDULE 6.1.(b)

Ownership Structure

[See attached.]

NNN REIT, Inc.
Schedule 6.1.(b) - Ownership Structure / Entity Listing
March 2024 (no changes from 12.31.2023)

Entity Name	Jurisdiction	Entity Type
NNN REIT, Inc.	Maryland	Corp

Subsidiaries
CCMH V, LLC	Delaware	LLC
CNL Commercial Mortgage Funding, Inc.	Delaware	Corp
Net Lease Funding, Inc.	Maryland	Corp
Net Lease Realty I, Inc.	Maryland	Corp
NNN Athletic I LLC	Delaware	LLC
NNN Brokerage Services, Inc.	Maryland	Corp
NNN CA Auto Svc LLC	Delaware	LLC
NNN GP Corp.	Delaware	Corp
NNN PBY LLC	Delaware	LLC
NNN REIT Trust	Maryland	Corp
NNN REIT, LP	Delaware	LP
NNN SC Trust	Maryland	Corp
NNN TRS, Inc.	Maryland	Corp
Orange Avenue Mortgage Investments, Inc.	Delaware	Corp

SCHEDULE 6.1.(f)

Properties

[See attached.]

NNN REIT, Inc.
Schedule 6.1.(f) and 6.1.(x) Property List
December 31, 2023

* All properties unencumbered at 12/31/2023

	Multi-Tenant	Reference Number	Property	Street Address	City	State
1		0100.00033.0365	Golden Corral	322 U.S. Highway 27 South	Lake Placid	FL
2		0100.00038.0090	BankUnited	2495 South Orange Ave.	Orlando	FL
3		0100.00039.0715	Rallys	3033 Cherry Street	Toledo	OH
4		0100.00040.0474	KFC	641 Gravois Road	Fenton	MO
5		0100.00043.0870	Wawa	15701 U.S. Highway 19	Clearwater	FL
6		0100.00044.0504	Land-Ron	2000 Principal Row	Orlando	FL
7		0100.00086.0297	Dollar General	2806 Nogalitos Avenue	San Antonio	TX
8		0100.00102.0630	OfficeMax	4540 Eastgate Blvd.	Cincinnati	OH
9		0100.00105.0194	Burlington Coat Factory	122 Brandon Town Cntr	Brandon	FL
10		0100.00109.0095	Barnes & Noble	960 S. Colorado Boulevard	Glendale	CO
11	Multi	0100.00129.0154	Books-A-Million	101 Geoffrey Drive	Newark	DE
	Multi	0100.00129.0842	Vacant Property	101 Geoffrey Drive	Newark	DE
12		0100.00138.0735	Ross Dress for Less	2255 W. Howard Street	Evanston	IL
13	Multi	0100.00159.0424	HomeGoods	13061 Fair Lakes Shopping Center	Fairfax	VA
	Multi	0100.00159.0590	Michaels	13061 Fair Lakes Shopping Center	Fairfax	VA
	Multi	0100.00159.0699	Premium Spas & Billiards	13061 Fair Lakes Shopping Center	Fairfax	VA
14		0100.00161.0095	Barnes & Noble	3981 Highway 9	Freehold	NJ
15		0100.00162.0185	Chapel Hill Package Store	2981 Chapel Hill Road	Douglasville	GA
16		0100.00163.0250	CVS	4406 Johnston Street	Lafayette	LA
17	Multi	0100.00165.0669	PDQ	875 N. State Road 436	Altamonte Springs	FL
	Multi	0100.00165.0860	Walgreens	885 N. State Road 436	Altamonte Springs	FL
18		0100.00169.0628	Top Fitness Store	8535 Old Seward Highway	Anchorage	AK
19		0100.00170.0039	ArchWell Health	6951 Southeast 15th Street	Midwest City	OK
20		0100.00175.0154	Books-A-Million	116 Bangor Mall Blvd.	Bangor	ME
21		0100.00177.0056	Aldi	19650 S. Dixie Highway	Cutler Bay	FL
22		0100.00178.0400	Havertys Furniture	6500 North Davis Highway	Pensacola	FL
23		0100.00188.0295	Dick's Sporting Goods	23349 Eureka Road	Taylor	MI
24		0100.00189.0295	Dick's Sporting Goods	5220 Campbell Boulevard	White Marsh	MD
25		0100.00191.0624	pOpshelf	2725 N Germantown Parkway	Memphis	TN
26		0100.00204.0630	OfficeMax	1241 N. Davis Road	Salinas	CA
27		0100.00206.0299	Dollar Tree	713 E. 8th Avenue	Homestead	PA
28		0100.00209.0787	Giant Eagle	5321 Warrensville Road	Maple Heights	OH
29		0100.00212.0194	Burlington Coat Factory	5600 Martin Way	Lacey	WA
30		0100.00217.0056	Aldi	2619 Miamisburg-Centerville Road	Dayton	OH
31		0100.00219.0250	CVS	4026 N. Macarthur Blvd	Warr Acres	OK
32		0100.00220.0250	CVS	2412 N. Classen Blvd.	Oklahoma City	OK
33		0100.00224.0095	Barnes & Noble	1260 Churn Creek Road	Redding	CA
34		0100.00226.0842	Vacant Property	1270 Churn Creek Road	Redding	CA
35		0100.00228.0135	Best Buy	445 Howe Avenue	Cuyahoga Falls	OH
36		0100.00229.0036	AdventHealth Well 65+	401 Towne Center Blvd.	Sanford	FL
37		0100.00230.0135	Best Buy	1200 Rockville Pike	Rockville	MD
38		0100.00231.0135	Best Buy	13058 Fair Lakes Shopping Center	Fairfax	VA
39		0100.00233.0095	Barnes & Noble	2774 N. Germantown Parkway	Memphis	TN
40		0100.00234.0826	The Tile Shop	423 Central Park Avenue	Scarsdale	NY
41		0100.00239.0633	Ollie's Bargain Outlet	4092 Cattleman Rd	Sarasota	FL
42	Multi	0100.00240.0123	Bealls	4084 Cattleman Road	Sarasota	FL
	Multi	0100.00240.0944	Tile Outlets of America	4088 Cattleman Road	Sarasota	FL
43		0100.00242.0590	Michaels	880 West S.R. 436 Suite 1001	Altamonte Springs	FL
44		0100.00243.0069	Ashley Furniture	880 W. SR 436 Suite 1002	Altamonte Springs	FL
45		0100.00246.0840	Vacant Land	201 SW 7th Ave	Kelso	WA
46		0100.00249.0250	CVS	390 Limit Street	Leavenworth	KS
47		0100.00254.0316	Family Dollar	6690 Highway 85	Riverdale	GA
48		0100.00256.0400	Havertys Furniture	4510 Mitchellville Road	Bowie	MD
49		0100.00257.0670	Petco	2901 32nd Avenue South	Grand Forks	ND
50		0100.00259.0875	Wendy's	2750 Power Inn Road	Sacramento	CA
51		0100.00261.0257	CSL Plasma	1331 Green St	Warner Robins	GA
52		0100.00269.0135	Best Buy	430 Home Drive	North Fayette	PA
53		0100.00272.0388	Harbor Freight Tools	31858 Pacific Highway South	Federal Way	WA
54	Multi	0100.00273.0070	AT&T	9940 Waterstone Blvd.	Cincinnati	OH
	Multi	0100.00273.0847	Vitamin Shoppe, The	9950 Waterstone Blvd.	Cincinnati	OH
55		0100.00276.0707	Publix Super Markets	4900 W. Kennedy Blvd.	Tampa	FL
56		0100.00281.0495	LA Fitness	11700 Chenal Parkway	Little Rock	AR
57		0100.00282.0025	7-Eleven	17621 Bruce B. Downs Blvd.	Tampa	FL
58		0100.00283.0056	Aldi	104 Allan Wood Road	Plymouth Meeting	PA
59		0100.00286.0095	Barnes & Noble	200 West Route 70	Marlton	NJ
60		0100.00288.0144	Big Lots	550 Mount Pleasant Avenue	Dover	NJ

1 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
61		0100.00289.0538	Planet Fitness	7255 SW Dartmouth Street	Tigard	OR
62		0100.00292.0054	Ace Hardware and Lighting	569 Latham Drive	Bourbonnais	IL
63		0100.00308.0630	OfficeMax	1429 State Route 16	Griffin	GA
64		0100.00311.0593	Cardenas Markets	1731 East Bayshore Road	East Palo Alto	CA
65		0100.00315.0887	Southern Cove Outfitters	1819 Norman Drive	Valdosta	GA
66		0100.00316.0720	Rite Aid	4927 Homeville Road	West Mifflin	PA
67		0100.00323.0884	Winn-Dixie	750 Martin Luther King Blvd., W	Seffner	FL
68		0100.00324.0902	Fresh Market	4120 Northwest 16th Boulevard	Gainesville	FL
69		0100.00326.0495	LA Fitness	4057 Cattleman Road	Sarasota	FL
70		0100.00327.0735	Ross Dress for Less	340 West Kettleman Lane	Lodi	CA
71		0100.00371.0250	CVS	7107 North Oak Trafficway	Gladstone	MO
72		0100.00379.0845	Value City Furniture	5240 Campbell Blvd.	White Marsh	MD
73		0100.00404.0720	Rite Aid	3807 Lincoln Highway	Thorndale	PA
74		0100.00405.0720	Rite Aid	120 South Mill Road	Kennett Square	PA
75		0100.00409.0440	Int'l House of Pancakes	1421 S. Air Depot	Midwest City	OK
76		0100.00415.0550	Lowe's	430 S. Germantown Parkway	Memphis	TN
77		0100.00416.0720	Rite Aid	7601 Granby Street	Norfolk	VA
78		0100.00419.0135	Best Buy	1730 S. Colorado Blvd.	Denver	CO
79		0100.00424.0065	Applebee's	14830 Manchester Road	Ballwin	MO
80		0100.00428.0068	Arby's	393 S. 8th Street	Colorado Springs	CO
81		0100.00429.0068	Arby's	1825 Washington Road	Thomson	GA
82		0100.00430.0068	Arby's	9747 E. M-36	Whitmore Lake	MI
83		0100.00434.0068	Arby's	1840 Columbus Ave	Washington Courthouse	OH
84		0100.00442.0749	Season's 52	1770 East Higgins Road	Schaumburg	IL
85		0100.00452.0809	TitleMax	5376 Highway 90 W	Mobile	AL
86	Multi	0100.00453.0117	Bama Fever Tiger Pride	535 Schillinger Road South	Mobile	AL
	Multi	0100.00453.0553	Maxem Health Urgent Care	535 Schillinger Road South	Mobile	AL
87		0100.00458.0152	BMW	3264 Commerce Ave.	Duluth	GA
88		0100.00461.0875	Wendy's	7360 West 159th Street	Orland Park	IL
89		0100.00464.0842	Vacant Property	43363 Cresent Blvd.	Novi	MI
90		0100.00465.0193	City Barbeque	960 N. Court Street	Medina	OH
91		0100.00466.0842	Vacant Property	26440 Lorain Road	North Olmsted	OH
92		0100.00467.0432	WellNow Urgent Care	1997 Niles-Cortland Road	Warren	OH
93		0100.00476.0479	Krispy Kreme	1536 Baseline Rd.	Tempe	AZ
94		0100.00477.0842	Vacant Property	250 Harding Blvd.	Roseville	CA
95		0100.00478.0842	Vacant Property	6910 E Tanque Verde Rd	Tucson	AZ
96		0100.00485.0365	Golden Corral	815 Providence Road	Brandon	FL
97		0100.00489.0235	Chase	7364 Wooster Pike	Cincinnati	OH
98		0100.00490.0428	Hooters	13606 Bruce B. Downs Blvd.	Tampa	FL
99		0100.00500.0472	Keg Steakhouse	18110 Alderwood Mall Parkway	Lynnwood	WA
100		0100.00503.0474	KFC	1234 State Ave. Northeast	Marysville	WA
101		0100.00507.0205	Carvers	1535 Miamisburg-Centerville Road	Centerville	OH
102		0100.00509.0700	Pizza Hut	1605 S. Hwy 21 Bypass	Monroeville	AL
103		0100.00510.0705	Popeye's	2330 Ronald Reagan Parkway	Snellville	GA
104		0100.00514.0297	Dollar General	1310 Springhill Ave.	Mobile	AL
105		0100.00515.0860	Walgreens	25801 Perdido Beach Blvd.	Orange Beach	AL
106		0100.00517.0482	Hawaiian Bros Island Grill	4445 E. Thomas Road	Phoenix	AZ
107		0100.00518.0800	Taco Bell	2660 W. Thunderbird	Phoenix	AZ
108		0100.00519.0748	Schlotzsky's Deli	10070 N. 90th Street	Scottsdale	AZ
109		0100.00520.0926	Muchas Gracias Mexican Restaurant	4940 Commercial St.	Salem	OR
110		0100.00521.0199	Carl's Jr.	13920 Sprague Ave.	Spokane	WA
111		0100.00534.0800	Mid-South Bells (Taco Bell)	3325 N. Pine Ave	Ocala	FL
112		0100.00540.0808	Texas Roadhouse	2870 North Ave.	Grand Junction	CO
113		0100.00549.0731	Raising Cane's	5000 Franklin Street	Michigan City	IN
114		0100.00558.0880	Whataburger	3531 New Mexico State Hwy 528	Albuquerque	NM
115		0100.00571.0445	Jared Jewelers	3001 Turner Hill Rd.	Lithonia	GA
116		0100.00572.0445	Jared Jewelers	2206 W. Brandon Blvd.	Brandon	FL
117		0100.00576.0435	Hy-Vee	201 North Belt Hwy.	St. Joseph	MO
118		0100.00587.0502	Rivian	931 US Highway 1	Iselin	NJ
119	Multi	0100.00590.0048	American Freight	2393 N Hwy 67	Florissant	MO
	Multi	0100.00590.0228	Chipotle	2393 N Hwy 67	Florissant	MO
	Multi	0100.00590.0334	Five Below	2393 N Hwy 67	Florissant	MO
	Multi	0100.00590.0590	Michaels	2393 N Hwy 67	Florissant	MO
	Multi	0100.00590.0648	Panda Express	2393 N Hwy 67	Florissant	MO
	Multi	0100.00590.0670	Petco	2393 N Hwy 67	Florissant	MO
	Multi	0100.00590.0919	ULTA Salon, Cosmetics and Fragrance	2393 N Hwy 67	Florissant	MO
120		0100.00599.0067	Amoco	13691 SW 152nd Street	Miami	FL
121		0100.00628.0972	Auto Solution	5200 Alameda Blvd Albuquerque	Albuquerque	NM
122		0100.00630.0635	Old Navy	1118 Joe Mann Drive	Midland	MI
123		0100.00633.0431	Humana	2900 N. University Drive	Sunrise	FL
124		0100.00637.0842	Vacant Property	2601 N. University Drive	Sunrise	FL
125		0100.00641.0475	Kohl's	350 Seville Street	Florence	AL

2 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
126	Multi	0100.00644.0565	Mattress Firm	3189 Buford Drive NE	Buford	GA
	Multi	0100.00644.0886	Vitality Veterinary	3189 Buford Drive NE	Buford	GA
	Multi	0100.00644.0959	Salons by JC	3189 Buford Drive NE	Buford	GA
127		0100.00645.0826	The Tile Shop	3189 Buford Drive NE	Buford	GA
128		0100.00648.0184	Flexcar	4400 Stone Mountain Highway	Lilburn	GA
129		0100.00649.0297	Dollar General	310 South Pearl Street	Albany	NY
130		0100.00652.0316	Family Dollar	21 Lower Main Street	Hudson Falls	NY
131		0100.00657.0860	Walgreens	90 West Avenue	Saratoga Springs	NY
132		0100.00658.0344	Fort Ticonderoga	93 Montcalm Street	Ticonderoga	NY
133		0100.00666.0353	Furniture Bank	2165 Morse Road	Columbus	OH
134	Multi	0100.00667.0388	Harbor Freight Tools	2651 East Franklin Boulevard	Gastonia	NC
	Multi	0100.00667.0625	Office Depot	2651 East Franklin Boulevard	Gastonia	NC
135		0100.00670.0825	United Rentals	8080 Carder Court	Littleton	CO
136		0100.00672.0825	United Rentals	4300 118th Avenue North	Clearwater	FL
137		0100.00673.0825	United Rentals	1926 SE Frontage Road	Fort Collins	CO
138		0100.00676.0825	United Rentals	5101 West Reno Avenue	Oklahoma City	OK
139		0100.00677.0825	United Rentals	620 Eckel Road	Perrysburg	OH
140		0100.00683.0061	Advance Auto Parts	11705 NW 7th Ave	Miami	FL
141		0100.00720.0050	Academy	1915 Mallory Lane	Franklin	TN
142		0100.01077.0144	Big Lots	340 Seville Street	Florence	AL
143		0100.01136.0704	Pull-A-Part	7114 Centennial Blvd.	Nashville	TN
144		0100.01141.0704	Pull-A-Part	5813 Old Rutledge Pk	Knoxville	TN
145		0100.01233.0547	Logan's Roadhouse	604 Carriage House Dr	Jackson	TN
146		0100.01237.0547	Logan's Roadhouse	1395 Interstate Dr	Cookeville	TN
147		0100.01248.0547	Logan's Roadhouse	600 Sam Ridley Pkwy. West	Smyrna	TN
148		0100.01260.0589	Miller's Ale House	7087 Baker's Bridge Ave	Franklin	TN
149		0100.01266.0467	Circle K (Kangaroo Express)	601 Tiny Town	Clarksville	TN
150		0100.01267.0467	Circle K (Kangaroo Express)	523 Dover Road	Clarksville	TN
151		0100.01390.0376	Goodyear Truck & Tire	505 Patriot Drive	Dandridge	TN
152		0100.01408.0704	Pull-A-Part	2955 Farrisview Boulevard	Memphis	TN
153		0100.01544.0661	Pep Boys	909 West Loop North	Houston	TX
154		0100.01655.0809	TitleMax	5231 Winchester Rd.	Memphis	TN
155		0100.01657.0809	TitleMax	820 W. College St.	Pulaski	TN
156		0100.01658.0809	TitleMax	4022 Nolensville Pike	Nashville	TN
157		0100.01659.0809	TitleMax	854 Ellington Pkwy.	Lewisburg	TN
158		0100.01663.0809	TitleMax	4807 Nolensville Rd.	Nashville	TN
159		0100.01666.0376	Goodyear Truck & Tire	921 Murfreesboro Rd.	Lebanon	TN
160		0100.01675.0313	Express Oil Change	956 Germantown Pkwy N	Cordova	TN
161		0100.01677.0313	Express Oil Change	9106 US Highway 64	Lakeland	TN
162		0100.01678.0313	Express Oil Change	7540 Winchester Road	Memphis	TN
163		0100.01840.0061	Advance Auto Parts	491 Myatt Drive	Madison	TN
164		0100.01842.0061	Advance Auto Parts	6989 Stage Rd.	Bartlett	TN
165		0100.01951.0547	Logan's Roadhouse	2506 Music Valley Drive	Nashville	TN
166		0100.02098.0256	DaVita Dialysis	602 Sawyer Rd.	Kendallville	IN
167		0100.02099.0438	ISD Renal	4180 Auburn Rd.	Memphis	TN
168		0100.02100.0438	ISD Renal	1166 Monroe Ave.	Memphis	TN
169		0100.02101.0438	ISD Renal	2733 Swantner Dr.	Corpus Christi	TX
170		0100.02110.0197	Camping World	14900 South Firestone Blvd.	La Mirada	CA
171		0100.02111.0197	Camping World	24901 West Pico Canyon Road	Valencia	CA
172		0100.02112.0197	Camping World	5175 West Highway 192	Kissimmee	FL
173		0100.02115.0197	Camping World	2618 Music Valley Drive	Nashville	TN
174		0100.02182.0197	Camping World	730 George Roy Pkwy.	Calera	AL
175		0100.02199.0547	Logan's Roadhouse	I-40 & Hwy 231	Lebanon	TN
176		0100.02214.0197	Camping World	4700 Hwy 520	Cocoa	FL
177		0100.02245.0313	Express Oil Change	1916 Gunbarrel Rd.	Chattanooga	TN
178		0100.02246.0313	Express Oil Change	106 Northgate Mall Dr.	Chattanooga	TN
179		0100.02247.0313	Express Oil Change	5503 Brainerd Rd.	Chattanooga	TN
180		0100.02249.0313	Express Oil Change	155 Mouse Creek Road NW	Cleveland	TN
181		0100.02351.0049	American Family Care	5826 Nolensville Pike	Nashville	TN
182		0100.02528.0835	Truist	2201 East Third Street	Chattanooga	TN
183		0100.02531.0835	Truist	4614 Highway 58	Chattanooga	TN
184		0100.02535.0835	Truist	506 S. Main Street	Lake City	TN
185		0100.02537.0835	Truist	104 Heritage Park Drive	Murfreesboro	TN
186		0100.02539.0835	Truist	2509 Murfreesboro Pike	Nashville	TN
187		0100.02540.0835	Truist	4809 Old Hickory Boulevard	Nashville	TN
188		0100.02582.0049	American Family Care	355 Pleasant Grove Road	Mt. Juliet	TN
189		0100.02621.0049	American Family Care	291 Indian Lake Blvd	Hendersonville	TN
190		0100.02740.0227	Chuck E. Cheese's	5312 Hickory Hollow Lane	Antioch	TN
191		0100.02821.0049	American Family Care	9203 Kingston Pike	Knoxville	TN
192		0100.02886.0390	Hardee's	1010 Main St. E	Savannah	TN
193		0100.02896.0875	Wendy's	2530 Airport Hwy	Alcoa	TN
194		0100.02919.0967	Speedy Cash	106 Knox Road	Knoxville	TN

3 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
195		0100.02925.0313	Express Oil Change	1426 Huntsville Highway	Fayetteville	TN
196		0100.03044.0351	Floor & Decor	146 Moss Grove Boulevard	Knoxville	TN
197		0100.03079.0068	Arby's	106 Bradford Boulevard	Gordonsville	TN
198		0100.03083.0561	Main Event	7219 Appling Farms Parkway	Memphis	TN
199		0100.03252.0198	Captain D's	3446 Lebanon Pike	Hermitage	TN
200		0100.03323.0257	CSL Plasma	600 Heisel Street	Homestead	PA
201		0100.03324.0043	AutoZone	625 East 8th Avenue	Homestead	PA
202		0100.03382.0495	LA Fitness	Germantown Pkwy & Fischer Steel Rd.	Cordova	TN
203		0100.03383.0561	Main Event	9081 Kingston Pike	Knoxville	TN
204		0100.03426.0695	Roadrunner Markets	1716 Volunteer Pkwy	Bristol	TN
205		0100.03427.0695	Roadrunner Markets	853 Old State Route 34	Jonesborough	TN
206		0100.03428.0695	Roadrunner Markets	2607 S. Roan St.	Johnson City	TN
207		0100.03429.0695	Roadrunner Markets	527 Princeton Rd.	Johnson City	TN
208		0100.03430.0695	Roadrunner Markets	1104 S. Wilcox Dr.	Kingsport	TN
209		0100.03431.0695	Roadrunner Markets	5022 Bobby Hicks Hwy.	Johnson City	TN
210		0100.03432.0695	Roadrunner Markets	2000 N. Eastman Rd.	Kingsport	TN
211		0100.03433.0695	Roadrunner Markets	1702 W. Market St.	Johnson City	TN
212		0100.03434.0695	Roadrunner Markets	2887 W. State St.	Bristol	TN
213		0100.03435.0695	Roadrunner Markets	6399 Kingsport Hwy.	Gray	TN
214		0100.03437.0695	Roadrunner Markets	1309 State Route 394	Blountville	TN
215		0100.03438.0695	Roadrunner Markets	4953 Hwy 19-E	Hampton	TN
216		0100.03439.0695	Roadrunner Markets	101 E. Jackson Blvd.	Jonesborough	TN
217		0100.03440.0695	Roadrunner Markets	141 Boone St.	Jonesborough	TN
218		0100.03444.0695	Roadrunner Markets	901 W. Walnut Street	Johnson City	TN
219		0100.03445.0695	Roadrunner Markets	1512 State of Franklin	Johnson City	TN
220		0100.03447.0695	Roadrunner Markets	832 N State of Franklin	Johnson City	TN
221		0100.03448.0695	Roadrunner Markets	3016 N John B Dennis	Kingsport	TN
222		0100.03449.0695	Roadrunner Markets	2695 Boones Creek Road	Johnson City	TN
223		0100.03450.0695	Roadrunner Markets	519 Jonesborough Road	Erwin	TN
224		0100.03451.0695	Roadrunner Markets	416 Hwy 91	Elizabethton	TN
225		0100.03452.0695	Roadrunner Markets	900 Sunset Drive	Johnson City	TN
226		0100.03453.0695	Roadrunner Markets	607 Twin Oaks Drive	Johnson City	TN
227		0100.03454.0695	Roadrunner Markets	101 Hospitality Place	Kingsport	TN
228		0100.03455.0695	Roadrunner Markets	4222 Fort Henry Drive	Kingsport	TN
229		0100.03456.0695	Roadrunner Markets	648 Elizabethton Hwy	Bluff City	TN
230		0100.03458.0695	Roadrunner Markets	1415 N Main Avenue	Erwin	TN
231		0100.03460.0695	Roadrunner Markets	1005 Flagship Drive	Kingsport	TN
232		0100.03461.0695	Roadrunner Markets	1660 W Stone Drive	Kingsport	TN
233		0100.03466.0695	Roadrunner Markets	2900 N Roan Street	Johnson City	TN
234		0100.03469.0695	Roadrunner Markets	6757 Bristol Highway	Piney Flats	TN
235		0100.03470.0695	Roadrunner Markets	1258 Milligan Highway	Elizabethton	TN
236		0100.03471.0695	Roadrunner Markets	5670 Fort Henry Drive	Kingsport	TN
237		0100.03472.0695	Roadrunner Markets	1045 Bloomingdale Pike	Kingsport	TN
238		0100.03474.0695	Roadrunner Markets	1205 Lynn Garden Drive	Kingsport	TN
239		0100.03475.0695	Roadrunner Markets	4001 Memorial Boulevard	Kingsport	TN
240		0100.03476.0695	Roadrunner Markets	924 E Morris Blvd	Morristown	TN
241		0100.03477.0695	Roadrunner Markets	3700 W Andrew Johnson Hwy	Morristown	TN
242		0100.03478.0695	Roadrunner Markets	1344 Buffalo Trail	Morristown	TN
243		0100.03479.0695	Roadrunner Markets	220 Carolina Pottery Drive	Blountville	TN
244		0100.03514.0221	Cheddar's Cafe	5615 Clinton Hwy.	Knoxville	TN
245		0100.03515.0221	Cheddar's Cafe	2147 N. Germantown Parkway	Cordova	TN
246		0100.03519.0756	Sonic	256 West Broadway	Newport	TN
247		0100.03520.0756	Sonic	2115 E. Andrew Johnson	Greeneville	TN
248		0100.03524.0756	Sonic	3300-A West Market Street	Johnson City	TN
249		0100.03525.0756	Sonic	4515 Chapman Highway	Knoxville	TN
250		0100.03526.0756	Sonic	308 East Main Street	Sevierville	TN
251		0100.03527.0756	Sonic	2709 West State Street	Bristol	TN
252		0100.03529.0756	Sonic	2403 W. Andrew Johnson	Morristown	TN
253		0100.03534.0756	Sonic	1214 E. Main Street	Rogersville	TN
254		0100.03542.0756	Sonic	3845 Fort Henry Drive	Kingsport	TN
255		0100.03545.0756	Sonic	1025 Highway 92 South	Dandridge	TN
256		0100.03560.0756	Sonic	1153 Cumberland Street	Morristown	TN
257		0100.03570.0221	Cheddar's Cafe	240 Hamilton Crossing Drive	Alcoa	TN
258		0100.03797.0603	Mister Car Wash	2239 Gallatin Pike N	Madison	TN
259		0100.03911.0388	Harbor Freight Tools	3305 W. Andrew Johnson Hwy	Morristown	TN
260		0100.03927.0313	Express Oil Change	2303 Memorial Boulevard	Murfreesboro	TN
261		0100.03928.0313	Express Oil Change	2510 Old Fort Parkway	Murfreesboro	TN
262		0100.03929.0313	Express Oil Change	2664 S. Church Street	Murfreesboro	TN
263		0100.03930.0313	Express Oil Change	5817 Nolensville Pike	Nashville	TN
264		0100.03931.0313	Express Oil Change	3018 Bellshire Village Drive	Spring Hill	TN
265		0100.03932.0313	Express Oil Change	182 W. Main Street	Hendersonville	TN
266		0100.03985.0756	Sonic	3907 Brainerd Road	Chattanooga	TN

4 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
267		0100.03986.0756	Sonic	4305 Hixson Pike	Chattanooga	TN
268		0100.03987.0756	Sonic	7420 E. Brainerd Rd	Chattanooga	TN
269		0100.03988.0756	Sonic	4407 Hwy. 58	Chattanooga	TN
270		0100.04013.0633	Ollie's Bargain Outlet	8060 Giacosa Place	Memphis	TN
271		0100.04165.0313	Express Oil Change	2063 Nashville Pike	Gallatin	TN
272		0100.04188.0201	Caliber Collision	5747 Airline Road	Arlington	TN
273		0100.04189.0201	Caliber Collision	2192 Hollywood Drive	Jackson	TN
274		0100.04317.0617	Mountain Motorsports	3422 Adventure Ln	Kodak	TN
275		0100.04318.0617	Mountain Motorsports	190 East Andrew Johnson Highway	Greeneville	TN
276		0100.04320.0679	Pure Magic Car Wash	3203 Alcoa Highway	Alcoa	TN
277		0100.04321.0679	Pure Magic Car Wash	956 Highway 321 N.	Lenoir City	TN
278		0100.04376.0474	KFC	2055 Frayser Blvd	Memphis	TN
279		0100.04381.0474	KFC	2785 Lamar Avenue	Memphis	TN
280		0100.04382.0474	KFC	200 N Danny Thomas Blvd	Memphis	TN
281		0100.04383.0474	KFC	6028 Stage Road	Bartlett	TN
282		0100.04384.0474	KFC	727 S Highland Street	Memphis	TN
283		0100.04385.0474	KFC	3995 S Third Street	Memphis	TN
284		0100.04386.0474	KFC	3144 S Third Street	Memphis	TN
285		0100.04387.0474	KFC	4549 Elvis Presley Blvd.	Memphis	TN
286		0100.04388.0474	KFC	3745 E. Shelby Drive	Memphis	TN
287		0100.04389.0474	KFC	1295 N Germantown Parkway	Cordova	TN
288		0100.04539.0050	Academy	549 Pleasant Grove Road	Mt. Juliet	TN
289		0100.04572.0082	Aaron's	1976 N Main Street	Crossville	TN
290		0100.04576.0198	Captain D's	309 E. Main Street	Gallatin	TN
291		0100.04613.0539	Oil Changers	19589 Alberta Street	Oneida	TN
292		0100.04614.0391	Happi & Friends	1130 Polo Dr	Collierville	TN
293		0100.04668.0411	Tidal Wave Auto Spa	1650 N Germantown Parkway	Cordova	TN
294		0100.04671.0407	Firebirds Wood Fired Grill	2532 Medical Center Pkwy	Murfreesboro	TN
295		0100.04680.0411	Tidal Wave Auto Spa	1230 Huntsville Parkway	Fayetteville	TN
296		0100.04713.0103	Lakeway Animal Hospital	E Highway 11 E	Jefferson City	TN
297		0100.04714.0411	Tidal Wave Auto Spa	2709 17th Ave Connector	Springfield	TN
298		0100.04735.0396	National Auto Parts	4725-4733 Clinton Highway	Knoxville	TN
299		0100.04737.0398	Auto Pro Tires Maryville	415 Home Avenue	Maryville	TN
300		0100.04758.0411	Tidal Wave Auto Spa	1768 - 1770 Madison Street	Clarksville	TN
301		0110.00215.0135	Best Buy	116 Grand Regency Boulevard	Brandon	FL
302		0110.00279.0250	CVS	4500 NW 23rd Street	Oklahoma City	OK
303		0110.00280.0675	PetSmart	6555 West Grand Boulevard	Chicago	IL
304		0110.00380.0860	Walgreens	2820 Columbia Pike	Arlington	VA
305		0110.00609.0067	Amoco	2300 Nob Hill Road	Sunrise	FL
306		0110.02227.0220	Cinemark	3205 Disney Street	Cincinnati	OH
307		0110.02824.0220	Cinemark	100 10th Street	Marina	CA
308		0110.03259.0198	Captain D's	5806 Calhoun Memorial Hwy.	Easley	SC
309		0110.03261.0356	Global	1360 Noble Avenue	Bridgeport	CT
310		0110.03264.0356	Global	330 Tolland Turnpike	Manchester	CT
311		0110.03265.0356	Global	265 South Main Street	Middleton	MA
312		0110.03266.0356	Global	105 Bangor Street	Augusta	ME
313		0110.03267.0356	Global	94 Pleasant Street	Waterville	ME
314		0110.03268.0356	Global	491 Foundry Street	North Easton	MA
315		0110.03269.0356	Global	17 Pearson Blvd	Gardner	MA
316		0110.03270.0356	Global	1123 Broadway	Saugus	MA
317		0110.03271.0356	Global	238 Main Street	Townsend	MA
318		0110.03272.0356	Global	185 Littleton Road	Westford	MA
319		0110.03273.0356	Global	518 Forest Avenue	Portland	ME
320		0110.03274.0356	Global	613 US Route 1	Scarborough	ME
321		0110.03275.0356	Global	519 US Route 1	York	ME
322		0110.03276.0356	Global	165 Portland Avenue	Dover	NH
323		0110.03277.0356	Global	30 Calef Hwy	Epping	NH
324		0110.03278.0356	Global	191 Epping Road	Exeter	NH
325		0110.03279.0356	Global	8 Hwy 12	Fitzwilliam	NH
326		0110.03281.0356	Global	1050 Bald Hill Road	Warwick	RI
327		0110.03282.0356	Global	10 East Avenue	Westerly	RI
328		0110.03283.0356	Global	1451 Washington Street	Hanover	MA
329		0110.03284.0356	Global	134 Cedar Street	Milford	MA
330		0110.03285.0356	Global	940 Andover Street	Tewksbury	MA
331		0110.03286.0356	Global	1335 Main Street	Waltham	MA
332		0110.03287.0356	Global	512 Main Street	Weymouth	MA
333		0110.03288.0356	Global	137 Route 101	Bedford	NH
334		0110.03289.0356	Global	2 S Main Street	Derry	NH
335		0110.03290.0356	Global	96 Broad Street	Nashua	NH
336		0110.03291.0356	Global	1897 Plainfield Pike	Johnston	RI
337		0110.03292.0356	Global	249 Post Road	Westerly	RI
338		0110.03293.0356	Global	1214 Main Street	Wyoming	RI

5 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
339		0151.00285.0735	Ross Dress for Less	2 Miracle Mile	Coral Gables	FL
340		0151.00600.0426	Home Depot	2901 N. University Drive	Sunrise	FL
341		0151.00601.0860	Walgreens	2301 N. University Drive	Sunrise	FL
342	Multi	0151.00779.0135	Best Buy	950 County Road 64	Big Flats	NY
	Multi	0151.00779.0287	Dollar Plus	950 County Road 64	Big Flats	NY
	Multi	0151.00779.0328	Five Guys Burgers and Fries	950 County Road 64	Big Flats	NY
	Multi	0151.00779.0594	Mi Nails	950 County Road 64	Big Flats	NY
	Multi	0151.00779.0654	Panera Bread	950 County Road 64	Big Flats	NY
	Multi	0151.00779.0686	Papa John's	950 County Road 64	Big Flats	NY
	Multi	0151.00779.0847	Vitamin Shoppe, The	950 County Road 64	Big Flats	NY
	Multi	0151.00779.0873	Wild Birds Unlimited	950 County Road 64	Big Flats	NY
	Multi	0151.00779.0896	Schweiger Dermatology Group	950 County Road 64	Big Flats	NY
	Multi	0151.00779.0931	Maurices	950 County Road 64	Big Flats	NY
343		0151.00781.0535	Circle K (Lil' Champ)	8820 103rd Street	Jacksonville	FL
344		0151.00791.0486	Kwik Pik	76 Chestnut Street	Bradford	PA
345		0151.01005.0798	Superior Petroleum	101 St. Johns Street	Midway	PA
346		0151.01019.0544	Fuel-On	710 Elizabeth Street	Houtzdale	PA
347		0151.01125.0486	Kwik Pik	8th & Market Street	Port Royal	PA
348		0151.01320.0467	Circle K (Kangaroo Express)	1000 Whippoorwill Lane	Naples	FL
349		0151.01407.0621	Voigt's Service Center	2934 Tamiami Trail East	Naples	FL
350		0151.01526.0661	Pep Boys	3401 Plaza Drive	Reading	PA
351		0151.01667.0503	LaPetite Academy	8160 Sheldon Road	Elk Grove	CA
352		0151.02224.0565	Mattress Firm	1944 N. Memorial Drive	Lancaster	OH
353		0151.02225.0731	Raising Cane's	1934 N. Memorial Drive	Lancaster	OH
354		0151.02414.0297	Dollar General	1226 Wilroy Road	Suffolk	VA
355		0151.02420.0233	Chuy's	7980 Hosbrook Road	Cincinnati	OH
356		0151.02851.0361	Gerber Collision	803 Bascomb Commercial Parkway	Woodstock	GA
357		0151.02858.0361	Gerber Collision	11200 Alpharetta Highway	Roswell	GA
358		0151.03040.0420	Hobby Lobby	2490 Fairfield Rd	Beavercreek	OH
359		0152.01584.0738	Sparkling Image	2301 H Street	Bakersfield	CA
360		0152.01586.0738	Sparkling Image	7901 Rosedale Highway	Bakersfield	CA
361		0152.01588.0738	Sparkling Image	4411 Market Street	Ventura	CA
362		0152.01589.0738	Sparkling Image	2757 Johnson Drive	Ventura	CA
363		0152.01590.0738	Sparkling Image	1601 San Fernando Road	San Fernando	CA
364		0152.01591.0738	Sparkling Image	7301 White Lane	Bakersfield	CA
365		0152.01592.0738	Sparkling Image	3951 Wible Road	Bakersfield	CA
366		0152.01593.0738	Sparkling Image	7991 White Lane	Bakersfield	CA
367		0152.01594.0738	Sparkling Image	5201 Stockdale Road	Bakersfield	CA
368		0153.01525.0661	Pep Boys	Calle Marginal Edficio 730	Guayama	PR
369		0158.00784.0211	Chili's	1635-A Springdale Drive	Camden	SC
370		0158.01322.0467	Circle K (Kangaroo Express)	7020 Highway 90	Longs	SC
371		0158.01340.0673	Circle K (Petro Express)	2541 N. Cherry Road	Rock Hill	SC
372		0158.01348.0673	Circle K (Petro Express)	249 Carowinds Blvd.	Fort Mill	SC
373		0158.01354.0673	Circle K (Petro Express)	910 Liberty Street	York	SC
374		0158.01356.0673	Circle K (Petro Express)	618 Tinsley Way	Rock Hill	SC
375		0158.01362.0286	Enterprise Leasing Company	4568 Charlotte Highway	Lake Wylie	SC
376		0158.01366.0673	Circle K (Petro Express)	4044 Charlotte Highway	Lake Wylie	SC
377		0158.01373.0587	Mavis Discount Tire	499 Herlong Avenue	Rock Hill	SC
378		0158.01381.0673	Circle K (Petro Express)	1420 Celanese Road	Rock Hill	SC
379		0158.01446.0211	Chili's	3015 West Radio Drive	Florence	SC
380		0158.01463.0704	Pull-A-Part	5702 Monticello Rd	Columbia	SC
381		0158.01636.0809	TitleMax	600 S. Main St.	Darlington	SC
382		0158.01651.0809	TitleMax	3103 Wade Hampton Blvd.	Taylors	SC
383		0158.01652.0809	TitleMax	129 Chesterfield Hwy	Cheraw	SC
384		0158.01653.0809	TitleMax	3100 Two Notch Rd	Columbia	SC
385		0158.01656.0809	TitleMax	1932 Whiskey Rd.	Aiken	SC
386		0158.01837.0202	CarQuest	1296 Asheville Highway	Spartanburg	SC
387		0158.01838.0061	Advance Auto Parts	117 Charleston Hwy	West Columbia	SC
388		0158.01886.0800	Mid-South Bells (Taco Bell)	3152 North Main Street	Anderson	SC
389		0158.01888.0800	Mid-South Bells (Taco Bell)	615 Fairview Rd.	Simpsonville	SC
390		0158.01889.0800	Mid-South Bells (Taco Bell)	5197 Calhoun Memorial Hwy	Easley	SC
391		0158.01891.0800	Mid-South Bells (Taco Bell)	1783 Asheville Hwy	Spartanburg	SC
392		0158.01896.0800	Mid-South Bells (Taco Bell)	2 Mills Avenue	Greenville	SC
393		0158.01899.0800	Mid-South Bells (Taco Bell)	1610 Sandifer Boulevard	Seneca	SC
394		0158.01900.0800	Mid-South Bells (Taco Bell)	7680 Warren H. Abernathy Hwy.	Spartanburg	SC
395		0158.01902.0800	Mid-South Bells (Taco Bell)	1770 Woodruff Road	Greenville	SC
396		0158.01905.0800	Mid-South Bells (Taco Bell)	1608 W. Floyd Baker Blvd.	Gaffney	SC
397		0158.01908.0800	Mid-South Bells (Taco Bell)	11083 Asheville Highway	Inman	SC
398		0158.01909.0800	Mid-South Bells (Taco Bell)	3431 Highway 153	Piedmont	SC
399		0158.01910.0800	Mid-South Bells (Taco Bell)	1532 East Main Street	Duncan	SC
400		0158.01911.0800	Mid-South Bells (Taco Bell)	655 Highway 28 Bypass	Anderson	SC
401		0158.02014.0809	TitleMax	1297 S. Pleasantburg Dr.	Greenville	SC

6 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
402		0158.02358.0211	Chili's	295 Ginny Lane	Lexington	SC
403		0158.02527.0835	Truist	1742 East Main Street	Spartanburg	SC
404	Multi	0158.02750.0487	Prisma Urgent Care	3322 N. Main Street	Anderson	SC
	Multi	0158.02750.0846	Verizon Wireless	3322 N. Main Street	Anderson	SC
405		0158.02822.0345	At Home	35 Park Woodruff Dr.	Greenville	SC
406		0158.02829.0615	Northern Tool	190 Sloane Garden Road	Spartanburg	SC
407		0158.03052.0044	America's Auto Auction	651 Precast Lane	Moncks Corner	SC
408		0158.03088.0198	Captain D's	4004 Highway 9	Boiling Springs	SC
409		0158.03317.0740	QuikTrip	200 Harrison Bridge Rd.	Fountain Inn	SC
410		0158.03411.0198	Captain D's	7369 Two Notch Road	Columbia	SC
411		0158.03505.0198	Captain D's	1110 West Liberty St.	Sumter	SC
412		0158.03506.0198	Captain D's	818 Highway 1 South	Lugoff	SC
413		0158.03507.0198	Captain D's	990 Broughton Road	Orangeburg	SC
414		0158.03508.0198	Captain D's	102 Edgefield Road	North Augusta	SC
415		0158.03511.0404	Heartland Dental	789 Hammett Bridge Rd	Greer	SC
416		0158.03564.0587	Mavis Discount Tire	910 East Main St	Lexington	SC
417		0158.03565.0587	Mavis Discount Tire	217 John C. Calhoun Dr	Orangeburg	SC
418		0158.03566.0587	Mavis Discount Tire	4430 Hard Scrabble Road	Columbia	SC
419		0158.03567.0587	Mavis Discount Tire	1233 Bluff Road	Columbia	SC
420		0158.03568.0587	Mavis Discount Tire	1609 Fairlane Drive	West Columbia	SC
421		0158.03640.0675	PetSmart	1110 Hospitality Drive	Rock Hill	SC
422		0158.04068.0313	Express Oil Change	5330 Wade Hampton Blvd	Taylors	SC
423		0158.04075.0587	Mavis Discount Tire	104 N. Pine Street	Batesburg	SC
424		0158.04178.0404	Heartland Dental	2014 Laurel Street	Columbia	SC
425		0158.04281.0313	Express Oil Change	8455 Charlotte Highway	Fort Mill	SC
426		0158.04414.0197	Camping World	401 Sycamore Drive	Ridgeland	SC
427		0158.04505.0198	Captain D's	762 Bells Highway	Walterboro	SC
428		0158.04667.0411	Tidal Wave Auto Spa	531 Theydon Bend	Fort Mill	SC
429		0158.04756.0411	Tidal Wave Auto Spa	404 Silver Bluff Rd	Aiken	SC
430		0158.04776.0177	Southpaw Pet Resort	10 Fish Haul Road	Hilton Head Island	SC
431		0158.04777.0178	Camp Green Dog	1190 Argent Blvd	Ridgeland	SC
432		0159.03257.0529	Life Time Fitness	3939 Church Rd.	Mt. Laurel	NJ
433		0179.00079.0450	Jo-Ann etc	5625 So. Padre Island Drive	Corpus Christi	TX
434	Multi	0179.00080.0284	FX Video Game Exchange	5625-A So. Padre Island Drive	Corpus Christi	TX
	Multi	0179.00080.0757	Spec's Liquor and Fine Foods	5625-A So. Padre Island Drive	Corpus Christi	TX
435		0179.00092.0299	Dollar Tree	3141 Broadway Blvd	Garland	TX
436		0179.00134.0095	Barnes & Noble	591 South University Drive	Plantation	FL
437		0179.00221.0250	CVS	2500 W. Park Row Dr.	Pantego	TX
438		0179.00241.0135	Best Buy	6600 22nd Ave North	St Petersburg	FL
439		0179.00248.0586	Murphy Oil	900 W. Pioneer Pkwy	Arlington	TX
440		0179.00262.0250	CVS	1496 FM 407	Lewisville	TX
441		0179.00263.0250	CVS	3350 Forest Hill Circle	Forest Hill	TX
442		0179.00266.0842	Vacant Property	10050 West Broad Street	Glen Allen	VA
443		0179.00267.0250	CVS	2510 Walnut St	Garland	TX
444		0179.00275.0842	Vacant Property	2705 Grapevine Mills Parkway	Grapevine	TX
445		0179.00290.0330	Food 4 Less	1320 E. 30th Street	National City	CA
446		0179.00304.0842	Vacant Property	4501 North Street	Nacogdoches	TX
447		0179.00309.0842	Vacant Property	1106 South Expressway 83	Harlingen	TX
448	Multi	0179.00312.0709	Spencer’s Air Conditioning & Appliance	7340 West Bell Road	Glendale	AZ
	Multi	0179.00312.0842	Vacant Property	7340 W. Bell Road	Glendale	AZ
449	Multi	0179.00320.0615	Northern Tool	6250 Eastex Freeway	Beaumont	TX
	Multi	0179.00320.0985	Urban Air	6250 Eastex Freeway	Beaumont	TX
450		0179.00321.0861	Warehouse Shoe Sale	8236 S. Gessner Road	Houston	TX
451		0179.00337.0285	Driscoll Children's Hospital	4525 Ayers Street	Corpus Christi	TX
452		0179.00345.0250	CVS	7102 Campbell Rd	Dallas	TX
453		0179.00456.0331	First Cash Pawn	1150 East Main	Alice	TX
454		0179.00457.0672	PetSense	830 S. 14th Street	Kingsville	TX
455		0179.00471.0831	Twin Peaks	3805 I-10 South	Beaumont	TX
456		0179.00472.0816	T-Mobile	595 East Round Grove Road	Lewisville	TX
457		0179.00475.0118	Brasao Brazilian Steak House	855 West John W. Carpenter Freeway	Irving	TX
458		0179.00487.0149	Bombones Sports Bar	11917 E. Northwest Highway	Dallas	TX
459		0179.00493.0445	Jared Jewelers	8275 Red Bug Lake Road	Oviedo	FL
460		0179.00497.0445	Jared Jewelers	11230 Midlothian Turnpike	Richmond	VA
461		0179.00532.0784	Stop N Go	2475 W. Tarrant Road	Grand Prairie	TX
462		0179.00542.0812	TGI Friday's	5217 S. Padre Island Drive	Corpus Christi	TX
463		0179.00578.0445	Jared Jewelers	7400 FM 1960 Road West	Houston	TX
464	Multi	0179.00622.0124	Beautiful America Dry Cleaners	12186 Lake Underhill Road	Orlando	FL
	Multi	0179.00622.0143	BJ's Wholesale Club	12190 Lake Underhill Rd.	Orlando	FL
	Multi	0179.00622.0244	CORA Rehabilitation Clinics	12184 Lake Underhill Road	Orlando	FL
	Multi	0179.00622.0459	Just 4 Dogs Pet Salon	12188 Lake Underhill Road	Orlando	FL
	Multi	0179.00622.0569	Magic China Café	12188 Lake Underhill Road	Orlando	FL
	Multi	0179.00622.0666	Waterford Nails & Spa	12180 Lake Underhill Road	Orlando	FL

7 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
465		0179.00671.0825	United Rentals	8221 Highway 225	La Porte	TX
466		0179.00675.0825	United Rentals	524 Avenue K	Plano	TX
467		0179.00678.0825	United Rentals	1350 South Loop 12	Irving	TX
468		0179.00679.0825	United Rentals	609 North Bell	Cedar Park	TX
469		0179.00681.0040	Action Gypsum Supply	1706 North Interstate-35 East	Carrollton	TX
470		0179.00688.0825	United Rentals	5930 East Loop 820 South	Fort Worth	TX
471		0179.00689.0825	United Rentals	5930 East Loop 820	Fort Worth	TX
472		0179.00692.0372	Goodwill	5600 East I-20	Fort Worth	TX
473		0179.00695.0586	Murphy Oil	1200 Eastchase Pkwy	Fort Worth	TX
474		0179.00698.0757	Spec's Liquor and Fine Foods	7530 State Hwy 155	Coffee City	TX
475		0179.00703.0175	Holiday Stationstores	1955 E. County Rd. D	Maplewood	MN
476		0179.00704.0901	Ziebart	6754 Pearl Rd.	Middleburg Heights	OH
477		0179.00707.0613	NTB Tire and Service Centers	1141 Bladensburg Road	Washington	DC
478		0179.00708.0613	NTB Tire and Service Centers	13776 Warwick Blvd.	Newport News	VA
479		0179.00709.0613	NTB Tire and Service Centers	201 W. Mercury Blvd.	Hampton	VA
480		0179.00710.0613	NTB Tire and Service Centers	7400 N. Military	Norfolk	VA
481		0179.00711.0613	NTB Tire and Service Centers	379 Hungerford Drive	Rockville	MD
482		0179.00713.0069	Ashley Furniture	7375 Jefferson Blvd	Louisville	KY
483		0179.00724.0199	Carl's Jr.	3790 West Ina Road	Tucson	AZ
484		0179.00725.0061	Advance Auto Parts	3699 Concord Pkwy S.	Concord	NC
485		0179.00726.0348	Gate Petroleum	760 N. Wesleyan Blvd	Rocky Mount	NC
486		0179.00727.0612	Nebraskaland Tire	5941 N. Air Cap Drive	Park City	KS
487		0179.00728.0440	Int'l House of Pancakes	2402 SE Delaware Ave	Ankeny	IA
488		0179.00729.0444	Jack in the Box	5960 Dallas Parkway	Plano	TX
489		0179.00730.0485	Kum & Go	12011 Blondo Street	Omaha	NE
490		0179.00731.0662	Perkins Restaurant	2425 E. Euclid Ave	Des Moines	IA
491		0179.00732.0662	Perkins Restaurant	2000 McKinley Ave	Des Moines	IA
492		0179.00733.0662	Perkins Restaurant	4601 Merle Hay Road	Des Moines	IA
493		0179.00734.0662	Perkins Restaurant	1505 W 19th Street	Newton	IA
494		0179.00735.0662	Perkins Restaurant	8601 Hickman Road	Urbandale	IA
495		0179.00745.0435	Hy-Vee	5169 Merle Hay Road	Johnston	IA
496		0179.00747.0435	Hy-Vee	11925 University Ave	Clive	IA
497		0179.00753.0136	Blue Beacon Truck Wash	16505 E. Admiral Place	Tulsa	OK
498		0179.00755.0741	Qwest Corporation Service Center	1550 Blairsferry Road	Cedar Rapids	IA
499		0179.00757.0860	Walgreens	1424 S. Yale Ave	Tulsa	OK
500		0179.00759.0808	Texas Roadhouse	2380 S. Blackhawk Street	Aurora	CO
501		0179.00764.0825	United Rentals	1201 Lake Washington Road	Melbourne	FL
502		0179.00767.0706	Rite Care Pharmacy	7560 Greenville Ave.	Dallas	TX
503		0179.00769.0450	Jo-Ann etc	5610 Suemandy Road	St. Peters	MO
504		0179.00773.0535	Circle K (Lil' Champ)	1515 N. Main Street	Gainesville	FL
505		0179.00783.0211	Chili's	2592 N. Columbia Street	Milledgeville	GA
506		0179.00785.0829	Savers Thrift Superstore	10899 Lincoln Trail	Fairview Heights	IL
507		0179.00786.0074	Amscot	8231 W. Hillsborough Ave.	Tampa	FL
508	Multi	0179.00843.0318	Famous Footwear	1776 DeMille Rd	Lapeer	MI
	Multi	0179.00843.0744	Sally Beauty Supply	1750 DeMille Rd	Lapeer	MI
	Multi	0179.00843.0842	Vacant Property	1768 DeMille Rd	Lapeer	MI
	Multi	0179.00843.0919	ULTA Salon, Cosmetics and Fragrance	1750 DeMille Rd	Lapeer	MI
509	Multi	0179.00844.0224	Continental Rental	1818 DeMille Blvd.	Lapeer	MI
	Multi	0179.00844.0379	Great Clips	1824 DeMille Road	Lapeer	MI
	Multi	0179.00844.0382	Hear USA	1836 DeMille Road	Lapeer	MI
	Multi	0179.00844.0441	JC Nails Salon	1828 DeMille Blvd.	Lapeer	MI
	Multi	0179.00844.0994	Doctors of Physical Therapy	1842 DeMille Blvd.	Lapeer	MI
510		0179.00846.0381	Guitar Center	1641 W. County Rd. B-2	Roseville	MN
511	Multi	0179.00848.0336	Fresenius Medical Care	8925 Highway 6 North	Houston	TX
	Multi	0179.00848.0842	Vacant Property	8925 Highway 6 North	Houston	TX
512		0179.00852.0803	Tony's Tires	2392 E. South Blvd	Montgomery	AL
513		0179.00859.0067	Amoco	710 South Federal Hwy	Deerfield Beach	FL
514		0179.00889.0025	7-Eleven (Susser/Stripes)	1400 Military Road	Brownsville	TX
515		0179.00890.0025	7-Eleven (Susser/Stripes)	1991 FM 802	Brownsville	TX
516		0179.00891.0025	7-Eleven (Susser/Stripes)	1998 Alton Gloor Blvd	Brownsville	TX
517		0179.00892.0025	7-Eleven (Susser/Stripes)	3595 West Alton Gloor Blvd	Brownsville	TX
518		0179.00893.0025	7-Eleven (Susser/Stripes)	3755 Boca Chica Boulevard	Brownsville	TX
519		0179.00894.0025	7-Eleven (Susser/Stripes)	3500 FM 802	Brownsville	TX
520		0179.00896.0025	7-Eleven (Susser/Stripes)	6106 Padre Island Highway	Brownsville	TX
521		0179.00897.0025	7-Eleven (Susser/Stripes)	7401 Padre Island Highway	Brownsville	TX
522		0179.00898.0025	7-Eleven (Susser/Stripes)	850 Old Port Isabel Road	Brownsville	TX
523		0179.00899.0025	7-Eleven (Susser/Stripes)	10361 So. Padre Island Drive	Corpus Christi	TX
524		0179.00901.0025	7-Eleven (Susser/Stripes)	14901 Northwest Blvd	Corpus Christi	TX
525		0179.00902.0025	7-Eleven (Susser/Stripes)	15233 S. Padre Island Drive	Corpus Christi	TX
526		0179.00909.0025	7-Eleven (Susser/Stripes)	6002 Ayers Street	Corpus Christi	TX
527		0179.00911.0025	7-Eleven (Susser/Stripes)	616 N. Daniel Salinas Boulevard	Donna	TX
528		0179.00912.0025	7-Eleven (Susser/Stripes)	4218 S. McColl Road	Edinburg	TX

8 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
529		0179.00914.0025	7-Eleven (Susser/Stripes)	500 East Rice St	Falfurias	TX
530		0179.00915.0025	7-Eleven (Susser/Stripes)	100 W Riley (Hwy 44)	Freer	TX
531		0179.00916.0025	7-Eleven (Susser/Stripes)	1800 N. Highway 37	George West	TX
532		0179.00917.0025	7-Eleven (Susser/Stripes)	202 North Ed Carey Drive	Harlingen	TX
533		0179.00918.0025	7-Eleven (Susser/Stripes)	2423 E. Tyler Ave	Harlingen	TX
534		0179.00919.0025	7-Eleven (Susser/Stripes)	3201 East Harrison Avenue	Harlingen	TX
535		0179.00920.0025	7-Eleven (Susser/Stripes)	101 East Expressway 83	La Feria	TX
536		0179.00921.0025	7-Eleven (Susser/Stripes)	101 W. Del Mar Blvd.	Laredo	TX
537		0179.00922.0216	Stripes (Sunoco)	1200 E. Del Mar Blvd	Laredo	TX
538		0179.00923.0025	7-Eleven (Susser/Stripes)	2501 E Del Mar	Laredo	TX
539		0179.00924.0025	7-Eleven (Susser/Stripes)	602 Prada Machin Drive	Laredo	TX
540		0179.00925.0025	7-Eleven (Susser/Stripes)	8612 McPherson Avenue	Laredo	TX
541		0179.00926.0025	7-Eleven (Susser/Stripes)	9304 FM 1472	Laredo	TX
542		0179.00928.0216	Stripes (Sunoco)	4236 S.E. Lee Blvd.	Lawton	OK
543		0179.00931.0025	7-Eleven (Susser/Stripes)	4712 Military Hwy	McAllen	TX
544		0179.00934.0025	7-Eleven (Susser/Stripes)	2400 Hwy 83 E	Mission	TX
545		0179.00936.0025	7-Eleven (Susser/Stripes)	2900 W 3 Mile Road	Mission	TX
546		0179.00937.0025	7-Eleven (Susser/Stripes)	7900 North Expressway	Olmito	TX
547		0179.00938.0025	7-Eleven (Susser/Stripes)	1919 W. Ridge Road	Pharr	TX
548		0179.00939.0025	7-Eleven (Susser/Stripes)	1621 W. Sam Houston Street	Pharr	TX
549		0179.00940.0025	7-Eleven (Susser/Stripes)	7401 S. Jackson Road	Pharr	TX
550		0179.00942.0025	7-Eleven (Susser/Stripes)	1685 West Highway 100	Port Isabel	TX
551		0179.00943.0025	7-Eleven (Susser/Stripes)	1650 Wildcat Drive	Portland	TX
552		0179.00944.0025	7-Eleven (Susser/Stripes)	435 West Highway 281	Progreso	TX
553		0179.00945.0025	7-Eleven (Susser/Stripes)	6240 South Highway 77	Riviera	TX
554		0179.00946.0025	7-Eleven (Susser/Stripes)	331 Padre Blvd.	South Padre Island	TX
555		0179.00947.0025	7-Eleven (Susser/Stripes)	2500 West Expressway 83	San Benito	TX
556		0179.00948.0025	7-Eleven (Susser/Stripes)	1701 N. Raul Longoria	San Juan	TX
557		0179.00952.0216	Stripes (Sunoco)	2200 SW Parkway	Wichita Falls	TX
558		0179.00953.0216	Stripes (Sunoco)	3601 Callfield Road	Wichita Falls	TX
559		0179.00954.0216	Stripes (Sunoco)	5376 Kell Blvd	Wichita Falls	TX
560		0179.00955.0025	7-Eleven (Susser/Stripes)	2305 FM 511	Brownsville	TX
561		0179.00956.0025	7-Eleven (Susser/Stripes)	2684 W. Alton Gloor Blvd	Brownsville	TX
562		0179.00957.0025	7-Eleven (Susser/Stripes)	15302 S. Padre Island Drive	Corpus Christi	TX
563		0179.00958.0025	7-Eleven (Susser/Stripes)	1218 W. Canton Road	Edinburg	TX
564		0179.00959.0025	7-Eleven (Susser/Stripes)	702 East US Hwy 281	Los Indios	TX
565		0179.00960.0025	7-Eleven (Susser/Stripes)	3901 N. Ware Road	McAllen	TX
566		0179.00961.0025	7-Eleven (Susser/Stripes)	2195 West Hwy 77	San Benito	TX
567		0179.00962.0025	7-Eleven (Susser/Stripes)	101 W. Nolana Loop	San Juan	TX
568		0179.00964.0074	Amscot	5912 South Orange Blossom Trail	Orlando	FL
569		0179.00966.0074	Amscot	5901 S. John Young Parkway	Orlando	FL
570		0179.01000.0486	Kwik Pik	12996 Main Rd.	Newstead	NY
571		0179.01001.0486	Kwik Pik	2 East Main Street	Canisteo	NY
572		0179.01021.0290	Empire Buffet	2340 E Griggs Ave	Las Cruces	NM
573		0179.01031.0074	Amscot	4445 Silver Star Road	Orlando	FL
574		0179.01032.0535	Circle K (Lil' Champ)	6820 Maricamp Road	Ocala	FL
575		0179.01033.0074	Amscot	2033 Americana Blvd	Orlando	FL
576		0179.01037.0800	Bell Indiana (Taco Bell)	1105 25th Street	Columbus	IN
577		0179.01038.0800	Bell Indiana (Taco Bell)	3132 E. Wabash Ave.	Terre Haute	IN
578		0179.01039.0800	Bell Indiana (Taco Bell)	6327 E. 82nd Street	Indianapolis	IN
579		0179.01040.0800	Bell Indiana (Taco Bell)	6215 Crawfordsville Road	Speedway	IN
580		0179.01041.0800	Bell Indiana (Taco Bell)	3636 US Highway 41	Terre Haute	IN
581		0179.01042.0800	Bell Indiana (Taco Bell)	2326 N. 6th Street	Vincennes	IN
582		0179.01043.0800	Bell Indiana (Taco Bell)	4620 Frederica	Owensboro	KY
583		0179.01044.0800	Bell Indiana (Taco Bell)	3520 Jonathan Moore Pike	Columbus	IN
584		0179.01045.0800	Bell Indiana (Taco Bell)	1500 N. Willow	Evansville	IN
585		0179.01046.0800	Bell Indiana (Taco Bell)	1621 E. State Road 44	Shelbyville	IN
586		0179.01047.0800	Bell Indiana (Taco Bell)	1915 N. Lincoln Street	Greensburg	IN
587		0179.01048.0800	Bell Indiana (Taco Bell)	2999 W. 16th Street	Bedford	IN
588		0179.01050.0800	Bell Indiana (Taco Bell)	21 N. Madison Square Ave.	Madisonville	KY
589		0179.01051.0800	Bell Indiana (Taco Bell)	11425 Allisonville Road	Fishers	IN
590		0179.01052.0800	Bell Indiana (Taco Bell)	4422 W. Lloyd Expressway	Evansville	IN
591		0179.01053.0800	Bell Indiana (Taco Bell)	2408 W. Maryland Street	Evansville	IN
592		0179.01054.0800	Bell Indiana (Taco Bell)	5712 W. 86th Street	Indianapolis	IN
593		0179.01079.0907	Circle K (Shop-a-Snak)	580 14th Street South	Bessemer	AL
594		0179.01080.0907	Circle K (Shop-a-Snak)	16725 Highway 280	Chelsea	AL
595		0179.01081.0907	Circle K (Shop-a-Snak)	613 Highway 78 E	Jasper	AL
596		0179.01082.0907	Circle K (Shop-a-Snak)	2677 Valleydale Road	Hoover	AL
597		0179.01083.0907	Circle K (Shop-a-Snak)	1503 11th Ave South	Birmingham	AL
598		0179.01084.0907	Circle K (Shop-a-Snak)	3640 Lorna Road	Birmingham	AL
599		0179.01085.0907	Circle K (Shop-a-Snak)	701 Key Drive	Birmingham	AL
600		0179.01086.0907	Circle K (Shop-a-Snak)	400 Greensprings Parkway	Homewood	AL

9 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
601		0179.01087.0907	Circle K (Shop-a-Snak)	2501 John Hawkins Parkway	Hoover	AL
602		0179.01088.0907	Circle K (Shop-a-Snak)	7245 Skyland Blvd. East	Tuscaloosa	AL
603		0179.01089.0907	Circle K (Shop-a-Snak)	2400 McFarland Blvd.	Tuscaloosa	AL
604		0179.01090.0907	Circle K (Shop-a-Snak)	615 University Blvd.	Tuscaloosa	AL
605		0179.01091.0907	Circle K (Shop-a-Snak)	199 Main Street	Trussville	AL
606		0179.01092.0907	Circle K (Shop-a-Snak)	2195 Highway 150	Hoover	AL
607		0179.01093.0282	Fas Mart	172 S. Bell School Road	Rockford	IL
608		0179.01094.0282	Fas Mart	2900 S. Grand Ave	Springfield	IL
609		0179.01096.0282	Fas Mart	1734 Sycamore Road	Dekalb	IL
610		0179.01097.0282	Fas Mart	2406 Bell School Road	Cherry Valley	IL
611		0179.01099.0282	Fas Mart	2405 N. 22nd Street	Decatur	IL
612		0179.01100.0282	Fas Mart	2001 N. State Street	Belvidere	IL
613		0179.01101.0866	Road Ranger	100 Plaza Drive	Elk Run Heights	IA
614		0179.01102.0866	Road Ranger	3752 Camp Butler Road	Springfield	IL
615		0179.01103.0866	Road Ranger	102 East Wood Drive	Oakdale	WI
616		0179.01104.0866	Road Ranger	2151 Ripley Street	Lake Station	IN
617		0179.01105.0866	Road Ranger	2762 County Highway N	Cottage Grove	WI
618		0179.01106.0866	Road Ranger	990 W. SR 42	Brazil	IN
619		0179.01107.0866	Road Ranger	2705 12th Street	Mendota	IL
620		0179.01109.0282	Fas Mart	3429 N Main Street	Rockford	IL
621		0179.01133.0704	Pull-A-Part	327 Sand Bar Ferry Road	Augusta	GA
622		0179.01134.0704	Pull-A-Part	4416 Buford Highway	Norcross	GA
623		0179.01135.0704	Pull-A-Part	1540 Henrico Road	Conley	GA
624		0179.01137.0704	Pull-A-Part	1900 Vanderbilt Rd.	Birmingham	AL
625		0179.01138.0704	Pull-A-Part	6004 N. Tryon St.	Charlotte	NC
626		0179.01139.0704	Pull-A-Part	6825 Recovery Rd.	Louisville	KY
627		0179.01140.0704	Pull-A-Part	4401 Peters Road	Harvey	LA
628		0179.01142.0704	Pull-A-Part	249 Galbert Road	Lafayette	LA
629		0179.01143.0704	Pull-A-Part	4433 West 130th Street	Cleveland	OH
630		0179.01144.0467	Circle K (Kangaroo Express)	7249 US Hwy 15-501	Carthage	NC
631		0179.01145.0467	Circle K (Kangaroo Express)	2120 Juniper Lake Road	West End	NC
632		0179.01148.0467	Circle K (Kangaroo Express)	2206 Jefferson Davis Hwy	Sanford	NC
633		0179.01149.0467	Circle K (Kangaroo Express)	5198 SE Abshier Blvd.	Belleview	FL
634		0179.01150.0838	Sunoco	2517 South 3rd Street	Jacksonville Beach	FL
635		0179.01151.0838	Sunoco	10550 San Jose Blvd	Jacksonville	FL
636		0179.01155.0270	Denny's (Franchisee)	310 S. Shackleford Drive	Little Rock	AR
637		0179.01157.0270	Denny's (Franchisee)	5000 Oracle Road	Tucson	AZ
638		0179.01158.0842	Vacant Property	2060 Bascom Avenue	Campbell	CA
639		0179.01159.0270	Denny's (Franchisee)	600 Carson Plaza Drive	Carson	CA
640		0179.01161.0270	Denny's (Franchisee)	4747 Pacific Highway	Stockton	CA
641		0179.01162.0689	Quick Quack Car Wash	1450 Harrison Road	Colorado Springs	CO
642		0179.01163.0990	Urban Tandoor, Indian Wine & Dine	8125 N. Academy Blvd.	Colorado Springs	CO
643		0179.01165.0275	Haya Sushi	111 Elm Street	Enfield	CT
644		0179.01166.0731	Raising Cane's	1298 Silas Deane Highway	Wethersfield	CT
645	Multi	0179.01167.0703	Pollo Tropical	7405 W. 4th Ave	Hialeah	FL
	Multi	0179.01167.0800	Taco Bell	7405 W. 4th Ave	Hialeah	FL
646		0179.01168.0270	Denny's (Franchisee)	5825 NW 36th Street	Virginia Gardens	FL
647		0179.01169.0270	Denny's (Franchisee)	1450 NE Miami Gardens Dr	Miami	FL
648		0179.01173.0270	Denny's (Franchisee)	2580 Airport Way	Boise	ID
649		0179.01174.0270	Denny's (Franchisee)	4310 Yellowstone Avenue	Chubbuck	ID
650		0179.01175.0270	Denny's (Franchisee)	607 Northside Blvd	Nampa	ID
651		0179.01176.0270	Denny's (Franchisee)	17 W. Algonquin Road	Arlington Heights	IL
652		0179.01177.0270	Denny's (Franchisee)	522 Ramada Blvd.	Collinsville	IL
653		0179.01179.0270	Denny's (Franchisee)	6288 E. 82nd Street	Indianapolis	IN
654		0179.01180.0289	El Jalapeno	4902 SE Street	Indianapolis	IN
655		0179.01181.0270	Denny's (Franchisee)	6241 Crawfordsville Road	Indianapolis	IN
656		0179.01182.0270	Denny's (Franchisee)	8901 US 31 South	Indianapolis	IN
657		0179.01183.0270	Denny's (Franchisee)	8808 North Michigan Road	Indianapolis	IN
658		0179.01185.0270	Denny's (Franchisee)	4260 State Road 26 E	Lafayette	IN
659		0179.01187.0270	Denny's (Co. Owned)	494 Lincoln Street	Worcester	MA
660		0179.01188.0270	Denny's (Franchisee)	314 Washington Blvd.	Laurel	MD
661		0179.01191.0270	Denny's (Franchisee)	255 Century Avenue N.	Maplewood	MN
662		0179.01192.0413	Take 5 Car Wash	2925 N. Hwy. 67	Florissant	MO
663		0179.01194.0270	Denny's (Franchisee)	10575 Watson Road	Sunset Hills	MO
664		0179.01195.0270	Denny's (Franchisee)	975 S. Main Street	Kernersville	NC
665		0179.01196.0270	Denny's (Franchisee)	3215 Wake Forest Road	Raleigh	NC
666		0179.01197.0270	Denny's (Franchisee)	3509 S. 84th Street	Omaha	NE
667		0179.01198.0270	Denny's (Franchisee)	4927 Mahoning Avenue	Austintown	OH
668		0179.01200.0328	Five Guys Burgers and Fries	17695 Bagley Road	Middleburg Heights	OH
669		0179.01201.0811	Third Federal Savings	1616 Snow Road	Parma	OH
670		0179.01203.0840	Vacant Land	15815 SE 82nd Drive	Clackamas	OR
671		0179.01206.0270	Denny's (Franchisee)	1710 I-40 East	Amarillo	TX

10 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
672		0179.01207.0270	Denny's (Franchisee)	4918 South Padre Island Drive	Corpus Christi	TX
673		0179.01209.0270	Denny's (Franchisee)	9009 Skillman Road	Dallas	TX
674		0179.01210.0546	Little Germany Restaurant	6737 Camp Bowie Blvd.	Fort Worth	TX
675		0179.01211.0270	Denny's (Franchisee)	3332 S. Loop W	Houston	TX
676		0179.01213.0836	Sweet Berries Cafe	1835 Texoma Parkway	Sherman	TX
677		0179.01214.0270	Denny's (Franchisee)	1422 State Hwy. 6 S.	Sugarland	TX
678		0179.01215.0270	Denny's (Franchisee)	1680 N. 200 West	Provo	UT
679		0179.01216.0270	Denny's (Franchisee)	7214 Richmond Highway	Alexandria	VA
680		0179.01217.0270	Denny's (Franchisee)	10473 Fairfax Blvd	Fairfax	VA
681		0179.01218.0270	Denny's (Franchisee)	118 Interstate Avenue	Chehalis	WA
682		0179.01219.0270	Denny's (Franchisee)	34726 S. 16th	Federal Way	WA
683		0179.01220.0083	Antojo Mexican Grill	6112 100th Street SW	Lakewood	WA
684		0179.01221.0074	Amscot	1825 Gulf to Bay Boulevard	Clearwater	FL
685		0179.01224.0467	Circle K (Kangaroo Express)	34920 Emerald Coast Parkway	Destin	FL
686		0179.01225.0467	Circle K (Kangaroo Express)	4563 Highway 20E	Niceville	FL
687		0179.01227.0025	7-Eleven (Susser/Stripes)	2005 W. Palma Vista Dr.	Palmview	TX
688		0179.01229.0467	Circle K (Kangaroo Express)	1800 N. Croatan Hwy	Kill Devil Hills	NC
689		0179.01230.0467	Circle K (Kangaroo Express)	100 South Croatan Highway	Kill Devil Hills	NC
690		0179.01231.0467	Circle K (Kangaroo Express)	1137 State Road 20	Interlachen	FL
691		0179.01238.0547	Logan's Roadhouse	2820 MacArthur Dr	Alexandria	LA
692		0179.01239.0547	Logan's Roadhouse	3509 Gerstner Memorial Pkwy	Lake Charles	LA
693		0179.01241.0547	Logan's Roadhouse	4740 Valley View Blvd	Roanoke	VA
694		0179.01244.0746	Saltgrass Steakhouse	1141 Hwy 35 North	San Marcos	TX
695		0179.01254.0547	Logan's Roadhouse	1310 N. Eisenhower Drive	Beckley	WV
696		0179.01255.0255	Dave & Buster's	3665 Park Mill Run Drive	Hilliard	OH
697		0179.01258.0547	Logan's Roadhouse	948 North East Loop 820	Hurst	TX
698		0179.01259.0891	Yakiniku Korean and Japanese BBQ	6685 Airways Blvd.	Southaven	MS
699		0179.01261.0547	Logan's Roadhouse	7612 N. 10th Street	McAllen	TX
700		0179.01263.0704	Pull-A-Part	4444 Norman Bridge Road	Montgomery	AL
701		0179.01264.0467	Circle K (Kangaroo Express)	14630 US Highway 231	Midland City	AL
702		0179.01265.0704	Pull-A-Part	4000 I-55 South	Jackson	MS
703		0179.01269.0025	7-Eleven (Susser/Stripes)	2798 West Highway 83	Rio Grande City	TX
704		0179.01270.0025	7-Eleven (Susser/Stripes)	102 N. Stuart Place	Zapata	TX
705		0179.01271.0025	7-Eleven (Susser/Stripes)	2201 South I Road	San Juan	TX
706		0179.01272.0025	7-Eleven (Susser/Stripes)	1837 N. Stuart Place	Harlingen	TX
707		0179.01275.0467	Circle K (Kangaroo Express)	4025 Pine Ridge Road	Naples	FL
708		0179.01276.0924	Healthy Pet	2030 Lawrenceville-Suwanee Road	Suwanee	GA
709		0179.01279.0866	Road Ranger	2835 North Main Street	Princeton	IL
710		0179.01280.0866	Road Ranger	6070 Gardner Street	South Beloit	IL
711		0179.01282.0282	Fas Mart	933 South 4th Street	DeKalb	IL
712		0179.01283.0866	Road Ranger	19 N 681 US Highway 20	Hampshire	IL
713		0179.01284.0866	Road Ranger	4910 N Market Street	Champaign	IL
714		0179.01286.0603	Mister Car Wash	423 N. Pines Road	Spokane	WA
715		0179.01287.0603	Mister Car Wash	1022 N. Division Street	Spokane	WA
716		0179.01288.0603	Mister Car Wash	7711 Normandale Blvd.	Edina	MN
717		0179.01289.0603	Mister Car Wash	1555 West County Rd. B	Roseville	MN
718		0179.01291.0603	Mister Car Wash	110 E. Thompson Ave. East	West St Paul	MN
719		0179.01292.0603	Mister Car Wash	700 E. River Rd	Anoka	MN
720		0179.01293.0603	Mister Car Wash	8280 Flying Cloud Road	Eden Prairie	MN
721		0179.01294.0603	Mister Car Wash	8508 Xylon Avenue N.	Brooklyn Park	MN
722		0179.01295.0603	Mister Car Wash	8420 E. Point Douglas Road	Cottage Grove	MN
723		0179.01296.0603	Mister Car Wash	3104 W. Division St.	St. Cloud	MN
724		0179.01297.0603	Mister Car Wash	11318 Highway 55	Plymouth	MN
725		0179.01298.0603	Mister Car Wash	2525 Ingersoll Ave.	Des Moines	IA
726		0179.01299.0603	Mister Car Wash	8727 University Ave.	Clive	IA
727		0179.01300.0603	Mister Car Wash	5055 Northland Ave. NE	Cedar Rapids	IA
728		0179.01301.0603	Mister Car Wash	3333 Merle Hay Road	Des Moines	IA
729		0179.01302.0603	Mister Car Wash	640 W. Crosstimbers	Houston	TX
730		0179.01304.0603	Mister Car Wash	2251 Voss Road	Houston	TX
731		0179.01305.0603	Mister Car Wash	210 F.M. 1960 Road East	Houston	TX
732		0179.01306.0603	Mister Car Wash	10760 Westheimer Road	Houston	TX
733		0179.01307.0603	Mister Car Wash	6612 F.M. 1960 Road	Houston	TX
734		0179.01308.0603	Mister Car Wash	6107 Hillcroft Street	Houston	TX
735		0179.01309.0603	Mister Car Wash	380 Uvalde Road	Houston	TX
736		0179.01310.0603	Mister Car Wash	9637 FM 1960 By Pass Rd West	Humble	TX
737		0179.01311.0603	Mister Car Wash	3130 Kirby Dr	Houston	TX
738		0179.01312.0603	Mister Car Wash	2530 Hwy 6	Sugarland	TX
739		0179.01313.0704	Pull-A-Part	8056 Greenwell Springs Road	Baton Rouge	LA
740		0179.01317.0467	Circle K (Kangaroo Express)	21195 Highway 25	Columbiana	AL
741		0179.01318.0924	Healthy Pet	2403 Boulevard	Colonial Heights	VA
742		0179.01323.0282	Fas Mart	2349 Blairs Ferry Road	Cedar Rapids	IA
743		0179.01324.0282	Fas Mart	998 8th Avenue	Marion	IA

11 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
744		0179.01325.0467	Circle K (Kangaroo Express)	901 Avenue G	Kentwood	LA
745		0179.01326.0324	Ferguson	136 N. Geronimo Street	Destin	FL
746		0179.01330.0467	Circle K (Kangaroo Express)	302 Ross Clark Circle	Dothan	AL
747		0179.01333.0673	Circle K (Petro Express)	6500 Fairview Road	Charlotte	NC
748		0179.01335.0228	Chipotle	4336 Park Road	Charlotte	NC
749		0179.01336.0673	Circle K (Petro Express)	7035 East WT Harris Blvd	Charlotte	NC
750		0179.01338.0467	Circle K (Kangaroo Express)	4900 N. Tryon Street	Charlotte	NC
751		0179.01339.0467	Circle K (Kangaroo Express)	3800 Wilkinson Blvd.	Charlotte	NC
752		0179.01342.0673	Circle K (Petro Express)	2483 Franklin Blvd	Gastonia	NC
753		0179.01344.0673	Circle K (Petro Express)	6230 W. Sugar Creek Road	Charlotte	NC
754		0179.01346.0673	Circle K (Petro Express)	10409 Mallard Creek Rd	Charlotte	NC
755		0179.01347.0673	Circle K (Petro Express)	8505 S. Tryon St.	Charlotte	NC
756		0179.01349.0673	Circle K (Petro Express)	11640 Providence Road	Charlotte	NC
757		0179.01351.0673	Circle K (Petro Express)	7405 Hwy 73	Denver	NC
758		0179.01353.0673	Circle K (Petro Express)	131 Turnersburg Hwy	Statesville	NC
759		0179.01355.0673	Circle K (Petro Express)	8501 Concord Mills Blvd	Concord	NC
760		0179.01359.0673	Circle K (Petro Express)	6441 Wilkinson Blvd.	Belmont	NC
761		0179.01360.0673	Circle K (Petro Express)	2853 N. Center Street	Hickory	NC
762		0179.01361.0313	Express Oil Change	1529 Concord Parkway North	Concord	NC
763		0179.01364.0673	Circle K (Petro Express)	4923 S. Tryon Street	Charlotte	NC
764		0179.01368.0673	Circle K (Petro Express)	225 Cleveland Avenue	Kings Mountain	NC
765		0179.01369.0673	Circle K (Petro Express)	516 Cox Road	Gastonia	NC
766		0179.01370.0673	Circle K (Petro Express)	3794 E. Franklin Blvd	Gastonia	NC
767		0179.01371.0673	Circle K (Petro Express)	9424 S. Tryon Street	Charlotte	NC
768		0179.01374.0673	Circle K (Petro Express)	9620 Rea Road	Charlotte	NC
769		0179.01375.0673	Circle K (Petro Express)	5905 Waxhaw Highway	Mineral Springs	NC
770		0179.01376.0673	Circle K (Petro Express)	1805 N. Morgan Mill Road	Monroe	NC
771		0179.01377.0673	Circle K (Petro Express)	3503 Weddington Road	Monroe	NC
772		0179.01378.0673	Circle K (Petro Express)	601 E. South Main Street	Waxhaw	NC
773		0179.01379.0673	Circle K (Petro Express)	3006 Old Charlotte Hwy	Monroe	NC
774		0179.01380.0673	Circle K (Petro Express)	4500 Randolph Road	Charlotte	NC
775		0179.01382.0673	Circle K (Petro Express)	8008 Harris Station Blvd.	Charlotte	NC
776		0179.01383.0376	Goodyear Truck & Tire	2031 Antonio St.	Anthony	TX
777		0179.01386.0025	7-Eleven (Susser/Stripes)	104 South Reynolds	Orange Grove	TX
778		0179.01391.0376	Goodyear Truck & Tire	3491 Madison Highway	Valdosta	GA
779		0179.01392.0376	Goodyear Truck & Tire	142-A Carbondale Road	Dalton	GA
780		0179.01393.0376	Goodyear Truck & Tire	415 East Main Street	Beaverdam	OH
781		0179.01394.0376	Goodyear Truck & Tire	2930 County Road 500 North	Whiteland	IN
782		0179.01396.0376	Goodyear Truck & Tire	2539 Burr Street	Gary	IN
783		0179.01397.0376	Goodyear Truck & Tire	6880 Franklin-Lebanon Road	Franklin	OH
784		0179.01400.0376	Goodyear Truck & Tire	2052 Homestead Road	Bowman	SC
785		0179.01401.0376	Goodyear Truck & Tire	7051 Hwy 21	Port Wentworth	GA
786		0179.01404.0376	Goodyear Truck & Tire	110 Triport Road	Georgetown	KY
787		0179.01405.0376	Goodyear Truck & Tire	7791 Alcoa Road	Benton	AR
788		0179.01406.0751	Sonic Automotive	1300 Cressida Drive	Charlotte	NC
789		0179.01409.0508	Last Stop West	501 Northwest Parkway	Azle	TX
790		0179.01413.0329	Fikes Wholesale	899 Pinson Road	Forney	TX
791		0179.01414.0329	Fikes Wholesale	101 Gun Barrel	Gun Barrel City	TX
792		0179.01415.0329	Fikes Wholesale	1222 WSW Loop 323	Tyler	TX
793		0179.01416.0329	Fikes Wholesale	1975 Airline Drive	Bossier City	LA
794		0179.01417.0329	Fikes Wholesale	5502 Old Bullard Road	Tyler	TX
795		0179.01418.0329	Fikes Wholesale	1101 McCann Road	Longview	TX
796		0179.01419.0329	Fikes Wholesale	2309 W. Main	Gun Barrel City	TX
797		0179.01420.0329	Fikes Wholesale	1711 Judson Road	Longview	TX
798		0179.01421.0329	Fikes Wholesale	200 S. Third	Mabank	TX
799		0179.01422.0329	Fikes Wholesale	533 W I-30	Mt. Vernon	TX
800		0179.01424.0329	Fikes Wholesale	3357 Gilmer Rd	Longview	TX
801		0179.01425.0329	Fikes Wholesale	319 E. Larissa	Jacksonville	TX
802		0179.01429.0329	Fikes Wholesale	611 E. Marshall Ave.	Longview	TX
803		0179.01430.0329	Fikes Wholesale	3001 Judson Road	Longview	TX
804		0179.01433.0329	Fikes Wholesale	5120 Old Jacksonville Hwy	Tyler	TX
805		0179.01434.0329	Fikes Wholesale	14275 State Hwy 31 E	Brownsboro	TX
806		0179.01436.0329	Fikes Wholesale	805 W. Houston	Tyler	TX
807		0179.01439.0329	Fikes Wholesale	22137 State Hwy 155 South	Flint	TX
808		0179.01441.0211	Chili's	2821 Ledo Road	Albany	GA
809		0179.01442.0623	Splash Car Wash	935 Jefferson Road	Rochester	NY
810		0179.01443.0264	Don Tello's Tex-Mex Grill	2965 Turner Hill Road	Lithonia	GA
811		0179.01445.0211	Chili's	510 Commerce Blvd	Statesboro	GA
812		0179.01447.0376	Goodyear Truck & Tire	625 Carrollton Street	Temple	GA
813		0179.01448.0704	Pull-A-Part	3600 Desirrah Drive	Mobile	AL
814		0179.01451.0376	Goodyear Truck & Tire	11957 Douglas Ave.	Urbandale	IA
815		0179.01453.0211	Chili's	1700 Baytree Road	Valdosta	GA

12 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
816		0179.01454.0376	Goodyear Truck & Tire	8055 Interstate Hwy 35	Robinson	TX
817		0179.01455.0376	Goodyear Truck & Tire	600 West State 92	Kearney	MO
818		0179.01456.0704	Pull-A-Part	4125 N. Patterson Ave	Winston-Salem	NC
819		0179.01457.0821	Ultra Car Wash	650 Schillinger Road South	Mobile	AL
820		0179.01458.0704	Pull-A-Part	6513 Marshall Blvd	Lithonia	GA
821		0179.01459.0866	Road Ranger	905 Hen House Road	Okawville	IL
822		0179.01460.0467	Circle K (Kangaroo Express)	4402 Ten-Ten Rd	Cary	NC
823		0179.01461.0376	Goodyear Truck & Tire	410 South Morgan Road	Oklahoma City	OK
824		0179.01462.0282	Fas Mart	2175 Central Ave	Dubuque	IA
825		0179.01464.0477	AMC Theatre	1351 College Mall Rd	Bloomington	IN
826		0179.01465.0729	Regal Theatre	1221 W. Boughton Road	Bolingbrook	IL
827		0179.01466.0477	AMC Theatre	250 Pavilions Place	Brighton	CO
828		0179.01467.0477	AMC Theatre	3960 Limelight Ave.	Castle Rock	CO
829		0179.01468.0477	AMC Theatre	5600 Pearl Dr.	Evansville	IN
830		0179.01469.0477	AMC Theatre	1401 W. Carl Sandburg Drive	Galesburg	IL
831		0179.01470.0477	AMC Theatre	100 Meijer Drive	Michigan City	IN
832		0179.01471.0477	AMC Theatre	860 E Princeton	Muncie	IN
833		0179.01472.0477	AMC Theatre	2815 Show Place Drive	Naperville	IL
834		0179.01473.0477	AMC Theatre	1320 W. Maple Street	New Lenox	IL
835		0179.01474.0477	AMC Theatre	1860 Anjali Way	Machesney Park	IL
836		0179.01475.0282	Fas Mart	1705 S. State Street	Belvidere	IL
837		0179.01476.0282	Fas Mart	518 Shirland Avenue	South Beloit	IL
838		0179.01489.0603	Mister Car Wash	3223 41st Street Northwest	Rochester	MN
839		0179.01491.0025	7-Eleven (Susser/Stripes)	2401 Meadow Avenue	Laredo	TX
840		0179.01492.0025	7-Eleven (Susser/Stripes)	1701 Arkansas Avenue	Laredo	TX
841		0179.01493.0025	7-Eleven (Susser/Stripes)	602 Washington St	Laredo	TX
842		0179.01494.0025	7-Eleven (Susser/Stripes)	1002 Santa Maria Avenue	Laredo	TX
843		0179.01495.0025	7-Eleven (Susser/Stripes)	3919 San Bernardo Ave	Laredo	TX
844		0179.01496.0025	7-Eleven (Susser/Stripes)	3602 N Commerce Street	Harlingen	TX
845		0179.01497.0025	7-Eleven (Susser/Stripes)	898 N. Sam Houston Blvd	San Benito	TX
846		0179.01506.0216	Stripes (Sunoco)	2203 S Stockton Ave.	Monahans	TX
847		0179.01507.0216	Stripes (Sunoco)	1350 S County Road West	Odessa	TX
848		0179.01508.0025	7-Eleven (Susser/Stripes)	2200 Spur 239	Del Rio	TX
849		0179.01509.0025	7-Eleven (Susser/Stripes)	700 Junction Hwy	Kerrville	TX
850		0179.01510.0216	Stripes (Sunoco)	4798 Knickerbocker Rd	San Angelo	TX
851		0179.01513.0661	Pep Boys	775 W. Route 70	Marlton	NJ
852		0179.01514.0731	Raising Cane's	5241 Route 42	Turnersville	NJ
853		0179.01515.0661	Pep Boys	2501 South Cicero Ave.	Cicero	IL
854		0179.01516.0661	Pep Boys	6811 West Grand Avenue	Chicago	IL
855		0179.01517.0661	Pep Boys	1824 West Jefferson St	Joliet	IL
856		0179.01518.0661	Pep Boys	17015 Torrence Avenue	Lansing	IL
857		0179.01519.0661	Pep Boys	1531 Cobb Parkway	Marietta	GA
858		0179.01520.0278	Motos America	11160 Alpharetta Road	Roswell	GA
859		0179.01521.0201	Caliber Collision	10548 Atlantic Blvd.	Jacksonville	FL
860		0179.01523.0661	Pep Boys	575 State Route 18	East Brunswick	NJ
861		0179.01545.0603	Mister Car Wash	611 Montgomery Highway	Vestavia Hills	AL
862		0179.01546.0603	Mister Car Wash	4621 Hwy 280 East	Birmingham	AL
863		0179.01547.0603	Mister Car Wash	1880 Gulf to Bay Blvd.	Clearwater	FL
864		0179.01548.0603	Mister Car Wash	10471 Park Blvd.	Seminole	FL
865		0179.01549.0603	Mister Car Wash	3622 Gandy Blvd.	Tampa	FL
866		0179.01550.0603	Mister Car Wash	3205 North Galloway Ave.	Mesquite	TX
867		0179.01554.0157	Casey's	9801 Page Avenue	St. Louis	MO
868		0179.01555.0025	7-Eleven (Susser/Stripes)	1407 W. Nolana Loop	Pharr	TX
869		0179.01556.0603	Mister Car Wash	6237 N. Mesa	El Paso	TX
870		0179.01557.0603	Mister Car Wash	8857 Gateway West	El Paso	TX
871		0179.01558.0603	Mister Car Wash	4800 Osborne Drive	El Paso	TX
872		0179.01559.0603	Mister Car Wash	12120 Montwood	El Paso	TX
873		0179.01560.0603	Mister Car Wash	11184 Vista Del Sol	El Paso	TX
874		0179.01561.0966	Fuji Japanese Steakhouse	3500 Main Street	Farmington	NM
875		0179.01563.0025	7-Eleven (Susser/Stripes)	201 W. Nolana Avenue	McAllen	TX
876		0179.01564.0216	Stripes (Sunoco)	711 Ed Carey Drive	Harlingen	TX
877		0179.01565.0025	7-Eleven (Susser/Stripes)	1120 Saunders Street	Laredo	TX
878		0179.01566.0025	7-Eleven (Susser/Stripes)	930 Morgan Boulevard	Harlingen	TX
879		0179.01567.0025	7-Eleven (Susser/Stripes)	1656 West Highway 100	Port Isabel	TX
880		0179.01569.0477	AMC Theatre	875 Deer Creek Drive	Schererville	IN
881		0179.01570.0477	AMC Theatre	300 N. 33rd Street	Quincy	IL
882		0179.01571.0477	AMC Theatre	5530 W. Homer Street	Chicago	IL
883		0179.01572.0477	AMC Theatre	420 Village Walk Lane	Johnson Creek	WI
884		0179.01573.0477	AMC Theatre	1301 Kalahari Drive	Lake Delton	WI
885		0179.01576.0313	Express Oil Change	2300 University Boulevard	Birmingham	AL
886		0179.01577.0313	Express Oil Change	327 E Dr. Hicks Boulevard	Florence	AL
887		0179.01578.0313	Express Oil Change	5046 Highway 17	Helena	AL

13 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
888		0179.01579.0313	Express Oil Change	3100 Woodward Avenue	Muscle Shoals	AL
889		0179.01580.0313	Express Oil Change	2105 Frederick Road	Opelika	AL
890		0179.01581.0376	Goodyear Truck & Tire	715 S. Lakeside Drive	Amarillo	TX
891		0179.01596.0376	Goodyear Truck & Tire	2522 South Gallatin Street	Jackson	MS
892		0179.01597.0676	Pet Paradise	14500 John F. Kennedy Blvd	Houston	TX
893		0179.01606.0676	Pet Paradise	23 Enterprise Drive	Bunnell	FL
894		0179.01607.0255	Dave & Buster's	6812 S. 105th East Ave.	Tulsa	OK
895		0179.01608.0025	7-Eleven (Susser/Stripes)	3301 Southmost Road	Brownsville	TX
896		0179.01609.0025	7-Eleven (Susser/Stripes)	101 W Highway 107	La Villa	TX
897		0179.01610.0025	7-Eleven (Susser/Stripes)	9219 FM 1472 (Mines Road)	Laredo	TX
898		0179.01611.0025	7-Eleven (Susser/Stripes)	6715 E State Highway 107	Edinburg	TX
899		0179.01612.0025	7-Eleven (Susser/Stripes)	4600 South 23rd Street	McAllen	TX
900		0179.01613.0025	7-Eleven (Susser/Stripes)	4506 Ben-Cha Road	Laredo	TX
901		0179.01614.0821	Ultra Car Wash	4032 Lawrenceville Highway	Lilburn	GA
902		0179.01615.0052	ARCO ampm	1208 S. Ellsworth Rd.	Mesa	AZ
903		0179.01616.0052	ARCO ampm	2398 U.S. 60	Globe	AZ
904		0179.01617.0052	ARCO ampm	4881 S. Campbell Ave.	Tucson	AZ
905		0179.01618.0052	ARCO ampm	7601 E. Tanque Verde Rd.	Tucson	AZ
906		0179.01619.0052	ARCO ampm	365 E. Southern Ave	Mesa	AZ
907		0179.01620.0052	ARCO ampm	786 W. Guadalupe Road	Gilbert	AZ
908		0179.01621.0052	ARCO ampm	10809 N. Frank Lloyd Wright Blvd.	Scottsdale	AZ
909		0179.01622.0837	Shell	6904 N. Dysart Rd.	Glendale	AZ
910		0179.01623.0052	ARCO ampm	501 W. Irvington Road	Tucson	AZ
911		0179.01624.0052	ARCO ampm	1990 W. Highway 89A	Sedona	AZ
912		0179.01625.0052	ARCO ampm	286 Walker Road	Prescott	AZ
913		0179.01626.0052	ARCO ampm	2245 E. Florence Blvd	Casa Grande	AZ
914		0179.01627.0052	ARCO ampm	802 W Speedway Blvd	Tucson	AZ
915		0179.01628.0837	Shell	9102 W. Peoria Ave.	Peoria	AZ
916		0179.01629.0495	LA Fitness	45 Alexander-Bellbrook Road	Centerville	OH
917		0179.01630.0211	Chili's	707 W 7th Street	Tifton	GA
918		0179.01631.0376	Goodyear Truck & Tire	108 West Glendale Hodgenville Road	Glendale	KY
919		0179.01632.0495	LA Fitness	30195 Mound Road	Warren	MI
920		0179.01638.0809	TitleMax	714 Ft. Williams St.	Sylacauga	AL
921		0179.01639.0809	TitleMax	3731 Austell Rd (Atlanta)	Marietta	GA
922		0179.01640.0809	TitleMax	203 East Meighan Blvd.	Gadsden	AL
923		0179.01641.0809	TitleMax	300 S. Quintard St.	Anniston	AL
924		0179.01642.0809	TitleMax	3557 Pio Nono Ave.	Macon	GA
925		0179.01644.0809	TitleMax	8122 Tara Blvd.	Jonesboro	GA
926		0179.01645.0842	Vacant Property	465 W. Pike St.	Lawrenceville	GA
927		0179.01647.0809	TitleMax	7527 Highway 85	Riverdale	GA
928		0179.01648.0809	TitleMax	9814 W. Florissant Ave.	St. Louis	MO
929		0179.01649.0809	TitleMax	1827 N. Glenstone Ave.	Springfield	MO
930		0179.01650.0809	TitleMax	5309 Jimmy Carter Blvd.	Norcross	GA
931		0179.01662.0809	TitleMax	8640 Airport Rd.	St. Louis	MO
932		0179.01664.0809	TitleMax	1325 W. Kearney St.	Springfield	MO
933		0179.01665.0495	LA Fitness	4700 Marburg Ave.	Cincinnati	OH
934		0179.01669.0704	Pull-A-Part	1250 Kelly Ave.	Akron	OH
935		0179.01670.0211	Chili's	700 Ronald Reagan Drive	Evans	GA
936		0179.01671.0376	Goodyear Truck & Tire	13390 S. Unitec Drive	Laredo	TX
937		0179.01672.0676	Pet Paradise	2921 Boyer Street	Charlotte	NC
938		0179.01673.0676	Pet Paradise	10401 Orange Dr.	Davie	FL
939		0179.01674.0255	Dave & Buster's	2201 & 2215 North Mayfair Road	Wauwatosa	WI
940		0179.01676.0313	Express Oil Change	1045 West Goodman Rd.	Horn Lake	MS
941		0179.01679.0216	Stripes (Sunoco)	533 N. Frankford	Lubbock	TX
942		0179.01680.0216	Stripes (Sunoco)	9020 Hwy 6 South	Houston	TX
943		0179.01681.0249	Sunshine Energy	5501 East Bannister Road	Kansas City	MO
944		0179.01684.0664	Patriot Fuels	426 N. Wilson St.	Vinita	OK
945		0179.01685.0249	Sunshine Energy	1109 East Fourth St.	Altamont	KS
946		0179.01688.0211	Chili's	3515 Missouri Blvd.	Jefferson City	MO
947		0179.01689.0211	Chili's	5880 Antioch Road	Merriam	KS
948		0179.01690.0211	Chili's	10520 W. Central Ave.	Wichita	KS
949		0179.01691.0495	LA Fitness	9930 Pendleton Pike	Indianapolis	IN
950		0179.01692.0495	LA Fitness	5175 W. Baseline Road	Laveen	AZ
951		0179.01693.0860	Walgreens	10555 W. Overland Road	Boise	ID
952		0179.01694.0860	Walgreens	700 12th Ave. S.	Nampa	ID
953		0179.01695.0603	Mister Car Wash	8101 N. Dale Mabry Hwy	Tampa	FL
954		0179.01697.0376	Goodyear Truck & Tire	4015 South FM 1788	Midland	TX
955		0179.01698.0714	RBC Bank	900 W. State Road 436	Altamonte Springs	FL
956		0179.01699.0255	Dave & Buster's	8986 International Dr.	Orlando	FL
957		0179.01702.0297	Dollar General	20115 N. US Hwy 441	High Springs	FL
958		0179.01703.0197	Camping World	5057 Quinn Rd.	Vacaville	CA
959		0179.01704.0495	LA Fitness	1185 Ernest West Barrett Parkway	Kennesaw	GA

14 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
960		0179.01705.0220	Cinemark	12129 S. State Street	Draper	UT
961		0179.01706.0297	Dollar General	3128 S. Florida Avenue	Inverness	FL
962		0179.01707.0297	Dollar General	135 N. Range Road	Cocoa	FL
963		0179.01708.0065	Applebee's	300 Skywatch Drive	Danville	KY
964		0179.01709.0065	Applebee's	7383 Turfway Rd.	Florence	KY
965		0179.01710.0065	Applebee's	1307 US Hwy 127 South	Frankfort	KY
966		0179.01711.0065	Applebee's	121 North Plaza Dr.	Nicholasville	KY
967		0179.01712.0065	Applebee's	30 Town Center Blvd	Crestview Hills	KY
968		0179.01713.0065	Applebee's	175 Wal-Mart Way	Maysville	KY
969		0179.01714.0065	Applebee's	1500 Oxford Dr.	Georgetown	KY
970		0179.01715.0065	Applebee's	5561 Westchester Woods Blvd.	Hilliard	OH
971		0179.01716.0731	Raising Cane's	7920 Beechmont Avenue	Cincinnati	OH
972		0179.01717.0065	Applebee's	1759 West Main Street	Troy	OH
973		0179.01719.0376	Goodyear Truck & Tire	4416 Skyland Blvd. East	Tuscaloosa	AL
974		0179.01720.0297	Dollar General	255 Malabar Road NW	Palm Bay	FL
975		0179.01721.0746	Saltgrass Steakhouse	325 Interstate 10 North	Beaumont	TX
976		0179.01722.0831	Twin Peaks	14805 West 119th St.	Olathe	KS
977		0179.01723.0197	Camping World	373 E. Evergreen Rd.	Strafford	MO
978		0179.01724.0197	Camping World	9801 Diamond Dr.	North Little Rock	AR
979		0179.01725.0358	Gander Outdoors	6199 Metro Drive	DeForest	WI
980		0179.01726.0358	Gander Outdoors	2371 Chuckwagon Drive	Springfield	IL
981		0179.01729.0202	CarQuest	2525 Skeeter Drive	Fairbanks	AK
982		0179.01731.0061	Advance Auto Parts	26 NW 10th St.	Ocala	FL
983		0179.01732.0061	Advance Auto Parts	145 North Gary Avenue	Carol Stream	IL
984		0179.01734.0061	Advance Auto Parts	119 S. Main Street	Sycamore	IL
985		0179.01735.0202	CarQuest	790 Swanson Avenue	Wasilla	AK
986		0179.01736.0061	Advance Auto Parts	3107 Springhill Avenue	Mobile	AL
987		0179.01737.0202	CarQuest	801 Glover Avenue	Enterprise	AL
988		0179.01738.0061	Advance Auto Parts	604 North Three Notch Street	Troy	AL
989		0179.01739.0061	Advance Auto Parts	113 W. Broadway	West Memphis	AR
990		0179.01740.0061	Advance Auto Parts	551 East 120th Avenue	Thornton	CO
991		0179.01741.0202	CarQuest	620 West Walnut Street	Metamora	IL
992		0179.01742.0061	Advance Auto Parts	11757 South Pulaski	Alsip	IL
993		0179.01759.0061	Advance Auto Parts	3 North Smith Street	Aurora	IL
994		0179.01764.0061	Advance Auto Parts	50 S. Second Ave	Dodge City	KS
995		0179.01765.0061	Advance Auto Parts	1292 Industry Road	Lexington	KY
996		0179.01767.0202	CarQuest	708 Main Street	Nicholasville	KY
997		0179.01768.0061	Advance Auto Parts	221 Summer Drive	Abbeville	LA
998		0179.01769.0202	CarQuest	1416 Moss Street	Lafayette	LA
999		0179.01770.0061	Advance Auto Parts	104 East Short Street	Kennedale	TX
1000		0179.01771.0202	CarQuest	1724 East Napoleon Street	Sulphur	LA
1001		0179.01772.0061	Advance Auto Parts	27 Bath Rd.	Brunswick	ME
1002		0179.01773.0061	Advance Auto Parts	7 Hincks Street	Bucksport	ME
1003		0179.01774.0061	Advance Auto Parts	41 Bangor Street	Houlton	ME
1004		0179.01775.0086	American Welding & Gas	282 North Lynndale Avenue	Appleton	WI
1005		0179.01777.0061	Advance Auto Parts	1193 Hammond Street	Bangor	ME
1006		0179.01781.0061	Advance Auto Parts	220 North 30th St.	Escanaba	MI
1007		0179.01782.0061	Advance Auto Parts	730 Grande Ave.	Schofield	WI
1008		0179.01783.0061	Advance Auto Parts	151 West Saint Julien Street	St. Peter	MN
1009		0179.01784.0061	Advance Auto Parts	186 8th Street	Windom	MN
1010		0179.01785.0061	Advance Auto Parts	1403 N. State Street	Fairmont	MN
1011		0179.01786.0061	Advance Auto Parts	679 S. Addison Rd.	Addison	IL
1012		0179.01787.0061	Advance Auto Parts	2652 W. Chicago Ave	Chicago	IL
1013		0179.01788.0061	Advance Auto Parts	755-757 Villa Street	Elgin	IL
1014		0179.01789.0202	CarQuest	212 Oak Street	Sauk Centre	MN
1015		0179.01790.0061	Advance Auto Parts	803 20th Street	Rockford	IL
1016		0179.01791.0202	CarQuest	9550 Page Avenue	Overland	MO
1017		0179.01792.0061	Advance Auto Parts	1029 Rogers Street	Laurel	MS
1018		0179.01796.0202	CarQuest	2328 North Montana	Helena	MT
1019		0179.01797.0202	CarQuest	535 West Idaho Street	Kalispell	MT
1020		0179.01798.0202	CarQuest	3616 East Wilder Rd.	Bay City	MI
1021		0179.01799.0202	CarQuest	920 E. Commercial	Anaconda	MT
1022		0179.01801.0202	CarQuest	117 South First Street	Baker	MT
1023		0179.01802.0202	CarQuest	2091 Rosebud Drive	Billings	MT
1024		0179.01803.0202	CarQuest	1203 Main Street	Billings	MT
1025		0179.01805.0202	CarQuest	#1 Locust St.	Colstrip	MT
1026		0179.01806.0202	CarQuest	415 East Main	Cut Bank	MT
1027		0179.01807.0061	Advance Auto Parts	115 South Beltline	Irving	TX
1028		0179.01808.0202	CarQuest	204 North Montana Street	Dillon	MT
1029		0179.01809.0202	CarQuest	435 Klein Avenue	Glasgow	MT
1030		0179.01810.0202	CarQuest	2305 & 2307 11th Ave. South	Great Falls	MT
1031		0179.01811.0202	CarQuest	1130 North First Street	Hamilton	MT

15 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
1032		0179.01812.0202	CarQuest	430 S. Main Street	Harlem	MT
1033		0179.01813.0202	CarQuest	207 1st Avenue South	Lewistown	MT
1034		0179.01814.0061	Advance Auto Parts	510 South Central Avenue	Marshfield	WI
1035		0179.01816.0061	Advance Auto Parts	88 Sunset Blvd.	Stevens Point	WI
1036		0179.01817.0061	Advance Auto Parts	302 East Main St.	Wautoma	WI
1037		0179.01818.0061	Advance Auto Parts	500 Jackson St.	Wisconsin Rapids	WI
1038		0179.01819.0202	CarQuest	501 West Park	Livingston	MT
1039		0179.01820.0202	CarQuest	10 South 3rd Street East	Malta	MT
1040		0179.01821.0202	CarQuest	2304 W. Broadway St.	Missoula	MT
1041		0179.01822.0202	CarQuest	25 Union Avenue	Bakersfield	CA
1042		0179.01823.0202	CarQuest	318 Main St.	Roundup	MT
1043		0179.01824.0202	CarQuest	430 Main St.	Shelby	MT
1044		0179.01825.0202	CarQuest	216 North Central Avenue	Sidney	MT
1045		0179.01826.0202	CarQuest	6295 Hwy 93 South	Whitefish	MT
1046		0179.01827.0061	Advance Auto Parts	2391 Hendersonville Road	Arden	NC
1047		0179.01828.0202	CarQuest	1740 Maple Ave.	Burlington	NC
1048		0179.01830.0061	Advance Auto Parts	610 US-2 E	Devils Lake	ND
1049		0179.01831.0202	CarQuest	1300 2nd Avenue West	Williston	ND
1050		0179.01833.0061	Advance Auto Parts	701 Walnut Street	Greenville	OH
1051		0179.01835.0061	Advance Auto Parts	120 West Hollister Street	Stayton	OR
1052		0179.01843.0061	Advance Auto Parts	300 East Texas Avenue	Midland	TX
1053		0179.01844.0483	Raceway	1617 South First Street	Lufkin	TX
1054		0179.01846.0061	Advance Auto Parts	110 South Pines Road	Spokane	WA
1055		0179.01847.0061	Advance Auto Parts	511 South 3rd St.	Yakima	WA
1056		0179.01848.0202	CarQuest	2711 North Monroe Street	Spokane	WA
1057		0179.01849.0842	Vacant Property	110 South Sherman Road	Spokane	WA
1058		0179.01850.0061	Advance Auto Parts	20 Island Street	Chippewa Falls	WI
1059		0179.01851.0061	Advance Auto Parts	1807 Brackett Avenue	Eau Claire	WI
1060		0179.01852.0061	Advance Auto Parts	302 South 8th Street	Medford	WI
1061		0179.01853.0061	Advance Auto Parts	148 South Lake Avenue	Phillips	WI
1062		0179.01854.0061	Advance Auto Parts	1830 North Stevens St.	Rhinelander	WI
1063		0179.01855.0061	Advance Auto Parts	1020 South 17th Ave.	Wausau	WI
1064		0179.01856.0061	Advance Auto Parts	204 North Fourth Street	Abbotsford	WI
1065		0179.01857.0061	Advance Auto Parts	1062 East Wall St.	Eagle River	WI
1066		0179.01858.0842	Vacant Property	15911 Highway 63 South	Hayward	WI
1067		0179.01859.0061	Advance Auto Parts	177 Church Street	Montello	WI
1068		0179.01860.0061	Advance Auto Parts	315 State Highway 64	Antigo	WI
1069		0179.01861.0061	Advance Auto Parts	6211 McKee Road	Madison	WI
1070		0179.01862.0061	Advance Auto Parts	550 East Division Street	Neillsville	WI
1071		0179.01863.0061	Advance Auto Parts	713 North Main Street	River Falls	WI
1072		0179.01864.0202	CarQuest	2729 Indiana Avenue	Sheboygan	WI
1073		0179.01865.0202	CarQuest	2013 Big Horn Avenue	Cody	WY
1074		0179.01867.0202	CarQuest	577 West Coulter Avenue	Powell	WY
1075		0179.01868.0202	CarQuest	1011 North Federal Blvd.	Riverton	WY
1076		0179.01869.0202	CarQuest	229 East Brundage Street	Sheridan	WY
1077		0179.01870.0202	CarQuest	910 Big Horn Avenue	Worland	WY
1078		0179.01871.0065	Applebee's	690 North Maysville Road	Mt. Sterling	KY
1079		0179.01872.0065	Applebee's	1795 Delco Park Drive	Kettering	OH
1080		0179.01873.0065	Applebee's	2020 Stringtown Road	Grove City	OH
1081		0179.01874.0065	Applebee's	6259 East Southern Avenue	Mesa	AZ
1082		0179.01875.0065	Applebee's	2547 North 44th St.	Phoenix	AZ
1083		0179.01876.0065	Applebee's	2180 E. Baseline Rd.	Phoenix	AZ
1084		0179.01879.0297	Dollar General	2531 N. Woodland Blvd.	Deland	FL
1085		0179.01881.0376	Goodyear Truck & Tire	1800 Princeton Kenly Road	Kenly	NC
1086		0179.01883.0800	Mid-South Bells (Taco Bell)	8860 Madison Blvd.	Madison	AL
1087		0179.01884.0800	Mid-South Bells (Taco Bell)	1819 Four Seasons Blvd.	Hendersonville	NC
1088		0179.01885.0800	Mid-South Bells (Taco Bell)	610 Glenn Blvd.	Fort Payne	AL
1089		0179.01887.0800	Mid-South Bells (Taco Bell)	225 North Main St.	Cedartown	GA
1090		0179.01890.0800	Mid-South Bells (Taco Bell)	80 Hyatt Rd.	Franklin	NC
1091		0179.01892.0800	Mid-South Bells (Taco Bell)	609 2nd Avenue East	Oneonta	AL
1092		0179.01893.0800	Mid-South Bells (Taco Bell)	5475 Appalachian Highway	Blue Ridge	GA
1093		0179.01894.0800	Mid-South Bells (Taco Bell)	530 N. Carolina Highway 9	Black Mountain	NC
1094		0179.01895.0800	Mid-South Bells (Taco Bell)	872 Brevard Road	Asheville	NC
1095		0179.01897.0800	Mid-South Bells (Taco Bell)	1017 South Big A Road	Toccoa	GA
1096		0179.01898.0800	Mid-South Bells (Taco Bell)	1885 Hendersonville Road	Asheville	NC
1097		0179.01901.0800	Mid-South Bells (Taco Bell)	375 East Main Street	Sylva	NC
1098		0179.01903.0800	Mid-South Bells (Taco Bell)	71 McCurdy Avenue	Rainsville	AL
1099		0179.01904.0800	Mid-South Bells (Taco Bell)	375 Forest Gate Drive	Pisgah Forest	NC
1100		0179.01907.0800	Mid-South Bells (Taco Bell)	13721 Jones Street	Lavonia	GA
1101		0179.01912.0297	Dollar General	307 W Dr Martin Luther King Blvd	Seffner	FL
1102		0179.01913.0221	Cheddar's Cafe	4530 East Freeway	Baytown	TX
1103		0179.01915.0809	TitleMax	301 S. US Highway 31	Bay Minette	AL

16 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
1104		0179.01916.0376	Goodyear Truck & Tire	701 State Highway 80	Matthews	MO
1105		0179.01918.0297	Dollar General	2584 North Trucks Avenue	Hernando	FL
1106		0179.01919.0809	TitleMax	7343 Grapevine Highway	N. Richland Hills	TX
1107		0179.01920.0265	Del Frisco's	8100 E. Orchard Rd.	Greenwood Village	CO
1108		0179.01921.0265	Del Frisco's	812 Main St.	Fort Worth	TX
1109		0179.01922.0495	LA Fitness	141 Road to Six Flags Street West	Arlington	TX
1110		0179.01923.0221	Cheddar's Cafe	224 Blanchard St.	West Monroe	LA
1111		0179.01924.0201	Caliber Collision	603 Gemini St.	Houston	TX
1112		0179.01925.0201	Caliber Collision	6902 Broadway Street	Galveston	TX
1113		0179.01926.0201	Caliber Collision	2500 Friendswood Dr.	Alvin	TX
1114		0179.01927.0616	Neo Tobacco and Vape	2716 South Crater Road	Petersburg	VA
1115		0179.01928.0638	Oregano's Pizza Bistro	4235 South College Avenue	Fort Collins	CO
1116		0179.01929.0255	Dave & Buster's	5400 North May Ave.	Oklahoma City	OK
1117		0179.01930.0809	TitleMax	2800 Skidaway Road	Savannah	GA
1118		0179.01931.0809	TitleMax	6324 Rufe Snow Drive	Fort Worth	TX
1119		0179.01932.0809	TitleMax	1630 Montgomery Hwy.	Hoover	AL
1120		0179.01933.0221	Cheddar's Cafe	15284 N. Interstate 35	Selma	TX
1121		0179.01934.0983	The Shack	7940 West 135th Street	Overland Park	KS
1122		0179.01935.0297	Dollar General	1400 Harrison St.	Titusville	FL
1123		0179.01936.0051	Adventure Landing	2780 State Road 16	St. Augustine	FL
1124		0179.01941.0589	Miller's Ale House	5906 North Davis Highway	Pensacola	FL
1125		0179.01942.0731	Raising Cane's	315 South Cities Service Hwy	Sulphur	LA
1126		0179.01943.0731	Raising Cane's	State Hwy. 26 & Precinct Line Road	Hurst	TX
1127		0179.01945.0376	Goodyear Truck & Tire	1876 E. Freeway	Baytown	TX
1128		0179.01946.0649	Patient First	2300 East Parham Rd.	Richmond	VA
1129		0179.01947.0197	Camping World	10255 West Papago Freeway	Avondale	AZ
1130		0179.01948.0197	Camping World	2222 E. Main St.	Mesa	AZ
1131		0179.01949.0324	Ferguson	6145 Buffington Road	Union City	GA
1132		0179.01950.0221	Cheddar's Cafe	2123 Stadium Blvd	Jonesboro	AR
1133		0179.01952.0376	Goodyear Truck & Tire	7735 E. State Rt 37	Sunbury	OH
1134		0179.01954.0731	Raising Cane's	1000 West 15th St.	Plano	TX
1135		0179.01955.0731	Raising Cane's	5729 S. Hulen Street	Fort Worth	TX
1136		0179.01956.0376	Goodyear Truck & Tire	9510 Greenwood Rd.	Greenwood	LA
1137		0179.01957.0376	Goodyear Truck & Tire	5917 E. 32nd Street	Joplin	MO
1138		0179.01958.0808	Texas Roadhouse	1181 Malabar Rd.	Palm Bay	FL
1139		0179.01960.0731	Raising Cane's	9527 Broadway St.	Pearland	TX
1140		0179.01961.0871	Wehrenberg Theater	5340 Council St. NE	Cedar Rapids	IA
1141		0179.01962.0495	LA Fitness	701 NE Loop 820	Hurst	TX
1142		0179.01963.0603	Mister Car Wash	1240 E. Battlefield Rd.	Springfield	MO
1143		0179.01964.0603	Mister Car Wash	4115 S. Campbell Ave.	Springfield	MO
1144		0179.01965.0603	Mister Car Wash	2323 East Sunshine Street	Springfield	MO
1145		0179.01966.0197	Camping World	725 Bluegrass Farms Blvd.	Bowling Green	KY
1146		0179.01967.0197	Camping World	2802 South 21st Street	Council Bluffs	IA
1147		0179.01968.0197	Camping World	8198 Gander Way	Roanoke	VA
1148		0179.01969.0358	Gander Outdoors	725 Bluegrass Farms Blvd.	Bowling Green	KY
1149		0179.01971.0358	Gander Outdoors	8195 Gander Way	Roanoke	VA
1150		0179.01972.0746	Saltgrass Steakhouse	2885 Cinema Ridge	San Antonio	TX
1151		0179.01973.0329	Fikes Wholesale	3905 S. Clear Creek Rd.	Killeen	TX
1152		0179.01974.0329	Fikes Wholesale	8845 N. Hwy 171	Godley	TX
1153		0179.01975.0329	Fikes Wholesale	602 W. McGregor Dr.	McGregor	TX
1154		0179.01976.0329	Fikes Wholesale	1328 W. Avenue D	Belton	TX
1155		0179.01977.0329	Fikes Wholesale	702 West Avenue C	Valley Mills	TX
1156		0179.01978.0329	Fikes Wholesale	4011 East Stan Schlueter Loop	Killeen	TX
1157		0179.01979.0329	Fikes Wholesale	201 West US Highway 79	Thorndale	TX
1158		0179.01980.0329	Fikes Wholesale	215 South George Kacir Drive	West	TX
1159		0179.01981.0809	TitleMax	1001 South Eufaula Avenue	Eufaula	AL
1160		0179.01985.0809	TitleMax	4100 Independence Ave.	Kansas City	MO
1161		0179.01986.0220	Cinemark	9228 Sage Meadow Trail	Fort Worth	TX
1162		0179.01987.0135	Best Buy	220 Daniel Webster Hwy	Nashua	NH
1163		0179.01988.0135	Best Buy	7318 FM 1960	Houston	TX
1164		0179.01989.0135	Best Buy	4040 South College Avenue	Fort Collins	CO
1165		0179.01990.0135	Best Buy	217 South Independence Blvd.	Virginia Beach	VA
1166		0179.01991.0135	Best Buy	55 Hotel Circle NE	Albuquerque	NM
1167		0179.01993.0135	Best Buy	1461 South Washington St.	North Attleborough	MA
1168		0179.01994.0135	Best Buy	900 East Golf Rd.	Schaumburg	IL
1169		0179.01995.0135	Best Buy	1730 Pleasant Ridge Road	Arlington	TX
1170		0179.01999.0297	Dollar General	9901 County Drive	Disputanta	VA
1171		0179.02000.0376	Goodyear Truck & Tire	412 Transcon Lane	Winslow	AZ
1172		0179.02002.0143	BJ's Wholesale Club	507 New Park Ave.	W. Hartford	CT
1173		0179.02004.0143	BJ's Wholesale Club	1 Howard Blvd.	Roxbury	NJ
1174		0179.02005.0143	BJ's Wholesale Club	13053 Fair Lakes Shopping Center	Fairfax	VA
1175		0179.02006.0143	BJ's Wholesale Club	8005 NW 95th Street	Hialeah	FL

17 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
1176		0179.02007.0143	BJ's Wholesale Club	900 Marketplace Blvd.	Hamilton	NJ
1177		0179.02008.0297	Dollar General	2505 Martin Luther King Jr Dr	Lumberton	NC
1178		0179.02009.0731	Raising Cane's	4100 Belt Line Road	Addison	TX
1179		0179.02010.0297	Dollar General	5920 Jefferson Ave.	Newport News	VA
1180		0179.02012.0197	Camping World	16000 W. Colfax Ave.	Golden	CO
1181		0179.02013.0809	TitleMax	4023 Jeffco Blvd.	Arnold	MO
1182		0179.02015.0862	Tobacco Hut	3150 Lee Highway	Bristol	VA
1183		0179.02017.0809	TitleMax	12865 New Halls Ferry Blvd.	Florissant	MO
1184		0179.02018.0809	TitleMax	7075 Cockrum St.	Olive Branch	MS
1185		0179.02019.0809	TitleMax	10704 E. U.S. Highway 24	Sugar Creek	MO
1186		0179.02020.0809	TitleMax	6639 Tara Blvd.	Jonesboro	GA
1187		0179.02021.0731	Raising Cane's	6015 Hwy 6 N	Houston	TX
1188		0179.02022.0589	Miller's Ale House	312 W. Mitchell Hammock Rd	Oviedo	FL
1189		0179.02024.0603	Mister Car Wash	5415 Hwy 6	Missouri City	TX
1190		0179.02025.0221	Cheddar's Cafe	6163 U.S. Hwy 98	Hattiesburg	MS
1191		0179.02026.0227	Chuck E. Cheese's	710 Downtowner Loop W.	Mobile	AL
1192		0179.02027.0025	7-Eleven	1000 North Bell Blvd.	Cedar Park	TX
1193		0179.02028.0025	7-Eleven	9909 Manchaca	Austin	TX
1194		0179.02029.0025	7-Eleven	1604 E. William Cannon Drive	Austin	TX
1195		0179.02030.0025	7-Eleven	10207 Lake Creek Parkway	Austin	TX
1196		0179.02031.0025	7-Eleven	201 West Ben White	Austin	TX
1197		0179.02032.0025	7-Eleven	1625 West Parmer Lane	Austin	TX
1198		0179.02033.0025	7-Eleven	10800 Research Blvd.	Austin	TX
1199		0179.02034.0025	7-Eleven	2616 West Braker Lane	Austin	TX
1200		0179.02035.0025	7-Eleven	6707 Cameron Road	Austin	TX
1201		0179.02036.0025	7-Eleven	7844 Burnett Road	Austin	TX
1202		0179.02037.0025	7-Eleven	3431 West William Cannon Drive	Austin	TX
1203		0179.02038.0025	7-Eleven	7715 East Ben White Blvd Svrd EB	Austin	TX
1204		0179.02039.0025	7-Eleven	14702 Blanco Road	San Antonio	TX
1205		0179.02040.0025	7-Eleven	2618 S. Zarzamora Street	San Antonio	TX
1206		0179.02041.0025	7-Eleven	5603 Foster Rd. N.	San Antonio	TX
1207		0179.02042.0025	7-Eleven	942 Kittyhawk Dr.	Universal City	TX
1208		0179.02043.0025	7-Eleven	2302 West Ave.	San Antonio	TX
1209		0179.02044.0025	7-Eleven	12351 IH35 N.	San Antonio	TX
1210		0179.02045.0025	7-Eleven	2311 Babcock Rd.	San Antonio	TX
1211		0179.02046.0025	7-Eleven	802 San Pedro Ave.	San Antonio	TX
1212		0179.02047.0025	7-Eleven	12011 San Pedro Ave.	San Antonio	TX
1213		0179.02048.0025	7-Eleven	1063 SE Military Dr.	San Antonio	TX
1214		0179.02049.0025	7-Eleven	7930 Callaghan Rd.	San Antonio	TX
1215		0179.02050.0025	7-Eleven	403 Fair Ave.	San Antonio	TX
1216		0179.02051.0025	7-Eleven	11702 West Ave.	San Antonio	TX
1217		0179.02052.0025	7-Eleven	103 South White Rd.	San Antonio	TX
1218		0179.02053.0025	7-Eleven	1303 Hildebrand Ave.	San Antonio	TX
1219		0179.02054.0025	7-Eleven	7003 W. US Hwy 90	San Antonio	TX
1220		0179.02055.0025	7-Eleven	100 Shepley Street	Bloomington	TX
1221		0179.02056.0025	7-Eleven	1110 Henderson Drive	Palacios	TX
1222		0179.02057.0025	7-Eleven	Highway 124 & FM 1406	Winnie	TX
1223		0179.02058.0025	7-Eleven	629 South Wells Street	Edna	TX
1224		0179.02059.0025	7-Eleven	501 Washington Blvd.	Beaumont	TX
1225		0179.02060.0025	7-Eleven	5590 Calder Avenue	Beaumont	TX
1226		0179.02062.0025	7-Eleven	10430 FM 2673	Canyon Lake	TX
1227		0179.02063.0025	7-Eleven	527 South Highway 87	West Orange	TX
1228		0179.02064.0025	7-Eleven	2606 FM 1431	Kingsland	TX
1229		0179.02065.0216	Stripes (Sunoco)	9101 McPherson Road	Laredo	TX
1230		0179.02066.0216	Stripes (Sunoco)	2719 Saunders	Laredo	TX
1231		0179.02067.0025	7-Eleven	6490 FM 236	Victoria	TX
1232		0179.02068.0025	7-Eleven	7110 Eastex Freeway	Beaumont	TX
1233		0179.02069.0025	7-Eleven	201 South 14th St.	Kingsville	TX
1234		0179.02070.0025	7-Eleven	5175 IH 37	Corpus Christi	TX
1235		0179.02071.0216	Stripes (Sunoco)	1201 Wildcat Dr.	Portland	TX
1236		0179.02072.0216	Stripes (Sunoco)	3105 Hwy 35 N	Rockport	TX
1237		0179.02073.0216	Stripes (Sunoco)	6780 W. Expressway 83	Harlingen	TX
1238		0179.02074.0025	7-Eleven	1721 S. Texas Ave.	College Station	TX
1239		0179.02075.0025	7-Eleven	3401 Hwy 21 East	Bryan	TX
1240		0179.02076.0216	Stripes (Sunoco)	11801 FM 1472	Laredo	TX
1241		0179.02077.0216	Stripes (Sunoco)	9811 Bob Bullock Loop	Laredo	TX
1242		0179.02078.0025	7-Eleven	7615 McPherson Rd.	Laredo	TX
1243		0179.02079.0025	7-Eleven	900 Espejo-Molina Dr.	Rio Bravo	TX
1244		0179.02080.0025	7-Eleven	5684 US Hwy 77 South	Victoria	TX
1245		0179.02081.0216	Stripes (Sunoco)	6302 Saratoga Blvd.	Corpus Christi	TX
1246		0179.02082.0216	Stripes (Sunoco)	5602 S. Padre Island Dr.	Corpus Christi	TX
1247		0179.02083.0216	Stripes (Sunoco)	3955 S. Padre Island Dr.	Corpus Christi	TX

18 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
1248		0179.02084.0216	Stripes (Sunoco)	300 E. Expressway 83	Mercedes	TX
1249		0179.02085.0216	Stripes (Sunoco)	822 US Hwy 83 West	San Juan	TX
1250		0179.02086.0025	7-Eleven	1415 E. University Dr.	Edinburg	TX
1251		0179.02087.0025	7-Eleven	12702 NW Military Drive	San Antonio	TX
1252		0179.02088.0025	7-Eleven	553 Louis Henna Blvd.	Round Rock	TX
1253		0179.02089.0025	7-Eleven	1822 Rutland Drive	Austin	TX
1254		0179.02090.0025	7-Eleven	15829 Highway IH 35	Pflugerville	TX
1255		0179.02091.0025	7-Eleven	2901 Brushy Creek Road	Cedar Park	TX
1256		0179.02092.0025	7-Eleven	3636 Ranch Road 620 North	Austin	TX
1257		0179.02093.0025	7-Eleven	6422 Highway 183 South	Austin	TX
1258		0179.02094.0376	Goodyear Truck & Tire	9353 Canal Rd.	Gulfport	MS
1259		0179.02095.0202	CarQuest	400 N. Main St.	Watford City	ND
1260		0179.02096.0297	Dollar General	1446 Anderson Hwy.	Cumberland	VA
1261		0179.02097.0295	Dick's Sporting Goods	214 Gable Crossing Drive	Avon	IN
1262		0179.02102.0376	Goodyear Truck & Tire	1200 South Hillcrest Drive	Sulphur Springs	TX
1263		0179.02103.0641	Orchard Supply Hardware	1751 East Capitol Expressway	San Jose	CA
1264		0179.02104.0641	Orchard Supply Hardware	5651 Cottle Road	San Jose	CA
1265		0179.02105.0641	Orchard Supply Hardware	825 Oak Park Road	Pismo Beach	CA
1266		0179.02106.0731	Raising Cane's	2901 State Hwy 121	Euless	TX
1267		0179.02109.0860	Walgreens	1013 Bonforte Blvd.	Pueblo	CO
1268		0179.02117.0860	Walgreens	540 Mountain View Rd.	Rapid City	SD
1269		0179.02118.0842	Vacant Property	10893 NC-211	Aberdeen	NC
1270		0179.02119.0731	Raising Cane's	700 SW 19th Street	Moore	OK
1271		0179.02120.0603	Mister Car Wash	305 W. 500 South	Bountiful	UT
1272		0179.02121.0603	Mister Car Wash	1990 E. 3300 South	Salt Lake City	UT
1273		0179.02122.0860	Walgreens	1090 High St.	Hamilton	OH
1274		0179.02123.0603	Mister Car Wash	8215 N. Courtney Page Wy.	Tucson	AZ
1275		0179.02125.0603	Mister Car Wash	8175 N. Oracle Road	Tucson	AZ
1276		0179.02126.0603	Mister Car Wash	6345 E. Tanque Verde Rd.	Tucson	AZ
1277		0179.02129.0201	Caliber Collision	928 W. Veterans Memorial Blvd.	Killeen	TX
1278		0179.02130.0201	Caliber Collision	840 W. Highway 190	Copperas Cove	TX
1279		0179.02133.0313	Express Oil Change	12807 FM 1960 Rd.	Houston	TX
1280		0179.02134.0201	Caliber Collision	1804 South Lamar Blvd.	Austin	TX
1281		0179.02135.0297	Dollar General	3903 Walmsley Blvd	Richmond	VA
1282		0179.02136.0151	Bonefish	6955 Airport Blvd.	Mobile	AL
1283		0179.02138.0203	Carrabba's	3914 Airport Blvd.	Mobile	AL
1284		0179.02142.0203	Carrabba's	311 N. 9th Avenue	Pensacola	FL
1285		0179.02143.0203	Carrabba's	3754 Crain Highway	Waldorf	MD
1286		0179.02144.0203	Carrabba's	1900 N. Haggerty Road	Canton	MI
1287		0179.02146.0203	Carrabba's	3405 Briarfield Blvd.	Maumee	OH
1288		0179.02148.0333	Fleming's	4000 Medina Road	Akron	OH
1289		0179.02149.0639	Outback	9801 North Black Canyon Highway	Phoenix	AZ
1290		0179.02150.0639	Outback	16301 E. 40th Avenue	Denver	CO
1291		0179.02151.0639	Outback	4220 South Tamiami Trail	Venice	FL
1292		0179.02152.0639	Outback	200 North Park Court	Stockbridge	GA
1293		0179.02153.0639	Outback	50 East Loop Rd.	Wheaton	IL
1294		0179.02155.0639	Outback	8825 Line Ave.	Shreveport	LA
1295		0179.02156.0639	Outback	9660 Lottsford Ct.	Largo	MD
1296		0179.02157.0639	Outback	911 Outlet Center Drive	Smithfield	NC
1297		0179.02158.0639	Outback	110 Montrose West Ave.	Copley Township	OH
1298		0179.02159.0639	Outback	1801 Town Park Dr.	Troy	OH
1299		0179.02161.0639	Outback	715 Johnnie Dodds Blvd.	Mt. Pleasant	SC
1300		0179.02163.0639	Outback	808 Interstate 45 North	Conroe	TX
1301		0179.02164.0639	Outback	2206 S. First St.	Lufkin	TX
1302		0179.02166.0639	Outback	7420 Bell Creek Rd.	Mechanicsville	VA
1303		0179.02167.0639	Outback	6419 Lee Hwy.	Warrenton	VA
1304		0179.02168.0639	Outback	1626 Fleischli Pkwy.	Cheyenne	WY
1305		0179.02170.0731	Raising Cane's	4509 Lakeview Pkwy	Rowlett	TX
1306		0179.02171.0255	Dave & Buster's	9450 North Central Expressway	Dallas	TX
1307		0179.02172.0297	Dollar General	Franklin Turnpike	Danville	VA
1308		0179.02173.0746	Saltgrass Steakhouse	23953 NW Freeway	Cypress	TX
1309		0179.02174.0849	VCA Animal Hospital	5914 Johnson Drive	Mission	KS
1310		0179.02175.0547	Logan's Roadhouse	1305 Halfway Road	Marion	IL
1311		0179.02176.0297	Dollar General	12300 Martinsville Hwy	Cascade	VA
1312		0179.02178.0547	Logan's Roadhouse	220 Pooler Parkway	Pooler	GA
1313		0179.02183.0603	Mister Car Wash	1501 West Whitestone Blvd.	Cedar Park	TX
1314		0179.02184.0742	Sunbelt Rentals	3715 Wyse Road	Dayton	OH
1315		0179.02185.0742	Sunbelt Rentals	550 Sparrow Dr.	Shepherdsville	KY
1316		0179.02186.0547	Logan's Roadhouse	6092 Alabama Hwy 157	Cullman	AL
1317		0179.02187.0603	Mister Car Wash	307 North Sullivan Road	Spokane Valley	WA
1318		0179.02188.0297	Dollar General	55 Buffalo Lake Road	Sanford	NC
1319		0179.02189.0201	Caliber Collision	876 N. Abalone Drive	Gilbert	AZ

19 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
1320		0179.02195.0281	EZ Care	630 Fairmont Avenue	Fairmont	WV
1321		0179.02196.0615	Northern Tool	1625 Patton Ave.	Asheville	NC
1322		0179.02197.0731	Raising Cane's	961 Keller Parkway	Keller	TX
1323		0179.02198.0297	Dollar General	1758 Mt. Misery Road	Leland	NC
1324		0179.02200.0345	At Home	7400 Douglas Blvd.	Douglasville	GA
1325		0179.02201.0345	At Home	9450 FM 1960 Bypass	Humble	TX
1326		0179.02202.0345	At Home	401 International Drive	Sandston	VA
1327		0179.02203.0345	At Home	301 Noble Creek Blvd.	Noblesville	IN
1328		0179.02204.0201	Caliber Collision	25225 Kuykendahl Rd.	Tomball	TX
1329		0179.02205.0201	Caliber Collision	3808 Louetta Rd.	Spring	TX
1330		0179.02206.0202	CarQuest	4505 Old Seward Hwy.	Anchorage	AK
1331		0179.02207.0202	CarQuest	107 2nd St.	Havre	MT
1332		0179.02208.0495	LA Fitness	200 New World Wy.	South Plainfield	NJ
1333		0179.02209.0313	Express Oil Change	1803 South Mason Road	Katy	TX
1334		0179.02210.0297	Dollar General	Oakwood/Bragg Street	Sanford	NC
1335		0179.02211.0183	Crab Du Jour	2301 West Hundred Road	Chester	VA
1336		0179.02212.0866	Road Ranger	3401 S. California Ave.	Chicago	IL
1337		0179.02213.0603	Mister Car Wash	1478 South 300 West	Salt Lake City	UT
1338	Multi	0179.02216.0641	Orchard Supply Hardware	231 West East Avenue	Chico	CA
	Multi	0179.02216.0733	Rabobank	231 West East Avenue	Chico	CA
1339		0179.02217.0641	Orchard Supply Hardware	147 West Shaw Avenue	Clovis	CA
1340		0179.02218.0641	Orchard Supply Hardware	3000 Alum Rock Avenue	San Jose	CA
1341		0179.02219.0641	Orchard Supply Hardware	1440 Fitzgerald Drive	Pinole	CA
1342		0179.02221.0731	Raising Cane's	7052 Dodge St.	Omaha	NE
1343		0179.02222.0297	Dollar General	2910 North Avenue	Richmond	VA
1344		0179.02228.0603	Mister Car Wash	4850 Stone Mountain Highway	Lilburn	GA
1345		0179.02229.0603	Mister Car Wash	557 North Expressway	Griffin	GA
1346		0179.02230.0603	Mister Car Wash	11303 Tara Blvd.	Hampton	GA
1347		0179.02231.0603	Mister Car Wash	6165 Old National Highway	College Park	GA
1348		0179.02235.0603	Mister Car Wash	65 Plaza Ln.	Oxford	AL
1349		0179.02236.0297	Dollar General	1150 Spruce Street	Martinsville	VA
1350		0179.02237.0297	Dollar General	175 N. Main Street	Yerington	NV
1351		0179.02238.0631	Take 5 Oil Change	3405 Plank Rd.	Fredericksburg	VA
1352		0179.02239.0495	LA Fitness	95 Foster Drive	McDonough	GA
1353		0179.02241.0603	Mister Car Wash	1355 State Hwy 50	Clermont	FL
1354		0179.02242.0362	Fiery Crab	2619 South Sportsman Lane	Gonzales	LA
1355		0179.02244.0603	Mister Car Wash	1737 South Kansas Expressway	Springfield	MO
1356		0179.02248.0313	Express Oil Change	2572 Battlefield Parkway	Fort Oglethorpe	GA
1357		0179.02250.0603	Mister Car Wash	5523 4th St.	Lubbock	TX
1358		0179.02251.0603	Mister Car Wash	6001 82nd St.	Lubbock	TX
1359		0179.02252.0603	Mister Car Wash	8301 Indiana Ave.	Lubbock	TX
1360		0179.02253.0603	Mister Car Wash	4002 Buffalo Gap Rd.	Abilene	TX
1361		0179.02254.0603	Mister Car Wash	501 S. Judge Ely Rd.	Abilene	TX
1362		0179.02255.0547	Logan's Roadhouse	8994 Madison Blvd.	Madison	AL
1363		0179.02256.0474	KFC	1603 E. Pembroke Avenue	Hampton	VA
1364		0179.02257.0474	KFC	1300 Fordham Drive	Virginia Beach	VA
1365		0179.02258.0474	KFC	12104 Jefferson Avenue	Newport News	VA
1366		0179.02259.0474	KFC	15496 Warwick Blvd.	Newport News	VA
1367		0179.02260.0474	KFC	8810 Patterson Avenue	Richmond	VA
1368		0179.02261.0474	KFC	9000 West Broad Street	Richmond	VA
1369		0179.02262.0474	KFC	4504 Jefferson Davis Highway	Richmond	VA
1370		0179.02263.0474	KFC	7091 Mechanicsville Turnpike	Mechanicsville	VA
1371		0179.02264.0474	KFC	401 E. Belt Blvd.	Richmond	VA
1372		0179.02265.0474	KFC	4821 Williamsburg Road	Richmond	VA
1373		0179.02266.0474	KFC	746 J Clyde Morris Blvd.	Newport News	VA
1374		0179.02268.0731	Raising Cane's	1902 N. Central Expressway	McKinney	TX
1375		0179.02273.0800	Bell Indiana (Taco Bell)	4501 First Ave.	Evansville	IN
1376		0179.02274.0800	Bell Indiana (Taco Bell)	3715 N. Post Rd.	Indianapolis	IN
1377		0179.02275.0800	Bell Indiana (Taco Bell)	7098 Michigan Rd.	Indianapolis	IN
1378		0179.02276.0800	Bell Indiana (Taco Bell)	2400 S. Walnut St.	Bloomington	IN
1379		0179.02277.0800	Bell Indiana (Taco Bell)	3592 Newton St.	Jasper	IN
1380		0179.02278.0800	Bell Indiana (Taco Bell)	6990 E. 10th St.	Indianapolis	IN
1381		0179.02279.0800	Bell Indiana (Taco Bell)	2809 E. 38th St.	Indianapolis	IN
1382		0179.02280.0800	Bell Indiana (Taco Bell)	11740 N. US 31	Edinburgh	IN
1383		0179.02281.0800	Bell Indiana (Taco Bell)	8990 Innovation Dr.	Daleville	IN
1384		0179.02282.0800	Bell Indiana (Taco Bell)	2175 S. Memorial Dr.	New Castle	IN
1385		0179.02283.0800	Bell Indiana (Taco Bell)	925 S. Scatterfield Rd.	Anderson	IN
1386		0179.02284.0800	Bell Indiana (Taco Bell)	3335 Villa Point	Owensboro	KY
1387		0179.02285.0800	Bell Indiana (Taco Bell)	615 E. Carmel Dr.	Carmel	IN
1388		0179.02286.0800	Bell Indiana (Taco Bell)	3811 W. SR 46	Bloomington	IN
1389		0179.02287.0800	Bell Indiana (Taco Bell)	4502 W. 38th St.	Indianapolis	IN
1390		0179.02288.0800	Bell Indiana (Taco Bell)	6501 E. Washington St.	Indianapolis	IN

20 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
1391		0179.02289.0345	At Home	6103 Landmark Center Blvd.	Greensboro	NC
1392		0179.02290.0875	Wendy's	3487 Bethel Rd SE	Port Orchard	WA
1393		0179.02291.0875	Wendy's	5117 196th St SW	Lynnwood	WA
1394		0179.02293.0875	Wendy's	8900 W. Charleston Blvd.	Las Vegas	NV
1395		0179.02294.0875	Wendy's	1301 W. Craig Rd.	N. Las Vegas	NV
1396		0179.02296.0875	Wendy's	6025 West 10th Street	Indianapolis	IN
1397		0179.02297.0875	Wendy's	875 N. Green Street	Brownsburg	IN
1398		0179.02298.0875	Wendy's	5230 E. Thompson Road	Indianapolis	IN
1399		0179.02301.0875	Wendy's	5765 Sunnyside Road	Indianapolis	IN
1400		0179.02302.0875	Wendy's	16732 Clover Road	Noblesville	IN
1401		0179.02303.0875	Wendy's	21225 Olhava Way NW	Poulsbo	WA
1402		0179.02304.0875	Wendy's	1007 E. 86th Street	Indianapolis	IN
1403		0179.02305.0875	Wendy's	8000 E. 96th Street	Fishers	IN
1404		0179.02307.0875	Wendy's	7039 Culebra Road	San Antonio	TX
1405		0179.02308.0875	Wendy's	1131 W. Sunset Road	Henderson	NV
1406		0179.02309.0875	Wendy's	16611 Nacogdoches Road	San Antonio	TX
1407		0179.02310.0875	Wendy's	2409 Post Drive	Indianapolis	IN
1408		0179.02311.0875	Wendy's	3995 S. Durango Dr.	Las Vegas	NV
1409		0179.02312.0875	Wendy's	9930 19th Ave. SE	Everett	WA
1410		0179.02313.0875	Wendy's	111 NW White Rd.	San Antonio	TX
1411		0179.02314.0875	Wendy's	5699 Georgetown Road	Indianapolis	IN
1412		0179.02315.0875	Wendy's	7727 Wurzbach Road	San Antonio	TX
1413		0179.02316.0875	Wendy's	1242 S. Main Street	Boerne	TX
1414		0179.02317.0875	Wendy's	5509 N. Keystone Avenue	Indianapolis	IN
1415		0179.02318.0875	Wendy's	12702 Parkside Drive	Fishers	IN
1416		0179.02319.0875	Wendy's	5250 S. East Street	Indianapolis	IN
1417		0179.02320.0875	Wendy's	7514 Evergreen Way	Everett	WA
1418		0179.02322.0875	Wendy's	8646 FM 78	Converse	TX
1419		0179.02324.0875	Wendy's	4450 E. Sunset Road	Henderson	NV
1420		0179.02325.0875	Wendy's	4445 West Commerce Street	San Antonio	TX
1421		0179.02326.0875	Wendy's	2601 S. Eastern Avenue	Las Vegas	NV
1422		0179.02327.0297	Dollar General	1025 Hwy 95	Hawthorne	NV
1423		0179.02328.0495	LA Fitness	301 South Dale Mabry Highway	Tampa	FL
1424		0179.02329.0495	LA Fitness	2325 East Baseline Road	Phoenix	AZ
1425		0179.02330.0495	LA Fitness	4015 Shore Drive	Indianapolis	IN
1426		0179.02331.0495	LA Fitness	400 North 8th Street	West Dundee	IL
1427		0179.02333.0731	Raising Cane's	4810 S. Yale Ave.	Tulsa	OK
1428		0179.02334.0832	Sterling Collision	816 Roosevelt Blvd.	Lombard	IL
1429		0179.02335.0584	MedExpress Urgent Care	83 Retail Commons Parkway	Martinsburg	WV
1430		0179.02337.0047	American Retail Service	11235 S. Fortuna Road	Yuma	AZ
1431		0179.02338.0047	American Retail Service	585 Wallace Road	Salem	OR
1432		0179.02339.0047	American Retail Service	1410 SE Highway 101	Lincoln City	OR
1433		0179.02340.0049	American Family Care	1845 Cherokee Ave. SW	Cullman	AL
1434		0179.02341.0603	Mister Car Wash	2980 Piedmont Rd. NE	Atlanta	GA
1435		0179.02342.0603	Mister Car Wash	575 Ponce De Leon Ave. NE	Atlanta	GA
1436		0179.02343.0313	Express Oil Change	3535 Austell Road SW	Marietta	GA
1437		0179.02344.0313	Express Oil Change	3440 S. Cobb Drive	Smyrna	GA
1438		0179.02345.0809	TitleMax	785 N. Hwy 67	Florissant	MO
1439		0179.02346.0647	Pawn America	789 53rd Avenue Northeast	Fridley	MN
1440		0179.02347.0691	Skechers	3514 West 41st Street	Sioux Falls	SD
1441		0179.02352.0049	American Family Care	2604 US Hwy 31	Decatur	AL
1442		0179.02353.0197	Camping World	4811 McIntosh Rd.	Dover	FL
1443		0179.02354.0746	Saltgrass Steakhouse	4511 W. Loop 250 N.	Midland	TX
1444		0179.02357.0049	American Family Care	10040-A County Road 48	Fairhope	AL
1445		0179.02359.0211	Chili's	1801 E. 17th Avenue	Hutchinson	KS
1446		0179.02360.0049	American Family Care	4250 Hwy 231	Dothan	AL
1447		0179.02362.0297	Dollar General	4008 East Little Creek Road	Norfolk	VA
1448		0179.02363.0297	Dollar General	6519 Holland Road	Suffolk	VA
1449		0179.02364.0584	MedExpress Urgent Care	8 Elm Grove Crossing Mall	Wheeling	WV
1450		0179.02365.0647	Pawn America	1565 Tullamore Street	Mankato	MN
1451		0179.02366.0361	Gerber Collision	1492 Mechanical Rd.	Garner	NC
1452		0179.02367.0049	American Family Care	1920 S. College St.	Auburn	AL
1453		0179.02368.0838	Sunoco	7415 Windsor Mill Road	Baltimore	MD
1454		0179.02369.0838	Sunoco	2459 Mountain Road	Pasadena	MD
1455		0179.02370.0838	Sunoco	31 Heather Lane	Perryville	MD
1456		0179.02372.0838	Sunoco	45601 Falke Plaza	Sterling	VA
1457		0179.02373.0838	Sunoco	1318 Annapolis Road	Odenton	MD
1458		0179.02374.0838	Sunoco	23050 Pacific Blvd.	Sterling	VA
1459		0179.02375.0838	Sunoco	17164 Richmond Highway	Dumfries	VA
1460		0179.02376.0838	Sunoco	2333 Eastern Blvd.	Baltimore	MD
1461		0179.02377.0838	Sunoco	600 West Macphail Road	Bel Air	MD
1462		0179.02378.0838	Sunoco	11904 Reisterstown Road	Reisterstown	MD

21 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
1463		0179.02379.0838	Sunoco	1501 Ritchie Highway	Arnold	MD
1464		0179.02380.0838	Sunoco	14000 Lee Jackson Memorial Highway	Chantilly	VA
1465		0179.02381.0838	Sunoco	10375 Red Run Blvd.	Owings Mills	MD
1466		0179.02382.0838	Sunoco	825 York Rd.	Towson	MD
1467		0179.02383.0838	Sunoco	1420 York Rd.	Timonium	MD
1468		0179.02384.0838	Sunoco	9835 Liberty Rd.	Randallstown	MD
1469		0179.02385.0838	Sunoco	8289 Sudley Rd.	Manassas	VA
1470		0179.02386.0838	Sunoco	8029 Liberty Rd.	Baltimore	MD
1471		0179.02387.0838	Sunoco	6037 Baltimore National Pike	Baltimore	MD
1472		0179.02388.0838	Sunoco	1095 Eldon St.	Herndon	VA
1473		0179.02389.0838	Sunoco	6100 MacArthur Blvd.	Bethesda	MD
1474		0179.02390.0838	Sunoco	4459 Mountain Rd.	Pasadena	MD
1475		0179.02391.0838	Sunoco	200 North Washington St.	Rockville	MD
1476		0179.02392.0838	Sunoco	8905 Centerville Rd.	Manassas	VA
1477		0179.02394.0838	Sunoco	8001 Crain Highway	Glen Burnie	MD
1478		0179.02395.0838	Sunoco	6109 Belair Road	Parkton	MD
1479		0179.02396.0838	Sunoco	1380 W. Patrick Street	Frederick	MD
1480		0179.02397.0838	Sunoco	300 Mt. Carmel Road	Baltimore	MD
1481		0179.02398.0838	Sunoco	13594 Quate Lane	Dale City	VA
1482		0179.02399.0838	Sunoco	13505 Minnieville Road	Woodbridge	VA
1483		0179.02400.0838	Sunoco	1804 Edgewood Road	Edgewood	MD
1484		0179.02401.0838	Sunoco	805 Reece Road	Severn	MD
1485		0179.02402.0838	Sunoco	1101 Pulaski Highway	Joppa	MD
1486		0179.02403.0838	Sunoco	8605 Philadelphia Road	Baltimore	MD
1487		0179.02404.0838	Sunoco	408 N. Frederick Avenue	Gaithersburg	MD
1488		0179.02405.0838	Sunoco	2500 N. Howard Street	Baltimore	MD
1489		0179.02406.0049	American Family Care	12994 Highway 9 North	Milton	GA
1490		0179.02407.0201	Caliber Collision	3501 S. Broadway Extension	Edmond	OK
1491		0179.02409.0049	American Family Care	1095 Woodstock Rd	Roswell	GA
1492		0179.02410.0603	Mister Car Wash	4850 Merle Hay Road	Urbandale	IA
1493		0179.02412.0731	Raising Cane's	1100 North 9th Street	Broken Arrow	OK
1494		0179.02415.0255	Dave & Buster's	19375 Victor Parkway	Livonia	MI
1495		0179.02416.0221	Cheddar's Cafe	10366 77th Street	Pleasant Prairie	WI
1496		0179.02418.0495	LA Fitness	5550 N. MacArthur Blvd.	Irving	TX
1497		0179.02419.0239	The Container Store	8460 Parkwood Blvd.	Plano	TX
1498		0179.02421.0862	Tobacco Hut	3217 Halifax Road	South Boston	VA
1499		0179.02422.0809	TitleMax	302 US Highway 80	Savannah	GA
1500		0179.02429.0835	Truist	5714 14th St. West	Bradenton	FL
1501		0179.02433.0835	Truist	3640 South Atlantic Avenue	Daytona Beach Shores	FL
1502		0179.02434.0835	Truist	201 East International Speedway Blvd.	Deland	FL
1503		0179.02436.0835	Truist	512 North Ridgewood	Edgewater	FL
1504		0179.02441.0835	Truist	6702 Forest Hills Blvd.	Greenacres City	FL
1505		0179.02445.0835	Truist	1740 West 49th Street aka 4700 W. 17 Ct	Hialeah	FL
1506		0179.02449.0169	Discount Tire	11567 San Jose Boulevard	Jacksonville	FL
1507		0179.02450.0835	Truist	6375 St. Augustine Road	Jacksonville	FL
1508		0179.02451.0835	Truist	17350 Alternate A-1-A	Jupiter	FL
1509		0179.02452.0835	Truist	101 LaGrande Blvd.	Lady Lake	FL
1510		0179.02456.0835	Truist	3705 East Bay Drive	Largo	FL
1511		0179.02460.0835	Truist	5412 Little Road	New Port Richey	FL
1512		0179.02461.0835	Truist	1576 Northeast 163rd Street	N Miami Beach	FL
1513		0179.02463.0835	Truist	2401 S. Hiawassee Rd.	Orlando	FL
1514		0179.02465.0835	Truist	3500 East Lake Road	Palm Harbor	FL
1515		0179.02467.0835	Truist	1225 South Tamiami Trail	Punta Gorda	FL
1516		0179.02468.0835	Truist	13800 North U.S. Highway 1	Sebastian	FL
1517		0179.02471.0835	Truist	1170 Mariner Blvd.	Spring Hill	FL
1518		0179.02473.0835	Truist	4066 Commerical Wy.	Spring Hill	FL
1519		0179.02476.0835	Truist	1525 Rickenbacker Drive	Sun City Center	FL
1520		0179.02483.0835	Truist	5150 McGinnis Ferry Rd.	Alpharetta	GA
1521		0179.02484.0835	Truist	9119 Haynes Bridge Road	Alpharetta	GA
1522		0179.02487.0835	Truist	4030 Peachtree Road Northeast	Atlanta	GA
1523		0179.02489.0835	Truist	2625 Peach Orchard Rd.	Augusta	GA
1524		0179.02494.0835	Truist	3590 Hwy 20 South	Conyers	GA
1525		0179.02495.0835	Truist	9600 Medlock Bridge Rd.	Duluth	GA
1526		0179.02498.0835	Truist	701 Duluth Highway	Lawrenceville	GA
1527		0179.02500.0835	Truist	1380 Powers Ferry Road	Marietta	GA
1528		0179.02501.0835	Truist	4601 Peachtree Industrial Blvd.	Norcross	GA
1529		0179.02502.0835	Truist	1849 Mountain Industrial Blvd.	Tucker	GA
1530		0179.02505.0835	Truist	4805 Annapolis Road	Bladensburg	MD
1531		0179.02508.0835	Truist	200 NC Highway 9	Black Mountain	NC
1532		0179.02513.0228	Chipotle	3227 Battleground Avenue	Greensboro	NC
1533		0179.02514.0680	Peoples Bank	9617 Holly Point Drive	Huntersville	NC
1534		0179.02515.0835	Truist	970 S. Cannon Blvd.	Kannapolis	NC

22 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
1535		0179.02516.0364	First Horizon Bank	1000 South Main Street	Kernersville	NC
1536		0179.02522.0364	First Horizon Bank	207 S. Madison Blvd.	Roxboro	NC
1537		0179.02541.0835	Truist	5922 Richmond Highway	Alexandria	VA
1538		0179.02547.0835	Truist	6385 Richmond Road	Lightfoot	VA
1539		0179.02550.0835	Truist	8028 Mechanicsville Pike	Mechanicsville	VA
1540		0179.02552.0835	Truist	1500 Parham Road	Richmond	VA
1541		0179.02554.0835	Truist	4307 Williamsburg Road	Richmond	VA
1542		0179.02555.0835	Truist	9072 W. Broad Street	Richmond	VA
1543		0179.02557.0835	Truist	2730 Ogden Road Southwest	Roanoke	VA
1544		0179.02558.0364	First Horizon Bank	410 Main Street	South Boston	VA
1545		0179.02559.0131	Bishop Family Insurance Agency	8970 Courthouse Rd.	Spotsylvania	VA
1546		0179.02560.0835	Truist	635 Lynnhaven Parkway	Virginia Beach	VA
1547		0179.02561.0061	Advance Auto Parts	3329 Southwestern Blvd.	Orchard Park	NY
1548		0179.02562.0061	Advance Auto Parts	2260 South 300 East	Salt Lake City	UT
1549		0179.02563.0061	Advance Auto Parts	406 Airport Blvd.	Morrisville	NC
1550		0179.02566.0731	Raising Cane's	7132 NW Expressway	Oklahoma City	OK
1551		0179.02567.0437	Insurance Auto Auctions	6600 Almonaster Ave.	New Orleans	LA
1552		0179.02569.0297	Dollar General	10607 Erie Road	Irving	NY
1553		0179.02570.0202	CarQuest	2670 US Hwy 80 West	Jackson	MS
1554		0179.02571.0603	Mister Car Wash	5909 Highway 6 North	Houston	TX
1555		0179.02572.0603	Mister Car Wash	9405 Highway 6 South	Houston	TX
1556		0179.02573.0603	Mister Car Wash	5701 FM 1960 Road East	Humble	TX
1557		0179.02574.0603	Mister Car Wash	7715 Louetta Road	Spring	TX
1558		0179.02575.0603	Mister Car Wash	3522 Washington Ave.	Houston	TX
1559		0179.02576.0603	Mister Car Wash	7601 Bellaire Blvd.	Houston	TX
1560		0179.02577.0603	Mister Car Wash	14732 Memorial Dr.	Houston	TX
1561		0179.02578.0603	Mister Car Wash	1144 S. Mason Rd.	Katy	TX
1562		0179.02579.0731	Raising Cane's	2086 NW 23rd Street	Oklahoma City	OK
1563		0179.02580.0270	Denny's (Co. Owned)	2943 S. Arlington Road	Akron	OH
1564		0179.02581.0221	Cheddar's Cafe	8380 N Booth Avenue	Kansas City	MO
1565		0179.02585.0800	Bell Indiana (Taco Bell)	2140 Park Road	Connersville	IN
1566		0179.02586.0800	Bell Indiana (Taco Bell)	1459 NE A Street	Linton	IN
1567		0179.02587.0800	Bell Indiana (Taco Bell)	2500 West Parish Avenue	Owensboro	KY
1568		0179.02588.0584	MedExpress Urgent Care	10 Adams Avenue	Huntington	WV
1569		0179.02589.0746	Saltgrass Steakhouse	7945 Memorial Drive	Port Arthur	TX
1570		0179.02590.0049	American Family Care	9232 Parkway East	Birmingham	AL
1571		0179.02591.0800	Bell Missouri (Taco Bell)	3440 S. Kings Hwy	St. Louis	MO
1572		0179.02592.0800	Bell Missouri (Taco Bell)	83 Hilltop Village Center Dr.	Eureka	MO
1573		0179.02593.0800	Bell Missouri (Taco Bell)	626 N. Kings Hwy. Blvd.	St. Louis	MO
1574		0179.02594.0800	Bell Missouri (Taco Bell)	11952 Dorsett Rd.	Maryland Heights	MO
1575		0179.02595.0800	Bell Missouri (Taco Bell)	1261 Engineer Rd.	Granite City	IL
1576		0179.02596.0800	Bell Missouri (Taco Bell)	2203 Droste Road	St. Charles	MO
1577		0179.02597.0800	Bell Missouri (Taco Bell)	603 Main Street	O'Fallon	MO
1578		0179.02598.0800	Bell Missouri (Taco Bell)	926 Jeffco Blvd.	Arnold	MO
1579		0179.02599.0800	Bell Missouri (Taco Bell)	7747 North Lindbergh Blvd.	Hazelwood	MO
1580		0179.02600.0800	Bell Missouri (Taco Bell)	102 Fallon Parkway	O'Fallon	MO
1581		0179.02601.0800	Bell Missouri (Taco Bell)	2971 Dougherty Ferry Road	St. Louis	MO
1582		0179.02602.0800	Bell Missouri (Taco Bell)	1710 Troy Road	Edwardsville	IL
1583		0179.02603.0800	Bell Missouri (Taco Bell)	101 Niagara Street	East Alton	IL
1584		0179.02604.0800	Bell Missouri (Taco Bell)	1001 Belt Line Street	Collinsville	IL
1585		0179.02605.0432	WellNow Urgent Care	3800 S. Scatterfield Rd	Anderson	IN
1586		0179.02607.0608	Natural Grocers	222 W. Neider Ave	Coeur D'Alene	ID
1587		0179.02608.0197	Camping World	3001 NE Jefferson St.	Grain Valley	MO
1588		0179.02609.0603	Mister Car Wash	4941 North Oracle Road	Tucson	AZ
1589		0179.02610.0731	Raising Cane's	13301 E. 96th St. North	Owasso	OK
1590		0179.02612.0061	Advance Auto Parts	689 Ferdon Rd.	Crestview	FL
1591		0179.02613.0495	LA Fitness	25232 Woodward Avenue	Royal Oak	MI
1592		0179.02614.0197	Camping World	1701 S. Loop 289	Lubbock	TX
1593		0179.02615.0547	Logan's Roadhouse	4320 Fort Campbell Blvd	Hopkinsville	KY
1594		0179.02616.0297	Dollar General	111 North Main Street	Oakfield	NY
1595		0179.02617.0061	Advance Auto Parts	6370 Transit Road	Depew	NY
1596		0179.02620.0477	AMC Theatre	4761 Lake Valley Rd.	Fayetteville	NC
1597		0179.02622.0809	TitleMax	503 S. Main Street	O'Fallon	MO
1598		0179.02623.0197	Camping World	8150 New Craft Rd.	Olive Branch	MS
1599		0179.02624.0049	American Family Care	72 Highway 304	Calera	AL
1600		0179.02625.0474	KFC	1500 E Memorial Drive	Ahoskie	NC
1601		0179.02626.0474	KFC	116 S. Hughes Blvd.	Elizabeth City	NC
1602		0179.02627.0297	Dollar General	122 South Main Street	Holland	NY
1603		0179.02628.0495	LA Fitness	3555 S. Hwy 100	St. Louis Park	MN
1604		0179.02630.0358	Gander Outdoors	2175 Barrett Drive	Greenfield	IN
1605		0179.02631.0746	Saltgrass Steakhouse	3000 W Expressway 83	McAllen	TX
1606		0179.02632.0474	KFC	3565 W. Alton Gloor Blvd.	Brownsville	TX

23 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
1607		0179.02633.0474	KFC	2701 Bocachica Blvd.	Brownsville	TX
1608		0179.02634.0474	KFC	2303 E. Hwy 190	Copperas Cove	TX
1609		0179.02635.0474	KFC	1993 Garrison St.	Eagle Pass	TX
1610		0179.02636.0474	KFC	2411 S. Hwy 281	Edinburg	TX
1611		0179.02637.0474	KFC	516 E. FM 2410	Harker Heights	TX
1612		0179.02638.0474	KFC	201 S. 77 Sunshine Strip	Harlingen	TX
1613		0179.02639.0474	KFC	411 S. Jackson St.	Jacksonville	TX
1614		0179.02640.0474	KFC	1912 E Veterans Memorial Blvd	Killeen	TX
1615		0179.02641.0474	KFC	1133 N. Loop 340	Waco	TX
1616		0179.02642.0474	KFC	7605 McPherson Rd.	Laredo	TX
1617		0179.02643.0474	KFC	700 East End Blvd. South	Marshall	TX
1618		0179.02644.0474	KFC	707 Nolana Ave.	McAllen	TX
1619		0179.02645.0474	KFC	901 East 9th Street	Mission	TX
1620		0179.02646.0474	KFC	3201S Padre Blvd.	S Padre Island	TX
1621		0179.02647.0474	KFC	1711 W. Palestine Ave.	Palestine	TX
1622		0179.02648.0474	KFC	904 E. Highway 83	Pharr	TX
1623		0179.02649.0474	KFC	4580 E. Highway 83	Rio Grande City	TX
1624		0179.02650.0474	KFC	1120 W. Hwy 77 (Business)	San Benito	TX
1625		0179.02651.0474	KFC	10 South 31st Street	Temple	TX
1626		0179.02652.0474	KFC	6901 S. Broadway Ave.	Tyler	TX
1627		0179.02653.0474	KFC	1030 N Valley Mills Drive	Waco	TX
1628		0179.02654.0474	KFC	421 West Highway 83	Weslaco	TX
1629		0179.02655.0474	KFC	1410 Veteran's Blvd.	Del Rio	TX
1630		0179.02657.0565	Mattress Firm	2606 E. Main St.	Plainfield	IN
1631		0179.02658.0061	Advance Auto Parts	705 Taylor Street	Sherman	TX
1632		0179.02659.0437	Insurance Auto Auctions	605 Healy Road	E Dundee	IL
1633		0179.02661.0603	Mister Car Wash	3939 River Parkway Northwest	Rochester	MN
1634		0179.02662.0603	Mister Car Wash	3101 Speedway Boulevard	Tucson	AZ
1635		0179.02664.0316	Family Dollar	5622 Treaschwig Rd.	Spring	TX
1636		0179.02665.0297	Dollar General	1715 Charlestown New Albany Pike	Jeffersonville	IN
1637		0179.02667.0316	Family Dollar	8120 FM 1464	Richmond	TX
1638		0179.02668.0061	Advance Auto Parts	2801 Williamsburg Rd	Richmond	VA
1639		0179.02669.0130	Black Rock Grill	11702 N. Dale Mabry Hwy	Tampa	FL
1640		0179.02670.0565	Mattress Firm	744 East Joyce Blvd.	Fayetteville	AR
1641		0179.02671.0705	Popeye's	8505 Liberty Road	Randallstown	MD
1642		0179.02674.0731	Raising Cane's	212 East Loop 281	Longview	TX
1643		0179.02675.0197	Camping World	7805 Ace Place	Cedar Falls	IA
1644		0179.02676.0720	Rite Aid	102 State Road	Dowagiac	MI
1645		0179.02677.0049	American Family Care	1285 US Hwy 72 E	Athens	AL
1646		0179.02678.0157	Casey's	602 North Ave	Glendale Heights	IL
1647		0179.02679.0842	Vacant Property	36485 Garfield Road	Clinton Twp	MI
1648		0179.02680.0746	Saltgrass Steakhouse	4300 SH-6	College Station	TX
1649		0179.02683.0698	Quaker Steak & Lube	7834 Reynolds Road	Mentor	OH
1650		0179.02684.0477	AMC Theatre	1821 Meriden-Waterbury Turnpike	Southington	CT
1651		0179.02686.0313	Express Oil Change	9340 Barker Cypress Road	Cypress	TX
1652		0179.02687.0731	Raising Cane's	1020 W. University Avenue	Georgetown	TX
1653		0179.02688.0800	Bell Carolina (Taco Bell)	1042 Bragg Blvd.	Fayetteville	NC
1654		0179.02689.0800	Bell Carolina (Taco Bell)	117 Western Blvd.	Jacksonville	NC
1655		0179.02690.0800	Bell Carolina (Taco Bell)	2819 Raeford Rd.	Fayetteville	NC
1656		0179.02691.0800	Bell Carolina (Taco Bell)	3014 N. Main St.	Hope Mills	NC
1657		0179.02692.0800	Bell Carolina (Taco Bell)	1925 Skibo Rd.	Fayetteville	NC
1658		0179.02693.0800	Bell Carolina (Taco Bell)	185 Freedom Way	Midway Park	NC
1659		0179.02694.0800	Bell Carolina (Taco Bell)	2095 N. Marine Blvd.	Jacksonville	NC
1660		0179.02695.0800	Bell Carolina (Taco Bell)	4705 Ramsey St.	Fayetteville	NC
1661		0179.02696.0800	Bell Carolina (Taco Bell)	2966 Owen Dr.	Fayetteville	NC
1662		0179.02697.0800	Bell Carolina (Taco Bell)	2130 Cedar Creek Rd.	Fayetteville	NC
1663		0179.02698.0800	Bell Carolina (Taco Bell)	6894 Cliffdale Rd.	Fayetteville	NC
1664		0179.02699.0800	Bell Carolina (Taco Bell)	2100 Roberts Ave.	Lumberton	NC
1665		0179.02700.0800	Bell Carolina (Taco Bell)	630 S. College Rd.	Wilmington	NC
1666		0179.02701.0800	Bell Carolina (Taco Bell)	5915 Yadkin Rd.	Fayetteville	NC
1667		0179.02702.0800	Bell Carolina (Taco Bell)	403 S. Marine Blvd.	Jacksonville	NC
1668		0179.02703.0800	Bell Carolina (Taco Bell)	101 Thomas Garst Ln.	Leland	NC
1669		0179.02704.0800	Bell Carolina (Taco Bell)	7647 S. Raeford Rd.	Fayetteville	NC
1670		0179.02705.0800	Bell Carolina (Taco Bell)	942 East Third Street	Pembroke	NC
1671		0179.02706.0800	Bell Carolina (Taco Bell)	1058 W. Broad Street	Saint Pauls	NC
1672		0179.02707.0800	Bell Carolina (Taco Bell)	116 N. 4th Street	Spring Lake	NC
1673		0179.02708.0800	Bell Carolina (Taco Bell)	1712 S. JK Powell Blvd.	Whiteville	NC
1674		0179.02709.0800	Bell Carolina (Taco Bell)	4461 Main Street	Shallotte	NC
1675		0179.02710.0800	Bell Carolina (Taco Bell)	97 Village Drive	Holly Ridge	NC
1676		0179.02711.0800	Bell Carolina (Taco Bell)	5972 Carolina Beach Road	Wilmington	NC
1677		0179.02713.0800	Bell Carolina (Taco Bell)	4422 South 17th Street	Wilmington	NC
1678		0179.02714.0800	Bell Carolina (Taco Bell)	2055 Gum Branch Road	Jacksonville	NC

24 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
1679		0179.02715.0457	The Juicy Seafood Restaurant	1716 Woodward Avenue	Muscle Shoals	AL
1680		0179.02716.0025	7-Eleven	604 Main Street	Belpre	OH
1681		0179.02720.0025	7-Eleven	3815 MacCorkle Avenue SE	Charleston	WV
1682		0179.02721.0025	7-Eleven	1300 Bigley Avenue	Charleston	WV
1683		0179.02722.0025	7-Eleven	604 Wilsonburg Road	Clarksburg	WV
1684		0179.02723.0025	7-Eleven	300 Main Street	Mannington	WV
1685		0179.02724.0025	7-Eleven	2320 Gihon Rd.	Parkersburg	WV
1686		0179.02725.0025	7-Eleven	3000 Emerson Ave.	Parkersburg	WV
1687		0179.02726.0025	7-Eleven	227 East 3rd St.	Weston	WV
1688		0179.02727.0065	Applebee's	202 E. Wendell Jacob Ave.	Angola	IN
1689		0179.02728.0068	Arby's	11730 Pendelton Pike	Indianapolis	IN
1690		0179.02729.0068	Arby's	3314 South East St.	Indianapolis	IN
1691		0179.02730.0227	Chuck E. Cheese's	1220 Jordan Lane	Huntsville	AL
1692		0179.02731.0899	Steak N Shake	52965 State Route 933 North	South Bend	IN
1693		0179.02733.0052	ARCO ampm	35482 Kenai Spur Hwy.	Soldotna	AK
1694		0179.02734.0875	Wendy's	21589 Great Mills Rd.	Lexington Park	MD
1695		0179.02735.0046	Affordable Care	1445 Tunnel Road	Asheville	NC
1696		0179.02736.0046	Affordable Care	211 Rock Barn Rd. NE	Conover	NC
1697		0179.02737.0046	Affordable Care	2253 Carolina Beach Road	Wilmington	NC
1698		0179.02738.0046	Affordable Care	1060 Tiffany South	Poland	OH
1699		0179.02739.0227	Chuck E. Cheese's	5105 Bay Road	Saginaw	MI
1700		0179.02741.0256	DaVita Dialysis	299 Outerbelt Street	Columbus	OH
1701		0179.02742.0336	Fresenius Medical Care	311 Rockford Park Drive Northeast	Rockford	MI
1702		0179.02743.0480	Kroger	901 Johnson Street	Elkhart	IN
1703		0179.02744.0503	LaPetite Academy	5212 Homestead Rd. NE	Albuquerque	NM
1704		0179.02745.0503	LaPetite Academy	609 Southeast 4th St.	Moore	OK
1705		0179.02746.0503	LaPetite Academy	7824 Northwest 94th St.	Oklahoma City	OK
1706		0179.02747.0503	LaPetite Academy	9917 White Settlement Rd.	Ft. Worth	TX
1707		0179.02751.0467	Circle K (Kangaroo Express)	1234 East Main Street	Havelock	NC
1708	Multi	0179.02753.0269	Diamond Real Estate	135 Gate City Highway	Bristol	VA
	Multi	0179.02753.0846	Verizon Wireless	135 Gate City Highway	Bristol	VA
1709		0179.02754.0311	Express Mart	705 National Highway	Thomasville	NC
1710		0179.02755.0297	Dollar General	2423 Verot School Road	LaFayette	LA
1711		0179.02756.0297	Dollar General	2715 Youngsville Highway	Youngsville	LA
1712		0179.02757.0316	Family Dollar	2512 Winchester Road Northwest	Huntsville	AL
1713		0179.02758.0316	Family Dollar	1111 Southwest Frank Phillips Boulevard	Bartlesville	OK
1714		0179.02759.0316	Family Dollar	6721 East Admiral Place	Tulsa	OK
1715		0179.02760.0454	Jiffy Lube	563 North Hough Street	Barrington	IL
1716		0179.02761.0454	Jiffy Lube	6930 West Cermak Road	Berwyn	IL
1717		0179.02762.0454	Jiffy Lube	101 Brook Court	Bolingbrook	IL
1718		0179.02763.0454	Jiffy Lube	6400 West 87th Street	Burbank	IL
1719		0179.02764.0454	Jiffy Lube	653 North Independence Boulevard	Romeoville	IL
1720		0179.02765.0454	Jiffy Lube	746 Southbridge Street	Auburn	MA
1721		0179.02766.0454	Jiffy Lube	38 Park Street	Ayer	MA
1722		0179.02767.0454	Jiffy Lube	1003 Grafton Street	Worcester	MA
1723		0179.02768.0454	Jiffy Lube	523 State Route 3	Plattsburgh	NY
1724		0179.02769.0227	Chuck E. Cheese's	500 Old Town Road	Birmingham	AL
1725		0179.02770.0227	Chuck E. Cheese's	1348 S. Yuma Palms Pkwy	Yuma	AZ
1726		0179.02771.0227	Chuck E. Cheese's	803 E. Danenberg Dr.	El Centro	CA
1727		0179.02772.0227	Chuck E. Cheese's	26562 Towne Center Dr.	Foothill Ranch	CA
1728		0179.02773.0227	Chuck E. Cheese's	1001 W. Hampden Ave.	Englewood	CO
1729		0179.02774.0227	Chuck E. Cheese's	7510 Parkway Dr.	Littleton	CO
1730		0179.02775.0227	Chuck E. Cheese's	6065 Youngerman Cir.	Jacksonville	FL
1731		0179.02776.0227	Chuck E. Cheese's	925 North Point Dr.	Alpharetta	GA
1732		0179.02777.0227	Chuck E. Cheese's	2990 Cumberland Blvd. SE	Atlanta	GA
1733		0179.02779.0227	Chuck E. Cheese's	824 Earnest W. Barrett Pkwy.	Kennesaw	GA
1734		0179.02780.0227	Chuck E. Cheese's	5019 Jimmy Carter Blvd.	Norcross	GA
1735		0179.02781.0227	Chuck E. Cheese's	6700 Abercorn St.	Savannah	GA
1736		0179.02782.0227	Chuck E. Cheese's	511 N. Randall Rd.	Batavia	IL
1737		0179.02783.0227	Chuck E. Cheese's	711 W. Coliseum Blvd.	Ft. Wayne	IN
1738		0179.02784.0227	Chuck E. Cheese's	15225 W. 134th St.	Olathe	KS
1739		0179.02785.0227	Chuck E. Cheese's	2215 SW Wanamaker Rd.	Topeka	KS
1740		0179.02786.0227	Chuck E. Cheese's	3223 N. Rock Rd.	Wichita	KS
1741		0179.02787.0227	Chuck E. Cheese's	1725 Metro Dr.	Alexandria	LA
1742		0179.02788.0227	Chuck E. Cheese's	3221 E Prien Lake Rd.	Lake Charles	LA
1743		0179.02789.0227	Chuck E. Cheese's	13745 Lakeside Circle	Sterling Heights	MI
1744		0179.02790.0227	Chuck E. Cheese's	7178 DeSoto Cove	Horn Lake	MS
1745		0179.02792.0227	Chuck E. Cheese's	2032 Catawba Valley Blvd.	Hickory	NC
1746		0179.02793.0227	Chuck E. Cheese's	10510 Coors Boulevard	Albuquerque	NM
1747		0179.02794.0227	Chuck E. Cheese's	30 Prestige Place	Miamisburg	OH
1748		0179.02795.0227	Chuck E. Cheese's	1429 E. Kemper Rd.	Sharonville	OH
1749		0179.02796.0227	Chuck E. Cheese's	6817 NW Expressway	Oklahoma City	OK

25 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
1750		0179.02797.0227	Chuck E. Cheese's	1775 Burning Tree	Columbia	SC
1751		0179.02798.0227	Chuck E. Cheese's	253 Congaree Rd.	Greenville	SC
1752		0179.02799.0227	Chuck E. Cheese's	7258 Rivers Avenue	North Charleston	SC
1753		0179.02800.0227	Chuck E. Cheese's	1636 N Germantown Pkwy	Cordova	TN
1754		0179.02801.0227	Chuck E. Cheese's	401 W. Louis Henna Blvd.	Austin	TX
1755		0179.02803.0227	Chuck E. Cheese's	16790 Interstate 45 South	Conroe	TX
1756		0179.02804.0227	Chuck E. Cheese's	341 South I-35E	Denton	TX
1757		0179.02805.0227	Chuck E. Cheese's	4992 State Hwy 190	Garland	TX
1758		0179.02806.0227	Chuck E. Cheese's	2760 W. I-20	Grand Prairie	TX
1759		0179.02807.0227	Chuck E. Cheese's	2755 E. Grapevine Mills Circle	Grapevine	TX
1760		0179.02808.0227	Chuck E. Cheese's	2002 Gulfmont Drive	Katy	TX
1761		0179.02809.0227	Chuck E. Cheese's	2303 E. Central Texas Expressway	Killeen	TX
1762		0179.02810.0227	Chuck E. Cheese's	312 Northwest Loop 281	Longview	TX
1763		0179.02811.0227	Chuck E. Cheese's	4703 W. Loop 250 N	Midland	TX
1764		0179.02812.0227	Chuck E. Cheese's	7935 Grapevine Hwy	N. Richland Hills	TX
1765		0179.02813.0227	Chuck E. Cheese's	6874 Ingram Dr	San Antonio	TX
1766		0179.02814.0227	Chuck E. Cheese's	11735 Bandera Road	San Antonio	TX
1767		0179.02815.0227	Chuck E. Cheese's	2303 Town Center Drive	Sugarland	TX
1768		0179.02816.0227	Chuck E. Cheese's	2935 SW Parkway	Wichita Falls	TX
1769		0179.02817.0227	Chuck E. Cheese's	4063 Ridge Top Road	Roanoke	VA
1770		0179.02818.0227	Chuck E. Cheese's	2699 Lishelle Place	Virginia Beach	VA
1771		0179.02819.0227	Chuck E. Cheese's	438 Grand Canyon Drive	Madison	WI
1772		0179.02820.0227	Chuck E. Cheese's	5612 Durand Ave	Racine	WI
1773		0179.02825.0842	Vacant Property	32 Wolf Rd.	Colonie	NY
1774		0179.02826.0255	Dave & Buster's	2525 Rio Grande Boulevard	Euless	TX
1775		0179.02827.0565	Mattress Firm	1843 Hurley Drive	Pocatello	ID
1776		0179.02828.0630	OfficeMax	202 W. Interstate 20	Weatherford	TX
1777		0179.02830.0329	Fikes Wholesale	11810 N. Interstate Hwy 35	Jarrell	TX
1778		0179.02831.0329	Fikes Wholesale	100 N. Market St.	Hearne	TX
1779		0179.02832.0329	Fikes Wholesale	717 Highway 183	Liberty Hill	TX
1780		0179.02834.0329	Fikes Wholesale	5601 Bagby Ave	Waco	TX
1781		0179.02835.0329	Fikes Wholesale	107 N 5th Street	Rosebud	TX
1782		0179.02836.0329	Fikes Wholesale	7150 W. Adams Avenue	Temple	TX
1783		0179.02837.0329	Fikes Wholesale	3309 South Ft. Hood Street	Killeen	TX
1784		0179.02838.0477	AMC Theatre	10477 Chantilly Parkway	Montgomery	AL
1785		0179.02839.0601	Movie Tavern Theatre	201 N. Hwy 190	Covington	LA
1786		0179.02840.0361	Gerber Collision	10491 Corkscrew Commons Dr.	Estero	FL
1787		0179.02841.0345	At Home	3599 Park Mill Run Drive	Hilliard	OH
1788		0179.02842.0608	Natural Grocers	1915 West State Route 89A	Sedona	AZ
1789		0179.02843.0608	Natural Grocers	503 W. Clay Ave.	Flagstaff	AZ
1790		0179.02844.0608	Natural Grocers	335 Lincoln Ave.	Steamboat Springs	CO
1791		0179.02845.0608	Natural Grocers	2530 S. 3rd St. W.	Missoula	MT
1792		0179.02846.0608	Natural Grocers	3061 N. Montana Ave.	Helena	MT
1793		0179.02847.0746	Saltgrass Steakhouse	801 TX Highway 121	Lewisville	TX
1794		0179.02848.0693	Sleep Number	5465 E. Broadway Blvd.	Tucson	AZ
1795		0179.02849.0565	Mattress Firm	11509 South 4000 West St.	South Jordan	UT
1796		0179.02850.0477	AMC Theatre	3810 Estancias Way	Albuquerque	NM
1797		0179.02852.0601	Movie Tavern Theatre	2610 Citiplace Blvd.	Baton Rouge	LA
1798		0179.02853.0639	Outback	1725 Fulton Road	Fultondale	AL
1799		0179.02854.0608	Natural Grocers	19019 East 48th Street	Independence	MO
1800		0179.02855.0388	Harbor Freight Tools	2600 E. Main St.	Plainfield	IN
1801		0179.02856.0299	Dollar Tree	3544 Canton Road	Marietta	GA
1802		0179.02857.0746	Saltgrass Steakhouse	5600 Legend Lake Parkway	Waco	TX
1803		0179.02859.0495	LA Fitness	1000 North Federal Hwy	Pompano Beach	FL
1804		0179.02860.0220	Cinemark	2227 Adventureland Dr.	Altoona	IA
1805		0179.02861.0049	American Family Care	606-A Boll Weevil Circle	Enterprise	AL
1806		0179.02862.0361	Gerber Collision	6108 Travel Center Drive	Tucson	AZ
1807		0179.02863.0361	Gerber Collision	7940 East Lakeside Parkway	Tucson	AZ
1808		0179.02864.0963	Taco Bueno	2004 South Service Road	Moore	OK
1809		0179.02865.0746	Saltgrass Steakhouse	7240 East Highway 191	Odessa	TX
1810		0179.02866.0313	Express Oil Change	1958 US Hwy 431	Boaz	AL
1811		0179.02867.0313	Express Oil Change	3415 Rainbow Dr.	Rainbow City	AL
1812		0179.02868.0313	Express Oil Change	206 George Wallace Dr.	Gadsden	AL
1813		0179.02869.0068	Arby's	1951 Eatonton Road	Madison	GA
1814		0179.02870.0085	Bandana's BBQ	4155 Veteran's Memorial Parkway	St. Peters	MO
1815		0179.02871.0195	Burger King	1727 East Platte Avenue	Colorado Springs	CO
1816		0179.02872.0195	Burger King	633 Wilton Road	Farmington	ME
1817		0179.02873.0195	Burger King	1605 US Highway 70 E	Durham	NC
1818		0179.02874.0195	Burger King	4829 Hope Valley Road	Durham	NC
1819		0179.02875.0195	Burger King	1669 Route 9	Clifton Park	NY
1820		0179.02876.0068	Arby's	725 Tillotson Avenue	Muncie	IN
1821		0179.02877.0195	Burger King	2113 South First Street	Yakima	WA

26 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
1822		0179.02878.0198	Captain D's	3588 North Gloster Street	Tupelo	MS
1823		0179.02879.0731	Raising Cane's	13480 Northwest Freeway	Houston	TX
1824		0179.02880.0254	Dairy Queen	7813 Slide Road	Lubbock	TX
1825		0179.02881.0518	Moab Garage Co.	989 N. Highway 191	Moab	UT
1826		0179.02882.0365	Golden Corral	582 Blanding Blvd.	Orange Park	FL
1827		0179.02883.0365	Golden Corral	2260 Langley Ave.	Pensacola	FL
1828		0179.02884.0365	Golden Corral	5202 Elmore Ave.	Davenport	IA
1829		0179.02885.0390	Hardee's	417 W. Ridgeway St.	Warrenton	NC
1830		0179.02887.0846	Verizon Wireless	3010 Niagara Falls Blvd.	Amherst	NY
1831		0179.02889.0700	Pizza Hut	404 E. Wise St.	Bowie	TX
1832		0179.02890.0964	Taco Cabana	12525 N. Mopac Expressway	Austin	TX
1833		0179.02893.0964	Taco Cabana	2627 Northwest Loop 410	San Antonio	TX
1834		0179.02894.0875	Wendy's	4086 Fort Street	Lincoln Park	MI
1835		0179.02895.0181	Charleys Philly Steaks	1420 Main Street	North Canton	OH
1836		0179.02897.0875	Wendy's	1419 Williamson Rd. NE	Roanoke	VA
1837		0179.02903.0313	Express Oil Change	321 W. Dr. Martin Luther King Jr. Blvd.	Seffner	FL
1838		0179.02905.0162	Big Sky Mattress	1961 E. Custer Avenue	Helena	MT
1839		0179.02906.0282	Fas Mart	6010 Riverside Blvd.	Loves Park	IL
1840		0179.02907.0282	Fas Mart	1188 West Foster Avenue	Bensenville	IL
1841		0179.02908.0358	Gander Outdoors	16861 Kenyon Avenue	Lakeville	MN
1842		0179.02909.0195	Burger King	7321 Dixie Hwy	Fairfield	OH
1843		0179.02910.0198	Captain D's	6554 Forest Hill Dr.	Ft. Worth	TX
1844		0179.02911.0197	Camping World	2772 US Highway 78 East	Anniston	AL
1845		0179.02912.0197	Camping World	1005 Interstate Parkway	Akron	OH
1846		0179.02913.0197	Camping World	2250 Williamsburg Pike	Richmond	IN
1847		0179.02915.0809	TitleMax	7405 W. Florissant Ave.	St. Louis	MO
1848		0179.02916.0194	Burlington Coat Factory	18490 Outlet Blvd.	Chesterfield	MO
1849		0179.02917.0800	Bell Carolina (Taco Bell)	652 W. Corbett Avenue	Swansboro	NC
1850		0179.02920.0565	Mattress Firm	3300 North Marleon Dr.	Muncie	IN
1851		0179.02921.0565	Mattress Firm	4497 28th Street SE	Kentwood	MI
1852		0179.02922.0313	Express Oil Change	4096 Sullivan Street	Madison	AL
1853		0179.02923.0313	Express Oil Change	132 Winchester Rd. NW	Huntsville	AL
1854		0179.02924.0313	Express Oil Change	8020 Memorial Parkway SW	Huntsville	AL
1855		0179.02926.0477	AMC Theatre	1600 West Fox Park Drive	West Jordan	UT
1856		0179.02927.0157	Casey's	3529 South 72nd Street	Omaha	NE
1857		0179.02929.0561	Main Event	8514 State Highway 151	San Antonio	TX
1858		0179.02930.0561	Main Event	1441 W. Memorial Dr.	Oklahoma City	OK
1859		0179.02931.0561	Main Event	7830 S. Santa Fe Ave.	Tulsa	OK
1860		0179.02932.0157	Casey's	3434 Nebraska Avenue	Council Bluffs	IA
1861		0179.02933.0565	Mattress Firm	4418 Milan Road	Sandusky	OH
1862		0179.02934.0345	At Home	6840 Loop 410 NW	San Antonio	TX
1863		0179.02935.0444	Jack in the Box	3140 E. Broad Street	Mansfield	TX
1864		0179.02936.0474	KFC	4040 20th St.	Vero Beach	FL
1865		0179.02937.0474	KFC	1809 US Hwy 1	Sebastian	FL
1866		0179.02938.0474	KFC	885 HWY 60 West	Lake Wales	FL
1867		0179.02939.0474	KFC	405 S US 1	Ft Pierce	FL
1868		0179.02940.0474	KFC	2801 Reynolds Dr	Ft Pierce	FL
1869		0179.02941.0474	KFC	246 SW Port St Lucie Blvd	Port St Lucie	FL
1870		0179.02942.0474	KFC	3212 Clark Lane	Columbia	MO
1871		0179.02943.0474	KFC	8400 Clint Drive	Belton	MO
1872		0179.02944.0474	KFC	201 SE 4th St	Oak Grove	MO
1873		0179.02945.0474	KFC	1641 NW St Lucie West Blvd	Port St Lucie	FL
1874		0179.02946.0474	KFC	1744 W Jesse James	Excelsior Springs	MO
1875		0179.02947.0474	KFC	708 Baldwin Rd	Cameron	MO
1876		0179.02949.0495	LA Fitness	15707 Pacific Ave S	Tacoma	WA
1877		0179.02950.0197	Camping World	7030 Interstate Island Road	Syracuse	NY
1878		0179.02951.0197	Camping World	1885 US Highway 70 West	Marion	NC
1879		0179.02953.0495	LA Fitness	41128 Ann Arbor Rd	Plymouth	MI
1880		0179.02954.0495	LA Fitness	5001 Lone Tree Way	Antioch	CA
1881		0179.02956.0584	MedExpress Urgent Care	1900 W. Walnut St.	Rogers	AR
1882		0179.02957.0091	Baptist Health Urgent Care	511 W. Main St.	Russellville	AR
1883		0179.02958.0584	MedExpress Urgent Care	1501 Military Rd.	Benton	AR
1884		0179.02960.0565	Mattress Firm	2107 S. College Avenue	Fort Collins	CO
1885		0179.02961.0376	Goodyear Truck & Tire	3500 N. Plainview Rd.	Walcott	IA
1886		0179.02962.0349	Frisch's Big Boy	1800 Germantown Rd.	Middletown	OH
1887		0179.02963.0349	Frisch's Big Boy	8201 Claude Thomas Rd	Franklin	OH
1888		0179.02964.0349	Frisch's Big Boy	4830 S. Dixie Drive	Moraine	OH
1889		0179.02965.0349	Frisch's Big Boy	6188 Wilmington Pike	Dayton	OH
1890		0179.02966.0349	Frisch's Big Boy	2439 E Sharon Rd.	Cincinnati	OH
1891		0179.02967.0349	Frisch's Big Boy	559 State Route 125	Cincinnati	OH
1892		0179.02968.0349	Frisch's Big Boy	9070 Plainfield Road	Cincinnati	OH
1893		0179.02969.0349	Frisch's Big Boy	9830 Colerain Avenue	Cincinnati	OH

27 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
1894		0179.02970.0349	Frisch's Big Boy	3560 S Dixie Hwy	Franklin	OH
1895		0179.02971.0349	Frisch's Big Boy	8154 Old Troy Pike	Dayton	OH
1896		0179.02972.0349	Frisch's Big Boy	3050 Anchor Dr.	Hamilton	OH
1897		0179.02973.0349	Frisch's Big Boy	1095 S. Main St.	Englewood	OH
1898		0179.02974.0349	Frisch's Big Boy	2861 Wilmington Pike	Dayton	OH
1899		0179.02975.0349	Frisch's Big Boy	1803 N. Greensburg Crossing	Greensburg	IN
1900		0179.02976.0349	Frisch's Big Boy	804 Hausfeldt Ln.	New Albany	IN
1901		0179.02977.0349	Frisch's Big Boy	1020 W. Eads Pkwy.	Lawrenceburg	IN
1902		0179.02978.0349	Frisch's Big Boy	1231 N. Fairfield Rd.	Dayton	OH
1903		0179.02980.0349	Frisch's Big Boy	5760 Wooster Pike	Cincinnati	OH
1904		0179.02981.0349	Frisch's Big Boy	1815 Columbus Avenue	Washington	OH
1905		0179.02982.0349	Frisch's Big Boy	7706 Beechmont Avenue	Cincinnati	OH
1906		0179.02983.0349	Frisch's Big Boy	5010 Alexandria Pike	Cold Spring	KY
1907		0179.02984.0349	Frisch's Big Boy	1285 North High Street	Hillsboro	OH
1908		0179.02985.0528	Mike's Car Wash	4800 Shelbyville Road	Louisville	KY
1909		0179.02986.0349	Frisch's Big Boy	11990 Chase Plz	Cincinnati	OH
1910		0179.02987.0349	Frisch's Big Boy	157 Keystone Crossroad Drive	Shepherdsville	KY
1911		0179.02988.0349	Frisch's Big Boy	663 Service Road	Loveland	OH
1912		0179.02989.0349	Frisch's Big Boy	840 Lila Avenue	Milford	OH
1913		0179.02990.0349	Frisch's Big Boy	3920 South Hamilton Road	Groveport	OH
1914		0179.02992.0349	Frisch's Big Boy	551 W Plane St.	Bethel	OH
1915		0179.02993.0349	Frisch's Big Boy	1927 Harrodsburg Rd	Lexington	KY
1916		0179.02994.0349	Frisch's Big Boy	3110 Colonel Glenn Hwy	Fairborn	OH
1917		0179.02995.0349	Frisch's Big Boy	1181 Stone Dr.	Harrison	OH
1918		0179.02996.0349	Frisch's Big Boy	1831 N Bechtle Avenue	Springfield	OH
1919		0179.02998.0349	Frisch's Big Boy	3226 Central Pkwy	Cincinnati	OH
1920		0179.02999.0349	Frisch's Big Boy	2949 Dixie Hwy	Hamilton	OH
1921		0179.03000.0349	Frisch's Big Boy	5216 Glenway Ave	Cincinnati	OH
1922		0179.03001.0349	Frisch's Big Boy	4765 Montgomery Road	Cincinnati	OH
1923		0179.03002.0349	Frisch's Big Boy	4016 Dixie Hwy.	Erlanger	KY
1924		0179.03003.0349	Frisch's Big Boy	4645 Spring Grove Avenue	Cincinnati	OH
1925		0179.03004.0349	Frisch's Big Boy	1731 Patrick Dr.	Burlington	KY
1926		0179.03005.0349	Frisch's Big Boy	1001 Gest St.	Cincinnati	OH
1927		0179.03006.0349	Frisch's Big Boy	8181 Springboro Pike	Miamisburg	OH
1928		0179.03007.0349	Frisch's Big Boy	6638 Dixie Hwy.	Fairfield	OH
1929		0179.03008.0349	Frisch's Big Boy	1283 State Route 28	Loveland	OH
1930		0179.03009.0349	Frisch's Big Boy	12150 Mason Montgomery	Cincinnati	OH
1931		0179.03010.0349	Frisch's Big Boy	6808 Burlington Pike	Florence	KY
1932		0179.03011.0349	Frisch's Big Boy	5571 S State Rt 741	Mason	OH
1933		0179.03012.0349	Frisch's Big Boy	386 W. Main Street	Xenia	OH
1934		0179.03013.0349	Frisch's Big Boy	20 Troy Town Drive	Troy	OH
1935		0179.03014.0349	Frisch's Big Boy	2192 Winemiller Lane	Batavia	OH
1936		0179.03015.0349	Frisch's Big Boy	7908 Dream Street	Florence	KY
1937		0179.03016.0349	Frisch's Big Boy	1330 Columbus Avenue	Lebanon	OH
1938		0179.03017.0349	Frisch's Big Boy	843 Bypass Road	Winchester	KY
1939		0179.03018.0349	Frisch's Big Boy	3311 Benchwood Road	Dayton	OH
1940		0179.03019.0349	Frisch's Big Boy	2112 Declaration Drive	Independence	KY
1941		0179.03020.0349	Frisch's Big Boy	775 Hebron Road	Heath	OH
1942		0179.03021.0349	Frisch's Big Boy	5351 North Bend Road	Cincinnati	OH
1943		0179.03022.0349	Frisch's Big Boy	1849 Alysheba Way	Lexington	KY
1944		0179.03023.0349	Frisch's Big Boy	1575 W Galbraith Road	Cincinnati	OH
1945		0179.03024.0349	Frisch's Big Boy	1204 N Barron Street	Eaton	OH
1946		0179.03025.0349	Frisch's Big Boy	408 Market Square Drive	Maysville	KY
1947		0179.03026.0349	Frisch's Big Boy	422 Philadelphia St.	Covington	KY
1948		0179.03027.0349	Frisch's Big Boy	5202 Delhi Ave	Cincinnati	OH
1949		0179.03028.0349	Frisch's Big Boy	1341 Rombach Ave	Wilmington	OH
1950		0179.03029.0349	Frisch's Big Boy	4227 Bridgetown Rd	Cincinnati	OH
1951		0179.03030.0349	Frisch's Big Boy	494 Orphanage Rd	Fort Mitchell	KY
1952		0179.03031.0349	Frisch's Big Boy	2878 Home Rd	Grove City	OH
1953		0179.03032.0349	Frisch's Big Boy	1707 River Valley Cir N	Lancaster	OH
1954		0179.03033.0349	Frisch's Big Boy	16 Weller Drive	Tipp City	OH
1955		0179.03036.0376	Goodyear Truck & Tire	16049 Willowbrook Rd.	S. Beloit	IL
1956		0179.03037.0091	Baptist Health Urgent Care	3426 Central Avenue	Hot Springs	AR
1957		0179.03038.0437	Insurance Auto Auctions	7149 Apple Tree Ave.	Bergen	NY
1958		0179.03039.0197	Camping World	4601 I-55 S Frontage Rd.	Jackson	MS
1959		0179.03042.0147	Bob's Discount Furniture	1488 East 79th Avenue	Merrillville	IN
1960		0179.03043.0603	Mister Car Wash	7100 West Broadway Ave.	Brooklyn Park	MN
1961		0179.03045.0537	NextCare	2770 S. 9th St.	Salina	KS
1962		0179.03046.0474	KFC	1015 Maple Ave.	Lisle	IL
1963		0179.03047.0474	KFC	16616 W. 159th St.	Lockport	IL
1964		0179.03048.0474	KFC	221 W. Veterans Pkwy	Yorkville	IL
1965		0179.03049.0474	KFC	130 Duvick Rd.	Sandwich	IL

28 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
1966		0179.03050.0198	Captain D's	111 Crown Pointe Parkway	Kingsland	GA
1967		0179.03051.0860	Walgreens	200 N. LaSalle St.	Durham	NC
1968		0179.03053.0376	Goodyear Truck & Tire	619 S Sunshine Blvd	Eloy	AZ
1969		0179.03054.0584	MedExpress Urgent Care	1120 Homestead Road	Lehigh Acres	FL
1970		0179.03055.0442	Jack's	67985 Main Street	Blounstville	AL
1971		0179.03056.0746	Saltgrass Steakhouse	6026 Marsha Sharp Freeway	Lubbock	TX
1972		0179.03057.0442	Jack's	1205 Chestnut Bypass	Centre	AL
1973		0179.03058.0442	Jack's	5375 Highway 68	Collinsville	AL
1974		0179.03059.0442	Jack's	801 Hwy 80 W.	Demopolis	AL
1975		0179.03060.0442	Jack's	325 AL Hwy 69 S.	Hanceville	AL
1976		0179.03061.0442	Jack's	41303 AL Hwy 75	Geraldine	AL
1977		0179.03062.0442	Jack's	7290 US Hwy 43	Guin	AL
1978		0179.03063.0442	Jack's	10955 US Hwy 278 E	Holly Pond	AL
1979		0179.03064.0442	Jack's	3204 Hwy 78 E	Jasper	AL
1980		0179.03065.0442	Jack's	51 Hwy 144 W	Ohatchee	AL
1981		0179.03066.0442	Jack's	2905 S. Broad St.	Scottsboro	AL
1982		0179.03068.0603	Mister Car Wash	3720 Lake Emma Rd.	Lake Mary	FL
1983		0179.03069.0603	Mister Car Wash	7940 N. Wickham Road	Melbourne	FL
1984		0179.03070.0603	Mister Car Wash	1851 Rinehart Road	Sanford	FL
1985		0179.03071.0329	Fikes Wholesale	605 North 3rd St.	Temple	TX
1986		0179.03072.0329	Fikes Wholesale	111 West Gassaway Ave.	Lott	TX
1987		0179.03073.0329	Fikes Wholesale	1101 East Main St.	Hamilton	TX
1988		0179.03074.0329	Fikes Wholesale	100 North Main Street	Covington	TX
1989		0179.03075.0329	Fikes Wholesale	1022 West Village Rd	Salado	TX
1990		0179.03076.0329	Fikes Wholesale	2822 US Highway 287	Vernon	TX
1991		0179.03077.0329	Fikes Wholesale	331 West 1st Street	Claude	TX
1992		0179.03078.0198	Captain D's	2236 Ross Clark Circle	Dothan	AL
1993		0179.03081.0561	Main Event	12500 Sycamore Station Place	Louisville	KY
1994		0179.03082.0561	Main Event	4600 S. Cochise Court	Independence	MO
1995		0179.03084.0584	MedExpress Urgent Care	5505 John F. Kennedy Blvd.	North Little Rock	AR
1996		0179.03085.0608	Natural Grocers	2120 SW 89th St.	Oklahoma City	OK
1997		0179.03087.0584	MedExpress Urgent Care	5326 W. Markham St.	Little Rock	AR
1998		0179.03089.0561	Main Event	11950 S. Kansas City Rd.	Olathe	KS
1999		0179.03090.0561	Main Event	9477 Oxford Way	West Chester	OH
2000		0179.03091.0800	Bell Great Lakes (Taco Bell)	2015 South Lake Street	Mundelein	IL
2001		0179.03092.0800	Bell Great Lakes (Taco Bell)	306 W. Rollins Road	Round Lake Beach	IL
2002		0179.03093.0800	Bell Great Lakes (Taco Bell)	4112 W. Elm Street	McHenry	IL
2003		0179.03094.0800	Bell Great Lakes (Taco Bell)	54 S. Route 12	Fox Lake	IL
2004		0179.03095.0800	Bell Great Lakes (Taco Bell)	50 W. Dundee Road	Buffalo Grove	IL
2005		0179.03096.0800	Bell Great Lakes (Taco Bell)	1882 South West Avenue	Freeport	IL
2006		0179.03097.0800	Bell Great Lakes (Taco Bell)	2940 New Pinery Road	Portage	WI
2007		0179.03098.0800	Bell Great Lakes (Taco Bell)	629 W. Pine Street	West Baraboo	WI
2008		0179.03099.0800	Bell Great Lakes (Taco Bell)	606 W. 8th Street	Monroe	WI
2009		0179.03100.0800	Bell Great Lakes (Taco Bell)	321 Highway 13	Wisconsin Dells	WI
2010		0179.03101.0800	Bell Great Lakes (Taco Bell)	2602 Auburn Street	Rockford	IL
2011		0179.03102.0800	Bell Great Lakes (Taco Bell)	3200 N. Lewis Avenue	Waukegan	IL
2012		0179.03103.0800	Bell Great Lakes (Taco Bell)	231 N. Randall Road	Lake In The Hills	IL
2013		0179.03104.0800	Bell Great Lakes (Taco Bell)	2081 E. Grand Ave.	Lindenhurst	IL
2014		0179.03105.0800	Bell Great Lakes (Taco Bell)	900 N. Route 83	Mundelein	IL
2015		0179.03106.0800	Bell Great Lakes (Taco Bell)	150 East Dundee Rd.	Wheeling	IL
2016		0179.03107.0800	Bell Great Lakes (Taco Bell)	705 W. Liberty St.	Wauconda	IL
2017		0179.03109.0800	Bell Great Lakes (Taco Bell)	1913 Sheridan Rd.	Zion	IL
2018		0179.03110.0800	Bell Great Lakes (Taco Bell)	805 Cannell-Puri Ct.	Winnebago	IL
2019		0179.03111.0800	Bell Great Lakes (Taco Bell)	4638 E. Rockton Rd.	Roscoe	IL
2020		0179.03112.0800	Bell Great Lakes (Taco Bell)	1240 Great Wolf Drive	Lake Delton	WI
2021		0179.03113.0800	Bell Great Lakes (Taco Bell)	1950 Hwy 14 East	Richland Center	WI
2022		0179.03114.0800	Bell Great Lakes (Taco Bell)	3208 W. Lincolnway West	South Bend	IN
2023		0179.03115.0800	Bell Great Lakes (Taco Bell)	2051 Niles Rd.	St. Joseph	MI
2024		0179.03116.0800	Bell Great Lakes (Taco Bell)	337 W. Plaza Dr.	Columbia City	IN
2025		0179.03117.0800	Bell Great Lakes (Taco Bell)	610 Fairway Drive	Kendallville	IN
2026		0179.03118.0800	Bell Great Lakes (Taco Bell)	2080 Main Street	Rochester	IN
2027		0179.03119.0800	Bell Great Lakes (Taco Bell)	1328 South Heaton St.	Knox	IN
2028		0179.03120.0800	Bell Great Lakes (Taco Bell)	69069 M62	Edwardsburg	MI
2029		0179.03121.0800	Bell Great Lakes (Taco Bell)	1956 East Market Street	Nappanee	IN
2030		0179.03122.0800	Bell Great Lakes (Taco Bell)	114 Main Street	Dowagiac	MI
2031		0179.03123.0800	Bell Great Lakes (Taco Bell)	714 South Main Street	Watervliet	MI
2032		0179.03124.0800	Bell Great Lakes (Taco Bell)	241 US HWY 6 South	Ligonier	IN
2033		0179.03125.0800	Bell Great Lakes (Taco Bell)	231 Dixie Highway	Roseland	IN
2034		0179.03126.0800	Bell Great Lakes (Taco Bell)	109 County Road 17	Elkhart	IN
2035		0179.03127.0800	Bell Great Lakes (Taco Bell)	5131 West Western Avenue	South Bend	IN
2036		0179.03128.0800	Bell Great Lakes (Taco Bell)	6225 Brick Road	South Bend	IN
2037		0179.03129.0967	Speedy Cash	1552 West 119th Street	Chicago	IL

29 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
2038		0179.03130.0143	BJ's Wholesale Club	1929 NE Pine Island Road	Cape Coral	FL
2039		0179.03131.0495	LA Fitness	1700 Palm Valley Boulevard E.	Round Rock	TX
2040		0179.03132.0329	Fikes Wholesale	US Hwy 90 & Avalon Blvd.	Milton	FL
2041		0179.03133.0143	BJ's Wholesale Club	152 NJ Highway 73	Voorhees	NJ
2042		0179.03134.0168	Bob Evans	10854 State Route 588	Rio Grande	OH
2043		0179.03135.0168	Bob Evans	8057 Montgomery Rd	Cincinnati	OH
2044		0179.03136.0168	Bob Evans	11015 Prince Ln	Cincinnati	OH
2045		0179.03137.0168	Bob Evans	7680 Reynolds Rd	Mentor	OH
2046		0179.03138.0168	Bob Evans	443 Morrison Rd	Gahanna	OH
2047		0179.03140.0168	Bob Evans	32701 Concord Dr	Madison Heights	MI
2048		0179.03141.0168	Bob Evans	1446 East 82nd Avenue	Merrillville	IN
2049		0179.03142.0168	Bob Evans	25 South High School Rd	Indianapolis	IN
2050		0179.03143.0168	Bob Evans	41190 Ford Rd	Canton	MI
2051		0179.03144.0168	Bob Evans	2566 Richmond Rd	Lexington	KY
2052		0179.03145.0168	Bob Evans	16500 Snow Rd	Brook Park	OH
2053		0179.03147.0168	Bob Evans	3006 Maple Avenue	Zanesville	OH
2054		0179.03148.0168	Bob Evans	525 North Trimble Rd	Mansfield	OH
2055		0179.03149.0168	Bob Evans	1101 Lewis & Clark Parkway	Clarksville	IN
2056		0179.03150.0168	Bob Evans	13911 Middlebelt Rd	Livonia	MI
2057		0179.03152.0168	Bob Evans	23729 Michigan Ave	Dearborn	MI
2058		0179.03153.0168	Bob Evans	10770 Fremont Pike	Perrysburg	OH
2059		0179.03154.0168	Bob Evans	8350 Windfall Ln.	Camby	IN
2060		0179.03155.0168	Bob Evans	7550 North High St	Columbus	OH
2061		0179.03156.0168	Bob Evans	221 Carrie Ln.	Columbus	IN
2062		0179.03159.0168	Bob Evans	2708 W Deyoung St	Marion	IL
2063		0179.03161.0587	Mavis Discount Tire	4900 34th St. South	St. Petersburg	FL
2064		0179.03162.0168	Bob Evans	6528 South Lindbergh Blvd.	St. Louis	MO
2065		0179.03164.0168	Bob Evans	3535 Southwest College Rd	Ocala	FL
2066		0179.03166.0168	Bob Evans	1051 Hebron Rd.	Heath	OH
2067		0179.03167.0168	Bob Evans	2832 Tittabawassee	Saginaw	MI
2068		0179.03168.0168	Bob Evans	6435 Center Dr.	Holland	OH
2069		0179.03169.0168	Bob Evans	334 Goff Mountain Rd.	Cross Lanes	WV
2070		0179.03170.0168	Bob Evans	3049 Medina Rd.	Medina	OH
2071		0179.03171.0168	Bob Evans	30987 Flynn Dr.	Romulus	MI
2072		0179.03172.0168	Bob Evans	2254 Pipestone Rd.	Benton Harbor	MI
2073		0179.03173.0168	Bob Evans	1003 Veterans Dr	Festus	MO
2074		0179.03174.0168	Bob Evans	6215 West Central	Toledo	OH
2075		0179.03176.0168	Bob Evans	10 Lawless Road	Morgantown	WV
2076		0179.03177.0168	Bob Evans	102 Harper Park Dr	Beckley	WV
2077		0179.03178.0168	Bob Evans	999 Foxcroft Ave	Martinsburg	WV
2078		0179.03179.0168	Bob Evans	4110 Wholesale Club Dr	Baltimore	MD
2079		0179.03181.0168	Bob Evans	1111 Hilliard Rome Rd.	Columbus	OH
2080		0179.03182.0168	Bob Evans	1925 Niagara Falls Blvd	Amherst	NY
2081		0179.03183.0168	Bob Evans	14 Bel Air South Parkway	Bel Air	MD
2082		0179.03184.0168	Bob Evans	3061 S Highway 27	Somerset	KY
2083		0179.03185.0168	Bob Evans	1505 Garrett Dr	Frederick	MD
2084		0179.03186.0705	Popeye's	21050 Ny State Rt 3	Watertown	NY
2085		0179.03188.0168	Bob Evans	5160 Tuttle Crossing Blvd	Dublin	OH
2086		0179.03189.0168	Bob Evans	2601 North Salisbury Blvd	Salisbury	MD
2087		0179.03190.0168	Bob Evans	2935 E Dupont Rd	Fort Wayne	IN
2088		0179.03192.0168	Bob Evans	3000 Clark Lane	Columbia	MO
2089		0179.03193.0168	Bob Evans	210 Dickerson Rd	Gaylord	MI
2090		0179.03194.0168	Bob Evans	171 Meadowfield Lane	Princeton	WV
2091		0179.03195.0168	Bob Evans	3361 Corridor Market	Laurel	MD
2092		0179.03196.0168	Bob Evans	1760 Hill Rd North	Pickerington	OH
2093		0179.03197.0168	Bob Evans	103 Nick Savas Ave.	Logan	WV
2094		0179.03198.0168	Bob Evans	510 Kolb Dr	Fairfield	OH
2095		0179.03199.0168	Bob Evans	9223 Schulze Rd	West Chester	OH
2096		0179.03200.0168	Bob Evans	23100 Allen Road	Woodhaven	MI
2097		0179.03201.0168	Bob Evans	6420 Kit Lane	Maumee	OH
2098		0179.03202.0168	Bob Evans	46 Hornbeam Lane	Lewis Center	OH
2099		0179.03203.0168	Bob Evans	1303 Levis Commons Blvd	Perrysburg	OH
2100		0179.03204.0168	Bob Evans	625 Commercial Drive	Lansing	MI
2101		0179.03205.0168	Bob Evans	5205 New Albany Road	New Albany	OH
2102		0179.03206.0168	Bob Evans	3163 Hartley Rd	Jacksonville	FL
2103		0179.03207.0168	Bob Evans	1711 Dunlawton Avenue	Port Orange	FL
2104		0179.03208.0168	Bob Evans	159 Marlin Drive	Greenwood	IN
2105		0179.03209.0168	Bob Evans	3321 E. Michigan Ave	Jackson	MI
2106		0179.03210.0168	Bob Evans	11800 Standiford Plaza Drive	Louisville	KY
2107		0179.03211.0168	Bob Evans	3409 Seajay Drive	Beavercreek	OH
2108		0179.03213.0168	Bob Evans	4019 Hamilton Square	Groveport	OH
2109		0179.03214.0168	Bob Evans	45140 Corners Court	Chesterfield Twp	MI

30 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
2110		0179.03215.0168	Bob Evans	900 N. Morton St.	Franklin	IN
2111		0179.03216.0168	Bob Evans	950 Mendelson Drive	Richmond	IN
2112		0179.03217.0168	Bob Evans	12475 US Route 60	Ashland	KY
2113		0179.03218.0168	Bob Evans	5135 Meijer Drive	Fort Wayne	IN
2114		0179.03219.0168	Bob Evans	1 Gateway Blvd	Lewisburg	WV
2115		0179.03220.0168	Bob Evans	2844 Maysville Pike	Zanesville	OH
2116		0179.03222.0168	Bob Evans	3345 Crain Hwy	Waldorf	MD
2117		0179.03223.0168	Bob Evans	9891 Brewster Lane	Powell	OH
2118		0179.03224.0168	Bob Evans	609 Harry Sauner Road	Hillsboro	OH
2119		0179.03225.0168	Bob Evans	381 Lafayette Street	London	OH
2120		0179.03226.0498	Primanti Bros. Restaurant & Bar	996 Corporate Blvd	Linthicum Heights	MD
2121		0179.03229.0168	Bob Evans	5077 S. Walnut St.	South Bloomfield	OH
2122		0179.03230.0168	Bob Evans	4985 E. Silver Springs Blvd.	Ocala	FL
2123		0179.03231.0168	Bob Evans	6425 South Florida Ave	Lakeland	FL
2124		0179.03232.0168	Bob Evans	2951 South Highway 27	Clermont	FL
2125		0179.03233.0168	Bob Evans	100 Fayettetown Center Road	Fayetteville	WV
2126		0179.03234.0168	Bob Evans	13875 Cedar Rd	South Euclid	OH
2127		0179.03235.0168	Bob Evans	1800 Columbus Ave NE	Washington C H	OH
2128		0179.03236.0168	Bob Evans	1075 Eastside Dr.	Wilmington	OH
2129		0179.03237.0168	Bob Evans	5076 College Corner Pike	Oxford	OH
2130		0179.03238.0168	Bob Evans	2256 N State Street	Greenfield	IN
2131		0179.03239.0168	Bob Evans	3815 US Hwy 24 E	Logansport	IN
2132		0179.03240.0168	Bob Evans	1065 Western Ave	Chillicothe	OH
2133		0179.03241.0168	Bob Evans	2798 N Main St	Jamestown	NY
2134		0179.03242.0168	Bob Evans	3660 Burbank Rd	Wooster	OH
2135		0179.03243.0168	Bob Evans	50 Morningside Dr	Waverly	OH
2136		0179.03245.0168	Bob Evans	2609 S Western Ave	Marion	IN
2137		0179.03246.0168	Bob Evans	46080 Michigan Avenue	Canton	MI
2138		0179.03247.0168	Bob Evans	1020 Stafford Market Place	Stafford	VA
2139		0179.03248.0168	Bob Evans	3700 Orange Place	Beachwood	OH
2140		0179.03249.0168	Bob Evans	361 North Willowbrook Rd	Coldwater	MI
2141		0179.03250.0168	Bob Evans	1 S Buffalo St	Corning	NY
2142		0179.03251.0313	Express Oil Change	20611 Kuykendahl Road	Houston	TX
2143		0179.03253.0442	Jack's	4468 Center Point Parkway	Pinson	AL
2144		0179.03254.0442	Jack's	744 Main St.	Fyffe	AL
2145		0179.03255.0442	Jack's	303 9th Avenue SW	Lafayette	AL
2146		0179.03256.0963	Taco Bueno	4500 Long Prairie Rd	Flower Mound	TX
2147		0179.03260.0432	WellNow Urgent Care	2524 North Illinois Street	Swansea	IL
2148		0179.03294.0313	Express Oil Change	6403 E County Line Road	Tampa	FL
2149		0179.03295.0044	America's Auto Auction	7930 Artcraft Rd.	El Paso	TX
2150		0179.03296.0561	Main Event	2575 Pratum Avenue	Hoffman Estates	IL
2151		0179.03297.0561	Main Event	471 Northolt Parkway	Suwanee	GA
2152		0179.03298.0561	Main Event	4040 Pan American Freeway NE	Albuquerque	NM
2153		0179.03299.0608	Natural Grocers	3311 SE 192nd Avenue	Vancouver	WA
2154		0179.03300.0746	Saltgrass Steakhouse	4400 East Freeway	Baytown	TX
2155		0179.03301.0537	NextCare	2001 North Rock Road	Derby	KS
2156		0179.03302.0696	Sleepy's	555 Boston Post Road	Old Saybrook	CT
2157		0179.03303.0696	Sleepy's	918 Hartford Turnpike	Waterford	CT
2158		0179.03304.0696	Sleepy's	1702 US Highway 22	Watchung	NJ
2159		0179.03305.0696	Sleepy's	1522 Sunrise Highway	Bay Shore	NY
2160		0179.03306.0696	Sleepy's	2099 Montauk Highway	Bridgehampton	NY
2161		0179.03308.0696	Sleepy's	1894 E. Jericho Turnpike	Huntington Station	NY
2162		0179.03309.0696	Sleepy's	387 Route 211 East	Middletown	NY
2163		0179.03310.0696	Sleepy's	221 Sunrise Highway	Rockville Centre	NY
2164		0179.03314.0696	Sleepy's	146 Route 17 North	Hasbrouck Heights	NJ
2165		0179.03315.0696	Sleepy's	310 Route 10	Ledgewood	NJ
2166		0179.03316.0696	Sleepy's	612 New Road	Somers Point	NJ
2167		0179.03318.0235	Chase	1704 Homer M. Adams Pkwy.	Alton	IL
2168		0179.03319.0193	City Barbeque	1540 Galleria Blvd	Charlotte	NC
2169		0179.03320.0201	Caliber Collision	4906 Blanco Rd.	San Antonio	TX
2170		0179.03321.0201	Caliber Collision	4055 Pleasant Hill	Duluth	GA
2171		0179.03322.0584	MedExpress Urgent Care	5510 South Olive Street	Pine Bluff	AR
2172		0179.03325.0388	Harbor Freight Tools	2197 Martin Luther King Jr Blvd	Houma	LA
2173		0179.03326.0432	WellNow Urgent Care	515 Belt Line Road	Collinsville	IL
2174		0179.03327.0537	NextCare	1261 N. Maize Road	Wichita	KS
2175		0179.03328.0537	NextCare	3006 S. Seneca Street	Wichita	KS
2176		0179.03329.0608	Natural Grocers	10622 S Redwood Rd	South Jordan	UT
2177	Multi	0179.03330.0147	Bob's Discount Furniture	26200 Brookpark Rd.	North Olmsted	OH
	Multi	0179.03330.0846	Verizon Wireless	26200 Brookpark Rd.	North Olmsted	OH
2178		0179.03331.0584	MedExpress Urgent Care	12375 S. Cleveland Avenue	Fort Myers	FL
2179		0179.03332.0740	QuikTrip	11230 N. Tryon St.	Charlotte	NC
2180		0179.03333.0603	Mister Car Wash	9995 E. Adamo Dr.	Tampa	FL

31 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
2181		0179.03335.0693	Sleep Number	357 S 24th Street W	Billings	MT
2182		0179.03336.0437	Insurance Auto Auctions	891 Ballardsville Road	Eminence	KY
2183		0179.03337.0603	Mister Car Wash	3195 S. Hwy 27	Clermont	FL
2184		0179.03339.0437	Insurance Auto Auctions	1881 W Marcon Lane	Meridian	ID
2185		0179.03340.0565	Mattress Firm	4375 Burbank Road	Wooster	OH
2186		0179.03341.0746	Saltgrass Steakhouse	6729 S Padre Island Drive	Corpus Christi	TX
2187		0179.03342.0044	America's Auto Auction	2380 Port Sheldon Court	Jenison	MI
2188		0179.03343.0746	Saltgrass Steakhouse	7214 S Broadway Avenue	Tyler	TX
2189		0179.03344.0455	Jiffi Stop	101 W 5th Street	Bowen	IL
2190		0179.03345.0455	Jiffi Stop	841 West Morton Avenue	Jacksonville	IL
2191		0179.03346.0455	Jiffi Stop	1401 North 24th Street	Quincy	IL
2192		0179.03347.0455	Jiffi Stop	635 Highway 106	Barry	IL
2193		0179.03348.0455	Jiffi Stop	408 5th Street	Carrollton	IL
2194		0179.03349.0455	Jiffi Stop	302 West Quincy	Griggsville	IL
2195		0179.03350.0455	Jiffi Stop	105 South Jackson Street	Pittsfield	IL
2196		0179.03351.0455	Jiffi Stop	804 West Quincy Street	Pleasant Hill	IL
2197		0179.03352.0455	Jiffi Stop	2731 Broadway Street	Quincy	IL
2198		0179.03353.0455	Jiffi Stop	2400 State Street	Quincy	IL
2199		0179.03354.0455	Jiffi Stop	3300 East Clear Lake Avenue	Springfield	IL
2200		0179.03355.0455	Jiffi Stop	2121 North Dirksen Parkway	Springfield	IL
2201		0179.03356.0455	Jiffi Stop	2770 West Washington Street	Springfield	IL
2202		0179.03357.0455	Jiffi Stop	436 South Grand Avenue East	Springfield	IL
2203		0179.03358.0455	Jiffi Stop	8556 US Highway 24	Taylor	MO
2204		0179.03359.0529	Life Time Fitness	490 Old Connecticut Path	Framingham	MA
2205		0179.03360.0529	Life Time Fitness	10121 Washingtonian Blvd.	Gaithersburg	MD
2206		0179.03361.0495	LA Fitness	1045 Woodstock Road	Roswell	GA
2207		0179.03362.0313	Express Oil Change	5621 Hwy 45 Alt S	West Point	MS
2208		0179.03363.0561	Main Event	8087 NW Roanridge Road	Kansas City	MO
2209		0179.03364.0561	Main Event	20945 Spring Creek Crossing	Humble	TX
2210		0179.03365.0198	Captain D's	6006 Oak St.	Eastman	GA
2211		0179.03366.0198	Captain D's	301 Vineville Street	Fort Valley	GA
2212		0179.03367.0198	Captain D's	3166 Wrightsboro Road	Augusta	GA
2213		0179.03368.0198	Captain D's	3029 Washington Rd.	Augusta	GA
2214		0179.03369.0198	Captain D's	1414 Sam Nunn Blvd.	Perry	GA
2215		0179.03370.0198	Captain D's	1645 Gordon Highway	Augusta	GA
2216		0179.03371.0198	Captain D's	3337 Deans Bridge Road	Augusta	GA
2217		0179.03372.0198	Captain D's	1342 Gray Highway	Macon	GA
2218		0179.03373.0437	Insurance Auto Auctions	3088 S Dye Road	Flint	MI
2219		0179.03374.0557	Mercy Health Urgent Care	3100 Plainfield Avenue NE	Grand Rapids	MI
2220		0179.03376.0584	MedExpress Urgent Care	13005 Collier Blvd	Naples	FL
2221		0179.03377.0740	QuikTrip	825 Sand Plains Road	Marietta	GA
2222		0179.03378.0329	Fikes Wholesale	3025 East Austin Street	Giddings	TX
2223		0179.03380.0603	Mister Car Wash	5031 South Florida Ave	Lakeland	FL
2224		0179.03381.0044	America's Auto Auction	2706 East Slaton Highway	Lubbock	TX
2225		0179.03384.0329	Fikes Wholesale	29643 State Hwy 181	Daphne	AL
2226		0179.03385.0329	Fikes Wholesale	22071 US Hwy 98	Foley	AL
2227		0179.03386.0271	CrossAmerica	435 N. Milwaukee Ave.	Lincolnshire	IL
2228		0179.03387.0271	CrossAmerica	24480 W. Grass Lake Rd.	Antioch	IL
2229		0179.03388.0271	CrossAmerica	2551 N. Route 12	Spring Grove	IL
2230		0179.03392.0271	CrossAmerica	735 Belvidere Road	Grayslake	IL
2231		0179.03393.0271	CrossAmerica	1200 N. Rand Road	Wauconda	IL
2232		0179.03394.0271	CrossAmerica	6900 State Park Road	Fox Lake	IL
2233		0179.03395.0271	CrossAmerica	5151 Sauk Trail	Richton Park	IL
2234		0179.03397.0271	CrossAmerica	1630 Rural Street	Rockford	IL
2235		0179.03398.0271	CrossAmerica	2975 Perryville Road	Rockford	IL
2236		0179.03399.0271	CrossAmerica	7650 N. Alpine	Loves Park	IL
2237		0179.03400.0271	CrossAmerica	4402 Linden Road	Rockford	IL
2238		0179.03401.0271	CrossAmerica	4750 Lincoln HWY	Matteson	IL
2239		0179.03402.0271	CrossAmerica	379 S Chicago Street	Joliet	IL
2240		0179.03403.0271	CrossAmerica	15301 S Harlem Avenue	Orland Park	IL
2241		0179.03404.0271	CrossAmerica	3328 W 159th Street	Markham	IL
2242		0179.03405.0271	CrossAmerica	41452 N Green Bay Road	Wadsworth	IL
2243		0179.03406.0388	Harbor Freight Tools	750 N Central Expressway	McKinney	TX
2244		0179.03407.0584	MedExpress Urgent Care	51 West Central Entrance	Duluth	MN
2245		0179.03408.0561	Main Event	1735 S San Tan Village Parkway	Gilbert	AZ
2246		0179.03409.0198	Captain D's	5131 Government St.	Baton Rouge	LA
2247		0179.03410.0495	LA Fitness	720 Union Drive	Lakeland	FL
2248		0179.03412.0329	Fikes Wholesale	S. Hewitt Drive & Ritchie Road	Hewitt	TX
2249		0179.03413.0329	Fikes Wholesale	2881 North Main Street	Belton	TX
2250		0179.03414.0255	Dave & Buster's	781 Heights Blvd.	Florence	KY
2251		0179.03415.0255	Dave & Buster's	10900 Bass Pro Parkway	Little Rock	AR
2252		0179.03416.0270	Denny's (Franchisee)	543 Eglin Parkway	Ft Walton Beach	FL

32 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
2253		0179.03417.0603	Mister Car Wash	1259 28th St. SW	Wyoming	MI
2254		0179.03418.0603	Mister Car Wash	1000 SE 28th Street	Grand Rapids	MI
2255		0179.03419.0603	Mister Car Wash	3755 Alpine Avenue NW	Comstock Park	MI
2256		0179.03420.0603	Mister Car Wash	2730 28th Street SE	Grand Rapids	MI
2257		0179.03421.0603	Mister Car Wash	1325 Leonard Street NW	Grand Rapids	MI
2258		0179.03422.0603	Mister Car Wash	6700 Kalamazoo Avenue SE	Grand Rapids	MI
2259		0179.03423.0676	Pet Paradise	2270 Cypress Ridge Blvd.	Wesley Chapel	FL
2260		0179.03424.0816	T-Mobile	1566 SW 27th Street	El Reno	OK
2261		0179.03425.0192	Cobb Theatre	147 Vermillion Blvd.	Tallahassee	FL
2262		0179.03436.0695	Roadrunner Markets	2099 Lee Hwy.	Bristol	VA
2263		0179.03443.0695	Roadrunner Markets	18224 Lee Highway	Abingdon	VA
2264		0179.03446.0695	Roadrunner Markets	24468 Lee Highway	Abingdon	VA
2265		0179.03457.0695	Roadrunner Markets	491 Sardis Road	Asheville	NC
2266		0179.03459.0695	Roadrunner Markets	295 Smokey Park Hwy	Asheville	NC
2267		0179.03462.0695	Roadrunner Markets	393 West Mills Street	Columbus	NC
2268		0179.03463.0695	Roadrunner Markets	1550 E. NC Highway 108	Columbus	NC
2269		0179.03464.0695	Roadrunner Markets	1880 Highway 14 East	Landrum	SC
2270		0179.03465.0695	Roadrunner Markets	40 Merrimon Avenue	Asheville	NC
2271		0179.03467.0695	Roadrunner Markets	440 Lee Highway	Chilhowie	VA
2272		0179.03468.0695	Roadrunner Markets	1130 E Main	Lebanon	VA
2273		0179.03480.0695	Roadrunner Markets	1980 Dellwood Road	Waynesville	NC
2274		0179.03481.0695	Roadrunner Markets	1501 Lee Hwy	Bristol	VA
2275		0179.03482.0695	Roadrunner Markets	191 Jonesborough Road	Abingdon	VA
2276		0179.03483.0695	Roadrunner Markets	1009 Commonwealth Avenue	Bristol	VA
2277		0179.03484.0695	Roadrunner Markets	1450 N Main Street	Marion	VA
2278		0179.03485.0695	Roadrunner Markets	2121 Euclid Avenue	Bristol	VA
2279		0179.03486.0695	Roadrunner Markets	12319 Maple Street	Glade Spring	VA
2280		0179.03487.0695	Roadrunner Markets	906 E Main Street	Abingdon	VA
2281		0179.03488.0695	Roadrunner Markets	4149 Black Lick Road	Rural Retreat	VA
2282		0179.03489.0695	Roadrunner Markets	15572 Lee Hwy	Bristol	VA
2283		0179.03490.0695	Roadrunner Markets	15785 Porterfield Hwy	Abingdon	VA
2284		0179.03491.0695	Roadrunner Markets	944 W Main Street	Lebanon	VA
2285		0179.03492.0068	Arby's	1324 S Broadway Street	Sulphur Springs	TX
2286		0179.03493.0852	Service King	5270 Memorial Dr.	The Colony	TX
2287		0179.03494.0649	Patient First	332 Newtown Road	Virginia Beach	VA
2288		0179.03495.0649	Patient First	1239 Cedar Rd.	Chesapeake	VA
2289		0179.03496.0313	Express Oil Change	2401 W Main Street	Tupelo	MS
2290		0179.03497.0313	Express Oil Change	3612 N. Gloster Street	Tupelo	MS
2291		0179.03498.0198	Captain D's	219 Marietta Highway	Canton	GA
2292		0179.03499.0731	Raising Cane's	6645 S Parker Road	Centennial	CO
2293		0179.03500.0198	Captain D's	7320 Good Hope Road	Milwaukee	WI
2294		0179.03501.0166	Boot Barn	2990 E. Prien Lake Rd.	Lake Charles	LA
2295		0179.03504.0253	Carvana	6014 South Interstate Hwy 35	Austin	TX
2296		0179.03509.0197	Camping World	6101 Mallard Road	Thornburg	VA
2297		0179.03510.0197	Camping World	14040 110th Avenue	Davenport	IA
2298		0179.03513.0147	Bob's Discount Furniture	316 State Road 15 South	Wharton	NJ
2299		0179.03516.0221	Cheddar's Cafe	106 Bleachery Blvd.	Asheville	NC
2300		0179.03517.0221	Cheddar's Cafe	2111 University Town Center Drive	Morgantown	WV
2301		0179.03518.0221	Cheddar's Cafe	120 Cabela Drive	Triadelphia	WV
2302		0179.03521.0756	Sonic	3222 Bob Wallace Ave.	Huntsville	AL
2303		0179.03522.0756	Sonic	2120 Sparkman Drive	Huntsville	AL
2304		0179.03523.0756	Sonic	1829 E. Main Street	Prattville	AL
2305		0179.03528.0756	Sonic	208 Avalon	Muscle Shoals	AL
2306		0179.03530.0756	Sonic	914 Highway 72 East	Athens	AL
2307		0179.03531.0756	Sonic	3507 Summerville Rd	Phenix City	AL
2308		0179.03532.0756	Sonic	3763 Sullivan Street	Madison	AL
2309		0179.03533.0756	Sonic	322 N Dean Road	Auburn	AL
2310		0179.03535.0756	Sonic	1705 Manchester Expressway	Columbus	GA
2311		0179.03536.0756	Sonic	2650 Helton Dr	Florence	AL
2312		0179.03537.0756	Sonic	1210 N Main Street	Marion	VA
2313		0179.03538.0756	Sonic	1325 6th Avenue SE	Decatur	AL
2314		0179.03539.0756	Sonic	11606 Memorial Parkway SW	Huntsville	AL
2315		0179.03540.0756	Sonic	2025 Carter Hill Road	Montgomery	AL
2316		0179.03541.0756	Sonic	7871 Highway 72 West	Madison	AL
2317		0179.03543.0756	Sonic	907 Jordan Lane NW	Huntsville	AL
2318		0179.03544.0756	Sonic	2841 Florence Blvd.	Florence	AL
2319		0179.03546.0756	Sonic	5586 Milgen Road	Columbus	GA
2320		0179.03547.0756	Sonic	1703 S College Street	Auburn	AL
2321		0179.03548.0756	Sonic	77 Dudley Drive	Millbrook	AL
2322		0179.03549.0756	Sonic	12438 AL Highway 157	Moulton	AL
2323		0179.03550.0756	Sonic	2100 Frederick Road	Opelika	AL
2324		0179.03551.0756	Sonic	366 Sutton Road SE	Hampton Cove	AL

33 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
2325		0179.03552.0756	Sonic	4504 Challenger Avenue	Roanoke	VA
2326		0179.03553.0756	Sonic	7065 Eastchase Parkway	Montgomery	AL
2327		0179.03554.0756	Sonic	695 Commonwealth Drive	Norton	VA
2328		0179.03555.0756	Sonic	7230 Bailey Cove Road SE	Huntsville	AL
2329		0179.03556.0756	Sonic	150 Holt Garrison Parkway	Danville	VA
2330		0179.03557.0756	Sonic	999 Independence Blvd	Bedford	VA
2331		0179.03558.0756	Sonic	602 Market Street	North Tazewell	VA
2332		0179.03559.0756	Sonic	1705 S Broad Avenue	Lanett	AL
2333		0179.03561.0587	Mavis Discount Tire	2805 Virginia Circle	Amarillo	TX
2334		0179.03562.0584	MedExpress Urgent Care	424 Russell Road	Hadley	MA
2335		0179.03563.0584	MedExpress Urgent Care	4901 Nine Mile Road	Richmond	VA
2336		0179.03569.0221	Cheddar's Cafe	620 University Center Blvd.	Charlotte	NC
2337		0179.03571.0532	Sanford Health	2317 Bemidji Avenue North	Bemidji	MN
2338		0179.03572.0981	TopGolf	16851 N Outer 40 Road	Chesterfield	MO
2339		0179.03573.0740	QuikTrip	1590 Mansell Road	Alpharetta	GA
2340		0179.03574.0746	Saltgrass Steakhouse	2747 W Memorial Road	Oklahoma City	OK
2341		0179.03575.0746	Saltgrass Steakhouse	3233 E Sam Houston Parkway S	Pasadena	TX
2342		0179.03576.0584	MedExpress Urgent Care	13527 Pennsylvania Avenue	Hagerstown	MD
2343		0179.03577.0561	Main Event	64 Centennial Blvd	Highlands Ranch	CO
2344		0179.03578.0478	Kay Jeweler's	701 W Karsch Blvd	Farmington	MO
2345		0179.03579.0981	TopGolf	4050 W Costco Drive	Tucson	AZ
2346		0179.03580.0561	Main Event	35605 Chester Road	Avon	OH
2347		0179.03581.0740	QuikTrip	4635 Woodstock Road	Roswell	GA
2348		0179.03583.0587	Mavis Discount Tire	1511 Pooler Parkway	Pooler	GA
2349		0179.03584.0050	Academy	10808 Industriplex Blvd.	Baton Rouge	LA
2350		0179.03585.0746	Saltgrass Steakhouse	6040 Warden Road	Sherwood	AR
2351		0179.03586.0388	Harbor Freight Tools	3711 S Western Avenue	Marion	IN
2352		0179.03587.0495	LA Fitness	29659 7 Mile Road	Livonia	MI
2353		0179.03588.0746	Saltgrass Steakhouse	10 Anglers Way	Little Rock	AR
2354		0179.03589.0220	Cinemark	672 E. Overland Trail	Abilene	TX
2355		0179.03590.0557	Mercy Health Urgent Care	345 Baldwin Street	Jenison	MI
2356		0179.03591.0584	MedExpress Urgent Care	5507 Chateau Rd	Rochester	MN
2357		0179.03592.0198	Captain D's	2410 S. Ferdon Blvd.	Crestview	FL
2358		0179.03593.0406	Herc Rentals	10800 Highway I-30	Little Rock	AR
2359		0179.03594.0406	Herc Rentals	4269 Wagon Wheel Road	Springdale	AR
2360		0179.03595.0406	Herc Rentals	755 E. Baseline Road	Gilbert	AZ
2361		0179.03596.0406	Herc Rentals	2010 N. Black Canyon Highway	Phoenix	AZ
2362		0179.03597.0406	Herc Rentals	3040 E Miraloma Avenue	Anaheim	CA
2363		0179.03598.0406	Herc Rentals	22422 S Alameda Street	Carson	CA
2364		0179.03599.0406	Herc Rentals	25831 Wright Road	Foothill Ranch	CA
2365		0179.03600.0406	Herc Rentals	10680 Industrial Avenue	Roseville	CA
2366		0179.03601.0406	Herc Rentals	8401 Miramar Mall	San Diego	CA
2367		0179.03602.0406	Herc Rentals	901 Stillwater Road	West Sacramento	CA
2368		0179.03603.0406	Herc Rentals	7750 E 96th Avenue	Henderson	CO
2369		0179.03604.0406	Herc Rentals	4710 Drane Field Road	Lakeland	FL
2370		0179.03605.0406	Herc Rentals	5900 NW 77th Court	Miami	FL
2371		0179.03606.0406	Herc Rentals	10655 Central Port Drive	Orlando	FL
2372		0179.03607.0406	Herc Rentals	3838 Navy Boulevard	Pensacola	FL
2373		0179.03608.0406	Herc Rentals	3848 W. Blue Heron Boulevard	Riviera Beach	FL
2374		0179.03609.0406	Herc Rentals	3450 N. Washington Boulevard	Sarasota	FL
2375		0179.03610.0406	Herc Rentals	5725 Adamo Drive	Tampa	FL
2376		0179.03611.0406	Herc Rentals	1750 Monroe Hwy	Athens	GA
2377		0179.03612.0406	Herc Rentals	2017 Rawley Rd.	Augusta	GA
2378		0179.03614.0406	Herc Rentals	4690 Broadway Ave.	Macon	GA
2379		0179.03615.0406	Herc Rentals	6664 Dawson Blvd.	Norcross	GA
2380		0179.03616.0406	Herc Rentals	514 Bourne Ave.	Savannah	GA
2381		0179.03617.0406	Herc Rentals	45 Gerard Street	Boston	MA
2382		0179.03618.0406	Herc Rentals	5501 ODonnell Street	Baltimore	MD
2383		0179.03619.0406	Herc Rentals	1907 E. Bergman St.	Springfield	MO
2384		0179.03620.0406	Herc Rentals	320 US 49 Frontage Rd.	Richland	MS
2385		0179.03621.0406	Herc Rentals	30 Walden Dr.	Arden	NC
2386		0179.03622.0406	Herc Rentals	4429 North I 85	Charlotte	NC
2387		0179.03623.0406	Herc Rentals	608 Middle Rd.	Fayetteville	NC
2388		0179.03624.0406	Herc Rentals	1140 N. O'Henry Rd.	Greensboro	NC
2389		0179.03625.0406	Herc Rentals	1409 & 1415 Capital Blvd.	Raleigh	NC
2390		0179.03626.0406	Herc Rentals	4555 Wynn Rd.	Las Vegas	NV
2391		0179.03627.0406	Herc Rentals	1438 E. Galbraith Road	Cincinnati	OH
2392		0179.03628.0406	Herc Rentals	523 Stimmel Road	Columbus	OH
2393		0179.03629.0406	Herc Rentals	5222 N. Bryant Ave.	Oklahoma City	OK
2394		0179.03630.0406	Herc Rentals	3737 Airport Blvd.	Austin	TX
2395		0179.03631.0406	Herc Rentals	3440 & 3450 W. Cardinal Dr.	Beaumont	TX
2396		0179.03633.0406	Herc Rentals	1110 Howard Ave.	Deer Park	TX

34 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
2397		0179.03634.0406	Herc Rentals	6230 S. Loop East	Houston	TX
2398		0179.03635.0406	Herc Rentals	102 Hwy 146	Texas City	TX
2399		0179.03636.0406	Herc Rentals	716 S. Military Hwy.	Virginia Beach	VA
2400		0179.03638.0313	Express Oil Change	6770 Hickory Flat Hwy	Canton	GA
2401		0179.03639.0313	Express Oil Change	1750 Hwy 78 E	Jasper	AL
2402		0179.03641.0677	PetSuites	3333 Taylor Road	Chesapeake	VA
2403		0179.03642.0491	Mission BBQ	5525 Wadsworth Bypass	Arvada	CO
2404		0179.03643.0694	Ruby Tuesday	2711 East 1st Street	Vidalia	GA
2405		0179.03645.0731	Raising Cane's	9071 Snowden River Parkway	Columbia	MD
2406		0179.03646.0694	Ruby Tuesday	724 Citadel Road	Orangeburg	SC
2407		0179.03647.0694	Ruby Tuesday	1812 West Lucas Street	Florence	SC
2408		0179.03648.0694	Ruby Tuesday	2443 State Road 16	St. Augustine	FL
2409		0179.03649.0551	Longhorn Steakhouse	399 Armco Road	Ashland	KY
2410		0179.03650.0694	Ruby Tuesday	100 Crown Pointe Parkway	Kingsland	GA
2411		0179.03651.0169	Discount Tire	1260 North Main St.	Fuquay-Varina	NC
2412		0179.03652.0694	Ruby Tuesday	5555 Mahoning Ave.	Austintown	OH
2413		0179.03653.0694	Ruby Tuesday	4784 Windsor Commons Ct.	Jacksonville	FL
2414		0179.03655.0694	Ruby Tuesday	101 Troy Plaza Loop	Troy	AL
2415		0179.03656.0392	Fishin Pig	1807 S. Main St.	Farmville	VA
2416		0179.03657.0694	Ruby Tuesday	7780 Lyles Lane NW	Concord	NC
2417		0179.03658.0694	Ruby Tuesday	1936 Cedar Creek Rd.	Fayetteville	NC
2418		0179.03660.0694	Ruby Tuesday	102 Lonnie Lane	Americus	GA
2419		0179.03662.0694	Ruby Tuesday	1355 Boxwood Terrace	Bedford	VA
2420		0179.03663.0694	Ruby Tuesday	5107 Oaklawn Blvd.	Hopewell	VA
2421		0179.03664.0694	Ruby Tuesday	2235 E. Gulf To Lake Highway	Inverness	FL
2422		0179.03665.0694	Ruby Tuesday	15397 Waldron Way	Big Rapids	MI
2423		0179.03666.0694	Ruby Tuesday	20 Waterville Commons Drive	Waterville	ME
2424		0179.03667.0694	Ruby Tuesday	1271 N. State Road 7	Royal Palm Beach	FL
2425		0179.03668.0694	Ruby Tuesday	8512 Ridge Road	New Port Richey	FL
2426		0179.03669.0694	Ruby Tuesday	7909 Gall Boulevard	Zephyrhills	FL
2427		0179.03670.0694	Ruby Tuesday	2700 North Hill Road	Lincoln	NE
2428		0179.03671.0694	Ruby Tuesday	2320 S. Jeffers Street	North Platte	NE
2429		0179.03672.0694	Ruby Tuesday	3308 East Center Street	Warsaw	IN
2430		0179.03673.0694	Ruby Tuesday	3715 West Market Place	Edinburgh	IN
2431		0179.03674.0694	Ruby Tuesday	7940 US 31 South	Indianapolis	IN
2432		0179.03675.0554	Metro Diner	3451 South US HWY 41	Terre Haute	IN
2433		0179.03676.0694	Ruby Tuesday	3316 W. 76 Country Blvd.	Branson	MO
2434		0179.03677.0297	Dollar General	2112 S. Atlantic Avenue	Daytona Beach Shores	FL
2435		0179.03678.0854	Tire Kingdom	4401 W 1st Street	Sanford	FL
2436		0179.03679.0853	Scotchman	900 Fallston Road	Shelby	NC
2437		0179.03680.0853	Scotchman	111 S. Washington St.	Rutherfordton	NC
2438		0179.03681.0853	Scotchman	2040 E. Dixon Blvd.	Shelby	NC
2439		0179.03682.0853	Scotchman	110 Railroad Ave	Rutherfordton	NC
2440		0179.03683.0853	Scotchman	1500 Albright Road	Rock Hill	SC
2441		0179.03684.0853	Scotchman	2120 Shelby Road	Kings Mountain	NC
2442		0179.03685.0853	Scotchman	2765 Hickory Blvd.	Hudson	NC
2443		0179.03686.0740	QuikTrip	8820 Christenbury Parkway	Concord	NC
2444		0179.03687.0587	Mavis Discount Tire	588 Route 22 East	N. Plainfield	NJ
2445		0179.03688.0587	Mavis Discount Tire	612 State Route 206	Raritan	NJ
2446		0179.03689.0677	PetSuites	1201 W. S.R. 434	Winter Springs	FL
2447		0179.03690.0587	Mavis Discount Tire	12390 A Arnold Mill Rd.	Alpharetta	GA
2448		0179.03691.0587	Mavis Discount Tire	7005 Concourse Pkwy.	Douglasville	GA
2449		0179.03692.0587	Mavis Discount Tire	85 Foster Dr.	McDonough	GA
2450		0179.03693.0587	Mavis Discount Tire	312 Luxomni Rd.	Lilburn	GA
2451		0179.03694.0587	Mavis Discount Tire	11136 State Bridge Rd.	Alpharetta	GA
2452		0179.03695.0587	Mavis Discount Tire	2140 Riverside Parkway	Lawrenceville	GA
2453		0179.03696.0587	Mavis Discount Tire	10190 Highway 142 North	Covington	GA
2454		0179.03697.0587	Mavis Discount Tire	3121 Inner Perimeter Road	Valdosta	GA
2455		0179.03698.0587	Mavis Discount Tire	1881 Epps Bridge Parkway	Athens	GA
2456		0179.03699.0587	Mavis Discount Tire	6008 Lakewood Ranch Blvd.	Bradenton	FL
2457		0179.03700.0587	Mavis Discount Tire	5444 Little Road	New Port Richey	FL
2458		0179.03701.0587	Mavis Discount Tire	4111 Atlanta Highway	Loganville	GA
2459		0179.03702.0587	Mavis Discount Tire	840 Eagles Landing Pkwy	Stockbridge	GA
2460		0179.03703.0587	Mavis Discount Tire	936 Market Place Blvd	Cumming	GA
2461		0179.03704.0587	Mavis Discount Tire	1275 Scenic Highway	Lawrenceville	GA
2462		0179.03705.0587	Mavis Discount Tire	3925 Cherokee Street NW	Kennesaw	GA
2463		0179.03706.0587	Mavis Discount Tire	2713 Chastain Meadows Parkway	Marietta	GA
2464		0179.03707.0587	Mavis Discount Tire	13792 Highway 9 N	Alpharetta	GA
2465		0179.03708.0587	Mavis Discount Tire	23 Depot Drive	Hiram	GA
2466		0179.03709.0746	Saltgrass Steakhouse	4550 E Skelly Drive	Tulsa	OK
2467		0179.03710.0603	Mister Car Wash	4423 Central Avenue NE	Columbia Heights	MN
2468		0179.03712.0981	TopGolf	6101 N. 99th Avenue	Glendale	AZ

35 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
2469		0179.03713.0587	Mavis Discount Tire	346 Blanding Blvd.	Orange Park	FL
2470		0179.03714.0587	Mavis Discount Tire	9950 San Jose Blvd.	Jacksonville	FL
2471		0179.03715.0587	Mavis Discount Tire	10101 Atlantic Blvd.	Jacksonville	FL
2472		0179.03716.0587	Mavis Discount Tire	5942 University Blvd. West	Jacksonville	FL
2473		0179.03717.0587	Mavis Discount Tire	7390 103rd Street	Jacksonville	FL
2474		0179.03718.0587	Mavis Discount Tire	2715 N Monroe Street	Tallahassee	FL
2475		0179.03719.0587	Mavis Discount Tire	706 Park Ave.	Orange Park	FL
2476		0179.03720.0587	Mavis Discount Tire	14175 Beach Blvd.	Jacksonville	FL
2477		0179.03721.0587	Mavis Discount Tire	2400 Mill Creek Lane	Tallahassee	FL
2478		0179.03722.0587	Mavis Discount Tire	2600 Blanding Blvd.	Middleburg	FL
2479		0179.03723.0587	Mavis Discount Tire	2660 Race Track Road	Jacksonville	FL
2480		0179.03724.0587	Mavis Discount Tire	13958 Village Lake Cir.	Jacksonville	FL
2481		0179.03725.0587	Mavis Discount Tire	9718 Touchton Rd.	Jacksonville	FL
2482		0179.03727.0875	Wendy's	741 US Hwy 250 E.	Ashland	OH
2483		0179.03728.0875	Wendy's	426 W. Main St.	Bellevue	OH
2484		0179.03729.0875	Wendy's	352 SR 103	Bluffton	OH
2485		0179.03730.0875	Wendy's	343 S. Sandusky St.	Bucyrus	OH
2486		0179.03731.0875	Wendy's	1518 S. Washington St.	Millersburg	OH
2487		0179.03732.0875	Wendy's	440 S. Washington St.	New Bremen	OH
2488		0179.03733.0875	Wendy's	181 Milan Ave.	Norwalk	OH
2489		0179.03734.0875	Wendy's	1716 N. Perry St.	Ottawa	OH
2490		0179.03735.0875	Wendy's	5740 Broadview Rd.	Parma	OH
2491		0179.03736.0875	Wendy's	166 Mansfield Ave.	Shelby	OH
2492		0179.03737.0875	Wendy's	1750 E. Wyandot Ave.	Upper Sandusky	OH
2493		0179.03738.0875	Wendy's	114 E. Walton St.	Willard	OH
2494		0179.03739.0875	Wendy's	321 Beall Ave.	Wooster	OH
2495		0179.03740.0875	Wendy's	3828 Burbank Rd.	Wooster	OH
2496		0179.03741.0986	Wenco HQ	400 Claremont Ave.	Ashland	OH
2497		0179.03742.0746	Saltgrass Steakhouse	2943 John Hawkins Parkway	Hoover	AL
2498		0179.03743.0143	BJ's Wholesale Club	200 John E. Devine Dr.	Manchester	NH
2499		0179.03744.0388	Harbor Freight Tools	4709 Milan Road	Sandusky	OH
2500		0179.03745.0746	Saltgrass Steakhouse	7497 Pinnacle Parkway	Covington	LA
2501		0179.03746.0288	E-Z Mart	1040 N Constitution Avenue	Ashdown	AR
2502		0179.03747.0288	E-Z Mart	6307 US Highway 59 S	Texarkana	TX
2503		0179.03748.0288	E-Z Mart	21 N Park Drive	Broken Bow	OK
2504		0179.03749.0288	E-Z Mart	14075 SE Highway 63	Talihina	OK
2505		0179.03750.0288	E-Z Mart	6420 State Highway 135 N	Kilgore	TX
2506		0179.03751.0288	E-Z Mart	3920 Jefferson Avenue	Texarkana	AR
2507		0179.03752.0288	E-Z Mart	510 Andrews Street	Andrews	TX
2508		0179.03753.0288	E-Z Mart	802 N Washington Avenue	Durant	OK
2509		0179.03754.0288	E-Z Mart	112 N Madden Street	Foreman	AR
2510		0179.03755.0288	E-Z Mart	9914 N. Hwy 259	Broken Bow	OK
2511		0179.03756.0288	E-Z Mart	901 US Hwy 59	Queen City	TX
2512		0179.03757.0288	E-Z Mart	400 S. Greer Blvd.	Pittsburg	TX
2513		0179.03758.0288	E-Z Mart	3108 S. 209th East Ave.	Broken Arrow	OK
2514		0179.03759.0288	E-Z Mart	8998 Hwy 70 West	Durant	OK
2515		0179.03760.0288	E-Z Mart	1501 Pine Tree Rd.	Longview	TX
2516		0179.03761.0288	E-Z Mart	201 NW Market St.	Red Oak	OK
2517		0179.03762.0288	E-Z Mart	257 E. New Boston Rd.	Nash	TX
2518		0179.03763.0288	E-Z Mart	1000 E. Main St.	Davis	OK
2519		0179.03764.0288	E-Z Mart	2910 East St.	Texarkana	AR
2520		0179.03765.0288	E-Z Mart	5400 N. State Line Avenue	Texarkana	AR
2521		0179.03766.0288	E-Z Mart	1502 Lincoln Road	Idabel	OK
2522		0179.03767.0288	E-Z Mart	3103 E. Hubbard Street	Mineral Wells	TX
2523		0179.03768.0288	E-Z Mart	505 US 425 S	Monticello	AR
2524		0179.03769.0288	E-Z Mart	1715 N. Nolan River Road	Cleburne	TX
2525		0179.03770.0288	E-Z Mart	500 W. Upshur Avenue	Gladewater	TX
2526		0179.03771.0288	E-Z Mart	1115 E. Jackson Street	Hugo	OK
2527		0179.03772.0288	E-Z Mart	601 West Broadway	Spiro	OK
2528		0179.03773.0288	E-Z Mart	1201 S. George Nigh Expressway	McAlester	OK
2529		0179.03774.0288	E-Z Mart	1095 N. Harrah Road	Harrah	OK
2530		0179.03775.0288	E-Z Mart	1591 Airport Road	Hot Springs	AR
2531		0179.03776.0288	E-Z Mart	1901 E. Arbrook Blvd.	Arlington	TX
2532		0179.03777.0288	E-Z Mart	3085 Clarksville St.	Paris	TX
2533		0179.03778.0288	E-Z Mart	1950 N. Leverett Ave.	Fayetteville	AR
2534		0179.03779.0288	E-Z Mart	1313 League Street S.	Sulphur Springs	TX
2535		0179.03780.0288	E-Z Mart	639 Pennsylvania Avenue	Hartshorne	OK
2536		0179.03781.0288	E-Z Mart	4600 Central Ave.	Hot Springs	AR
2537		0179.03782.0288	E-Z Mart	711 Hickory Street	Texarkana	AR
2538		0179.03783.0288	E-Z Mart	1910 Judson Road	Longview	TX
2539		0179.03784.0288	E-Z Mart	1321 Main Street	Little Rock	AR
2540		0179.03785.0288	E-Z Mart	301 W Edmond Road	Edmond	OK

36 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
2541		0179.03786.0288	E-Z Mart	1205 East Street	Texarkana	AR
2542		0179.03787.0288	E-Z Mart	913 E. 9th Street	Mountain Home	AR
2543		0179.03788.0288	E-Z Mart	320 E. Robinson Ave.	Springdale	AR
2544		0179.03789.0288	E-Z Mart	1030 Highway 201 N.	Mountain Home	AR
2545		0179.03790.0288	E-Z Mart	11724 Rainwood Road	Little Rock	AR
2546		0179.03791.0288	E-Z Mart	2124 W. Sunset Ave.	Springdale	AR
2547		0179.03792.0288	E-Z Mart	7402 Quaker Ave.	Lubbock	TX
2548		0179.03793.0288	E-Z Mart	760 Park Ave.	Hot Springs	AR
2549		0179.03794.0144	Big Lots	8563 Watson Road	Webster Groves	MO
2550		0179.03795.0589	Miller's Ale House	4474 N Harlem Avenue	Norridge	IL
2551		0179.03796.0746	Saltgrass Steakhouse	5899 TX-121	The Colony	TX
2552		0179.03798.0313	Express Oil Change	9990 Grapevine Highway	Hurst	TX
2553		0179.03799.0587	Mavis Discount Tire	600 Mall Boulevard	Brunswick	GA
2554		0179.03800.0587	Mavis Discount Tire	3700 Marietta Highway	Canton	GA
2555		0179.03801.0587	Mavis Discount Tire	7049 Ruffie Way	Midland	GA
2556		0179.03802.0587	Mavis Discount Tire	1409 East 16th Avenue	Cordele	GA
2557		0179.03803.0587	Mavis Discount Tire	2240 Peachtree Parkway	Cumming	GA
2558		0179.03804.0191	Cooper's Hawk	2307 E Lincoln Hwy	New Lenox	IL
2559		0179.03805.0587	Mavis Discount Tire	258 Middle County Road	Coram	NY
2560		0179.03806.0068	Arby's	414 Harkrider Ave.	Conway	AR
2561		0179.03807.0068	Arby's	9624 Rodney Parham Rd.	Little Rock	AR
2562		0179.03808.0068	Arby's	6611 Rogers Ave.	Fort Smith	AR
2563		0179.03809.0068	Arby's	100168 Hwy 412 W.	Siloam Springs	AR
2564		0179.03810.0068	Arby's	3020 Central Ave.	Hot Springs	AR
2565		0179.03811.0068	Arby's	1202 N. Walton Blvd.	Bentonville	AR
2566		0179.03813.0068	Arby's	10 Ryeland Dr.	Cabot	AR
2567		0179.03814.0068	Arby's	1263 W. Martin Luther King Blvd.	Fayetteville	AR
2568		0179.03815.0068	Arby's	2234 Fayetteville Rd.	Van Buren	AR
2569		0179.03816.0068	Arby's	800 South Kerr Blvd.	Sallisaw	OK
2570		0179.03817.0068	Arby's	917 West Center St.	Greenwood	AR
2571		0179.03818.0068	Arby's	220 E. Joyce Blvd.	Fayetteville	AR
2572		0179.03819.0068	Arby's	4560 E. Mccain Blvd.	North Little Rock	AR
2573		0179.03820.0068	Arby's	2704 S. Shackleford Rd.	Little Rock	AR
2574		0179.03821.0068	Arby's	615 Garden of the Gods Rd.	Colorado Springs	CO
2575		0179.03822.0068	Arby's	7010 Mesa Ridge Pkwy.	Fountain	CO
2576		0179.03823.0068	Arby's	4413 Centerplace Dr.	Greeley	CO
2577		0179.03824.0068	Arby's	2892 E State Street	Eagle	ID
2578		0179.03825.0068	Arby's	4515 S Noland Road	Independence	MO
2579		0179.03826.0068	Arby's	6780 Johnson Drive	Mission	KS
2580		0179.03827.0068	Arby's	1500 N 291 HWY	Harrisonville	MO
2581		0179.03828.0068	Arby's	520 Shanks Avenue	Kearney	MO
2582		0179.03829.0068	Arby's	1700 Prairie View Road	Platte City	MO
2583		0179.03830.0068	Arby's	514 Pawnee Street	Clinton	MO
2584		0179.03831.0068	Arby's	5930 SW Huntoon Street	Topeka	KS
2585		0179.03832.0068	Arby's	291 N Main Street	Lansing	KS
2586		0179.03833.0068	Arby's	20111 E Valley View Parkway	Independence	MO
2587		0179.03834.0068	Arby's	4841 N Oak Trafficway	Kansas City	MO
2588		0179.03835.0068	Arby's	405 McCall Road	Manhattan	KS
2589		0179.03836.0068	Arby's	1801 N Kickapoo Avenue	Shawnee	OK
2590		0179.03837.0068	Arby's	326 S Broadway	Edmond	OK
2591		0179.03838.0068	Arby's	1700 S Air Depot Blvd	Midwest City	OK
2592		0179.03839.0068	Arby's	6600 E Reno Avenue	Midwest City	OK
2593		0179.03840.0068	Arby's	400 N Mississippi Avenue	Ada	OK
2594		0179.03841.0068	Arby's	1300 N Janeway Avenue	Moore	OK
2595		0179.03842.0068	Arby's	1201 N. Main Street	Altus	OK
2596		0179.03843.0068	Arby's	101 NW Hwy 152	Mustang	OK
2597		0179.03844.0068	Arby's	2323 Williams Ave	Woodward	OK
2598		0179.03845.0068	Arby's	4002 NW Cache Road	Lawton	OK
2599		0179.03846.0068	Arby's	3200 W Robinson Street	Norman	OK
2600		0179.03847.0068	Arby's	905 E Main Street	Weatherford	OK
2601		0179.03848.0068	Arby's	2324 East Noble Avenue	Guthrie	OK
2602		0179.03849.0068	Arby's	13300 N. Pennsylvania Ave	Oklahoma City	OK
2603		0179.03850.0068	Arby's	1813 S Telephone Rd	Moore	OK
2604		0179.03851.0068	Arby's	901 NW 32nd Street	Newcastle	OK
2605		0179.03852.0068	Arby's	2700 12th Ave NW	Ardmore	OK
2606		0179.03854.0068	Arby's	14317 NE 23rd Street	Choctaw	OK
2607		0179.03855.0068	Arby's	2715 N Broadway	Pittsburg	KS
2608		0179.03856.0068	Arby's	1419 North Highway 62/65	Harrison	AR
2609		0179.03857.0068	Arby's	713 McCroskey Street	Nixa	MO
2610		0179.03858.0068	Arby's	2421 Mid-America Industrial Dr	Boonville	MO
2611		0179.03859.0068	Arby's	702 S Neosho Blvd.	Neosho	MO
2612		0179.03860.0068	Arby's	5779 Hwy 54	Osage Beach	MO

37 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
2613		0179.03861.0068	Arby's	4021 Lindell Blvd.	St. Louis	MO
2614		0179.03862.0068	Arby's	3973 Lemay Ferry Road	Mehlville	MO
2615		0179.03863.0068	Arby's	1800 Troy Road	Edwardsville	IL
2616		0179.03864.0068	Arby's	1302 South State Street	Jerseyville	IL
2617		0179.03865.0068	Arby's	5509 Godfrey Road	Godfrey	IL
2618		0179.03866.0068	Arby's	3 Corvette Drive	Litchfield	IL
2619		0179.03867.0068	Arby's	1535 S Denmark Rd	Union	MO
2620		0179.03868.0068	Arby's	721 Veterans Parkway	Vandalia	IL
2621		0179.03869.0068	Arby's	4909 S Yale Ave	Tulsa	OK
2622		0179.03870.0068	Arby's	1025 E Dewey Avenue	Sapulpa	OK
2623		0179.03871.0068	Arby's	120 E 2nd Street	Sand Springs	OK
2624		0179.03872.0068	Arby's	2540 E Kenosha Street	Broken Arrow	OK
2625		0179.03873.0068	Arby's	4027 S Garnett Road	Tulsa	OK
2626		0179.03874.0068	Arby's	10118 S Memorial Drive	Tulsa	OK
2627		0179.03875.0068	Arby's	850 W Will Rogers Boulevard	Claremore	OK
2628		0179.03876.0068	Arby's	4335 Southwest Blvd	Tulsa	OK
2629		0179.03877.0068	Arby's	503 S 32nd Street	Muskogee	OK
2630		0179.03878.0068	Arby's	9101 S Yale Ave.	Tulsa	OK
2631		0179.03879.0068	Arby's	41 W 141st Street	Glenpool	OK
2632		0179.03880.0068	Arby's	1302 W Cherokee Street	Wagoner	OK
2633		0179.03881.0068	Arby's	5980 S 49th W Ave.	Tulsa	OK
2634		0179.03882.0068	Arby's	3325 S Elm Pl.	Broken Arrow	OK
2635		0179.03883.0068	Arby's	501 West 11th Street	Coffeyville	KS
2636		0179.03884.0068	Arby's	4308 E Harry Street	Wichita	KS
2637		0179.03885.0068	Arby's	910 E 30th Ave.	Hutchinson	KS
2638		0179.03886.0068	Arby's	3501 Vine Street	Hays	KS
2639		0179.03887.0068	Arby's	1321 N. Summit Street	Arkansas City	KS
2640		0179.03888.0068	Arby's	640 N. Rock Road	Derby	KS
2641		0179.03889.0068	Arby's	8900 W. Central Ave.	Wichita	KS
2642		0179.03890.0068	Arby's	1707 W Central Ave.	El Dorado	KS
2643		0179.03891.0068	Arby's	1423 E 11th St	Hutchinson	KS
2644		0179.03892.0068	Arby's	3730 N Maize Rd.	Wichita	KS
2645		0179.03893.0068	Arby's	1707 Lincoln Street	Concordia	KS
2646		0179.03894.0068	Arby's	910 Echo Hills Drive	Park City	KS
2647		0179.03895.0693	Sleep Number	6465 Sawmill Road	Dublin	OH
2648		0179.03896.0419	Joe Hudson's Collision Center	7010 Champion Blvd.	Birmingham	AL
2649		0179.03897.0313	Express Oil Change	6525 Highway 431 S	Hampton Cove	AL
2650		0179.03899.0388	Harbor Freight Tools	2707 West Walnut St.	Rogers	AR
2651		0179.03900.0388	Harbor Freight Tools	1484 East Florence Blvd.	Casa Grande	AZ
2652		0179.03901.0388	Harbor Freight Tools	1824 West U.S. Hwy 90	Lake City	FL
2653		0179.03902.0388	Harbor Freight Tools	30990 U.S. Hwy 19 North	Palm Harbor	FL
2654		0179.03903.0388	Harbor Freight Tools	515 U.S. Hwy 27 North	Sebring	FL
2655		0179.03904.0388	Harbor Freight Tools	3652 E Grand River Avenue	Howell	MI
2656		0179.03905.0388	Harbor Freight Tools	1448 N High Street	Hillsboro	OH
2657		0179.03906.0388	Harbor Freight Tools	6260 E Main Street	Reynoldsburg	OH
2658		0179.03907.0388	Harbor Freight Tools	4130 Mall Drive	Steubenville	OH
2659		0179.03908.0388	Harbor Freight Tools	7995 Towne Park Drive	Troy	OH
2660		0179.03909.0388	Harbor Freight Tools	1756 North Road SE	Warren	OH
2661		0179.03910.0388	Harbor Freight Tools	2770 Maple Avenue	Zanesville	OH
2662		0179.03912.0603	Mister Car Wash	1822 Main Street	Colorado Springs	CO
2663		0179.03913.0677	PetSuites	8084 McGinnis Ferry Rd	Suwanee	GA
2664		0179.03914.0255	Dave & Buster's	10209 Estuary Lakes Drive	Tampa	FL
2665		0179.03916.0313	Express Oil Change	1339 Joliet Street	Dyer	IN
2666		0179.03917.0201	Caliber Collision	4309 United Pky	Schiller Park	IL
2667		0179.03918.0201	Caliber Collision	701 Frontenac Rd	Naperville	IL
2668		0179.03919.0201	Caliber Collision	479 River Rd	Naperville	IL
2669		0179.03920.0128	Belle Tire	4431 Franklin St.	Michigan City	IN
2670		0179.03921.0128	Belle Tire	815 Joe Mann Blvd	Midland	MI
2671		0179.03922.0128	Belle Tire	1056 S. Main Street	Lapeer	MI
2672		0179.03923.0128	Belle Tire	8624 W. Saginaw Hwy	Lansing	MI
2673		0179.03924.0128	Belle Tire	5270 Harvey Street	Muskegon	MI
2674		0179.03925.0128	Belle Tire	1204 E Pickard Street	Mt. Pleasant	MI
2675		0179.03926.0128	Belle Tire	39931 8 Mile Road	Northville	MI
2676		0179.03933.0587	Mavis Discount Tire	1798 North Hercules Avenue	Clearwater	FL
2677		0179.03934.0197	Camping World	3750 Auto Mall Drive	Anderson	CA
2678		0179.03935.0197	Camping World	4901 S. Anderson Road	Oklahoma City	OK
2679		0179.03936.0197	Camping World	303 Sheek Road	Greenwood	IN
2680		0179.03937.0197	Camping World	1615 Loop 289 South	Lubbock	TX
2681		0179.03938.0197	Camping World	2961 Ross Circle	Dothan	AL
2682		0179.03940.0197	Camping World	7400 State Road 60 E	Bartow	FL
2683		0179.03941.0197	Camping World	11963 Jefferson Ave	Newport News	VA
2684		0179.03942.0603	Mister Car Wash	307 E. Bellevue Rd.	Atwater	CA

38 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
2685		0179.03943.0603	Mister Car Wash	1740 Hatch Rd.	Ceres	CA
2686		0179.03944.0603	Mister Car Wash	1230 E. Pacheco Blvd.	Los Banos	CA
2687		0179.03945.0603	Mister Car Wash	1050 South Airport Wy.	Manteca	CA
2688		0179.03946.0603	Mister Car Wash	1800 West Olive Ave.	Merced	CA
2689		0179.03947.0603	Mister Car Wash	4120 Dale Rd.	Modesto	CA
2690		0179.03948.0603	Mister Car Wash	3520 McHenry Ave.	Modesto	CA
2691		0179.03949.0603	Mister Car Wash	945 Sperry Ave.	Patterson	CA
2692		0179.03950.0603	Mister Car Wash	1725 West 11th St.	Tracy	CA
2693		0179.03951.0388	Harbor Freight Tools	12060 Standiford Plaza Drive	Louisville	KY
2694		0179.03952.0999	Service First Automotive	2330 Rayford Road	Spring	TX
2695		0179.03954.0474	KFC	8055 US Highway 42	Florence	KY
2696		0179.03955.0474	KFC	4020 Rhodes Ave	New Boston	OH
2697		0179.03956.0474	KFC	1458 S Court Street	Circleville	OH
2698		0179.03958.0474	KFC	301 Chillicothe Avenue	Hillsboro	OH
2699		0179.03959.0474	KFC	1048 Western Avenue	Chillicothe	OH
2700		0179.03960.0474	KFC	839 Delaware Avenue	Marysville	OH
2701		0179.03961.0474	KFC	700 Trenton Avenue	Findlay	OH
2702		0179.03962.0474	KFC	127 E Main St	Wilmington	OH
2703		0179.03963.0474	KFC	5065 Sunny Acres	Taylor Mill	KY
2704		0179.03964.0406	Herc Rentals	707 E 16th Street	Kansas City	MO
2705		0179.03965.0351	Floor & Decor	4936 Pan American East Fwy NE	Albuquerque	NM
2706		0179.03966.0128	Belle Tire	1490 W Main Street	Gaylord	MI
2707		0179.03967.0313	Express Oil Change	2890 Derita Road	Concord	NC
2708		0179.03968.0442	Jack's	11330 AL-157 Highway	Moulton	AL
2709		0179.03969.0442	Jack's	30577 AL-278 Highway	Addison	AL
2710		0179.03971.0201	Caliber Collision	20955 Taft Street	Pembroke Pines	FL
2711		0179.03972.0201	Caliber Collision	5401 Blackhorse Pike	Turnersville	NJ
2712		0179.03973.0201	Caliber Collision	1740 Commerce Drive	Mansfield	TX
2713		0179.03974.0587	Mavis Discount Tire	1808 Main St.	Dunedin	FL
2714		0179.03975.0128	Belle Tire	10851 Windfall Place	Camby	IN
2715		0179.03976.0128	Belle Tire	2450 Merchant Mile	Columbus	IN
2716		0179.03977.0128	Belle Tire	328 E. Martindale Drive	Greenfield	IN
2717		0179.03978.0191	Cooper's Hawk	5220 Cornerstone North Blvd.	Centerville	OH
2718		0179.03979.0197	Camping World	5201 S Interstate 35 W	Alvarado	TX
2719		0179.03980.0201	Caliber Collision	4135 Morsay Drive	Rockford	IL
2720		0179.03981.0474	KFC	816 E. Main Street	Jackson	OH
2721		0179.03982.0388	Harbor Freight Tools	4740 South Decatur	Las Vegas	NV
2722		0179.03983.0388	Harbor Freight Tools	433 West Lake Mead Parkway	Henderson	NV
2723		0179.03984.0388	Harbor Freight Tools	8922 N. State Route 66	Defiance	OH
2724		0179.03989.0756	Sonic	2702 Airport Road	Dalton	GA
2725		0179.03990.0756	Sonic	625 North Third Avenue	Chatsworth	GA
2726		0179.03991.0128	Belle Tire	198 Marlin Dr.	Greenwood	IN
2727		0179.03992.0128	Belle Tire	11361 E. Washington St	Cumberland	IN
2728		0179.03993.0419	Joe Hudson's Collision Center	6531 Highway 431 S	Hampton Cove	AL
2729		0179.03994.0419	Joe Hudson's Collision Center	16632 GA-67	Statesboro	GA
2730		0179.03995.0198	Captain D's	3326 W Capitol Drive	Milwaukee	WI
2731		0179.03996.0201	Caliber Collision	1098 Ranier Drive	Altamonte Springs	FL
2732		0179.03997.0981	TopGolf	1020 Greenwood Blvd	Lake Mary	FL
2733		0179.03998.0128	Belle Tire	2708 E Main Street	Plainfield	IN
2734		0179.03999.0166	Boot Barn	18500 Lyndon B Johnson Fwy	Mesquite	TX
2735		0179.04000.0587	Mavis Discount Tire	4975 Lanier Island Parkway	Buford	GA
2736		0179.04001.0198	Captain D's	1608 E Jackson St	Thomasville	GA
2737		0179.04002.0198	Captain D's	1200 1st Ave SE	Moultrie	GA
2738		0179.04003.0587	Mavis Discount Tire	308 S Columbia Avenue	Rincon	GA
2739		0179.04005.0466	Kent Kwik	2315 Front Street	Midland	TX
2740		0179.04006.0466	Kent Kwik	10173 West University Blvd.	Odessa	TX
2741		0179.04007.0603	Mister Car Wash	3119 Howland Blvd	Deltona	FL
2742		0179.04008.0603	Mister Car Wash	3353 Columbia Blvd	Titusville	FL
2743		0179.04009.0128	Belle Tire	5219 E Southport Road	Indianapolis	IN
2744		0179.04010.0128	Belle Tire	6015 Perry Worth Road	Whitestown	IN
2745		0179.04011.0587	Mavis Discount Tire	8653 Hiram Acworth Hwy	Dallas	GA
2746		0179.04012.0633	Ollie's Bargain Outlet	8804 Pulaski Highway	Baltimore	MD
2747		0179.04014.0633	Ollie's Bargain Outlet	21300 Signal Hill Plaza	Sterling	VA
2748		0179.04016.0633	Ollie's Bargain Outlet	6547 Sawmill Road	Dublin	OH
2749		0179.04017.0633	Ollie's Bargain Outlet	655 E Jubal Early Avenue	Winchester	VA
2750		0179.04018.0633	Ollie's Bargain Outlet	2412 S Stemmons Freeway	Lewisville	TX
2751		0179.04019.0633	Ollie's Bargain Outlet	516 Howe Ave	Cuyahoga Falls	OH
2752		0179.04020.0633	Ollie's Bargain Outlet	1335 E 79th Ave	Merrillville	IN
2753		0179.04021.0633	Ollie's Bargain Outlet	5700 Johnston St	Lafayette	LA
2754		0179.04023.0633	Ollie's Bargain Outlet	1717 Montgomery Highway	Hoover	AL
2755		0179.04024.0128	Belle Tire	2120 S Liberty Drive	Bloomington	IN
2756		0179.04025.0198	Captain D's	13016 US Highway 301	Dade City	FL

39 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
2757		0179.04026.0313	Express Oil Change	3735 Ambassador Caffery Pkwy	Lafayette	LA
2758		0179.04027.0313	Express Oil Change	2964 Johnston Street	Lafayette	LA
2759		0179.04028.0147	Bob's Discount Furniture	2420 East Springs Drive	Madison	WI
2760		0179.04029.0128	Belle Tire	2150 Anderson Road	Petoskey	MI
2761		0179.04030.0128	Belle Tire	8200 Louisiana Street	Merrillville	IN
2762		0179.04031.0603	Mister Car Wash	930 West 16th Street	Merced	CA
2763		0179.04032.0197	Camping World	9420 Sandifur Parkway	Pasco	WA
2764		0179.04033.0201	Caliber Collision	14306 Hunters Road	Huntersville	NC
2765		0179.04034.0329	Fikes Wholesale	813 N Ferdon Blvd	Crestview	FL
2766		0179.04035.0329	Fikes Wholesale	735 Martin Luther King Jr Blvd	Fort Walton Beach	FL
2767		0179.04036.0329	Fikes Wholesale	91 Beal Parkway NW	Fort Walton Beach	FL
2768		0179.04037.0329	Fikes Wholesale	1007 North WS Young Drive	Killeen	TX
2769		0179.04038.0329	Fikes Wholesale	1917 Bell Street	Amarillo	TX
2770		0179.04039.0128	Belle Tire	9535 Pendleton Pike	Lawrence	IN
2771		0179.04040.0042	Ahern Rentals	25 E 900 N	Richfield	UT
2772		0179.04041.0042	Ahern Rentals	1655 El Camino Ave.	Sacramento	CA
2773		0179.04042.0042	Ahern Rentals	955 Valley St.	Colorado Springs	CO
2774		0179.04043.0406	Herc Rentals	9 Belden Rd.	Bloomfield	CT
2775		0179.04044.0042	Ahern Rentals	4310 E. Columbus Dr.	Tampa	FL
2776		0179.04045.0042	Ahern Rentals	4174 Jiles Rd NW	Kennesaw	GA
2777		0179.04046.0042	Ahern Rentals	350 N James St	Kansas City	KS
2778		0179.04047.0042	Ahern Rentals	2501 Westinghouse Blvd	Charlotte	NC
2779		0179.04048.0042	Ahern Rentals	3800 N Patterson Ave	Winston Salem	NC
2780		0179.04049.0042	Ahern Rentals	3120 Pan American Fwy NE	Albuquerque	NM
2781		0179.04050.0042	Ahern Rentals	25 Brook Ave.	Deer Park	NY
2782		0179.04051.0042	Ahern Rentals	4701 S Rockwell St.	Oklahoma City	OK
2783		0179.04052.0042	Ahern Rentals	631 Buckner Road	Columbia	SC
2784		0179.04053.0042	Ahern Rentals	1301 Gail Borden Place	El Paso	TX
2785		0179.04054.0042	Ahern Rentals	100 Fellows Road	Houston	TX
2786		0179.04055.0042	Ahern Rentals	1450 S Loop 12	Irving	TX
2787		0179.04056.0042	Ahern Rentals	400 N Stemmons FWY	Lake Dallas	TX
2788		0179.04057.0042	Ahern Rentals	3102 Avenue B	Lubbock	TX
2789		0179.04058.0042	Ahern Rentals	1507 Interstate 35 S	Waco	TX
2790		0179.04059.0042	Ahern Rentals	428 N 800 W	Cedar City	UT
2791		0179.04060.0042	Ahern Rentals	1890 S 500 W	Salt Lake City	UT
2792		0179.04061.0042	Ahern Rentals	16632 Smokey Point Blvd	Arlington	WA
2793		0179.04062.0042	Ahern Rentals	1108 54th Avenue E	Fife	WA
2794		0179.04063.0397	Gateway Truck & Refrigeration	3516 Ten Point Lane	Franksville	WI
2795		0179.04065.0345	At Home	335 North Academy Blvd.	Colorado Springs	CO
2796		0179.04066.0345	At Home	3003 West Vine Street	Kissimmee	FL
2797		0179.04067.0345	At Home	1287 Central Park Drive	O'Fallon	IL
2798		0179.04069.0587	Mavis Discount Tire	3765 Concord Pkwy S	Concord	NC
2799		0179.04071.0388	Harbor Freight Tools	14345 Firestone Blvd	La Mirada	CA
2800		0179.04072.0388	Harbor Freight Tools	7635 Sepulveda Blvd	Van Nuys	CA
2801		0179.04076.0201	Caliber Collision	515 Park Street	Belmont	NC
2802		0179.04077.0419	Joe Hudson's Collision Center	8927 US Highway 19	Port Richey	FL
2803		0179.04078.0587	Mavis Discount Tire	463697 SR 200	Yulee	FL
2804		0179.04079.0388	Harbor Freight Tools	331 Emilio Lopez Road NW	Los Lunas	NM
2805		0179.04080.0361	Gerber Collision	4200 Main Street	Kansas City	MO
2806		0179.04081.0587	Mavis Discount Tire	5212 Walkertown Commons Circle	Walkertown	NC
2807		0179.04082.0860	Walgreens	9202 Lawyers Road	Mint Hill	NC
2808		0179.04083.0860	Walgreens	6848 Albemarle Road	Charlotte	NC
2809		0179.04084.0388	Harbor Freight Tools	3300 N US Highway 281	Marble Falls	TX
2810		0179.04085.0361	Gerber Collision	1700 Mason Avenue	Daytona Beach	FL
2811		0179.04087.0587	Mavis Discount Tire	2930 N Center Street	Hickory	NC
2812		0179.04088.0642	Sonny's BBQ	4731 Commercial Way	Spring Hill	FL
2813		0179.04089.0642	Sonny's BBQ	1845 SW College Road	Ocala	FL
2814		0179.04090.0642	Sonny's BBQ	4102 East Silver Springs Blvd	Ocala	FL
2815		0179.04091.0642	Sonny's BBQ	15935 NW US Hwy 441	Alachua	FL
2816		0179.04092.0642	Sonny's BBQ	2684 W. County Road 48	Bushnell	FL
2817		0179.04093.0642	Sonny's BBQ	5239 SE Abshier Blvd.	Belleview	FL
2818		0179.04094.0642	Sonny's BBQ	12719 Atlantic Blvd	Jacksonville	FL
2819		0179.04095.0642	Sonny's BBQ	1976 Kingsley Ave.	Orange Park	FL
2820		0179.04096.0642	Sonny's BBQ	12485 San Jose Blvd	Jacksonville	FL
2821		0179.04097.0587	Mavis Discount Tire	650 Douglas Rd. E.	Oldsmar	FL
2822		0179.04098.0677	PetSuites	9420 Seatonville Road	Louisville	KY
2823		0179.04099.0474	KFC	4441 Cane Run Road	Louisville	KY
2824		0179.04100.0474	KFC	10103 Dixie Highway	Louisville	KY
2825		0179.04101.0474	KFC	5462 New Cut Rd	Louisville	KY
2826		0179.04102.0474	KFC	10224 Taylorsville Rd	Louisville	KY
2827		0179.04103.0474	KFC	1426 E 10th Street	Jeffersonville	IN
2828		0179.04104.0474	KFC	1445 E. National HWY	Washington	IN

40 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
2829		0179.04105.0474	KFC	1425 James Avenue	Bedford	IN
2830		0179.04106.0474	KFC	2124 State St	New Albany	IN
2831		0179.04107.0474	KFC	4301 Charlestown Rd	New Albany	IN
2832		0179.04108.0474	KFC	401 Clifty Drive	Madison	IN
2833		0179.04109.0474	KFC	1850 N. State St.	North Vernon	IN
2834		0179.04110.0474	KFC	1307 Memorial Dr.	Chicopee	MA
2835		0179.04111.0143	BJ's Wholesale Club	901 Technology Center Drive	Stoughton	MA
2836		0179.04112.0143	BJ's Wholesale Club	777 Washington Street	Auburn	MA
2837		0179.04113.0603	Mister Car Wash	970 W. El Monte Way	Dinuba	CA
2838		0179.04114.0603	Mister Car Wash	1981 W. Lacey Blvd.	Hanford	CA
2839		0179.04115.0603	Mister Car Wash	600 S. Jaye St.	Porterville	CA
2840		0179.04116.0603	Mister Car Wash	469 N. 11th Ave.	Hanford	CA
2841		0179.04117.0603	Mister Car Wash	1085 W. Henderson Ave.	Porterville	CA
2842		0179.04118.0603	Mister Car Wash	1620 Hillman Ave.	Tulare	CA
2843		0179.04119.0603	Mister Car Wash	1925 Cecil Ave.	Delano	CA
2844		0179.04120.0128	Belle Tire	13365 Britton Park Road	Fishers	IN
2845		0179.04121.0128	Belle Tire	318 E. Northfield Drive	Brownsburg	IN
2846		0179.04122.0587	Mavis Discount Tire	119 Mariner Blvd	Spring Hill	FL
2847		0179.04123.0044	America's Auto Auction	4700 Groveport Rd	Obetz	OH
2848		0179.04124.0388	Harbor Freight Tools	3770 Wilder Road	Bay City	MI
2849		0179.04125.0041	Allsup's	1100 East Sanger	Hobbs	NM
2850		0179.04126.0041	Allsup's	1032 West 2nd Street	Portales	NM
2851		0179.04127.0041	Allsup's	2810 Lovington Hwy	Hobbs	NM
2852		0179.04128.0041	Allsup's	3480 Hwy 377 S	Brownwood	TX
2853		0179.04129.0041	Allsup's	4526 Pine Street	Abilene	TX
2854		0179.04130.0041	Allsup's	2205 Conrad Hilton Ave.	Cisco	TX
2855		0179.04131.0041	Allsup's	1608 S. Main St.	Lovington	NM
2856		0179.04132.0041	Allsup's	810 Ave. D	Lovington	NM
2857		0179.04133.0041	Allsup's	500 East Wise St.	Bowie	TX
2858		0179.04134.0041	Allsup's	316 N. Marland Blvd.	Hobbs	NM
2859		0179.04135.0041	Allsup's	100 E. Marland St.	Hobbs	NM
2860		0179.04136.0041	Allsup's	302 North 15th St.	Canyon	TX
2861		0179.04137.0041	Allsup's	3500 North Prince Street	Clovis	NM
2862		0179.04138.0041	Allsup's	3200 Lamesa Highway	Snyder	TX
2863		0179.04139.0041	Allsup's	600 W. Lone Star Street	Silverton	TX
2864		0179.04140.0041	Allsup's	2881 North Texas Highway 214	Denver City	TX
2865		0179.04141.0041	Allsup's	2302 Texas Street	Carlsbad	NM
2866		0179.04142.0041	Allsup's	1910 West Main Street	Artesia	NM
2867		0179.04143.0041	Allsup's	920 West Mermod Street	Carlsbad	NM
2868		0179.04144.0041	Allsup's	1411 W US Highway 60	Friona	TX
2869		0179.04145.0041	Allsup's	150 East South Loop	Stephenville	TX
2870		0179.04146.0041	Allsup's	907 North Austin Street	Comanche	TX
2871		0179.04147.0041	Allsup's	3220 National Parks Hwy	Carlsbad	NM
2872		0179.04148.0041	Allsup's	1600 NW Parkway	Azle	TX
2873		0179.04149.0041	Allsup's	2021 N Prince St.	Clovis	NM
2874		0179.04150.0041	Allsup's	2310 Barrow Street	Abilene	TX
2875		0179.04151.0041	Allsup's	2501 N Main Street	Roswell	NM
2876		0179.04152.0041	Allsup's	4400 Ridgecrest Drive	Rio Rancho	NM
2877		0179.04153.0041	Allsup's	1899 Saint Michaels Drive	Santa Fe	NM
2878		0179.04154.0041	Allsup's	2 Vista Del Monte	Santa Fe	NM
2879		0179.04155.0041	Allsup's	2101 Stamford Street	Abilene	TX
2880		0179.04156.0041	Allsup's	514 N Main St	San Angelo	TX
2881		0179.04157.0041	Allsup's	2725 W Washington St	Stephenville	TX
2882		0179.04158.0041	Allsup's	1489 US Highway 82	Plains	TX
2883		0179.04159.0041	Allsup's	404 W 5th St	Plainview	TX
2884		0179.04160.0041	Allsup's	805 E 2nd St	Clarendon	TX
2885		0179.04161.0041	Allsup's	8222 US Highway 87 N	San Angelo	TX
2886		0179.04162.0313	Express Oil Change	9697 Ford Avenue	Richmond Hill	GA
2887		0179.04163.0198	Captain D's	915 Martin St S	Pell City	AL
2888		0179.04164.0587	Mavis Discount Tire	328 Hempstead Turnpike	West Hempstead	NY
2889		0179.04166.0128	Belle Tire	2100 S State Road 46	Terre Haute	IN
2890		0179.04167.0128	Belle Tire	4713 Meijer Court	Lafayette	IN
2891		0179.04168.0128	Belle Tire	2626 US Highway 52 W	West Lafayette	IN
2892		0179.04169.0313	Express Oil Change	33035 Tamina Road	Magnolia	TX
2893		0179.04170.0313	Express Oil Change	180 S Watters Rd	Allen	TX
2894		0179.04171.0419	Joe Hudson's Collision Center	11400 Westport Road	Louisville	KY
2895		0179.04172.0442	Jack's	1490 State Street	Greensboro	AL
2896		0179.04173.0442	Jack's	5306 Tammy Little Drive	Section	AL
2897		0179.04174.0313	Express Oil Change	5212 E. Baseline Road	Gilbert	AZ
2898		0179.04175.0313	Express Oil Change	13928 N. 83rd Avenue	Peoria	AZ
2899		0179.04176.0313	Express Oil Change	1325 W. Warner Road	Tempe	AZ
2900		0179.04177.0633	Ollie's Bargain Outlet	4943 Valley View Boulevard NW	Roanoke	VA

41 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
2901		0179.04181.0361	Gerber Collision	802 Bascomb Commercial Parkway	Woodstock	GA
2902		0179.04182.0313	Express Oil Change	206 Greenhill Blvd. NW	Fort Payne	AL
2903		0179.04183.0313	Express Oil Change	500 Airport Rd S	Jasper	AL
2904		0179.04184.0313	Express Oil Change	2101 Moody Pkwy	Moody	AL
2905		0179.04185.0313	Express Oil Change	4496 Montevallo Rd.	Birmingham	AL
2906		0179.04186.0313	Express Oil Change	1282 Oak Grove Road	Birmingham	AL
2907		0179.04187.0313	Express Oil Change	10 N. Norton Avenue	Sylacauga	AL
2908		0179.04190.0191	Cooper's Hawk	8696 E US Hwy 36	Avon	IN
2909		0179.04191.0361	Gerber Collision	6815 Pensacola Blvd	Pensacola	FL
2910		0179.04192.0419	Joe Hudson's Collision Center	4990 AL-157	Cullman	AL
2911		0179.04193.0852	Service King	311 N Halsted Street	Chicago Heights	IL
2912		0179.04194.0852	Service King	12130 S Cicero Avenue	Alsip	IL
2913		0179.04195.0852	Service King	10714 163rd Place	Orland Park	IL
2914		0179.04196.0852	Service King	7300 Duvan Drive	Tinley Park	IL
2915		0179.04197.0852	Service King	9606 Indianapolis Blvd	Highland	IN
2916		0179.04198.0852	Service King	2500 Indianapolis Blvd	Schererville	IN
2917		0179.04199.0198	Captain D's	2 Recreation Drive	Oxford	AL
2918		0179.04200.0201	Caliber Collision	501 W. McGalliard Road	Muncie	IN
2919		0179.04201.0042	Ahern Rentals	9650 W. Roosevelt Street	Tolleson	AZ
2920		0179.04202.0042	Ahern Rentals	28261 Highway 74	Menifee	CA
2921		0179.04204.0042	Ahern Rentals	821 N Rice Ave	Oxnard	CA
2922		0179.04205.0042	Ahern Rentals	5478 Washington St	Denver	CO
2923		0179.04206.0042	Ahern Rentals	6080 Frontage Road	Forest Park	GA
2924		0179.04207.0042	Ahern Rentals	2075 Griffin Street	Carlin	NV
2925		0179.04208.0042	Ahern Rentals	2902 E Alexander Road	North Las Vegas	NV
2926		0179.04210.0042	Ahern Rentals	2506 Yonkers Road	Raleigh	NC
2927		0179.04211.0042	Ahern Rentals	3621 Silver Dollar Circle	Austin	TX
2928		0179.04212.0042	Ahern Rentals	6301 W University Dr	McKinney	TX
2929		0179.04216.0042	Ahern Rentals	1550 4th Street	Harvey	LA
2930		0179.04218.0466	Kent Kwik	3310 West Wall Street	Midland	TX
2931		0179.04219.0466	Kent Kwik	4701 Briarwood Ave	Midland	TX
2932		0179.04220.0875	Wendy's	278 Richmond Hill	West Helena	AR
2933		0179.04221.0875	Wendy's	2023 E. Madison Avenue	Bastrop	LA
2934		0179.04222.0875	Wendy's	132 Hwy 65 South	Tallulah	LA
2935		0179.04223.0875	Wendy's	1004 Sterlington Rd	Monroe	LA
2936		0179.04224.0875	Wendy's	3324 Front St	Winnsboro	LA
2937		0179.04225.0875	Wendy's	7818 Desiard Street	Monroe	LA
2938		0179.04226.0875	Wendy's	5796 North Market St	Shreveport	LA
2939		0179.04227.0875	Wendy's	4750 Highway 18	Jackson	MS
2940		0179.04228.0875	Wendy's	5581 I 55 South	Byram	MS
2941		0179.04229.0875	Wendy's	1955 Highway 15 N	Laurel	MS
2942		0179.04230.0875	Wendy's	7001 Old Canton Rd	Ridgeland	MS
2943		0179.04231.0875	Wendy's	651 Highway 6 E	Batesville	MS
2944		0179.04232.0875	Wendy's	7114 Highway 45 Alt N	West Point	MS
2945		0179.04233.0875	Wendy's	105 Plaza Drive Ext	Flowood	MS
2946		0179.04234.0875	Wendy's	398 Main St	Philadelphia	MS
2947		0179.04235.0875	Wendy's	10 Orme Dr	Vicksburg	MS
2948		0179.04236.0875	Wendy's	101 Alabama Street	Columbus	MS
2949		0179.04237.0875	Wendy's	1001 Highway 90	Bay Saint Louis	MS
2950		0179.04238.0875	Wendy's	1302 Highway 35 South	Forest	MS
2951		0179.04239.0875	Wendy's	155 Market Place	Hazlehurst	MS
2952		0179.04240.0875	Wendy's	2435 West Main Street	Tupelo	MS
2953		0179.04241.0875	Wendy's	2001 Eddy Street	Hattiesburg	MS
2954		0179.04242.0875	Wendy's	232 Jerry Clower Blvd.	Yazoo City	MS
2955		0179.04243.0875	Wendy's	801 Highway 72 East	Corinth	MS
2956		0179.04244.0875	Wendy's	515 Highway 98 Bypass	Columbia	MS
2957		0179.04245.0875	Wendy's	826 E. County Line Road	Ridgeland	MS
2958		0179.04246.0875	Wendy's	623 S. State Street	Clarksdale	MS
2959		0179.04247.0875	Wendy's	368 S Gloster Street	Tupelo	MS
2960		0179.04248.0875	Wendy's	1104 Highway 82 East	Indianola	MS
2961		0179.04249.0875	Wendy's	1051 E Frontage Rd	Wiggins	MS
2962		0179.04250.0875	Wendy's	163 Hwy 15 North	Pontotoc	MS
2963		0179.04251.0875	Wendy's	2705 N. Hills Street	Meridian	MS
2964		0179.04252.0875	Wendy's	3324 N Gloster Street	Tupelo	MS
2965		0179.04253.0875	Wendy's	325 Highway 15 South	Louisville	MS
2966		0179.04254.0875	Wendy's	906 North 2nd Street	Booneville	MS
2967		0179.04256.0875	Wendy's	3421 Denny Avenue	Pascagoula	MS
2968		0179.04257.0875	Wendy's	6533 Highway 63	Moss Point	MS
2969		0179.04258.0875	Wendy's	1585 Mary Vance Loop	Holly Springs	MS
2970		0179.04259.0875	Wendy's	6 Lake Forgetful Drive	Hattiesburg	MS
2971		0179.04261.0875	Wendy's	310 S. Pearson Road	Pearl	MS
2972		0179.04263.0454	Jiffy Lube	8301 Phoenix Avenue	Fort Smith	AR

42 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
2973		0179.04264.0454	Jiffy Lube	1403 SE Eagle Way	Bentonville	AR
2974		0179.04265.0454	Jiffy Lube	881 Oak Grove Road	Springdale	AR
2975		0179.04266.0454	Jiffy Lube	1745 Bradford Ln	Normal	IL
2976		0179.04267.0454	Jiffy Lube	11875 Kreutzer Road	Huntley	IL
2977		0179.04268.0454	Jiffy Lube	491 South Peace Road	Sycamore	IL
2978		0179.04269.0454	Jiffy Lube	4085 Lexington Road	Nicholasville	KY
2979		0179.04270.0454	Jiffy Lube	2902 E 20th Street	Joplin	MO
2980		0179.04271.0454	Jiffy Lube	3510 W Sunshine Street	Springfield	MO
2981		0179.04272.0454	Jiffy Lube	325 Market Place Dr.	Rochester	NY
2982		0179.04273.0454	Jiffy Lube	4950 Southwestern Boulevard	Hamburg	NY
2983		0179.04274.0454	Jiffy Lube	1268 E Ridge Road	Irondequoit	NY
2984		0179.04275.0454	Jiffy Lube	3203 W College Avenue	Grand Chute	WI
2985		0179.04276.0454	Jiffy Lube	1225 Commons Circle	Plover	WI
2986		0179.04277.0454	Jiffy Lube	3321 Market Lane	Somers (Kenosha)	WI
2987		0179.04278.0454	Jiffy Lube	1766 W Lane Rd	Machesney Park	IL
2988		0179.04279.0419	Joe Hudson's Collision Center	101 Ati Pkwy	Hoover	AL
2989		0179.04280.0474	KFC	1117 Eastern Blvd	Clarksville	IN
2990		0179.04282.0418	Hypershine Car Wash	5600 North Belt West	Belleville	IL
2991		0179.04283.0418	Hypershine Car Wash	1077 Hartmann Lane	O'Fallon	IL
2992		0179.04284.0418	Hypershine Car Wash	2905 Adlai Stevenson Drive	Springfield	IL
2993		0179.04285.0313	Express Oil Change	1540 Hardin Blvd	McKinney	TX
2994		0179.04286.0198	Captain D's	1710 West Columbia Street	Farmington	MO
2995		0179.04287.0128	Belle Tire	299 W. Roosevelt Road	Villa Park	IL
2996		0179.04288.0135	Best Buy	2452 East Springs Dr	Madison	WI
2997		0179.04289.0742	Sunbelt Rentals	2704 Jetport Drive	Orlando	FL
2998		0179.04290.0742	Sunbelt Rentals	5789 Enterprise Parkway	Fort Myers	FL
2999		0179.04291.0742	Sunbelt Rentals	9521 Pine Cone Drive	Cantonment	FL
3000		0179.04292.0198	Captain D's	735 South State Street	Clarksdale	MS
3001		0179.04293.0283	Extreme Clean Car Wash	102 Dundee Avenue	East Dundee	IL
3002		0179.04294.0283	Extreme Clean Car Wash	10652 Ridgeland Avenue	Chicago Ridge	IL
3003		0179.04295.0283	Extreme Clean Car Wash	297 S McLean Blvd.	Elgin	IL
3004		0179.04296.0283	Extreme Clean Car Wash	5902 E. Riverside Blvd.	Loves Park	IL
3005		0179.04297.0283	Extreme Clean Car Wash	4506 Avenue of the Cities	Moline	IL
3006		0179.04298.0283	Extreme Clean Car Wash	5105 E State St	Rockford	IL
3007		0179.04299.0283	Extreme Clean Car Wash	1111 E. 162nd Street	South Holland	IL
3008		0179.04300.0283	Extreme Clean Car Wash	1625 W. Main Street	Saint Charles	IL
3009		0179.04301.0259	Clean Freak Car Wash	4300 W Ina Rd	Tucson	AZ
3010		0179.04302.0259	Clean Freak Car Wash	8999 E Via Linda	Scottsdale	AZ
3011		0179.04303.0259	Clean Freak Car Wash	1475 S Alvernon Way	Tucson	AZ
3012		0179.04304.0437	Insurance Auto Auctions	4836 McGee Road	Greenwood	LA
3013		0179.04305.0603	Mister Car Wash	110 Cypress Point Pkwy	Palm Coast	FL
3014		0179.04306.0603	Mister Car Wash	1786 Dunlawton Avenue	Port Orange	FL
3015		0179.04307.0603	Mister Car Wash	1811 LPGA Blvd.	Daytona Beach	FL
3016		0179.04308.0603	Mister Car Wash	18805 US Highway 441	Mount Dora	FL
3017		0179.04309.0603	Mister Car Wash	49 S. Yonge Street	Ormond Beach	FL
3018		0179.04310.0147	Bob's Discount Furniture	280 Brown Road	Auburn Hills	MI
3019		0179.04311.0603	Mister Car Wash	6118 Buffalo Gap Road	Abilene	TX
3020		0179.04312.0617	Mountain Motorsports	1700 Horizon Pkwy NE	Buford	GA
3021		0179.04313.0617	Mountain Motorsports	780 Cobb Parkway SE	Marietta	GA
3022		0179.04314.0617	Mountain Motorsports	10885 Alpharetta Hwy	Roswell	GA
3023		0179.04315.0617	Mountain Motorsports	631 Thornton Rd	Lithia Springs	GA
3024		0179.04316.0617	Mountain Motorsports	899 Iris Dr SE	Conyers	GA
3025		0179.04319.0617	Mountain Motorsports	455 Davis Loop	Oxford	AL
3026		0179.04322.0678	PitStop Car Wash	809 Fairhope Avenue	Fairhope	AL
3027		0179.04323.0519	Lulu's Car Wash	3129 Peach Orchard Road	Augusta	GA
3028		0179.04324.0519	Lulu's Car Wash	232 Bobby Jones Expressway	Martinez	GA
3029		0179.04325.0626	Ollie's Car Wash	6701 LA Highway 1 S	Addis	LA
3030		0179.04326.0552	Marc-1 Car Wash	1595 Eastern Blvd	Montgomery	AL
3031		0179.04327.0626	Ollie's Car Wash	29150 Walker Road South	Walker	LA
3032		0179.04328.0050	Academy	7850 S 107th East Ave	Tulsa	OK
3033		0179.04329.0617	Mountain Motorsports	1701 West Meighan Blvd.	Gadsden	AL
3034		0179.04330.0489	The Wave Car Wash	1625 East Fire Tower Road	Greenville	NC
3035		0179.04331.0489	The Wave Car Wash	2612 S Memorial Dr	Greenville	NC
3036		0179.04332.0489	The Wave Car Wash	3201 E 10th St	Greenville	NC
3037		0179.04333.0489	The Wave Car Wash	2810 Sunset Ave	Rocky Mount	NC
3038		0179.04334.0489	The Wave Car Wash	4179 W Vernon Ave	Kinston	NC
3039		0179.04335.0489	The Wave Car Wash	1340 NC Highway 87 S	Cameron	NC
3040		0179.04336.0489	The Wave Car Wash	2214 E. Little Creek Road	Norfolk	VA
3041		0179.04337.0489	The Wave Car Wash	557 Denbigh Blvd	Newport News	VA
3042		0179.04338.0489	The Wave Car Wash	2710 West Mercury Blvd	Hampton	VA
3043		0179.04339.0408	Whistle Express	2412 Reidville Rd	Spartanburg	SC
3044		0179.04340.0408	Whistle Express	2171 East Main Street	Spartanburg	SC

43 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
3045		0179.04341.0408	Whistle Express	1685 East Main Street	Duncan	SC
3046		0179.04342.0408	Whistle Express	5044 Market Street	Wilmington	NC
3047		0179.04343.0408	Whistle Express	5318 Carolina Beach Rd	Wilmington	NC
3048		0179.04344.0408	Whistle Express	4245 Western Blvd	Jacksonville	NC
3049		0179.04345.0408	Whistle Express	464 Western Blvd	Jacksonville	NC
3050		0179.04346.0143	BJ's Wholesale Club	3601 Lonas Pkwy	Midlothian	VA
3051		0179.04347.0329	Fikes Wholesale	905 Hewitt Drive	Hewitt	TX
3052		0179.04348.0329	Fikes Wholesale	4305 Bellmead Drive	Bellmead	TX
3053		0179.04349.0329	Fikes Wholesale	4609 S State Highway 36	Gatesville	TX
3054		0179.04350.0329	Fikes Wholesale	133 Central Texas Expy	Nolanville	TX
3055		0179.04351.0329	Fikes Wholesale	213 East Texas Avenue	Mart	TX
3056		0179.04352.0329	Fikes Wholesale	3701 Olton Road	Plainview	TX
3057		0179.04353.0756	Sonic	11231 E. 11th Street	Tulsa	OK
3058		0179.04354.0756	Sonic	8130 E. 91st Street	Tulsa	OK
3059		0179.04355.0756	Sonic	3017 S. 129th E. Avenue	Tulsa	OK
3060		0179.04356.0044	America's Auto Auction	1000 Auction Ln	Jeffersonville	IN
3061		0179.04357.0388	Harbor Freight Tools	600 Campbellsville Bypass	Campbellsville	KY
3062		0179.04358.0419	Joe Hudson's Collision Center	2211 Denny Ave	Pascagoula	MS
3063		0179.04359.0419	Joe Hudson's Collision Center	6614 U S Highway 98	Hattiesburg	MS
3064		0179.04360.0419	Joe Hudson's Collision Center	4625 US Highway 80	Pearl	MS
3065		0179.04361.0419	Joe Hudson's Collision Center	900 Lakeside Drive	Mobile	AL
3066		0179.04362.0629	White Oak Group	1702 1st Street	Kennett	MO
3067		0179.04363.0629	White Oak Group	1115 N One Mile Rd	Dexter	MO
3068		0179.04364.0629	White Oak Group	1004 & 1024 N High St	Jackson	MO
3069		0179.04365.0629	White Oak Group	402 East Business US 60	Dexter	MO
3070		0179.04366.0629	White Oak Group	500 State Route 25 S	Bloomfield	MO
3071		0179.04367.0629	White Oak Group	18 Industrial Park Drive	Hollister	MO
3072		0179.04368.0629	White Oak Group	4833 State Highway 86	Blue Eye	MO
3073		0179.04369.0629	White Oak Group	281 State Highway O	Holland	MO
3074		0179.04370.0629	White Oak Group	166 East State Highway 162	Portageville	MO
3075		0179.04371.0629	White Oak Group	8646 Highway 7 S	Harrison	AR
3076		0179.04372.0629	White Oak Group	18440 Marshall Street	Garfield	AR
3077		0179.04373.0629	White Oak Group	3579 Shepard of the Hills Expressway	Branson	MO
3078		0179.04374.0198	Captain D's	107 S. Pat Thomas Parkway	Quincy	FL
3079		0179.04375.0198	Captain D's	151 E Orange Ave	Tallahassee	FL
3080		0179.04377.0474	KFC	2291 US 62/412	Hardy	AR
3081		0179.04378.0474	KFC	1211 N Westwood Blvd	Poplar Bluff	MO
3082		0179.04379.0474	KFC	1204 N Douglass St	Malden	MO
3083		0179.04380.0474	KFC	400 N Missouri St	West Memphis	AR
3084		0179.04390.0474	KFC	903 S Gloster Street	Tupleo	MS
3085		0179.04391.0474	KFC	508 N Gloster St	Tupelo	MS
3086		0179.04392.0474	KFC	2602 W Main St	Tupelo	MS
3087		0179.04393.0474	KFC	205 S Davis Ave	Cleveland	MS
3088		0179.04394.0474	KFC	450 N Jackson St	Houston	MS
3089		0179.04395.0474	KFC	413 Interchange Dr	Fulton	MS
3090		0179.04396.0474	KFC	2017 N Hazel St	Hope	AR
3091		0179.04397.0474	KFC	320 S Main St	Nashville	AR
3092		0179.04398.0474	KFC	603 E Collin Raye Dr	De Queen	AR
3093		0179.04399.0474	KFC	2007 N Washington St	Forrest City	AR
3094		0179.04400.0474	KFC	789 N Sebastian	West Helena	AR
3095		0179.04401.0474	KFC	1913 Falls Blvd N	Wynne	AR
3096		0179.04403.0128	Belle Tire	9526 W 159th Street	Orland Park	IL
3097		0179.04404.0627	Rainstorm Car Wash	1174 State Street	Lemont	IL
3098		0179.04405.0627	Rainstorm Car Wash	9545 Ogden Avenue	Brookfield	IL
3099		0179.04406.0627	Rainstorm Car Wash	950 E 9th St	Lockport	IL
3100		0179.04407.0627	Rainstorm Car Wash	420 N Independence Blvd	Romeoville	IL
3101		0179.04410.0454	Jiffy Lube	2205 Mount Holly Road	Burlington	NJ
3102		0179.04411.0454	Jiffy Lube	2023 West Marlton Pike	Cherry Hill	NJ
3103		0179.04412.0454	Jiffy Lube	342 S Broad Street	Woodbury	NJ
3104		0179.04413.0197	Camping World	3627 N County Road 45	Owatonna	MN
3105		0179.04415.0197	Camping World	2005 S Sam Rayburn Fwy	Sherman	TX
3106		0179.04416.0198	Captain D's	4801 McFarland Blvd.	Northport	AL
3107		0179.04417.0408	Whistle Express	251 King St	Murphy	NC
3108		0179.04418.0408	Whistle Express	705 Noah Dr	Jasper	GA
3109		0179.04419.0408	Whistle Express	4860 N Wickham Rd	Melbourne	FL
3110		0179.04420.0408	Whistle Express	32 McKinney Rd	Blue Ridge	GA
3111		0179.04421.0458	Jax Kar Wash	30705 Southfield Road	Southfield	MI
3112		0179.04422.0458	Jax Kar Wash	34745 Woodward Avenue	Birmingham	MI
3113		0179.04423.0458	Jax Kar Wash	3553 E Walton Blvd	Auburn Hills	MI
3114		0179.04424.0458	Jax Kar Wash	27054 Woodward Avenue	Royal Oak	MI
3115		0179.04425.0458	Jax Kar Wash	22950 Hall Road	Clinton Township	MI
3116		0179.04426.0458	Jax Kar Wash	2728 Rochester Road	Rochester	MI

44 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
3117		0179.04427.0458	Jax Kar Wash	28845 Telegraph Road	Southfield	MI
3118		0179.04428.0458	Jax Kar Wash	6620 Orchard Lake Road	West Bloomfield	MI
3119		0179.04429.0458	Jax Kar Wash	2835 West Maple Road	Troy	MI
3120		0179.04430.0629	White Oak Group	4430 E. Main Street	Blytheville	AR
3121		0179.04431.0523	The Children's Courtyard	1195 Old Peachtree Road NE	Lawrenceville	GA
3122		0179.04432.0116	Badcock Home Furniture & More	1707 Cherokee Ave., SW	Cullman	AL
3123		0179.04433.0116	Badcock Home Furniture & More	18885 Cortez Blvd.	Brooksville	FL
3124		0179.04434.0116	Badcock Home Furniture & More	421 West Belt Avenue	Bushnell	FL
3125		0179.04435.0116	Badcock Home Furniture & More	136 Hancock Bridge Parkway	Cape Coral	FL
3126		0179.04436.0116	Badcock Home Furniture & More	1555 E Hwy 50	Clermont	FL
3127		0179.04437.0116	Badcock Home Furniture & More	14009 7th Street	Dade City	FL
3128		0179.04438.0116	Badcock Home Furniture & More	3608 Fowler Street	Fort Myers	FL
3129		0179.04439.0116	Badcock Home Furniture & More	204 S. Main Street	Havana	FL
3130		0179.04440.0116	Badcock Home Furniture & More	9909 State Road 52	Hudson	FL
3131		0179.04441.0116	Badcock Home Furniture & More	6521 N. Main Street	Jacksonville	FL
3132		0179.04442.0116	Badcock Home Furniture & More	1409 N. Florida Avenue	Lakeland	FL
3133		0179.04443.0116	Badcock Home Furniture & More	6100 South Florida Ave.	Lakeland	FL
3134		0179.04444.0116	Badcock Home Furniture & More	6625 US Highway 98 N	Lakeland	FL
3135		0179.04445.0116	Badcock Home Furniture & More	2665 Davis Blvd.	Naples	FL
3136		0179.04446.0116	Badcock Home Furniture & More	1750 N. Tamiami Trail	North Ft. Myers	FL
3137		0179.04447.0116	Badcock Home Furniture & More	1039 Tamiami Trail	Port Charlotte	FL
3138		0179.04448.0116	Badcock Home Furniture & More	1510 College Avenue East	Ruskin	FL
3139		0179.04449.0116	Badcock Home Furniture & More	2200 M.L. King Street South	St Petersburg	FL
3140		0179.04450.0116	Badcock Home Furniture & More	3213 Apalachee Parkway	Tallahassee	FL
3141		0179.04451.0116	Badcock Home Furniture & More	5435 N 56th St	Tampa	FL
3142		0179.04452.0116	Badcock Home Furniture & More	6621 Memorial Hwy	Tampa	FL
3143		0179.04453.0116	Badcock Home Furniture & More	12152 W Colonial Dr	Winter Garden	FL
3144		0179.04454.0116	Badcock Home Furniture & More	4370 Atlanta Highway	Athens	GA
3145		0179.04455.0116	Badcock Home Furniture & More	1405 Iris Drive	Conyers	GA
3146		0179.04456.0116	Badcock Home Furniture & More	6377 Oak St	Eastman	GA
3147		0179.04457.0116	Badcock Home Furniture & More	1701 Roanoke Rd	Lagrange	GA
3148		0179.04458.0116	Badcock Home Furniture & More	3318 Mercer University Dr	Macon	GA
3149		0179.04459.0116	Badcock Home Furniture & More	160 Hampton St	McDonough	GA
3150		0179.04460.0116	Badcock Home Furniture & More	2623 N Columbia St	Milledgeville	GA
3151		0179.04461.0116	Badcock Home Furniture & More	321 S Columbia Ave	Rincon	GA
3152		0179.04462.0116	Badcock Home Furniture & More	1138 S Harris St	Sandersville	GA
3153		0179.04463.0116	Badcock Home Furniture & More	435 S Main Street	Swainsboro	GA
3154		0179.04464.0116	Badcock Home Furniture & More	1473 N Wesleyan Blvd	Rocky Mount	NC
3155		0179.04465.0116	Badcock Home Furniture & More	301 Lowes Dr	Danville	VA
3156		0179.04466.0116	Badcock Home Furniture & More	100 Atlanta Ave	Lynchburg	VA
3157		0179.04467.0587	Mavis Discount Tire	1005 Shreveport Barksdale Hwy	Shreveport	LA
3158		0179.04468.0587	Mavis Discount Tire	9089 Mansfield Rd	Shreveport	LA
3159		0179.04469.0587	Mavis Discount Tire	2134 Airline Dr	Bossier City	LA
3160		0179.04470.0587	Mavis Discount Tire	1150 E. Bert Kouns Industrial Loop	Shreveport	LA
3161		0179.04471.0587	Mavis Discount Tire	6109 West 70th Street	Shreveport	LA
3162		0179.04472.0587	Mavis Discount Tire	7303 South Broadway	Tyler	TX
3163		0179.04473.0587	Mavis Discount Tire	914 S. John Redditt Drive	Lufkin	TX
3164		0179.04474.0587	Mavis Discount Tire	3520 Summerhill Road	Texarkana	TX
3165		0179.04475.0587	Mavis Discount Tire	603 W. Wellington Street	Carthage	TX
3166		0179.04476.0259	Clean Freak Car Wash	2469 Lacy Lane	Carrollton	TX
3167		0179.04477.0170	Divergent Dental	5417 Ortega Blvd	Jacksonville	FL
3168		0179.04478.0588	Newk's Eatery	455 Highway 80 E	Clinton	MS
3169		0179.04479.0458	Jax Kar Wash	2706 Airport Road	Jackson	MI
3170		0179.04480.0458	Jax Kar Wash	100 Hoosier Drive	Angola	IN
3171		0179.04481.0458	Jax Kar Wash	1709 W. Michigan Ave.,	Jackson	MI
3172		0179.04482.0458	Jax Kar Wash	1312 S West Ave	Jackson	MI
3173		0179.04483.0458	Jax Kar Wash	3295 W Carleton Rd	Hillsdale	MI
3174		0179.04484.0627	Rainstorm Car Wash	706 W Golf Rd	Schaumburg	IL
3175		0179.04485.0494	Lazydays RV	23rd Avenue and S. 35th Street	Council Bluffs	IA
3176		0179.04486.0675	PetSmart	1321 Manhattan Blvd.	Harvey	LA
3177		0179.04487.0541	Midwest Eye Clinic	789 Graham Road	Stow	OH
3178		0179.04488.0261	Childtime	230 Prospect Plains Road	Monroe Township	NJ
3179		0179.04489.0503	LaPetite Academy	2135 S Cobalt Point Way	Meridian	ID
3180		0179.04490.0629	White Oak Group	601 N Douglass St	Malden	MO
3181		0179.04491.0629	White Oak Group	101 E Main St	Green Forest	AR
3182		0179.04492.0629	White Oak Group	102 Passion Play Rd	Eureka Springs	AR
3183		0179.04493.0629	White Oak Group	500 State Highway P	New Madrid	MO
3184		0179.04494.0629	White Oak Group	1906 S. Truman Boulevard	Caruthersville	MO
3185		0179.04495.0629	White Oak Group	86 S. Main Street	Cassville	MO
3186		0179.04496.0539	Oil Changers	10401 Jollyville Rd	Austin	TX
3187		0179.04497.0539	Oil Changers	12600 Research Blvd	Austin	TX
3188		0179.04498.0539	Oil Changers	3919 Juniper Trace	Austin	TX

45 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
3189		0179.04499.0539	Oil Changers	3120 Guadalupe Street	Austin	TX
3190		0179.04500.0539	Oil Changers	3416 W William Cannon Dr	Austin	TX
3191		0179.04501.0345	At Home	1720 North Hardin Boulevard	McKinney	TX
3192		0179.04502.0172	Big Brand Tire & Service	5333 White Lane	Bakersfield	CA
3193		0179.04503.0172	Big Brand Tire & Service	456 South Plano Road	Porterville	CA
3194		0179.04504.0172	Big Brand Tire & Service	1040 East Bardsley Avenue	Tulare	CA
3195		0179.04506.0629	White Oak Group	2506 W. College Road	Springfield	MO
3196		0179.04507.0629	White Oak Group	2581 State Highway 176	Rockaway Beach	MO
3197		0179.04508.0042	Ahern Rentals	8008 Dorchester Road	Charleston	SC
3198		0179.04509.0042	Ahern Rentals	503 W. 3rd Avenue	Mesa	AZ
3199		0179.04510.0042	Ahern Rentals	3460 Industrial Dr	Bossier City	LA
3200		0179.04511.0042	Ahern Rentals	2151 W 500 N	Springville	UT
3201		0179.04512.0042	Ahern Rentals	3221 Bride St	Pahrump	NV
3202		0179.04514.0437	Insurance Auto Auctions	101 Highway 404	Grenada	MS
3203		0179.04516.0368	Gilden Woods Early Care and Preschool	7294 Kraft Avenue	Caledonia	MI
3204		0179.04517.0037	Appletree Learning Centers	3341 Coleman Rd	East Lansing	MI
3205		0179.04518.0368	Gilden Woods Early Care and Preschool	11920 Nixon Road	Grand Ledge	MI
3206		0179.04519.0037	Appletree Learning Centers	1953 Monroe Ave NW	Grand Rapids	MI
3207		0179.04520.0368	Gilden Woods Early Care and Preschool	2604 Burton Street	Grand Rapids	MI
3208		0179.04521.0037	Appletree Learning Centers	3100 Learning Ln NE	Grand Rapids	MI
3209		0179.04522.0037	Appletree Learning Centers	5038 Cascade Road	Grand Rapids	MI
3210		0179.04523.0368	Gilden Woods Early Care and Preschool	16955 Marsh Road	Haslett	MI
3211		0179.04524.0368	Gilden Woods Early Care and Preschool	623 Waverly Road	Holland	MI
3212		0179.04525.0368	Gilden Woods Early Care and Preschool	3811 Grand Oaks Drive	Howell	MI
3213		0179.04526.0368	Gilden Woods Early Care and Preschool	58019 Grand River Avenue	New Hudson	MI
3214		0179.04527.0368	Gilden Woods Early Care and Preschool	2190 Association Drive	Okemos	MI
3215		0179.04528.0368	Gilden Woods Early Care and Preschool	6765 Courtland Drive	Rockford	MI
3216		0179.04529.0037	Appletree Learning Centers	2025 Three Mile Road	Walker	MI
3217		0179.04530.0037	Appletree Learning Centers	2485 56th Street	Wyoming	MI
3218		0179.04531.0531	LUV Car Wash	14537 Sherman Way	Van Nuys	CA
3219		0179.04532.0531	LUV Car Wash	7326 Reseda Boulevard	Reseda	CA
3220		0179.04534.0503	LaPetite Academy	816 Diablo Road	Danville	CA
3221		0179.04535.0503	LaPetite Academy	17025 Bollinger Canyon Road	San Ramon	CA
3222		0179.04536.0503	LaPetite Academy	5075 Crow Canyon Road	San Ramon	CA
3223		0179.04537.0531	LUV Car Wash	5909 Ogeechee Rd	Savannah	GA
3224		0179.04538.0531	LUV Car Wash	11303 Abercorn St	Savannah	GA
3225		0179.04540.0050	Academy	2800 Parkwood Road	Jonesboro	AR
3226		0179.04541.0143	BJ's Wholesale Club	119 Laconia Rd	Tilton	NH
3227		0179.04542.0417	Jilly's Car Wash	15340 W Bluemound Rd	Elm Grove	WI
3228		0179.04543.0417	Jilly's Car Wash	1293 Capitol Dr	Pewaukee	WI
3229		0179.04544.0417	Jilly's Car Wash	14100 W Capitol Dr	Brookfield	WI
3230		0179.04545.0417	Jilly's Car Wash	5100 N Port Washington Rd	Glendale	WI
3231		0179.04546.0503	LaPetite Academy	5051 NE Elam Young Parkway	Hillsboro	OR
3232		0179.04551.0531	LUV Car Wash	6027 Black Horse Pike	Egg Harbor Township	NJ
3233		0179.04554.0677	PetSuites	14270 E. Colonial Drive	Orlando	FL
3234		0179.04555.0024	1st Choice Collision	10835 W Little York Road	Houston	TX
3235		0179.04556.0024	1st Choice Collision	11638 Telge Road	Cypress	TX
3236		0179.04557.0024	1st Choice Collision	13662 Highway 105	Conroe	TX
3237		0179.04558.0261	Childtime	281 Spindrift Drive	Williamsville	NY
3238		0179.04559.0510	La-Z Boy	4720 South Landing Way	Tucson	AZ
3239		0179.04562.0677	PetSuites	17502 Carey Road	Westfield	IN
3240		0179.04563.0412	Super Star Car Wash	12050 E. Northwest Highway	Dallas	TX
3241		0179.04564.0412	Super Star Car Wash	875 E Highway 67	Duncanville	TX
3242		0179.04565.0412	Super Star Car Wash	4801 N Belt Line Road	Irving	TX
3243		0179.04566.0412	Super Star Car Wash	1210 E Pleasant Run Road	Desoto	TX
3244		0179.04567.0412	Super Star Car Wash	3200 W University Drive	Denton	TX
3245		0179.04568.0412	Super Star Car Wash	1980 W Scyene Road	Mesquite	TX
3246		0179.04569.0412	Super Star Car Wash	301 Village Park Drive	Alvarado	TX
3247		0179.04570.0534	Zionsville Country Kennel	5370 S Indianapolis Rd	Whitestown	IN
3248		0179.04571.0373	Gagnon's Pet Resort	227 Upton Rd	Colchester	CT
3249		0179.04573.0368	Gilden Woods Early Care and Preschool	1518 E Centre Ave	Portage	MI
3250		0179.04574.0677	PetSuites	1804 W Wise Road	Schaumburg	IL
3251		0179.04575.0503	LaPetite Academy	1640 Patrick Lane	Henderson	NV
3252		0179.04577.0629	White Oak Group	945 E State Highway 76	Branson	MO
3253		0179.04578.0629	White Oak Group	411 Highway 62 65 N	Harrison	AR
3254		0179.04582.0503	LaPetite Academy	3508 Veterans Avenue	Suamico	WI
3255		0179.04583.0629	White Oak Group	220 Branson Hills Pkwy	Branson	MO
3256		0179.04584.0198	Captain D's	8001 N Lindbergh Blvd	Hazelwood	MO
3257		0179.04586.0261	Childtime	3429 Harlem Road	Cheektowaga	NY
3258		0179.04587.0860	Walgreens	18433 N 19th Avenue	Phoenix	AZ
3259		0179.04588.0860	Walgreens	80925 US Highway 111	Indio	CA
3260		0179.04589.0860	Walgreens	743 S Lemay Ave	Fort Collins	CO

46 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
3261		0179.04590.0860	Walgreens	311 E Memorial Blvd	Lakeland	FL
3262		0179.04591.0860	Walgreens	514 E Windhorst Rd	Brandon	FL
3263		0179.04592.0860	Walgreens	705 N Pebble Beach Blvd	Sun City Center	FL
3264		0179.04593.0860	Walgreens	1556 Lapalco Blvd	Harvey	LA
3265		0179.04594.0860	Walgreens	4051 Southern Blvd SE	Rio Rancho	NM
3266		0179.04595.0860	Walgreens	1835 N Main St	Roswell	NM
3267		0179.04596.0860	Walgreens	4120 Hempstead Tpke	Bethpage	NY
3268		0179.04597.0860	Walgreens	2665 E Henrietta Rd	Henrietta	NY
3269		0179.04598.0860	Walgreens	8206 Hwy 6 N	Houston	TX
3270		0179.04599.0860	Walgreens	100 Lake Rd	Belton	TX
3271		0179.04600.0860	Walgreens	3221 W Wadley Ave	Midland	TX
3272		0179.04601.0860	Walgreens	3326 W Mercury Blvd	Hampton	VA
3273		0179.04602.0860	Walgreens	2043 Kensington Ave	Amherst	NY
3274		0179.04603.0860	Walgreens	1147 South Avenue	Plainfield	NJ
3275		0179.04604.0088	Bark!	2100 McKinney Ranch Pkwy	McKinney	TX
3276		0179.04605.0539	Oil Changers	550 Blaine Street	Caldwell	ID
3277		0179.04606.0539	Oil Changers	310 State Route 31	Crystal Lake	IL
3278		0179.04607.0539	Oil Changers	2315 Argillite Road	Flatwoods	KY
3279		0179.04608.0539	Oil Changers	102 Dennison Drive	Louisa	KY
3280		0179.04609.0539	Oil Changers	3823 North Mayo Trail	Pikeville	KY
3281		0179.04610.0539	Oil Changers	3351 George Dieter Bldg A	El Paso	TX
3282		0179.04611.0539	Oil Changers	217 East Main Street	Milton	WV
3283		0179.04612.0527	Reynolds Dog Resort	2818 NE Rivergate Street	McMinnville	OR
3284		0179.04615.0198	Captain D's	849 S Broad Street	Brooksville	FL
3285		0179.04616.0860	Walgreens	1919 N Dobson Rd.	Chandler	AZ
3286		0179.04617.0860	Walgreens	100 S Beeline Hwy	Payson	AZ
3287		0179.04618.0860	Walgreens	980 E Cypress Ave	Redding	CA
3288		0179.04619.0860	Walgreens	621 I Street	Chula Vista	CA
3289		0179.04620.0860	Walgreens	3510 Evergreen Pkwy	Evergreen	CO
3290		0179.04621.0860	Walgreens	4001 E. 120th Ave	Thornton	CO
3291		0179.04622.0860	Walgreens	4501 13th St	Saint Cloud	FL
3292		0179.04623.0860	Walgreens	1202 N Magnolia Drive	Tallahassee	FL
3293		0179.04624.0860	Walgreens	301 W Main St	Independence	KS
3294		0179.04625.0860	Walgreens	2801 Louisville Ave	Monroe	LA
3295		0179.04626.0860	Walgreens	699 Broadway	Bayonne	NJ
3296		0179.04627.0860	Walgreens	3125 State Route 27	Franklin Park	NJ
3297		0179.04628.0860	Walgreens	3425 Sycamore School Road	Fort Worth	TX
3298		0179.04629.0860	Walgreens	4305 N Conway Ave	Palmhurst	TX
3299		0179.04630.0860	Walgreens	4081 N Mays St	Round Rock	TX
3300		0179.04631.0860	Walgreens	3901 Oaklawn Blvd	Hopewell	VA
3301		0179.04632.0860	Walgreens	2207 Pocahontas Trl	Quinton	VA
3302		0179.04633.0860	Walgreens	500 E Stacy Rd	Allen	TX
3303		0179.04635.0261	Childtime	16 Weathervane Dr	Washingtonville	NY
3304		0179.04636.0511	Paws Plaza	1416 4th Street	Santa Fe	NM
3305		0179.04637.0182	Creature Comforts Animal Inn	454 Providence New London Tpke	North Stonington	CT
3306		0179.04638.0034	Andretti Indoor Karting and Games	NWC E Northrup Boulevard & S Cooper Road	Chandler	AZ
3307		0179.04639.0168	Bob Evans	4321 Milan Rd	Sandusky	OH
3308		0179.04640.0034	Andretti Indoor Karting and Games	N 99th Ave & W Rose Ln	Glendale	AZ
3309		0179.04641.0179	Chisolm Creek Pet Resort	6260 N Hillside Ave	Wichita	KS
3310		0179.04642.0198	Captain D's	3588 East Main Street	Whitehall	OH
3311		0179.04643.0024	1st Choice Collision	3138 E. Villa Maria Rd	Bryan	TX
3312		0179.04644.0369	Finger Lakes Pet Resort	1296 Beaver Creek Road	Farmington	NY
3313		0179.04646.0277	Crown Collision Center	180 Broadway	Pawtucket	RI
3314		0179.04647.0533	Superior Auto & Collision	2106 NY-208	Montgomery	NY
3315		0179.04648.0526	Seacoast Auto Body	47 Bath Road	Brunswick	ME
3316		0179.04649.0512	Oliver Auto Body	1060 Bay Street	Springfield	MA
3317		0179.04650.0539	Oil Changers	961 Center St	Wahiawa	HI
3318		0179.04651.0416	JC Auto Body	1520 State Street	Veazie	ME
3319		0179.04652.0412	Super Star Car Wash	490 N. Dysart Road	Goodyear	AZ
3320		0179.04653.0412	Super Star Car Wash	7252 S. Ellsworth Road	Mesa	AZ
3321		0179.04654.0412	Super Star Car Wash	3880 S. Ironwood Drive	Apache Junction	AZ
3322		0179.04655.0412	Super Star Car Wash	1600 E Riggs Rd	Gilbert	AZ
3323		0179.04656.0412	Super Star Car Wash	1611 N 83rd Ave	Phoenix	AZ
3324		0179.04657.0412	Super Star Car Wash	2509 Midway Rd	Carrollton	TX
3325		0179.04658.0417	Jilly's Car Wash	10829 N. Port Washington Road	Mequon	WI
3326		0179.04659.0458	Jax Kar Wash	9345 Lee Road	Brighton	MI
3327		0179.04660.0261	Childtime	330 Changebridge Road	Pine Brook	NJ
3328		0179.04661.0198	Captain D's	800 Highway 72	Corinth	MS
3329		0179.04662.0509	Pawprints of Vero Beach	7900 12th St	Vero Beach	FL
3330		0179.04663.0191	Cooper's Hawk	1741 S Randall Road	Algonquin	IL
3331		0179.04664.0034	Andretti Indoor Karting and Games	2701 Andretti Karting Drive	Fort Worth	TX
3332		0179.04665.0412	Super Star Car Wash	59 N 50th Ave	Brighton	CO

47 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
3333		0179.04666.0412	Super Star Car Wash	11375 S Parker Rd	Parker	CO
3334		0179.04670.0411	Tidal Wave Auto Spa	2821 NC Highway 210 E	Hampstead	NC
3335		0179.04672.0267	Dog Spot Hotel	5080 & 5090 Industry Drive	Melbourne	FL
3336		0179.04673.0412	Super Star Car Wash	5225 E. Speedway Blvd	Tucson	AZ
3337		0179.04674.0412	Super Star Car Wash	1073 W. Main St.	Gun Barrel City	TX
3338		0179.04675.0412	Super Star Car Wash	1570 S. Academy Blvd	Colorado Springs	CO
3339		0179.04676.0458	Jax Kar Wash	1009 S Michigan Ave	Howell	MI
3340		0179.04677.0458	Jax Kar Wash	26550 Greenfield Rd	Oak Park	MI
3341		0179.04678.0417	Jilly's Car Wash	Commerce Center Parkway	Muskego	WI
3342		0179.04679.0411	Tidal Wave Auto Spa	3377 Atlanta Highway	Athens	GA
3343		0179.04681.0507	Paw Pet Resort	1741 Premier Drive	Mankato	MN
3344		0179.04682.0505	Lucky Dog Retreat	5990 E 71st Street	Indianapolis	IN
3345		0179.04683.0623	Splash Car Wash	1559 Route 22	Brewster	NY
3346		0179.04684.0623	Splash Car Wash	2140 Fairport Nine Mile Point Rd	Fairport	NY
3347		0179.04685.0677	PetSuites	18400 Orchard Trail	Lakeville	MN
3348		0179.04688.0411	Tidal Wave Auto Spa	7850 Highway 72 W	Madison	AL
3349		0179.04689.0481	Jet Pet	1625 E. Osborn Road	Phoenix	AZ
3350		0179.04690.0513	Tom Thumb	30662 Overseas Hwy	Big Pine Key	FL
3351		0179.04691.0513	Tom Thumb	6601 Nova Drive	Davie	FL
3352		0179.04692.0513	Tom Thumb	93 W Okeechobee Rd.	Hialeah	FL
3353		0179.04693.0513	Tom Thumb	17705 SW 248th Street	Homestead	FL
3354		0179.04694.0513	Tom Thumb	102630 Overseas Hwy	Key Largo	FL
3355		0179.04695.0513	Tom Thumb	104701 Overseas Hwy	Key Largo	FL
3356		0179.04696.0513	Tom Thumb	97950 Overseas Hwy	Key Largo	FL
3357		0179.04697.0513	Tom Thumb	2565 Overseas Hwy	Marathon	FL
3358		0179.04698.0513	Tom Thumb	5515 Overseas Hwy	Marathon	FL
3359		0179.04699.0513	Tom Thumb	18400 SW 177th Ave	Miami	FL
3360		0179.04700.0513	Tom Thumb	8047 SW 67th Ave	Miami	FL
3361		0179.04701.0513	Tom Thumb	4600 Dykes Rd	Southwest Ranches	FL
3362		0179.04702.0513	Tom Thumb	5690 Maloney Ave	Stock Island	FL
3363		0179.04703.0513	Tom Thumb	88501 Overseas Hwy	Tavernier	FL
3364		0179.04704.0329	Fikes Wholesale	803 S. Commerce Street	Overton	TX
3365		0179.04705.0514	Pet Nation Lodge	1425 Loveland Madeira Rd	Loveland	OH
3366		0179.04706.0272	Everbrook Academy	320 Dalton Road	Rockwall	TX
3367		0179.04707.0173	Carson Valley Veterinary Hospital	1525 Charlotte Way	Gardnerville	NV
3368		0179.04708.0412	Super Star Car Wash	1511 West Valencia Road	Tucson	AZ
3369		0179.04709.0104	Northfield Veterinary Center	611 New Road	Northfield	NJ
3370		0179.04710.0268	Club Car Wash	3335 S. Veterans Pkwy	Springfield	IL
3371		0179.04711.0268	Club Car Wash	2675 Telegraph Road	St Louis	MO
3372		0179.04712.0515	Parkway Auto Body	95 Park Avenue	Nutley	NJ
3373		0179.04715.0879	Whitewater	9260 Cortana Place	Baton Rouge	LA
3374		0179.04716.0879	Whitewater	1040 S Centerville Road	Sturgis	MI
3375		0179.04717.0879	Whitewater	1309 N Pine Street	DeRidder	LA
3376		0179.04718.0268	Club Car Wash	3100 Milrany Ln	Melissa	TX
3377		0179.04719.0268	Club Car Wash	12150 Lusher Rd	St. Louis	MO
3378		0179.04720.0268	Club Car Wash	101 Wilmer Meadow Drive	Wentzville	MO
3379		0179.04721.0409	Paragon Prep	831 Houston Street	Austin	TX
3380		0179.04722.0501	Pawtown Pet Boarding	2447 FM 2920	Spring	TX
3381		0179.04723.0273	Caron's Collision Repair Center	258 Eastern Ave	Augusta	ME
3382		0179.04724.0268	Club Car Wash	11802 Perrin Beitel Road	San Antonio	TX
3383		0179.04725.0268	Club Car Wash	915 N Hewitt Drive	Hewitt	TX
3384		0179.04726.0268	Club Car Wash	916 N Valley Mills Drive	Waco	TX
3385		0179.04727.0268	Club Car Wash	9202 Culebra Road	San Antonio	TX
3386		0179.04728.0458	Jax Kar Wash	3300 Packard Street	Ann Arbor	MI
3387		0179.04729.0488	New You Bariatric Surgery Center	340 Broadhollow Road	Farmingdale	NY
3388		0179.04730.0107	Central States Bus Sales	30 Baseline Rd	Montgomery	IL
3389		0179.04731.0107	Central States Bus Sales	1200 Sugar Creek Sq	Fenton	MO
3390		0179.04732.0493	Virginia Veterinary Centers	4300 Greybull Drive	Richmond	VA
3391		0179.04734.0411	Tidal Wave Auto Spa	6835 Atlanta Highway	Montgomery	AL
3392		0179.04738.0399	Coastal Car Care	5225 GA Hwy 40	Saint Marys	GA
3393		0179.04739.0401	JP Auto Care	5050 Warm Springs Road Connector	Columbus	GA
3394		0179.04740.0102	Animal Clinic of Rapid City	E. Anamosa St. & Turbine Dr.	Rapid City	SD
3395		0179.04741.0412	Super Star Car Wash	2755 W. Chandler Blvd	Chandler	AZ
3396		0179.04742.0276	Golrusk Pet Care Center	1991 Allouez Avenue	Green Bay	WI
3397		0179.04743.0496	RideNow	3101 W Loop 820 S	Fort Worth	TX
3398		0179.04744.0496	RideNow	3202 E Interstate 20	Hudson Oaks	TX
3399		0179.04745.0496	RideNow	633 NE Loop 820	Hurst	TX
3400		0179.04746.0496	RideNow	3850 N Central Expy	McKinney	TX
3401		0179.04747.0496	RideNow	2521 SW Wilshire Blvd	Burleson	TX
3402		0179.04748.0496	RideNow	9938 Plano Rd	Dallas	TX
3403		0179.04749.0496	RideNow	1320 S Stemmons Fwy	Lewisville	TX
3404		0179.04750.0496	RideNow	755 Industrial Blvd	McDonough	GA

48 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
3405		0179.04751.0879	Whitewater	24817 Aldine Westfield Rd	Spring	TX
3406		0179.04752.0879	Whitewater	4365 Milan Rd.	Sandusky	OH
3407		0179.04753.0492	Wood Acres School	1772 Johnson Ferry Road	Marietta	GA
3408		0179.04754.0484	Bailey's Deluxe Pet Care	2205 & 2301 Nebraska Parkway	Lincoln	NE
3409		0179.04755.0115	A Touch of Class Pet Resort	2275 Omro Road	Oshkosh	WI
3410		0179.04757.0411	Tidal Wave Auto Spa	2095 N. State Route 50	Bourbonnais	IL
3411		0179.04760.0411	Tidal Wave Auto Spa	352 E. Roosevelt Rd	Lombard	IL
3412		0179.04762.0417	Jilly's Car Wash	2301 W Bluemound Rd	Waukesha	WI
3413		0179.04763.0879	Whitewater	5306 Airline Drive	Houston	TX
3414		0179.04764.0411	Tidal Wave Auto Spa	1620 S. Caraway Rd	Jonesboro	AR
3415		0179.04765.0879	Whitewater	3122 N 16th Street	Orange	TX
3416		0179.04766.0256	DaVita Dialysis	7221 E Reno Ave	Midwest City	OK
3417		0179.04767.0411	Tidal Wave Auto Spa	105 Frances Ln	Beaver Dam	WI
3418		0179.04768.0411	Tidal Wave Auto Spa	2080 N. Zaragoza Rd.	El Paso	TX
3419		0179.04769.0411	Tidal Wave Auto Spa	2881 Ledo Road	Albany	GA
3420		0179.04770.0412	Super Star Car Wash	6401 East Grant Road	Tucson	AZ
3421		0179.04771.0879	Whitewater	2880 S. State Rd	Ionia	MI
3422		0179.04772.0879	Whitewater	3851 Colonel Glenn Hwy	Beavercreek	OH
3423		0179.04774.0176	K9 Bath, Body & Boarding	28669 Hardiman Road	Madison	AL
3424		0179.04775.0527	Reynolds Dog Resort	2175 SW Borland Rd	West Linn	OR
3425		0179.04778.0255	Dave & Buster's	2644 N. Greenwich Ct	Wichita	KS
3426		0179.04779.0255	Dave & Buster's	200 Premium Outlets Drive	Blackwood	NJ
3427		0179.04780.0255	Dave & Buster's	3023 SW 45th Street	Gainesville	FL
3428		0179.04781.0255	Dave & Buster's	807 Cabela Dr	Augusta	GA
3429		0179.04782.0411	Tidal Wave Auto Spa	2395 W Highway 50	Clermont	FL
3430		0179.04783.0411	Tidal Wave Auto Spa	2720 US Highway 27 N	Sebring	FL
3431		0179.04784.0411	Tidal Wave Auto Spa	3616 Commercial Way	Spring Hill	FL
3432		0179.04786.0313	Express Oil Change	6436 US Route 60 E	Barboursville	WV
3433		0179.04787.0411	Tidal Wave Auto Spa	1995 & 1811 W Nine Milke Road	Pensacola	FL
3434		0179.04788.0412	Super Star Car Wash	1415 S Belt Line Rd	Mesquite	TX
3435		0179.04789.0313	Express Oil Change	2402 Gallia Street	Portsmouth	OH
3436		0179.04790.0412	Super Star Car Wash	19571 W Indian School Rd	Buckeye	AZ
3437		0179.04791.0412	Super Star Car Wash	7525 Falcon Market Place	Peyton	CO
3438		0179.04792.0412	Super Star Car Wash	3225 Centennial Blvd	Colorado Springs	CO
3439		0179.04793.0412	Super Star Car Wash	1610 Florence Blvd	Casa Grande	AZ
3440		0179.04794.0412	Super Star Car Wash	12272 Trninty Blvd	Euless	TX
3441		0179.04795.0412	Super Star Car Wash	4861 S Val Vista Dr	Gilbert	AZ
3442		0179.04796.0412	Super Star Car Wash	1115 Jacksboro Hwy	Fort Worth	TX
3443		0179.04797.0879	Whitewater	9345 Highland Rd	White Lake	MI
3444		0179.04798.0411	Tidal Wave Auto Spa	12901 Deertrace Avenue	Orlando	FL
3445		0179.04799.0411	Tidal Wave Auto Spa	403 W Brandon Boulevard	Brandon	FL
3446		0179.04800.0268	Club Car Wash	11200 Timberland Boulevard	Fort Worth	TX
3447		0179.04801.0411	Tidal Wave Auto Spa	24461 S Tamiami Trail	Bonita Springs	FL
3448		0179.04802.0411	Tidal Wave Auto Spa	1650 S Ferdon Boulevard	Crestview	FL
3449		0179.04803.0879	Whitewater	7303 Garth Rd	Baytown	TX
3450		0179.04804.0411	Tidal Wave Auto Spa	1703 Woodlawn Rd	Lincoln	IL
3451		0179.04805.0458	Jax Kar Wash	29002 Stephenson Hwy	Madison Heights	MI
3452		0179.04806.0412	Super Star Car Wash	4311 W. Anthem Way	Phoenix	AZ
3453		0179.04807.0412	Super Star Car Wash	9304 W Thomas Road	Phoenix	AZ
3454		0179.04808.0412	Super Star Car Wash	3611 Rio Vista Drive	Colorado Springs	CO
3455		0179.04809.0412	Super Star Car Wash	7061 Commerce Center Drive	Colorado Springs	CO
3456		0179.04810.0408	Whistle Express	1670 Alliant Ave	Jeffersontown	KY
3457		0179.04811.0646	Roscoe's Bed & Bark	121 Hutchins Drive	Portland	ME
3458		0180.00502.0474	KFC	5933 Peach Street	Erie	PA
3459		0180.00557.0875	Wendy's	201 Tarentum Bridge Rd.	New Kensington	PA
3460		0180.00797.0544	Fuel-On	135-137 Center Street	Johnsonburg	PA
3461		0180.00822.0822	Uni-Mart	410 Kellys Way	East Brady	PA
3462		0180.00823.0486	Kwik Pik	3000 Bear Creek Blvd.	Bear Creek	PA
3463		0180.00827.0822	Uni-Mart	1181 Romine Ave.	Port Vue	PA
3464		0180.00828.0486	Kwik Pik	1300 Coraopolis Hghts. Rd.	Coraopolis	PA
3465		0180.00840.0486	Kwik Pik	3377 Bear Creek Blvd	Bear Creek Township	PA
3466		0180.00970.0486	Kwik Pik	350 N. Main Street	Mercersburg	PA
3467		0180.00971.0486	Kwik Pik	100 13th Street	New Florence	PA
3468		0180.00972.0486	Kwik Pik	477 E. Beaver Ave	Ellwood City	PA
3469		0180.00974.0544	Fuel-On	5724 Ellsworth Ave.	Pittsburgh	PA
3470		0180.00979.0486	Kwik Pik	50 East Main Street	Plainfield	PA
3471		0180.00981.0486	Kwik Pik	658 Wyndamere Road	Lewisberry	PA
3472		0180.00982.0486	Kwik Pik	400 Beaver Ave. & 4th Ave.	Hastings	PA
3473		0180.00988.0486	Kwik Pik	42 Main Street	Beech Creek	PA
3474		0180.00992.0486	Kwik Pik	6700 PA-36	Leeper	PA
3475		0180.00993.0486	Kwik Pik	501 Main Street	Reynoldsville	PA
3476		0180.00994.0486	Kwik Pik	411 Filbert Street	Curwensville	PA

49 of 50

	Multi-Tenant	Reference Number	Property	Street Address	City	State
3477		0180.00998.0486	Kwik Pik	202 W Plank Road	Philipsburg	PA
3478		0180.00999.0486	Kwik Pik	101 Bridge Street	Jersey Shore	PA
3479		0180.01511.0661	Pep Boys	1748 Street Rd	Cornwell Heights	PA
3480		0180.01512.0661	Pep Boys	4640 E. Roosevelt Blvd	Philadelphia	PA
3481		0180.01524.0661	Pep Boys	222 South Westend Blvd.	Quakertown	PA
3482		0180.01959.0649	Patient First	2960 East Market Street	York	PA
3483		0180.02132.0649	Patient First	107 South Sporting Hill Road	Mechanicsburg	PA
3484		0180.02160.0639	Outback	1400 Market Place Blvd.	Coraopolis	PA
3485		0180.02190.0584	MedExpress Urgent Care	3516 Saw Mill Run Blvd.	Pittsburgh	PA
3486		0180.02191.0584	MedExpress Urgent Care	1729 East State Street	Hermitage	PA
3487		0180.02193.0584	MedExpress Urgent Care	3876 State Rte 30	Latrobe	PA
3488		0180.02194.0584	MedExpress Urgent Care	6396 State Rte 819 South	Mt. Pleasant	PA
3489		0180.02269.0603	Mister Car Wash	825 W. Main St.	Ephrata	PA
3490		0180.02270.0603	Mister Car Wash	2720 E. Market St.	York	PA
3491		0180.02271.0603	Mister Car Wash	1417 Manheim Pike	Lancaster	PA
3492		0180.02272.0603	Mister Car Wash	600 Revere Blvd.	Sinking Spring	PA
3493		0180.02332.0495	LA Fitness	3000 Lincoln Place	Greensburg	PA
3494		0180.02611.0220	Cinemark	851 Providence Boulevard	McCandless	PA
3495		0180.02718.0025	7-Eleven	2702 Wilmington Road	New Castle	PA
3496		0180.02719.0025	7-Eleven	3 Fayette Avenue	N. Belle Vernon	PA
3497		0180.02732.0228	Chipotle	650 E Waterfront Dr.	Munhall	PA
3498		0180.02748.0163	BP	1110 Lowry Ave.	Jeannette	PA
3499		0180.02959.0584	MedExpress Urgent Care	1440 Morrell Ave.	Connellsville	PA
3500		0180.03146.0168	Bob Evans	2340 W. 12th St.	Erie	PA
3501		0180.03151.0168	Bob Evans	8405 University Blvd	Moon Township	PA
3502		0180.03160.0168	Bob Evans	7412 Mcknight Rd	Pittsburgh	PA
3503		0180.03175.0168	Bob Evans	8041 Peach St	Erie	PA
3504		0180.03191.0168	Bob Evans	3000 Hempland Rd	Lancaster	PA
3505		0180.03212.0168	Bob Evans	1380 Chestnut Street	Washington	PA
3506		0180.03227.0168	Bob Evans	5739 Buffalo Road	Harborcreek	PA
3507		0180.03228.0168	Bob Evans	2635 W State Street	New Castle	PA
3508		0180.03311.0696	Sleepy's	918 Viewmont Drive	Dickson City	PA
3509		0180.03312.0696	Sleepy's	758 Bethlehem Pike	Montgomeryville	PA
3510		0180.03313.0696	Sleepy's	2501 MacArthur Road	Whitehall	PA
3511		0180.03334.0584	MedExpress Urgent Care	30 South West End Boulevard	Quakertown	PA
3512		0180.03512.0601	Movie Tavern Theatre	6150 Hamilton Blvd.	Allentown	PA
3513		0180.03939.0197	Camping World	537 SR 356	Apollo	PA
3514		0180.04015.0633	Ollie's Bargain Outlet	1154 West Baltimore Pike	Media	PA
3515		0180.04022.0633	Ollie's Bargain Outlet	421 Lycoming Mall Circle	Pennsdale	PA
3516		0180.04070.0044	America's Auto Auction	12141 Route 6	Corry	PA
3517		0180.04073.0388	Harbor Freight Tools	220 Golfview Drive	Monaca	PA
3518		0180.04074.0388	Harbor Freight Tools	6910 US 322	Cranberry	PA
3519		0180.04409.0454	Jiffy Lube	2266 Street Road	Bensalem	PA
3520		0180.04533.0531	LUV Car Wash	739 Bethlehem Pike	Montgomeryville	PA
3521		0180.04547.0531	LUV Car Wash	120 Lancaster Ave	Frazer	PA
3522		0180.04548.0531	LUV Car Wash	850 N Pottstown Pike	Exton	PA
3523		0180.04549.0531	LUV Car Wash	444 Egypt Rd	West Norriton	PA
3524		0180.04550.0531	LUV Car Wash	175 N Henderson Rd	King of Prussia	PA
3525		0180.04552.0531	LUV Car Wash	821 Lincoln Highway E	Coatesville	PA
3526		0180.04553.0531	LUV Car Wash	440 W Street Rd	Warminster	PA
3527		0180.04560.0531	LUV Car Wash	901 Commerce Boulevard	Dickson City	PA
3528		0180.04585.0531	LUV Car Wash	664 N Main St	Taylor	PA
3529		0180.04634.0531	LUV Car Wash	150 Shoemaker Rd	Pottstown	PA
3530		0180.04669.0411	Tidal Wave Auto Spa	1895 Baltimore Pike	Hanover	PA
3531		0180.04759.0411	Tidal Wave Auto Spa	500 Eisenhower Dr	Hanover	PA
3532		0180.04761.0411	Tidal Wave Auto Spa	1154 N. Center Ave	Somerset	PA

50 of 50

SCHEDULE 6.1.(g)

Indebtedness and Guaranties; Total Liabilities

[See attached.]

NNN REIT, Inc.
Schedule 6.1.(g) - Debt & Guaranties
March 2024
(dollars in thousands)

Unsecured Notes Payable

		Original		Net	Oustanding	Stated	Effective	Maturity
Notes	Issue Date	Principal	Discount	Price	Balance	Rate	Rate	Date

2024	May 2014	350,000	707	349,293	350,000	3.900%	3.924%	June 2024
2025	October 2015	400,000	964	399,036	400,000	4.000%	4.029%	November 2025
2026	December 2016	350,000	3,860	346,140	350,000	3.600%	3.733%	December 2026
2027	September 2017	400,000	1,628	398,372	400,000	3.500%	3.548%	October 2027
2028	September 2018	400,000	2,848	397,152	400,000	4.300%	4.388%	October 2028
2030	March 2020	400,000	1,288	398,712	400,000	2.500%	2.536%	April 2030
2033	August 2023	500,000	11,620	488,380	500,000	5.600%	5.905%	October 2033
2048	September 2018	300,000	4,239	295,761	300,000	4.800%	4.890%	October 2048
2050	March 2020	300,000	6,066	293,934	300,000	3.100%	3.205%	April 2050
2051	March 2021	450,000	8,406	441,594	450,000	3.500%	3.602%	April 2051
2053	September 2021	450,000	10,422	439,578	450,000	3.000%	3.118%	April 2052

		4,300,000	52,048	4,247,952	4,300,000

Mortgage Payable*

		Initial	Oustanding	Stated
Entered	Maturity Date	Principal	Balance	Rate

N/A

*Date entered represents the date that NNN acquired real estate subject to a mortgage securing a loan.
Initial balance and outstanding principal balance includes unamortized premium.

SCHEDULE 6.1.(h)

Litigation

None.

SCHEDULE 6.1.(r)

Affiliate Transactions

None.

SCHEDULE 6.1.(x)

Unencumbered Assets

See Schedule 6.1.(f).

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of _______, 20__ (the “Agreement”) by and among _________________________ (the “Assignor”), _________________________ (the “Assignee”)[, NNN REIT, INC. (the “Borrower”)][1]and Wells Fargo BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Assignor is a Lender under that certain Third Amended and Restated Credit Agreement dated as of April 16, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among [NNN REIT, Inc. (the “Borrower”)] [the Borrower], the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), the Administrative Agent, and the other parties thereto;

WHEREAS, the Assignor desires to assign to the Assignee all or a portion of the Assignor’s Commitment under the Credit Agreement, all on the terms and conditions set forth herein; and

WHEREAS, the [Borrower and the] Administrative Agent consent[s] to such assignment on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Assignment.

(a) Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by the Assignee to the Assignor pursuant to Section 2 of this Agreement, effective as of ____________, 20__ (the “Assignment Date”) the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, a $__________ interest (such interest being the “Assigned Commitment”) in and to the Assignor’s Commitment and all of the other rights and obligations of the Assignor under the Credit Agreement, such Assignor’s Revolving Note, and the other Loan Documents (representing ______% in respect of the aggregate amount of all Lenders’ Commitments), including without limitation, a principal amount of outstanding Revolving Loans equal to $_________, all voting rights of the Assignor associated with the Assigned Commitment, all rights to receive interest on such amount of Revolving Loans and all commitment and other Fees with respect to the Assigned Commitment and other rights of the Assignor under the Credit Agreement and the other Loan Documents with respect to the Assigned Commitment, all as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Commitment equal to the amount of the Assigned Commitment. The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor with respect to the Assigned Commitment as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Commitment equal to the Assigned Commitment, which obligations shall include, but shall not be limited to, the obligation of the Assignor to make Revolving Loans to the Borrower with respect to the Assigned Commitment, the obligation to pay the Agent amounts due in respect of draws under Letters of Credit as required under Section 2.3(j) of the Credit Agreement and the obligation to indemnify the Administrative Agent as provided in the Credit

[1] Include only if the Borrower's consent is required under Section 12.6(c) of the Credit Agreement and Section 17 of this Agreement is included.

Agreement (the foregoing enumerated obligations, together with all other similar obligations more particularly set forth in the Credit Agreement and the other Loan Documents, shall be referred to hereinafter, collectively, as the “Assigned Obligations”). The Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Commitment from and after the Assignment Date.

(b) The assignment by the Assignor to the Assignee hereunder is without recourse to the Assignor. The Assignee makes and confirms to the Administrative Agent, the Assignor, and the other Lenders all of the representations, warranties and covenants of a Lender under Article XI. of the Credit Agreement. Not in limitation of the foregoing, the Assignee acknowledges and agrees that, except as set forth in Section 4 below, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor from any responsibility or liability for: (i) the present or future solvency or financial condition of the Borrower, any Subsidiary or any other Loan Party, (ii) any representations, warranties, statements or information made or furnished by the Borrower, any Subsidiary or any other Loan Party in connection with the Credit Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Credit Agreement, any other Loan Document or any other document or instrument executed in connection therewith, or the collectibility of the Assigned Obligations, (iv) the perfection, priority or validity of any Lien with respect to any collateral at any time securing the Obligations or the Assigned Obligations under the Notes or the Credit Agreement and (v) the performance or failure to perform by the Borrower or any other Loan Party of any obligation under the Credit Agreement or any other Loan Document to which it is a party. Further, the Assignee acknowledges that it has, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to become a Lender under the Credit Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Loan Documents or pursuant to any other obligation. Except as expressly provided in the Credit Agreement, the Administrative Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to the Borrower, any other Loan Party or any Subsidiary or to notify the Assignee of any Default or Event of Default. The Assignee has not relied on the Administrative Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

Section 2. Payment by Assignee. In consideration of the assignment made pursuant to Section 1 of this Agreement, the Assignee agrees to pay to the Assignor on the Assignment Date, an amount equal to $_________ representing (i) the aggregate principal amount outstanding of the Loans owing to the Assignor under the Credit Agreement and the other Loan Documents being assigned hereby plus (ii) the aggregate amount of payments previously made by Assignor under Section 2.3(j) of the Credit Agreement which have not been repaid and which are being assigned hereby.

Section 3. Payments by Assignor. The Assignor agrees to pay to the Administrative Agent on the Assignment Date the administrative fee, if any, payable under the applicable provisions of the Credit Agreement.

Section 4. Representations and Warranties of Assignor. The Assignor hereby represents and warrants to the Assignee that (a) as of the Assignment Date (i) the Assignor is a Lender under the Credit Agreement having a Commitment under the Credit Agreement (without reduction by any assignments thereof which have not yet become effective) equal to $____________ and that the Assignor is not in

Exhibit A-2

default of its obligations under the Credit Agreement; and (ii) the outstanding balance of Revolving Loans owing to the Assignor (without reduction by any assignments thereof which have not yet become effective) is $____________; and (b) it is the legal and beneficial owner of the Assigned Commitment which is free and clear of any adverse claim created by the Assignor.

Section 5. Representations, Warranties and Agreements of Assignee. The Assignee (a) represents and warrants that it is (i) legally authorized to enter into this Agreement; (ii) an “accredited investor” (as such term is used in Regulation D of the Securities Act) and (iii) an Eligible Assignee; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) appoints and authorizes the Administrative Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof together with such powers as are reasonably incidental thereto; (d) agrees that, if not already a Lender and to the extent of the Assigned Commitment, it will become a party to and shall be bound by the Credit Agreement and the other Loan Documents to which the other Lenders are a party on the Assignment Date and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender; and (e) is either (i) not organized under the laws of a jurisdiction outside the United States of America or (ii) has delivered to the Administrative Agent (with an additional copy for the Borrower) such items required under Section 3.11. of the Credit Agreement.

Section 6. Recording and Acknowledgment by the Administrative Agent. Following the execution of this Agreement, the Assignor will deliver to the Administrative Agent (a) a duly executed copy of this Agreement for acknowledgment and recording by the Administrative Agent and (b) the Assignor’s Revolving Note. Upon such acknowledgment and recording, from and after the Assignment Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, Fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.

Section 7. Addresses. The Assignee specifies as its address for notices and its Lending Office for all Loans, the offices set forth below:
Attention:
Telephone No.:
Telecopy No.:

Section 8. Payment Instructions. All payments to be made to the Assignee under this Agreement by the Assignor, and all payments to be made to the Assignee under the Credit Agreement, shall be made as provided in the Credit Agreement in accordance with the following instructions:

Section 9. Effectiveness of Assignment. This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is executed and delivered by each of

Exhibit A-3

the Assignor, the Assignee, the Administrative Agent and if required under Section 12.6(c) of the Credit Agreement, the Borrower, and (b) the payment to the Assignor of the amounts, if any, owing by the Assignee pursuant to Section 2 hereof and (c) the payment to the Administrative Agent of the amounts, if any, owing by the Assignor pursuant to Section 3. hereof. Upon recording and acknowledgment of this Agreement by the Administrative Agent, from and after the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights (except as otherwise provided in Section 12.11 of the Credit Agreement) and be released from its obligations under the Credit Agreement; provided, however, that if the Assignor does not assign its entire interest under the Loan Documents, it shall remain a Lender entitled to all of the benefits and subject to all of the obligations thereunder with respect to its Commitment.

Section 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 11. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

Section 12. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

Section 13. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the Assignee and the Assignor; provided, however, any amendment, waiver or consent which shall affect the rights or duties of the Administrative Agent under this Agreement shall not be effective unless signed by the Administrative Agent.

Section 14. Entire Agreement. This Agreement embodies the entire agreement between the Assignor and the Assignee with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

Section 15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 16. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

[Include this Section only if the Borrower’s consent is required under Section 12.6.(c) of the Credit Agreement] Section 17. Agreements of the Borrower. The Borrower hereby agrees that the Assignee shall be a Lender under the Credit Agreement having a Commitment equal to the Assigned Commitment. The Borrower agrees that the Assignee shall have all of the rights and remedies of a Lender under the Credit Agreement and the other Loan Documents as if the Assignee were an original Lender under and signatory to the Credit Agreement, including, but not limited to, the right of a Lender to receive payments of principal and interest with respect to the Assigned Obligations, if any, and to the Revolving Loans made by the Lenders after the date hereof and to receive the commitment and other Fees payable to the Lenders as provided in the Credit Agreement. Further, the Assignee shall be entitled to the benefit of the indemnification provisions from the Borrower in favor of the Lenders as provided in the Credit Agreement and the other Loan Documents. The Borrower further agrees, upon the execution and delivery of this Agreement, to execute in favor of the Assignee, and if applicable to the Assignor, Notes as required by Section 12.6(c) of the Credit Agreement. Upon receipt by the Assignor of the amounts due

Exhibit A-4

the Assignor under Section 2, the Assignor agrees to surrender to the Borrower such Assignor’s Notes. Further, the Borrower agrees that, upon the execution and delivery of this Agreement, the Borrower shall owe the Assigned Obligations to the Assignee as if the Assignee were the Lender originally making such Loans and entering into such other obligations.]

[Signatures on Following Pages]

Exhibit A-5

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption Agreement as of the date and year first written above.

ASSIGNOR:

[Name of Assignor]

By: ___________________________
Name: ______________________
Title: _______________________

Payment Instructions

[Bank]
[Address]
ABA No. :
Account No.:
Account Name:
Reference:

ASSIGNEE:

[Name of Assignee]

By: ___________________________
Name: ______________________
Title: _______________________

Payment Instructions

[Bank]
[Address]
ABA No. :
Account No.:
Account Name:
Reference:

[Signatures continued on Following Page]

Exhibit A-6

Agreed and Consented to as of the date first written above.

[Include signature of the Borrower only if required under Section 12.6.(c) of the Credit Agreement]

BORROWER:

NNN REIT, Inc.

By: ___________________________
Name: ______________________
Title: _______________________

Accepted as of the date first written above.

Administrative Agent:

Wells Fargo BANK, NATIONAL ASSOCIATION, as Administrative Agent

By: ___________________________
Name: ______________________
Title: _______________________

Exhibit A-7

EXHIBIT B

FORM OF GUARANTY

THIS GUARANTY dated as of [●], 20[●] executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Third Amended and Restated Credit Agreement dated as of April 16, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among NNN REIT, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, for its benefit and the benefit of the Lenders, the Issuing Bank and the Specified Derivatives Providers (the Administrative Agent, the Lenders, the Issuing Bank and the Specified Derivatives Providers, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, pursuant to the Credit Agreement, the Guarantied Parties have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Specified Derivatives Providers may from time to time enter into Specified Derivatives Contracts with the Borrower and/or its Subsidiaries;

WHEREAS, each Guarantor is owned or controlled by the Borrower, or is otherwise an Affiliate of the Borrower;

WHEREAS, the Borrower, each Guarantor and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Guarantied Parties through their collective efforts;

WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Guarantied Parties’ making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Guarantied Parties on the terms and conditions contained herein; and

WHEREAS, each Guarantor’s execution and delivery of this Guaranty is a condition to the Administrative Agent and the other Guarantied Parties’ making, and continuing to make, such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

Section 1. Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by the Borrower or any other Loan Party to any Guarantied Party under or in connection with the Credit Agreement and any other Loan Document to which the Borrower or such other Loan Party is a party, including without limitation, the repayment of all principal of the Revolving Loans, all Reimbursement Obligations, and the payment of all interest, fees, charges, reasonable attorneys’ fees and other amounts payable to any Guarantied Party thereunder or in connection therewith; (b) all Specified Derivatives Obligations owing by any Loan Party under any Specified Derivative Contracts (other than any Excluded Swap Obligations); (c) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (d) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Administrative Agent or any other Guarantied Party in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder and (e) all other Obligations.

Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, the Guarantied Parties shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy the Guarantied Parties may have against the Borrower, any other Loan Party or any other Person or commence any suit or other proceeding against the Borrower, any other Loan Party or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Loan Party or any other Person; or (c) to make demand of the Borrower, any other Loan Party or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Guarantied Parties which may secure any of the Guarantied Obligations.

Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a) (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, any Specified Derivatives Contract or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c) any furnishing to the Guarantied Parties of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Guarantied Obligations;

(d) any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;

Exhibit B-2

(e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f) any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

(g) any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Guarantied Obligations;

(h) any application of sums paid by the Borrower, any Guarantor or any other Person with respect to the liabilities of the Borrower to the Guarantied Parties, regardless of what liabilities of the Borrower remain unpaid;

(i) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof;

(j) any defense, set off, claim or counterclaim (other than indefeasible payment and performance in full) which may at any time be available to or be asserted by the Borrower, any other Loan Party or any other Person against the Agent or any Lender;

(k) any change in the corporate existence, structure or ownership of the Borrower or any other Loan Party;

(l) any statement, representation or warranty made or deemed made by or on behalf of the Borrower, any Guarantor or any other Loan Party under any Loan Document, or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or

(m) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than indefeasible payment and performance in full).

Section 4. Action with Respect to Guarantied Obligations. The Guarantied Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3. and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Credit Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Guarantied Obligations; (d) release any Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Loan Party or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Guarantied Parties shall elect.

Section 5. Representations and Warranties. Each Guarantor hereby makes to the Administrative Agent and the other Guarantied Parties all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

Exhibit B-3

Section 6. Covenants. Each Guarantor will comply with all covenants with which the Borrower is to cause such Guarantor to comply under the terms of the Credit Agreement or any of the other Loan Documents.

Section 7. Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

Section 8. Inability to Accelerate Loan. If the Guarantied Parties or any one of them is prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Administrative Agent and/or the other Guarantied Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9. Reinstatement of Guarantied Obligations. If claim is ever made on the Administrative Agent or any other Guarantied Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Administrative Agent or such other Guarantied Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Administrative Agent or such other Guarantied Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Administrative Agent or such other Guarantied Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Administrative Agent or such other Guarantied Party.

Section 10. Subrogation. Upon the making by any Guarantor of any payment hereunder for the account of the Borrower, such Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Guarantied Parties and shall forthwith pay such amount to the Administrative Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Administrative Agent as collateral security for any Guarantied Obligations existing.

Section 11. Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if such Guarantor is required by Applicable Law or by any Governmental Authority to make any such deduction or withholding such Guarantor shall pay to the Guarantied Parties such additional amount as will result in the receipt by the Guarantied Parties the full amount payable hereunder had such deduction or withholding not occurred or been required.

Exhibit B-4

Section 12. Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes each Guarantied Party and each Participant, at any time while an Event of Default exists, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender, the Issuing Bank or a Participant subject to receipt of the prior written consent of the Administrative Agent and Requisite Lenders, exercised in their sole discretion, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, the Issuing Bank, such Lender, or such Participant or any affiliate of the Administrative Agent, the Issuing Bank, or such Lender to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Each Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of such Guarantor in the amount of such participation.

Section 13. Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Guarantied Parties that all obligations and liabilities of the Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall exist, then no Guarantor shall accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 14. Avoidance Provisions. It is the intent of each Guarantor, the Administrative Agent and the other Guarantied Parties that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of such Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of any Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Administrative Agent and the other Guarantied Parties hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Guarantied Parties that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature,

Exhibit B-5

scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither of the Administrative Agent nor any other Guarantied Party shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

Section 16. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

SECTION 17. WAIVER OF JURY TRIAL.

(a) EACH GUARANTOR, AND EACH OF THE Administrative Agent AND THE OTHER GUARANTIED PARTIES BY ACCEPTING THE BENEFITS HEREOF, ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG SUCH GUARANTOR, THE Administrative Agent OR ANY OF THE OTHER GUARANTIED PARTES WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE GUARANTORS, THE Administrative Agent AND THE OTHER GUARANTIED PARTIES HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTIED PARTY OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b) EACH GUARANTOR, AND EACH OF THE Administrative Agent AND THE OTHER GUARANTIED PARTIES BY ACCEPTING THE BENEFITS HEREOF, HEREBY AGREES THAT THE FEDERAL DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK OR ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN OF NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE GUARANTORS, THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER GUARANTIED PARTIES, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY, THE LOANS, THE LETTERS OF CREDIT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH GUARANTOR AND EACH OF THE GUARANTIED PARTIES EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTIED PARTY OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTIED PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN

Exhibit B-6

DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS GUARANTY.

Section 18. Loan Accounts. The Administrative Agent and each Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations arising under or in connection with the Credit Agreement, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed conclusive evidence of the amounts and other matters set forth herein, absent manifest error. The failure of the Administrative Agent or any Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section 19. Waiver of Remedies. No delay or failure on the part of the Administrative Agent or any other Guarantied Party in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any other Guarantied Party of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

Section 20. Termination. This Guaranty shall remain in full force and effect with respect to each Guarantor until indefeasible payment in full of the Guarantied Obligations and the other Obligations and the termination or cancellation of the Credit Agreement in accordance with its terms.

Section 21. Successors and Assigns. Each reference herein to the Administrative Agent or any other Guarantied Party shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Guarantied Parties may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder. Each Guarantor hereby consents to the delivery by the Administrative Agent or any other Guarantied Party to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.

Section 22. Joint and Several Obligations. the obligationS of the Guarantors HEREUNDER SHALL BE joint and several, and ACCORDINGLY, each Guarantor CONFIRMS THAT IT is liable for the full amount of the “GUARANTiED Obligations” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER gUARANTORS HEREUNDER.

Section 23. Amendments. This Guaranty may not be amended except in writing signed by the Administrative Agent and each Guarantor, subject to Section 12.7 of the Credit Agreement.

Section 24. Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent at its Principal Office, not later than 1:00 p.m. Pacific time, on the date one Business Day after demand therefor.

Exhibit B-7

Section 25. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Administrative Agent or any other Guarantied Party at the address for notices provided for in the Credit Agreement, as applicable, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided,however, that any notice of a change of address for notices shall not be effective until received.

Section 26. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 27. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 28. Limitation of Liability. Neither the Administrative Agent nor any other Guarantied Party, nor any affiliate, officer, director, employee, attorney, or agent of the Administrative Agent or any other Guarantied Party, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents. Each Guarantor hereby waives, releases, and agrees not to sue the Administrative Agent or any other Guarantied Party or any of the Administrative Agent’s or any other Guarantied Party’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated by the Credit Agreement or financed thereby.

Section 29. Electronic Delivery of Certain Information. Each Guarantor acknowledges and agrees that information regarding the Guarantor may be delivered electronically pursuant to Section 8.5 of the Credit Agreement.

Section 30. Definitions. (a) For the purposes of this Guaranty:

“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

Exhibit B-8

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

Section 31. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Specified Derivatives Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until termination of this Guaranty in accordance with Section 20 hereof. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Signatures on Following Page]

Exhibit B-9

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

[Name of GUARANTOR]

By: ___________________________
Name: ______________________
Title: _______________________

Address for Notices for all Guarantors:

c/o NNN REIT, Inc.

450 South Orange Avenue, Suite 900

Orlando, Florida 32801

Attention: Chief Financial Officer

Telecopy Number: (407) 650-3650

Telephone Number: (407) 650-1230

With a copy to:

c/o NNN REIT, Inc.

450 South Orange Avenue, Suite 900

Orlando, Florida 32801

Attention: General Counsel

Telecopy Number: (321) 206-2138

Telephone Number: (407) 650-1115

Exhibit B-10

ANNEX I

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT dated as of ____________, ____, executed and delivered by ______________________, a _____________ (the “New Guarantor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Third Amended and Restated Credit Agreement dated as of April 16, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among NNN REIT, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto, for its benefit and the benefit of the Lenders and the Issuing Bank (the Administrative Agent, the Lenders and the Issuing Bank, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, pursuant to the Credit Agreement, the Guarantied Parties have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Specified Derivatives Provider may from time to time enter into Specified Derivatives Contracts with the Borrower and/or its Subsidiaries;

WHEREAS, New Guarantor is owned or controlled by the Borrower, or is otherwise an Affiliate of the Borrower;

WHEREAS, the Borrower, the New Guarantor and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Guarantied Parties through their collective efforts;

WHEREAS, New Guarantor acknowledges that it will receive direct and indirect benefits from the Guarantied Parties’ making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, New Guarantor is willing to guarantee the Borrower’s obligations to the Guarantied Parties on the terms and conditions contained herein; and

WHEREAS, the New Guarantor’s execution and delivery of this Agreement is a condition to the Guarantied Parties’ continuing to make such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

Section 1. Accession to Guaranty. The New Guarantor hereby agrees that it is a “Guarantor” under that certain Guaranty dated [●], 20[●] (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty”) made by each of the “Guarantors” party thereto in favor of the Administrative Agent for the benefit of the Guarantied Parties and assumes all obligations of a “Guarantor” thereunder and agrees to be bound thereby, all as if the New Guarantor had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Guarantor hereby:

(a) irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);

Exhibit B-11

(b) makes to the Administrative Agent and the other Guarantied Parties as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

(c) consents and agrees to each provision set forth in the Guaranty.

SECTION 2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.

[Signatures on Next Page]

Exhibit B-12

IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GUARANTOR]

By: ___________________________
Name: ______________________
Title: _______________________

(CORPORATE SEAL)

Address for Notices:

NNN REIT, Inc.

450 South Orange Avenue, Suite 900

Orlando, Florida 32801

Attention: Chief Financial Officer

Telecopy Number: (407) 650-3650

Telephone Number: (407) 650-1230

With a copy to:

NNN REIT, Inc.

450 South Orange Avenue, Suite 900

Orlando, Florida 32801

Attention: General Counsel

Telecopy Number: (321) 206-2138

Telephone Number: (407) 650-1115

Accepted:

WELLS FARGO BANK, NATIONAL

ASSOCIATION, as Administrative Agent

By: ___________________________
Name: ______________________
Title: _______________________

Exhibit B-13

EXHIBIT C

FORM OF NOTICE OF BORROWING

____________, 20__

Wells Fargo Bank, National Association

600 South 4th St., 8th Floor

Minneapolis, Minnesota 55415

Attention: Megan Thompson

Telephone: 612-478-3771

Email: megan.thompson2@wellsfargo.com

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement dated as of April 16, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among NNN REIT, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.
Pursuant to Section 2.1(b) of the Credit Agreement, the Borrower hereby requests that the Lenders make Revolving Loans to the Borrower in an aggregate amount equal to $___________________.
2.
The Borrower requests that such Revolving Loans be made available to the Borrower [on ____________, 20__][as a Same-Day Borrowing].
3.
The Borrower hereby requests that the requested Revolving Loans all be of the following Type:

[Check one box only]

ž Base Rate Loans

ž Daily Simple SOFR Loans

ž Term SOFR Loans, with an initial Interest Period for a duration of:

[Check one box only]

ž 1 month

ž 3 months

ž 6 months

4.
The proceeds of this borrowing of Revolving Loans will be used for the following purpose:________________________________________________________________.
5.
The Borrower requests that the proceeds of this borrowing of Revolving Loans be made available to the Borrower by _______________________________________________.

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Revolving Loans and after giving effect thereto,

Exhibit C-1

(a) no Default or Event of Default exists or shall exist, and none of the limits specified in Section 2.15. would be violated after giving effect thereto; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents. In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Revolving Loans contained in Article V. of the Credit Agreement will have been satisfied at the time such Revolving Loans are made.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

NNN REIT, Inc.

By: ___________________________
Name: ______________________
Title: _______________________

Exhibit C-2

EXHIBIT D

FORM OF NOTICE OF CONTINUATION

____________, 20__

Wells Fargo Bank, National Association

600 South 4th St., 8th Floor

Minneapolis, Minnesota 55415

Attention: Megan Thompson

Telephone: 612-478-3771

Email: megan.thompson2@wellsfargo.com

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement dated as of April 16, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among NNN REIT, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.8. of the Credit Agreement, the Borrower hereby requests a Continuation of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1.
The proposed date of such Continuation is ____________, 20__.
2.
The aggregate principal amount of the Loans subject to the requested Continuation is $________________________ and was originally borrowed by the Borrower on ________________, 20__.
3.
The portion of such principal amount subject to such Continuation is $________________________.
4.
The current Interest Period for each of the Loans subject to such Continuation ends on ________________, 20__.
5.
The duration of the new Interest Period for each of such Loans or portion thereof subject to such Continuation is:

[Check one box only]

ž 1 month

ž 3 months

ž 6 months

[Continued on next page]

Exhibit D-1

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Default or Event of Default exists or will exist.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Continuation as of the date first written above.

NNN REIT, Inc.

By: ___________________________
Name: ______________________
Title: _______________________

Exhibit D-2

EXHIBIT E

FORM OF NOTICE OF CONVERSION

____________, 20__

Wells Fargo Bank, National Association

600 South 4th St., 8th Floor

Minneapolis, Minnesota 55415

Attention: Megan Thompson

Telephone: 612-478-3771

Email: megan.thompson2@wellsfargo.com

Ladies and Gentlemen:

Reference is made to the Third Amended and Restated Credit Agreement dated as of April 16, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among NNN REIT, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.9. of the Credit Agreement, the Borrower hereby requests a Conversion of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.
The proposed date of such Conversion is ______________, 20__.
2.
The Loans to be Converted pursuant hereto are currently:

[Check one box only]

ž Base Rate Loans

ž Daily Simple SOFR Loans

ž Term SOFR Loans

3.
The aggregate principal amount of Loans subject to the requested Conversion is $_____________________ and was originally borrowed by the Borrower on ______________, 20__.
4.
The portion of such principal amount subject to such Conversion is $_____________________.

Exhibit E-1

5.
The amount of such Loans to be so Converted is to be converted into Loans of the following Type:

[Check one box only]

ž Base Rate Loans

ž Daily Simple SOFR Loans

ž Term SOFR Loans, with an initial Interest Period for a duration of:

[Check one box only]

ž 1 month

ž 3 months

ž 6 months

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Conversion, and after giving effect to such Conversion, no Default or Event of Default exists or will exist.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Conversion as of the date first written above.

NNN REIT, Inc.

By: ___________________________
Name: ______________________
Title: _______________________

Exhibit E-2

EXHIBIT G

FORM OF DISBURSEMENT INSTRUCTION AGREEMENT

Borrower: NNN REIT, INC.
Administrative Agent: WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT FOR ITSELF AND ON BEHALF OF THE LENDERS

Loan:  Loan number 1001642-1 made pursuant to that certain Third Amended and Restated Credit Agreement by and among the Borrower, financial institutions from time to time party thereto, the Administrative Agent, and the other parties thereto, as amended from time to time

Effective Date: April 16, 2024

Check applicable box:

☐ New – This is the first Disbursement Instruction Agreement submitted in connection with the Loan.

☐ Replace Previous Agreement – This is a replacement Disbursement Instruction Agreement. All prior instructions submitted in connection with this Loan are cancelled as of the Effective Date set forth above.

This Agreement must be signed by the Borrower and is used for the following purposes:

(1)
to designate an individual or individuals with authority to request disbursements of Loan proceeds, whether at the time of Loan closing/origination or thereafter;

(2)
to designate an individual or individuals with authority to request disbursements of funds from Restricted Accounts (as defined in the Terms and Conditions attached to this Agreement), if applicable; and

(3)
to provide Administrative Agent with specific instructions for wiring or transferring funds on Borrower’s behalf.

Any of the disbursements, wires or transfers described above are referred to herein as a “Disbursement.”

Specific dollar amounts for Disbursements must be provided to Administrative Agent at the time of the applicable Disbursement in the form of a signed closing statement, an email instruction or other written communication (each, a “Disbursement Request”) from an applicable Authorized Representative (as defined in the Terms and Conditions attached to this Agreement).

A new Disbursement Instruction Agreement must be completed and signed by the Borrower if (i) all or any portion of a Disbursement is to be transferred to an account or an entity not described in this Agreement or (ii) Borrower wishes to add or remove any Authorized Representatives.

See the Additional Terms and Conditions attached hereto for additional information and for definitions of certain capitalized terms used in this Agreement.

Disbursements of Loan Proceeds at Origination/Closing

Closing Disbursement Authorizers: Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Closing Disbursement Authorizer”) to disburse Loan proceeds after the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Closing Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Closing Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):

DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”

If there are no restrictions described here, any Closing Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

Permitted Wire Transfers:  Disbursement Requests for Closing Disbursement(s) to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Closing Disbursement Exhibit. All wire instructions must be in the format specified on the Closing Exhibit.

Names of Receiving Parties for Closing Disbursement(s) (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Closing Exhibit)
1.
2.
3.

DELETE FOLLOWING SECTION IF NO DEPOSITS INTO WFB ACCOUNTS AT ORIGINATION/CLOSING

ADD LINES FOR ADDITIONAL DEPOSIT ACCOUNT INFORMATION IF NECESSARY

Direct Deposit:  Disbursement Requests for Closing Disbursements to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

Disbursements of Loan Proceeds Subsequent to Loan Closing/Origination
Subsequent Disbursement Authorizers: Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Subsequent Disbursement

Authorizer”) to disburse Loan proceeds after the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Subsequent Disbursement”):
	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Subsequent Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):

DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”

If there are no restrictions described here, any Subsequent Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

Permitted Wire Transfers:  Disbursement Requests for Subsequent Disbursements to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Subsequent Disbursement Exhibit. All wire instructions must be in the format specified on the Subsequent Disbursement Exhibit.

Names of Receiving Parties for Subsequent Disbursements (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Subsequent Disbursement Exhibit)
1.
2.
3.

DELETE FOLLOWING SECTION IF NO DEPOSITS INTO WFB ACCOUNTS AT ORIGINATION/CLOSING

ADD LINES FOR ADDITIONAL DEPOSIT ACCOUNT INFORMATION IF NECESSARY

Direct Deposit:  Disbursement Requests for Subsequent Disbursements to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

Borrower acknowledges that all of the information in this Agreement is correct and agrees to the terms and conditions set forth herein and in the Additional Terms and Conditions on the following page.

NNN REIT, INC.

By: ___________________________
Name: ______________________
Title: _______________________

Additional Terms and Conditions to the Disbursement Instruction Agreement

Definitions.The following capitalized terms shall have the meanings set forth below:

"Authorized Representative"means any or all of the Closing Disbursement Authorizers, Subsequent Disbursement Authorizers and Restricted Account Disbursement Authorizers, as applicable.

"Receiving Bank" means the financial institution where a Receiving Party maintains its account.

"Receiving Party" means the ultimate recipient of funds pursuant to a Disbursement Request.

"Restricted Account"means an account at Wells Fargo Bank, National Association, associated with the Loan to which Borrower's access is restricted.

Capitalized terms used in these Additional Terms and Conditions to Disbursement Instruction Agreement and not otherwise defined herein shall have the meanings given to such terms in the body of the Agreement.

Disbursement Requests. Administrative Agent must receive Disbursement Requests in writing. Verbal requests are not accepted. Disbursement Requests will only be accepted from the applicable Authorized Representatives designated in the Disbursement Instruction Agreement. Disbursement Requests will be processed subject to satisfactory completion of Administrative Agent's customer verification procedures. Administrative Agent is only responsible for making a good faith effort to execute each Disbursement Request and may use agents of its choice to execute Disbursement Requests. Funds disbursed pursuant to a Disbursement Request may be transmitted directly to the Receiving Bank, or indirectly to the Receiving Bank through another bank, government agency, or other third party that Administrative Agent considers to be reasonable. Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each Disbursement will be made. Administrative Agent may delay or refuse to accept a Disbursement Request if the Disbursement would: (i) violate the terms of this Agreement; (ii) require use of a bank unacceptable to Administrative Agent or prohibited by government authority; (iii) cause Administrative Agent to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Administrative Agent to violate any applicable law or regulation.

Limitation of Liability. Administrative Agent shall not be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower's requested Disbursements may be made or information received or transmitted, and no such entity shall be deemed an agent of Administrative Agent; (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent's control; or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract or (B) Administrative Agent or Borrower knew or should have known the likelihood of these damages in any situation. Administrative Agent makes no representations or warranties other than those expressly made in this Agreement. IN NO EVENT WILL LENDER BE LIABLE FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY IF A DISBURSEMENT REQUEST IS EXECUTED BY LENDER IN GOOD FAITH AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Reliance on Information Provided. Administrative Agent is authorized to rely on the information provided by Borrower or any Authorized Representative in or in accordance with this Agreement when executing a Disbursement Request until Administrative Agent has received a new Agreement signed by

Borrower. Borrower agrees to be bound by any Disbursement Request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower's name and accepted by Administrative Agent in good faith and in compliance with this Agreement, even if not properly authorized by Borrower. Administrative Agent may rely solely (i) on the account number of the Receiving Party, rather than the Receiving Party's name, and (ii) on the bank routing number of the Receiving Bank, rather than the Receiving Bank's name, in executing a Disbursement Request. Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower or an Authorized Representative. If Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfers or requests or takes any actions in an attempt to detect unauthorized Disbursement Requests, Borrower agrees that, no matter how many times Administrative Agent takes these actions, Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future, and such actions shall not become any part of the Disbursement procedures authorized herein, in the Loan Documents, or in any agreement between Administrative Agent and Borrower.

International Disbursements. A Disbursement Request expressed in US Dollars will be sent in US Dollars, even if the Receiving Party or Receiving Bank is located outside the United States. Administrative Agent will not execute Disbursement Requests expressed in foreign currency unless permitted by the Loan Agreement.

Errors. Borrower agrees to notify Administrative Agent of any errors in the Disbursement of any funds or of any unauthorized or improperly authorized Disbursement Requests within fourteen (14) days after Administrative Agent's confirmation to Borrower of such Disbursement. If Administrative Agent is notified that it did not disburse the full amount requested in a Disbursement Request, Administrative Agent's sole liability will be to promptly disburse the amount of the stated deficiency. If Administrative Agent disburses an amount in excess of the amount requested in a Disbursement Request, Administrative Agent will only be liable for such excess amount to the extent that Borrower does not receive the benefit of such amount.

Finality of Disbursement Requests. Disbursement Requests will be final and will not be subject to stop payment or recall; provided that Administrative Agent may, at Borrower's request, make an effort to effect a stop payment or recall but will incur no liability whatsoever for its failure or inability to do so.

CLOSING EXHIBIT

WIRE INSTRUCTIONS

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

SUBSEQUENT DISBURSEMENT EXHIBIT

WIRE INSTRUCTIONS

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

EXHIBIT H

Form of REVOLVING NOTE

$______________ ___________ __, 20__

FOR VALUE RECEIVED, the undersigned, NNN REIT, Inc. (the “Borrower”) hereby unconditionally promises to pay to the order of ___________________________ (the “Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to Wells Fargo Bank, National Association, 600 South 4thSt., 8th Floor, Minneapolis, Minnesota 55415, or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of ___________________ AND ___/100 DOLLARS ($_____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of Revolving Loans made by the Lender to the Borrower under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The date, amount of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Loans made by the Lender.

This Note is one of the Revolving Notes referred to in the Third Amended and Restated Credit Agreement dated as of April 16, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.6. thereof, the Administrative Agent, and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

This Note shall be governed by, and construed in accordance with, the laws of the State of NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non‑payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Note.

[This Note is intended to be an amendment and restatement of, and is given in replacement of, that certain Revolving Note dated _____ __, 20__ issued by the Borrower in favor of the Lender (the “Prior Note”) and is not intended to be, and shall not be construed to be, a novation of any of the obligations owing under or in connection with the Prior Note. By its acceptance hereof, the Lender agrees to return to the Borrower, or to destroy, the Prior Note.]

Exhibit H-1

IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Note under seal as of the date first written above.

NNN REIT, Inc.

By: ___________________________
Name: ______________________
Title: _______________________

Exhibit H-2

SCHEDULE OF REVOLVING LOANS

This Note evidences Revolving Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Interest Rate	Maturity Date of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

Exhibit H-3

EXHIBIT K

FORM OF COMPLIANCE CERTIFICATE

_____________ __, 20__

Reference is made to the Third Amended and Restated Credit Agreement dated as of April 16, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among NNN REIT, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given to them in the Credit Agreement.

Pursuant to Section 8.3 of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders as follows:

1.
The undersigned is the _____________________ of the Borrower.

2.
The undersigned has examined the books and records of the Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.

3.
To the best of such officer’s knowledge, information and belief after due inquiry, no Default or Event of Default exists as of the date of this Compliance Certificate [if such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure].

4.
The representations and warranties made or deemed made by the Borrower and the other Loan Parties in the Credit Agreement and the other Loan Documents to which any is a party, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or the other Loan Documents.

5.
Attached hereto as Schedule 1 are reasonably detailed calculations establishing whether or not the Borrower and its Subsidiaries were in compliance with the covenants contained in Sections 9.1. and 9.2. of the Credit Agreement.

6.
Attached hereto as Schedule 2 is a report setting forth all Unencumbered Assets at the end of such fiscal quarter.

[Signatures on Following Page]

Exhibit K-1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

___________________________
Name: ______________________
Title: _______________________

Exhibit K-2

Schedule 1

Financial Covenant Compliance

[Calculations to be attached]

Exhibit K-3

Schedule 2

Properties and Unencumbered Assets

[Report to be Attached]

Exhibit K-4

EXHIBIT N-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of April 16, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among NNN REIT, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.11. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By: ___________________________
Name: ______________________
Title: _______________________

Date: ________ __, 20__

Exhibit N-1-1

EXHIBIT N-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of April 16, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among NNN REIT, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.11. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By: ___________________________
Name: ______________________
Title: _______________________

Date: ________ __, 20__

Exhibit N-2-1

EXHIBIT N-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of April 16, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among NNN REIT, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.11. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By: ___________________________
Name: ______________________
Title: _______________________

Date: ________ __, 20__

Exhibit N-3-1

EXHIBIT N-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of April 16, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among NNN REIT, Inc. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.11. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By: ___________________________
Name: ______________________
Title: _______________________

Date: ________ __, 20__

Exhibit N-4-1